As filed with the Securities and Exchange Commission on January 22, 2025

Registration No. 333-275761

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EzFill Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5500	83-4260623
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

67 NW 183rd St.,

Miami, Florida 33169

305-791-1169

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yehuda Levy

Chief Executive Officer

EzFill Holdings, Inc.

67 NW 183rd St.,

Miami, Florida 33169

305-791-1169

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura Anthony, Esq.	Mitchell S. Nussbaum, Esq.
Craig D. Linder, Esq.	Norwood P. Beveridge, Esq.
Anthony, Linder & Cacomanolis, PLLC	Lili Taheri, Esq.
1700 Palm Beach Lakes Blvd., Suite 820	Loeb & Loeb LLP
Tel: (561) 514-0936	345 Park Avenue
Fax: (561) 514-0832	New York, New York 10154 Tel: (212) 407-4000

(Approximate date of commencement of proposed sale to the public)

As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 22, 2025

5,000,000 Shares

Common Stock

EzFill Holdings, Inc.

This is a firm commitment public offering of our common stock. We have assumed a public offering price of $3.00 per share.

Our common stock is listed on the Nasdaq Capital Market under the symbol “EZFL.” On January 17, 2025, the last reported sales price of our common stock on Nasdaq was $3.85 per share.

On February 21, 2024, we received a delist determination letter from Nasdaq’s Listing Qualifications Staff (the “Staff”) advising the Company that the Staff had determined that the Company did not meet the terms of a previously granted extension to regain compliance with Nasdaq Listing Rule 5550(b)(1), which requires that a listed company’s stockholders’ equity be at least $2,500,000 (the “Equity Rule”). On August 30, 2024, the Company received a letter from Nasdaq confirming that the Company has regained compliance with the Equity Rule, as required by the Panel’s decision dated May 13, 2024, as amended, and in application of Listing Rule 5815(d)(4)(B), the Company will be subject to a mandatory panel monitor for a period of one year from the date of such letter. On January 10, 2025, the Company received a letter (“deficiency letter”) from the Staff indicating that the Company no longer complies with Nasdaq rules for continued listing because the Company has not yet held an annual meeting of stockholders within one year after the end of the Company’s fiscal year ended December 31, 2023, as required pursuant to Nasdaq Listing Rule 5620(a) (the “Annual Meeting Requirement”). The Company has 45 calendar days to submit a plan to regain compliance and, if the Staff accepts the Company’s plan, the Staff can grant an exception of up to 180 calendar days from December 31, 2024, or until June 30, 2025, to regain compliance. The Company plans to timely submit such a plan for the Staff’s consideration.  There can be no assurance that the Staff will accept the Company’s plan to regain compliance with the Annual Meeting Requirement, or that the Company will evidence compliance with the Annual Meeting Requirement during any extension period that the Staff may grant. If the Staff does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel. Prior to receiving the deficiency letter from the Nasdaq regarding the Annual Meeting Requirement, on December 31, 2024, the Company filed with the Securities and Exchange Commission a definitive proxy statement on Schedule 14A relating to its planned annual meeting of stockholders for the fiscal year ended December 31, 2023. The stockholders meeting for the fiscal year ended December 31, 2023 was held on January 16, 2025. Accordingly, the Company anticipates that the Nasdaq will confirm that the Company has regained compliance with the Annual Meeting Requirement. See “Risk Factors-- If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.”

Effective July 25, 2024, the Company effected a 1-for-2.5 reverse split of our outstanding shares of common stock. Unless otherwise expressly provided herein, all share and per share numbers set forth herein relating to our common stock have been adjusted to give effect to the reverse stock split.

We have entered into an exchange agreement, as amended, for the acquisition of all of the shares of NextNRG Holding Corp. (“NextNRG”). The acquisition of NextNRG will close concurrently with the closing of this offering and we will not complete this offering unless the closing of the NextNRG acquisition is being completed concurrently with the closing of this offering. See “Prospectus Summary.”

The Company is currently a “controlled company” within the meaning of the applicable rules of Nasdaq. Michael D. Farkas, the Chief Executive Officer of NextNRG, is the holder (through NextNRG) and the beneficial owner of approximately 65.1% of the Company’s common stock and therefore controls a majority of the voting power of the Company’s outstanding common stock and accordingly, he has the ability to determine all matters requiring approval by stockholders. After the closing of this offering and the closing of the acquisition of NextNRG, Mr. Farkas will control approximately 75.2% of the voting power of our outstanding common stock, and, therefore will control a majority of the voting power of the Company’s outstanding common stock and accordingly, he will have the ability to determine all matters requiring approval by stockholders. Additionally, at the closing of the acquisition of NextNRG, the Company has agreed to appoint Mr. Farkas to the board of directors as Executive Chairman and to appoint him as the Chief Executive Officer of the Company. Accordingly, after the closing of this offering and the closing of the acquisition of NextNRG, we will continue to be a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, which it does not intend to do, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. See “Prospectus Summary — Implications of Being a Controlled Company.”

The final public offering price of the shares of common stock in this offering will be determined through negotiation between us and the representative of the underwriters in the offering and the price used throughout this prospectus may not be indicative of the final offering price.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012, and, as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 11 of this prospectus, and under similar headings in any amendments or supplements to this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to ThinkEquity LLC, the representative of the underwriters (the “Representative”). See “Underwriting” for a description of compensation payable to the underwriters.

We have granted a 45-day option to the Representative to purchase a maximum of 750,000 additional shares of common stock at the public offering price less underwriting discounts and commissions.

The underwriters expect to deliver the securities to purchasers in the offering on or about     , 2025.

ThinkEquity

The date of this prospectus is               , 2025

i

We use our registered trademark, EzFill, in this prospectus. This prospectus also includes trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained in this prospectus. We are offering to sell, and seeking offers to buy, the securities covered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not, and the underwriter is not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not, and the underwriters have not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby the distribution of this prospectus outside the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is incorporated by reference or filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Information contained in, and that can be accessed through, our web site www. https://ezfl.com/ shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the shares offered hereunder.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements reflect our current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read the following summary together with the more detailed information regarding us and our common stock being sold in the offering, including the risks of investing in our common stock discussed under “Risk Factors,” beginning on page 11 and our historical and pro forma condensed combined financial statements and the related notes appearing elsewhere in this prospectus, before making an investment decision. For convenience, in this prospectus, unless the context suggests otherwise, the terms “we,” “our,” “our company,” “Company” and “us” and “EzFill” refer to EzFill Holdings Inc., a Delaware corporation.

Effective July 25, 2024, the Company effected a 1-for-2.5 reverse split of our outstanding shares of common stock. Unless otherwise expressly provided herein, all share and per share numbers set forth herein relating to our common stock have been adjusted to give retroactive effect to the reverse stock split.

Overview

EzFill is a leading app-based mobile-fueling company based in South Florida and the only company which provides fuel-delivery ‘on-demand’ or ‘in subscription’ to customers in three verticals – CONSUMER, COMMERCIAL and SPECIALTY. The Company is capitalizing on the ever-increasing trend in ‘at home’ or ‘at work’ delivery of products to enable this convenience in the $500 B (according to market estimates) market segment of fueling services. The Company believes consumers and commerce’s pain points in the time, risk and costs of fueling at stations can be resolved by our on-demand and subscription-based fuel delivery services.

Our app-based interface provides customers the ability to select the time and location of their fueling needs, whether their service request is ‘on demand’ or structured within routine delivery schedules based on their fuel consumption patterns. The Company streamlines our logistics and fuel purchasing with proprietary, backend software which manages customer accounts and mobilizes our fleet of almost 40 delivery trucks. The Company plans to acquire additional trucks to the extent supported by business growth and available resources. The Company is able to achieve volume discounted truckloads of fuel at depots, with subsequent delivery of this fuel to customers at home, work or business locations using our team of trained and certified drivers. The Company has a strong foothold in the South Florida market and are currently the dominant player in the area. The Company is open in West Palm Beach, Jacksonville, Orlando and Tampa, with a plan to continue growing strategically in major metros and metropolitan statistical areas (“MSAs”) in Florida and eventually other states.

The Company has begun to disrupt the gas station fueling model by providing consumers and businesses the convenience of gas fueling services brought directly to their locations. EzFill provides a safe, convenient and touch-free way for consumers to fuel their cars. For our commercial and specialty customers, at-site delivery of fuel during the down-times of their vehicles provides operators the benefit of beginning their daily operations with fully-fueled vehicles at cost-savings versus traditional fueling options.

On August 10, 2023, the Company, the shareholders (the “Next NRG Shareholders”) of NextNRG Holding Corp. (formerly Next Charging LLC (“NextNRG”)) and Michael Farkas, as the representative of the NextNRG Shareholders (the “Shareholders’ Representative”), entered into an exchange agreement, on November 2, 2023, the Company, the NextNRG Shareholders, NextNRG, and Mr. Farkas entered into an amended and restated exchange agreement, and on June 11, 2024, the Company, the NextNRG Shareholders, NextNRG and Mr. Farkas entered into a second amended and restated exchange agreement (as amended and restated, the “Exchange Agreement”), pursuant to which the Company agreed to acquire from the NextNRG Shareholders 100% of the shares of NextNRG (the “NextNRG Shares”) in exchange for the issuance (the “Share Exchange”) by the Company to the NextNRG Shareholders of an aggregate of 40,000,000 shares of common stock of the Company. The Exchange Agreement provides that in the event NextNRG completes the acquisition of STAT-EI, Inc. (“SEI” or “STAT”), prior to the closing, then 28,000,000 shares will vest on the closing date, and the remaining 12,000,000 shares will be subject to vesting or forfeiture and in the event NextNRG did not complete such acquisition prior to the closing, then 14,000,000 shares would vest on the closing date, and the remaining 26,000,000 shares would be subject to vesting or forfeiture (such shares subject to vesting or forfeiture, the “Restricted Shares”).

1

NextNRG completed the acquisition of SEI on January 19, 2024.

As an additional condition to be satisfied prior to the closing, NextNRG is also required to take actions to record the assignment to itself of a patent mentioned in the Exchange Agreement.

On July 22, 2024, the Company and the Shareholders’ Representative entered into the first amendment to the Second Amended and Restated Exchange Agreement (“First Amendment Agreement”) to add a new section 2.10 to the Second Amended and Restated Exchange Agreement. The new section 2.10 provides that, in the event that the Company at any time prior to the closing undertakes any forward split of the common stock, or any reverse split of the common stock, any references to numbers of shares of common stock as set forth in the Second Amended and Restated Exchange Agreement shall be deemed automatically updated and amended at such time to equitably account therefor. Further, in the event the Company undertakes any forward split of the common stock or any reverse split of the common stock following the closing, any references to any of numbers of Exchange Shares, as set forth in the Second Amended and Restated Exchange Agreement, shall be deemed similarly automatically adjusted to the extent still applicable, including, without limitation to the numbers of Exchange Shares vesting or being forfeited pursuant to the terms and conditions of the Second Amended and Restated Exchange Agreement.

On September 25, 2024, the Company and the Shareholders’ Representative entered into the second amendment to the Second Amended and Restated Exchange Agreement (“Second Amendment Agreement”) to change the number of the Company’s common stock shares to be issued to the NextNRG Shareholders by the Company in exchange for 100% of the shares of NextNRG to 100,000,000 shares of the Company’s common stock.

The Second Amendment Agreement also provides that in the event NextNRG completes the acquisition of STAT-EI, Inc. (“SEI” or “STAT”), prior to the closing, then 50,000,000 shares will vest on the closing date, and the remaining 50,000,000 shares will be subject to vesting or forfeiture (such shares subject to vesting or forfeiture, the “Restricted Shares”). As noted above, NextNRG completed the acquisition of SEI on January 19, 2024, and thus 50,000,000 will vest on the closing date, and 50,000,000 Restricted Shares will be subject to vesting or forfeiture. 25,000,000 of the 50,000,000 Restricted Shares will vest, if at all, upon the Company commercially deploying the third solar, wireless electric vehicle charging, microgrid, and/or battery storage system (such systems as more specifically defined under the Exchange Agreement) and 25,000,000 of the 50,000,000 Restricted Shares will vest, if at all, upon the Company either reaching annual revenues exceeding $100 million, the Company completing projects with deployment costs greater than $100 million, or the Company completing a capital raise greater than $25 million.

The Second Amendment Agreement also provides that prior to the closing, NextNRG may issue additional shares of NextNRG Stock to one or more additional persons and, in such event, such persons will execute a joinder to the Exchange Agreement and will become a party thereto. In addition, prior to the closing, subject to the approval of the Shareholders’ Representative, certain shareholders of NextNRG may transfer their shares of NextNRG Stock to persons who are currently shareholders of NextNRG or who would become new shareholders of NextNRG.

The Second Amendment Agreement also provides that the Company will undertake such actions as needed to obtain the approval of the stockholders of the Company for the adoption and approval of the Exchange Agreement, as amended, and the transactions contemplated thereby including the issuance of the Company’s common stock thereunder.

Mr. Farkas is the Chief Executive Officer of NextNRG, and is the holder (through NextNRG) and the beneficial owner of approximately 65.1% of the Company’s common stock (see “Certain Relationships and Related Transactions” and “Security Ownership of Certain Beneficial Owners and Management”). At closing, the Company has agreed to appoint Mr. Farkas to the board of directors as Executive Chairman and to appoint him as the Chief Executive Officer of the Company. At closing, the Company has also agreed to appoint Joel Kleiner, the Chief Financial Officer of NextNRG, as the Chief Financial Officer of the Company. The closing of the transactions contemplated under the Exchange Agreement are subject to certain customary closing conditions, including (i) that the Company file a Certificate of Amendment with the Secretary of State of the State of Delaware to increase its authorized common stock from 50 million shares to 500 million shares (which occurred on June 14, 2024) (ii) the receipt of the requisite third-party consents, and (iii) compliance with the rules and regulations of The Nasdaq Stock Market (“Nasdaq”), which includes the filing of an Initial Listing Application with Nasdaq (which occurred on December 12, 2023) and approval of such application by Nasdaq. In addition, while the stockholders of the Company have provided written consent approving the Second Amendment Agreement in September 2024 pursuant to Nasdaq Rule 5635, the effectiveness of such written consent is dependent upon the dissemination of a definitive Information Statement on Schedule 14C, which the Company anticipates completing in November 2024. Upon consummation of the transactions contemplated by the Exchange Agreement, NextNRG will become a wholly-owned subsidiary of the Company. The acquisition of NextNRG will close concurrently with the closing of this offering and the Company will not complete this offering unless the closing of the NextNRG acquisition can be completed concurrently with the closing of this offering.

NextNRG is a developmental stage, Nevada corporation working on the development of artificial intelligence and machine learning (AI/ML) solutions in the renewable energy/wireless electric vehicle (“EV”) charging space. NextNRG plans to develop, deploy, and own AI/ML powered smart microgrids coupled with solar energy generation, battery storage and wireless EV charging solutions (where appropriate) all over the United States, and eventually globally. In furtherance of this objective, in November 2023 NextNRG (through its controlled entity Next NRG, LLC) entered into a stock purchase agreement to acquire SEI, a development stage enterprise party to certain licenses from the Florida International University Board of Trustees and Florida International University to develop certain smart microgrid and wireless charging technologies for a purchase price of $5.5 million in cash. The licenses purchased from SEI are exclusive and worldwide, and require milestone payments of $75,000 upon the achievement of $2.0 million in net revenues and an annual royalty payment of $50,000 in 2024, $60,000 in 2025 and $75,000 for each year thereafter (in the case of microgrid technologies) and $40,000 in 2024, $50,000 in 2025 and $60,000 for each year thereafter (in the case of the wireless charging technologies), subject to the receipt of change of control fee ($350,000 in the case of microgrid technologies and $300,000 in the case of the wireless charging technologies) in each case payable upon the acquisition of SEI by NextNRG. NextNRG’s acquisition of SEI closed on January 19, 2024. The acquisition of SEI has been accounted for as an asset acquisition because substantially all of the fair value of the gross assets acquired consist of license agreements and the acquisition includes only inputs with no substantiative process that significantly contributes to the ability to create outputs. Further, while there is no guarantee that the combined entities (including SEI) will be successful, the Company believes EzFill, following the acquisition of NextNRG, is poised to become the wireless/touchless fueling provider for all types of vehicles, both internal combustion and electric.

As used in this prospectus, references to NextNRG following our acquisition thereof include SEI unless otherwise indicated.

The Share Exchange will close concurrently with this offering and result in substantial dilution to our shareholders. The Company will not complete this offering unless the closing of the NextNRG acquisition is being completed concurrently with the closing of this offering. See “Risk Factors—Risks Related to the Pending Acquisition of NextNRG.”

Increase in Authorized Common Stock

On June 14, 2024, the Company filed a Certificate of Amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of our authorized common stock from 50,000,000 to 500,000,000 shares.

2

Reverse Stock Split of Common Stock

On July 23, 2024, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation to effect a one-for-two and a half (1-for-2.5) reverse split (the “Reverse Split”). The Reverse Split became effective on July 25, 2024. As a result of the Reverse Split, every 2.5 shares of the Company’s issued and outstanding common stock automatically converted into one share of common stock, without any change in the par value per share and began trading on a post-split basis under the Company’s existing trading symbol, “EZFL,” when the market opened on July 25, 2024.

A total of approximately 1.99 million shares of common stock were issued and outstanding immediately after the Reverse Split. No fractional shares were outstanding following the Reverse Split. Any holder who would have received a fractional share of common stock was automatically entitled to receive an additional fraction of a share of common stock to round up to the next whole share. The new CUSIP number for the common stock following the Reverse Split is 302314406.

In addition, effective as of the same time as the Reverse Split, proportionate adjustments were made to all then-outstanding options and warrants with respect to the number of shares of common stock subject to such options or warrants and the exercise price thereof.

Promissory Notes Issued to NextNRG and Conversions Thereof

On June 24, 2024, the Company and NextNRG Holding Corp. (formerly Next Charging, LLC) (“NextNRG”) entered into a promissory note (the “June 24 Note”) for the sum of $165,000 to be used for the Company’s working capital needs. The Company also issued 20,800 shares of its common stock to NextNRG as commitment fee shares for the June 24 Note.

On July 5, 2024, the Company and NextNRG entered into a promissory note (the “July 5 Note”) for the sum of $165,000 to be used for the Company’s working capital needs. The Company also issued 20,800 shares of its common stock to NextNRG as commitment fee shares for the July 5 Note.

On July 10, 2024, the Company and NextNRG entered into a promissory note (the “July 10 Note”) for the sum of $165,000 to be used for the Company’s working capital needs. The Company also issued 20,800 shares of its common stock to NextNRG as commitment fee shares for the July 10 Note.

On July 22, 2024, the Company issued a promissory note (the “July 22 Note”) to NextNRG for the sum of $165,000 to be used for the Company’s working capital needs. The Company also issued 20,800 shares of its common stock to NextNRG as commitment fee shares for the July 22 Note.

On August 6, 2024, the Company and NextNRG entered into a promissory note (the “August 6 Note”) for the sum of $165,000 to be used for the Company’s working capital needs. The Company also issued 53,500 shares of its common stock to NextNRG as commitment fee shares for the August 6 Note.

On August 14, 2024, the Company and NextNRG entered into a promissory note (the “August 14 Note”) for the sum of $165,000 to be used for the Company’s working capital needs. The Company also issued 53,500 shares of its common stock to NextNRG as commitment fee shares for the August 14 Note.

On August 16, 2024, the Company entered into an Exchange Agreement (the “Next Exchange Agreement”) by and between the Company and NextNRG. Pursuant to the terms and conditions of the Next Exchange Agreement, the promissory notes of the Company listed in the table below which were then issued to NextNRG (as set forth in the Next Exchange Agreement) were exchanged and converted into an aggregate of 3,525,341 shares of common stock of the Company.

Issue Date	Current Outstanding Principal Amount	Total Amount After Default
July 5, 2023	$440,000	$742,747
August 2, 2023	$440,000	$733,814
August 23, 2023	$110,000	$181,741
August 30, 2023	$165,000	$271,761
September 6, 2023	$220,000	$361,211
September 13, 2023	$110,000	$180,031
November 3, 2023	$165,000	$265,082
November 21, 2023	$220,000	$352,144
December 4, 2023	$220,000	$349,802
December 13, 2023	$165,000	$261,862
December 18, 2023	$110,000	$174,389
December 20, 2023	$55,000	$87,165
December 27, 2023	$165,000	$261,103
January 5, 2024	$110,000	$173,062
January 16, 2024	$165,000	$259,000
January 25, 2024	$165,000	$258,512
February 7, 2024	$165,000	$257,807
February 20, 2024	$165,000	$257,101
February 28, 2024	$165,000	$256,667
March 8, 2024	$165,000	$256,180
March 15, 2024	$165,000	$255,800
March 26, 2024	$110,000	$170,134
April 2, 2024	$165,000	$254,824
April 8, 2024	$165,000	$254,498
April 22, 2024	$165,000	$253,738
May 8, 2024	$165,000	$252,817
May 15, 2024	$165,000	$252,491
May 20, 2024	$165,000	$252,220
May 28, 2024	$110,000	$167,855
June 10, 2024	$165,000	$251,080
June 28, 2024	$165,000	$250,321
July 5, 2024	$165,000	$249,750
July 10, 2024	$165,000	$249,479
July 22, 2024	$165,000	$248,585
August 6, 2024	$165,000	$248,178
August 14, 2024	$165,000	$247,500
	$6,215,000	$9,800,449

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Exchange Agreement with AJB Capital Investments LLC

On August 16, 2024, the Company entered into an Exchange Agreement (the “AJB Exchange Agreement”) by and between the Company and AJB Capital Investments LLC, a Delaware limited liability company (“AJB”). Pursuant to the terms and conditions of the AJB Exchange Agreement, certain promissory notes of the Company listed in the table below which were then issued to AJB (as set forth in the AJB Exchange Agreement) were exchanged and converted into 363,000 shares of Series A Preferred Stock of the Company (“Series A Preferred Stock”). In compliance with Nasdaq Rule 5635, the Series A Preferred Stock is not convertible until the SPA has been approved by the Company’s stockholders. While the stockholders of the Company have provided written consent approving the AJB Exchange Agreement in September 2024 pursuant to Nasdaq Rule 5635, the effectiveness of such written consent is dependent upon the dissemination of a definitive Information Statement on Schedule 14C, which the Company anticipates completing in November 2024.

Issue Date	Current Outstanding Principal Amount	Total Amount After Default
July 5, 2023	$1,500,000	$2,250,000
April 19, 2023	$600,000	$900,000
September 22, 2023	$320,000	$480,000
	$2,420,000	$3,630,000

Stock Purchase Agreement with NextNRG

On August 16, 2024, the Company entered into a Stock Purchase Agreement (the “SPA”) by and between the Company and NextNRG. Pursuant to the terms and conditions of the SPA, at the Closing (as defined in the SPA), the Company agreed to issue and sell to NextNRG, and NextNRG agreed to purchase from the Company, 140,000 shares of Series B Convertible Preferred Stock of the Company (“Series B Preferred Stock”) for a purchase price of $10.00 per Share, and a resulting total purchase price of $1,400,000. In compliance with Nasdaq Rule 5635, the Series B Preferred Stock is not convertible until the SPA has been approved by the Company’s stockholders. While the stockholders of the Company have provided written consent approving the SPA in September 2024 pursuant to Nasdaq Rule 5635, the effectiveness of such written consent is dependent upon the dissemination of a definitive Information Statement on Schedule 14C, which the Company anticipates completing in November 2024.

Preferred Stock Designations

On August 16, 2024, the Company filed a certificate of designations of preferences and rights of Series A Convertible Preferred Stock (the “Series A Certificate of Designations”) with the Department of State, Division of Corporations, of the State of Delaware, which provides for the designation of 513,000 shares of Series A Convertible Preferred Stock of the Company, par value $0.0001 per share, upon the terms and conditions as set forth in the Series A Certificate of Designations.

On August 16, 2024, the Company filed a certificate of designations of preferences and rights of Series B Convertible Preferred Stock (the “Series B Certificate of Designations”) with the Department of State, Division of Corporations, of the State of Delaware, which provides for the designation of 150,000 shares of Series B Convertible Preferred Stock of the Company, par value $0.0001 per share, upon the terms and conditions as set forth in the Series B Certificate of Designations.

On August 16, 2024, the Company filed with the Department of State, Division of Corporations, of the State of Delaware: (i) a certificate of amendment to certificate of designations of preferences and rights of Series A Convertible Preferred Stock (the “Series A Certificate of Amendment”) and; (ii) a certificate of amendment to certificate of designations of preferences and rights of Series B Convertible Preferred Stock (the “Series B Certificate of Amendment”).

For a description of the Series A and Series B Convertible Preferred Stock, see “Description of Capital Stock” beginning on page 70.

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Asset Purchase Agreement with Yoshi and Closing

On November 18, 2024, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement” and the transactions contemplated thereby the “Transactions”) with Yoshi, Inc., a Delaware Corporation (“Yoshi”), pursuant to which the Company agreed to purchase from Yoshi, and Yoshi agreed to sell to the Company, Yoshi’s mobile fueling assets as set forth in the Asset Purchase Agreement (the “Assets”) for a total purchase price of $2,000,000 (the “Purchase Price”). The closing occurred on December 2, 2024 (the “Closing Date”) at which time the Purchase Price was paid as follows: (i) $1,250,000 cash paid on the Closing Date; (ii) $500,000 in the form of the Company’s common stock paid on the Closing Date; and (iii) $250,000 in the form of a promissory note to be paid after 6 months but within 9 months of the Closing Date. The Company’s common stock to be issued by the Company to Yoshi as part of the Purchase Price was issued based on the Nasdaq closing price for Company’s common stock on the last trading day prior to the Closing Date. On the Closing Date, 201,613 shares of the Company’s common stock were issued as part of the Purchase Price.

The Assets, as set forth in detail on Schedule 1 and Schedule 2 of the Asset Purchase Agreement, consist of all of Yoshi’s equipment and all the non-itemized or non-serialized equipment, parts, consumable and retail supplies and merchandise, office, shop and other equipment, machinery, fixtures, tools, attachments, hoses, cables, supplies, leasehold improvements and other tangible personal property used in Yoshi’s business as well as all of Yoshi’s rights to Yoshi’s business contracts used in Yoshi’s business. Pursuant to the Asset Purchase Agreement, the Company did not assume, nor agreed to pay, perform or discharge, any liability of Yoshi. Pursuant to the Asset Purchase Agreement, Yoshi agreed to pay all taxes associated with the Assets attributable to the taxable years or periods ending prior to the Closing Date. Pursuant to the Asset Purchase Agreement, Yoshi will maintain all rights and use of the name “Yoshi” or “Yoshi Mobility.” Each party bore its own costs, fees and expenses in connection with the Asset Purchase Agreement and the Transactions.

On the Closing Date, the Company paid the Purchase Price, except for $600,000 of the cash consideration, to Yoshi, and Yoshi delivered to the Company (i) a bill of sale for each of the Assets, (ii) an assignment and assumption agreement, and (iii) evidence that any and all encumbrances on the Assets have been released and that termination statements with respect to all UCC financing statements relating to any such encumbrances have been filed, or will be filed promptly following the Closing Date. Upon the Company’s payment of the remaining $600,000 of cash consideration to Yoshi, Yoshi will deliver to the Company all certificates of title to motor vehicles then in Yoshi’s possession included in the Assets.

Pursuant to the Asset Purchase Agreement, Yoshi and the Company agreed to indemnify each other for any losses incurred by a party as a result of the other party’s inaccuracy in or breach of any representation or warranty, nonfulfillment, non-performance or other breach of any covenant or agreement in the Asset Purchase Agreement, or any arrangements or agreements made or alleged to have been made with any broker, finder or other agent in connection with the Transactions.

As a result of the closing of the Transactions, the Company has officially commenced operations in four new States: California, Michigan, Tennessee and Texas. The Company has started the process of integrating Yoshi’s assets, operations and customers into its growing infrastructure.

The foregoing disclosure regarding the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.89.

Definitive Information Statement

On October 11, 2024, the Company filed a Definitive Information Statement on Schedule 14C (the “Information Statement”) with the SEC in connection with the approval by the holders of a majority of the Company’s voting capital stock, by written consents in lieu of meetings delivered on September 25, 2024, pursuant to Section 228 of the Delaware General Corporation Law (“DGCL”) and Section 9 of Article II of our bylaws, providing approval for the following corporate actions: (i) approving conversions of Series A Preferred Stock and Series B Preferred Stock which will result in shares of the Company’s Common Stock issued that is equal or greater than 20% of the Company’s issued and outstanding shares of Common Stock as of the date of such issuance; and (ii) approving an amendment to the Second Amended and Restated Exchange Agreement between the Company and NextNRG executed on June 11, 2024, whereby the consideration to NextNRG was increased to 100,000,000 shares of Common Stock as well as additional changes to the vesting conditions on the shares of Common Stock under such agreement, referred to herein together as the “Authorizations.”

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Concurrently with the Authorizations, all of the members of the Board, by written consents in lieu of a meeting, as provided under the DGCL, provided similar authorizations.

The Information Statement was furnished to our stockholders of record as of September 26, 2024 (the “Record Date”), solely for the purpose of informing our stockholders of the actions taken by the written consent. The actions taken by written consent of the majority stockholders became effective is twenty (20) calendar days after the Information Statement was first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

Recent Promissory Notes

Promissory Note dated December 2, 2024

On December 2, 2024, the Company and NextNRG entered into a promissory note (the “December 2 Note”) for the sum of $715,000 to be used for the Company’s working capital needs. The December 2 Note has an original issue discount (“OID”) equal to $65,000. The unpaid principal balance of the December 2 Note has a fixed rate of interest of 8% per annum. Unless the December 2 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 2 Note, along with accrued interest, will be due and payable in full on December 2, 2025. If the Company defaults on the December 2 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 2 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 2 Note. The Company and NextNRG have agreed that the total cumulative number of common stock issued to NextNRG under the December 2 Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to Next in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of this December 2 Note must be repaid in cash at the request of NextNRG. The December 2 Note contains a protection for NextNRG in the event the Company effectuates a split of its common stock. In the event of a stock split, if the December 2 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 2 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

Promissory Note dated December 3, 2024

On December 3, 2024, the Company and NextNRG entered into a promissory note (the “December 3 Note”) for the sum of $275,000 to be used for the Company’s working capital needs. The December 3 Note has an original issue discount (“OID”) equal to $25,000. The unpaid principal balance of the December 3 Note has a fixed rate of interest of 8% per annum. Unless the December 3 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 3 Note, along with accrued interest, will be due and payable in full on December 3, 2025. If the Company defaults on the December 3 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 3 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 3 Note. The Company and Next have agreed that the total cumulative number of common stock issued to Next under this Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to Next in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of this December 3 Note must be repaid in cash at the request of Next. The December 3 Note contains a protection for Next in the event the Company effectuates a split of its common stock. In the event of a stock split, if the December 3 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 3 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

Promissory Note dated December 17, 2024

On December 17, 2024, the Company and NextNRG entered into a promissory note (the “December 17 Note”) for the sum of $580,000 to be used for the Company’s working capital needs. The unpaid principal balance of the December 17 Note has a fixed rate of interest of 8% per annum. Unless the December 17 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 17 Note, along with accrued interest, will be due and payable in full on December 17, 2025. As part of the promissory note, the parties acknowledged that $379,755.39 of the Loan was sent directly to a third party as a down payment for the purchase of equipment. If the Company defaults on the December 17 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 17 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 17 Note. The Company and NextNRG have agreed that the total cumulative number of common stock issued to Next under this Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to Next in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of this December 17 Note must be repaid in cash at the request of Next. The December 17 Note contains a protection for NextNRG in the event the Company effectuates a split of its common stock. In the event of a stock split, if the December 17 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 17 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

Michael Farkas is the chief executive officer of NextNRG and is the beneficial holder of approximately 65.1% of the Company’s outstanding shares of common stock.

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Promissory Note, dated as of December 26, 2024

On December 26, 2024, the Company and Gad International Ltd. (the “Lender”) entered into a promissory note (the “Gad Note”) for the sum of $2,500,000 (the “Loan”) to be used for the Company’s working capital needs, including without limitation the purchase of equipment. Unless the Gad Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the Gad Note, along with accrued interest, will be due and payable in full on February 23, 2025. Further, the Company agreed among other things to pay the Lender a commitment fee of $400,000 in consideration of the Loan, and an optional extension fee of $200,000 for any month or part thereof in which the Company requests an additional 30-day extension to the Loan, upon the Lender’s written consent. If any amount payable under the Loan is not paid when due, whether at stated maturity, by acceleration, or otherwise, such overdue amount will bear interest at a rate of twenty-one percent (21%). Additionally, the Company agreed to execute an irrevocable transfer instruction with its transfer agent to issue $5,000,000 worth of shares of Company common stock to the Lender if the Gad Note is not repaid on or before February 23, 2025. However, pursuant to an amendment to the Gad Note, dated January 15, 2025, between the Company and the Lender, no shares of the Company can be issued without the Company first receiving shareholder approval. The Company has commenced the process of obtaining shareholder approval and once the shareholder approval process is completed and the Company is authorized to issue the shares, the Company will issue the shares. The Company shall take no action to impair, hinder or impede either the approval process or the issuance of the shares in the event they become owed to Lender. Such shares of common stock will be valued based on the Nasdaq official closing price for the Company’s common stock as of date of the issuance of the Gad Note.

Promissory Note, dated as of December 30, 2024

On December 30, 2024, the Company and NextNRG entered into a promissory note (the “December 30 Note”) for the sum of $330,000 to be used for the Company’s working capital needs, including without limitation the purchase of equipment. The unpaid principal balance of the December 30 Note has a fixed rate of interest of 8% per annum. Unless the December 30 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 30 Note, along with accrued interest, will be due and payable in full on December 30, 2025. If the Company defaults on the December 30 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 30 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 30 Note. The Company and NextNRG have agreed that the total cumulative number of common stock issued to Next under the December 30 Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to NextNRG in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of the December 30 Note must be repaid in cash at the request of NextNRG. The December 30 Note contains a protection for NextNRG in the event the Company effectuates a split of its common stock. In the event of a stock split, if the December 30 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 30 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

Michael Farkas is the chief executive officer of NextNRG and is the beneficial holder of approximately 65.1% of the Company’s outstanding shares of common stock.

Promissory Note, dated as of January 15, 2025

On January 15, 2025, the Company and Alcourt LLC (the “Alcourt”) entered into a promissory note (the “Alcourt Note”) for the sum of $1,000,000 to be used for the Company’s working capital needs, including without limitation the purchase of equipment. The Alcourt Note was issued with an original issue discount of $50,000. The unpaid principal balance of the Alcourt Note has a fixed rate of interest of 15% per annum. Unless the Alcourt Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the Alcourt Note, along with accrued interest, will be due and payable in full on April 15, 2025 (“Maturity Date”). If the Alcourt Note is not repaid by the Maturity Date, for any reason whatsoever, the Company will issue shares of the Company’s common stock with a then current value of $500,000 to Alcourt (the “Extension Fee”). The shares will be valued based on the greater of: (i) the closing price of the Company’s common stock on the Maturity Date; or (ii) $1.00 per share; if the Company’s common stock is trading below $1.00 per share, Alcourt can elect to receive the Extension Fee of $500,000 in cash. The Company agreed to execute an irrevocable transfer instruction with its transfer agent to issue $500,000 worth of shares of Company common stock to Alcourt if the Alcourt Note is not repaid on or before April 15, 2025. Upon payment of the Extension Fee, the Maturity Date shall be extended until July 15, 2025. Additionally, if Alcourt Note is paid at any time after the initial Maturity Date, the Company shall pay a $50,000 termination fee together with the repayment of the principal, accrued unpaid interest, and any other charges due to Alcourt. No shares of the Company shall be issued without the Company first receiving shareholder approval. The Company has commenced the process of obtaining shareholder approval as soon as reasonably practicable after execution of the Alcourt Note.

Shareholder Approval

The holders of a majority of the Company’s voting capital stock, by written consents in lieu of meetings delivered on January 15, 2025, pursuant to Section 228 of the Delaware General Corporation Law and Section 9 of Article II of our bylaws, provided approval for the following corporate actions (the “Authorizations”):

(i)	the possible issuance of shares of the Company common stock with a then current value of $500,000 under that certain promissory note, dated as of January 15, 2025, by and between the Company and Alcourt LLC, in the event that such note is not repaid by April 15, 2025;
(ii)	the possible issuance of $5,000,000 worth of shares of Company common stock under that certain promissory note, dated as of December 26, 2024, by and between the Company and Gad International Ltd., as amended by that certain amendment to promissory note, dated as of January 15, 2025, in the event that such promissory note is not repaid on or before February 23, 2025; and
(iii)	the possible issuance of shares of Company common stock under those certain promissory notes by and between the Company and NextNRG Holding Corp., dated as of November 14, 2024, December 2, 2024, December 3, 2024, December 17, 2024 and December 30, 2024.

Such consents were obtained in compliance with Nasdaq Listing Rules 5635(a) and 5635(d), as applicable, which require in relevant part that the Company may not issue shares of its common stock (or securities convertible into or exercisable for common stock) in other than public offerings or in connection an acquisition without stockholder approval if the aggregate number of shares of common stock issued would be equal to or greater than 20% of the Company’s issued and outstanding shares of common stock as of the date of issuance. The Company expects to file with the Commission a preliminary information statement under cover of Schedule 14C in respect of the Authorizations as soon as reasonably practicable.

Purchase and Sale Agreement, License for Entry, and Bill of Sale, dated as of December 27, 2024

On December 12, 2024, the Company and Shell Retail and Convenience Operations LLC d/b/a Shell TapUp and d/b/a Instafuel, a Delaware limited liability company (“Shell”), entered into a Letter of Understanding (the “LOU”) in respect of the purchase and sale of seventy-eight (78) trucks and certain above ground tanks for a total purchase price of $5,345,077 plus applicable taxes. The LOU provided the Company with an option of removing up to eight (8) trucks from the schedule of transferred assets, based on the results of its inspections of the trucks, with the final purchase price being updated accordingly.

On December 27, 2024, the Company and Shell entered into that certain Purchase and Sale Agreement, License for Entry, and Bill of Sale (the “Agreement”) in closing the matters previously set forth in the LOU. Pursuant to the Agreement, the Company purchased from Shell seventy-three (73) trucks for $4,840,121.61 and six (6) atmospheric storage tanks for $80,000. In connection with the signing of the LOU, the Company paid a seven percent (7%) non-refundable downpayment in the amount of $379,755.39 on December 16, 2024. The Agreement provides for certain representations, covenants and indemnification obligations that are customary for these types of transactions.

Mobile Fueling Vendor Agreement, dated as of December 14, 2024

On December 14, 2024, the Company and Amazon Logistics, Inc., a Delaware corporation (“Amazon”) entered into a Mobile Fueling Vendor Agreement (the “Agreement”) in respect of certain mobile fueling products and services to be provided by the Company to Amazon. Such products and services will include, but not be limited to, (i) the Company’s on-site fueling services for fleet vehicles for both overnight and daytime fueling services to certain vehicles identified by Amazon stored at certain Amazon delivery locations and other off-site locations designed by Amazon, and (ii) a designated account management team available to assist Amazon during normal business hours and that will respond to escalations, questions and other support needed on a timely basis.

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The Agreement provides for certain service level agreements in connection with establishing a process to review the deployment plan as set forth therein on at least a monthly basis to track progress and align on any required adjustments. Further, the Agreement provides for certain representations, covenants and indemnification provisions that are customary for these types of transactions.

The term of the Agreement commences as of the Effective Date (as defined in the Agreement) and, unless earlier terminated as provided thereunder, will continue for three (3) years (the “Initial Term”). Following the Initial Term, Amazon has the unilateral right to extend the Agreement for up to two (2) additional one-year terms by providing sixty (60) days’ notice to the Company of its intent to extend the Agreement.

Certain Receivable Financing Arrangements, dated as of December 27, 2024

On December 27, 2024, the Company entered certain receivable financing arrangements with the following parties: (i) Revenue Purchase Agreement and Guaranty of Performance with GALT FUNDING Co. (the “Galt Agreement”); (ii) Sales of Future Receipts Agreement with Redstone Advance Inc. (the “Redstone Agreement”); and (iii) Future Receivables Sale and Purchase Agreement with Funderzgroup LLC dba Mr. Advance (the “Funderzgroup Agreement”, and together with the Galt Agreement and the Redstone Agreement, the “Receivable Financing Agreements”). Each of the Receivable Financing Agreements shall expire when the amounts financed thereunder are paid in full to the respective lenders, which the Company expects to be approximately six (6) months from the date of their signing. The Galt Agreement provides the Company with $500,000 in receivables financing subject to an origination fee of $15,000 and a payment schedule of $27,500 per week. The Redstone Agreement provides the Company with $1,000,000 in receivables financing subject to an origination fee of $30,035 and a payment schedule of $55,000 per week. The Funderzgroup Agreement provides the Company with $1,000,000 in receivables financing subject to fees of $30,035 and a payment schedule of $55,000 per week. Each of the Receivable Financing Agreements provide for certain representations and covenants that are customary for these types of transactions.

Nasdaq Notice of Failure to Satisfy Continued Listing Rule

On January 10, 2025, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of Nasdaq indicating that the Company no longer complies with Nasdaq rules for continued listing because the Company has not yet held an annual meeting of stockholders within one year after the end of the Company’s fiscal year ended December 31, 2023, as required pursuant to Nasdaq Listing Rule 5620(a) (the “Annual Meeting Requirement”).The Company has 45 calendar days to submit a plan to regain compliance and, if the Staff accepts the Company’s plan, the Staff can grant an exception of up to 180 calendar days from December 31, 2024, or until June 30, 2025, to regain compliance. The Company plans to timely submit such a plan for the Staff’s consideration. There can be no assurance that the Staff will accept the Company’s plan to regain compliance with the Annual Meeting Requirement, or that the Company will evidence compliance with the Annual Meeting Requirement during any extension period that the Staff may grant. If the Staff does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel. Prior to receiving the deficiency letter from the Nasdaq regarding the Annual Meeting Requirement, on December 31, 2024, the Company filed with the Securities and Exchange Commission a definitive proxy statement on Schedule 14A relating to its planned annual meeting of stockholders for the fiscal year ended December 31, 2023. The stockholders meeting for the fiscal year ended December 31, 2023 was held on January 16, 2025.  Accordingly, the Company anticipates that the Nasdaq will confirm that the Company has regained compliance with the Annual Meeting Requirement.

Implications of Being a Controlled Company

The Company is currently a “controlled company” within the meaning of the applicable rules of Nasdaq. Michael D. Farkas, the Chief Executive Officer of NextNRG, is the holder (through NextNRG) and the beneficial owner of approximately 65.1% of the Company’s common stock and therefore controls a majority of the voting power of the Company’s outstanding common stock and accordingly, he has the ability to determine all matters requiring approval by stockholders. After the closing of this offering and the closing of the acquisition of NextNRG, Mr. Farkas will control approximately 75.2% of the voting power of our outstanding common stock, and, therefore will control a majority of the voting power of the Company’s outstanding common stock and accordingly, he will have the ability to determine all matters requiring approval by stockholders. Additionally, at the closing of the acquisition of NextNRG, the Company has agreed to appoint Mr. Farkas to the board of directors as Executive Chairman and to appoint him as the Chief Executive Officer of the Company. Accordingly, after the closing of this offering and the closing of the acquisition of NextNRG, we will continue to be a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, which it does not intend to do, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of the board consists of independent directors;

●	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

●	that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

While the Company does not intend to rely on these exemptions, the Company may use these exemptions now or in the future. As a result, the Company’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

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Risks Associated With Our Business and This Offering

Our business is subject to numerous risks described in the section entitled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks before making an investment. Some of these risks include, but are not limited to:

●	We will require substantial additional capital to support our operations and growth plans, and such capital may not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.
●	Operating and litigation risks may not be covered by insurance.
●	Future climate change laws and regulations and the market response to these changes may negatively impact our operations.
●	The Share Exchange will result in significant dilution to the Company’s stockholders.
●	High fuel prices can lead to customer conservation and attrition, resulting in reduced demand for our product.
●	Low fuel prices may also impact our profitability.
●	The concentration of sales in certain large customers could result in significantly lower future revenue.
●	Changes in commodity market prices may have a negative effect on our liquidity.
●	The decline of the retail fuel market may impact our potential to get new customers.

●	Competition in the mobile fuel delivery industry may negatively impact our operations.
●	Our auditors have issued a going concern opinion on our financial statements.
●	Our current dependence on a small number of fuel suppliers increases our risk of an interruption in fuel supply, impacting our operations.
●	Local governments may make and enforce laws and regulations that ban mobile fuel delivery.
●	The Company’s common stock is concentrated in a small number of shareholders.
●	Additional stock offerings in the future may dilute your percentage ownership of our company.
●	The Company is a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

JOBS Act

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

An emerging growth company may also take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	we may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;
●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act, which such fifth anniversary will occur in 2026. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.0 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation in this prospectus and, as long as we continue to qualify as an emerging growth company, we may elect to take advantage of this and other reduced burdens in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

We are also a “smaller reporting company,” as defined under SEC Regulation S-K. As such, we also are exempt from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and also are subject to less extensive disclosure requirements regarding executive compensation in our periodic reports and proxy statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates equals or exceeds $250 million as of the prior June 30th and our annual revenues equaled or exceeded $100 million during such completed fiscal year, or (2) the market value of our shares held by non-affiliates equals or exceeds $700 million as of the prior June 30th, regardless of our annual revenues during such completed fiscal year. Such reduced disclosure and corporate governance obligations may make it more challenging for investors to analyze our results of operations and financial prospects.

9

THE OFFERING

Issuer	EzFill Holdings, Inc.

Common stock offered by us	5,000,000 shares

Over-allotment option	We have granted a 45-day option to the representative of the underwriters to purchase a maximum of 750,000 additional shares of common stock (15% of the shares of common stock sold in this offering).

Common stock to be outstanding immediately after this offering	111,483,052 shares (or 112,233,052 shares if the underwriter exercises in full its option to purchase additional shares of common stock).

Use of proceeds	We intend to use a portion of the net proceeds from this offering to approximately $4,000,000 of principal and estimated accrued interest outstanding on outstanding indebtedness. We intend to use the balance of the net proceeds from this offering for the expansion of our business and general corporate purposes, including working capital. See “Use of Proceeds” on page 20.

Lock-up	We, our more than 5% stockholders and all of our directors and executive officers have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of six months, with respect to our officers and directors, and three months, with respect to us and such stockholders, commencing on the date of this prospectus. See “Underwriting” beginning on page 73.

Risk factors	This investment involves a high degree of risk. You should read the description of risks set forth under “Risk Factors” beginning on page 11 of this prospectus for a discussion of factors to consider before deciding to purchase our securities.

Market	Our shares are listed on the Nasdaq Capital Market under the symbol “EZFL.”

The number of shares of common stock shown above to be outstanding after this offering is based on 6,483,052 shares outstanding as of January 14, 2025, and also includes 100,000,000 shares we will issue upon the closing of the Exchange Agreement (of which 50,000,000 will vest upon the achievement of future milestones) concurrently with the closing of this offering and excludes:

●	warrants to purchase 52,297 shares of common stock at a weighted average exercise price of $4.82;
●	1,632,194 shares which may be issued upon the conversion of 363,000 shares of Series A Preferred Stock, each with a stated value of $10.00 per share, at 80% of $2.78 (the minimum price on the date of issuance);
●	719,424 shares which may be issued upon the conversion of 140,000 shares of Series B Preferred Stock, each with a stated value of $10.00 per share, at 70% of $2.78 (the minimum price on the date of issuance);
●	1,065,938 shares reserved for future issuance under our 2023 Equity Incentive Plan;
●	Shares to be issued in connection with the December 26 Note and the January 15 Note upon receipt and effectiveness of shareholder approval regarding such issuance; and
●	Warrants to purchase 250,000 shares of common stock at an exercise price of $3.75 (125% of the public offering price), to be issued to the Representative or its designees in this offering.

Unless otherwise indicated, all information in this prospectus reflects the 1-for-2.5 reverse stock split of our common stock which was effected on July 25, 2024, no conversion of any outstanding shares of Series A Preferred Stock or Series B Preferred Stock, no exercise by the underwriters of their option to purchase additional shares of common stock or the exercise of any Representative Warrants.

10

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.”

Our business, financial condition or operating results could be materially adversely affected by any of these risks. In such case, the trading price of our common stock could decline, and our stockholders may lose all or part of their investment in our securities.

Risks Related to Our Business

We will require substantial additional capital to support our operations and growth plans, and such capital may not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.

Revenues generated from our operations are not presently sufficient to sustain our operations and our current liabilities substantially exceeded our current assets as of December 31, 2023. Therefore, we will need to raise additional capital in the future to continue our operations. We anticipate that our principal sources of liquidity will only be sufficient to fund our activities through December 1, 2024. In order to have sufficient cash to fund our operations beyond December 1, 2024, we will need to raise additional equity or debt capital. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us. We will be required to pursue sources of additional capital through various means, including debt or equity financings. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition. Our ability to obtain needed financing may be impaired by such factors as the capital markets and our history of losses, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to curtail or cease operations.

Uncertain geopolitical conditions could adversely affect our results of operations.

Uncertain geopolitical conditions, including the war in Israel and invasion of Ukraine, sanctions, and other potential impacts on this region’s economic environment and currencies, may cause demand for our products and services to be volatile, cause abrupt changes in our customers’ buying patterns, and interrupt our ability to supply products or limit customers’ access to financial resources and ability to satisfy obligations to us. Specifically, terrorist attacks, the outbreak of war, or the existence of international hostilities could damage the world economy, adversely affect the availability of and demand for crude oil and petroleum products and adversely affect both the price of our fuel and our ability to obtain fuel.

Operating and litigation risks may not be covered by insurance.

Our operations are subject to all of the operating hazards and risks normally incidental to handling, storing, transporting and otherwise providing combustible liquids such as gasoline for use by consumers. These risks could result in substantial losses due to personal injury and/or loss of life, and severe damage to and destruction of property and equipment arising from explosions and other catastrophic events, including acts of terrorism. Additionally, environmental contamination could result in future legal proceedings. There can be no assurance that our insurance coverage will be adequate to protect us from all material expenses related to pending and future claims or that such levels of insurance would be available in the future at economical prices. Moreover, defense and settlement costs may be substantial, even with respect to claims and investigations that have no merit. If we cannot resolve these matters favorably, our business, financial condition, results of operations and future prospects may be materially adversely affected.

Future climate change laws and regulations and the market response to these changes may negatively impact our operations.

Increased regulation of greenhouse (GHG) emissions, from products such as petroleum and diesel, could impose significant additional costs on us, our suppliers, and our customers. Some states have adopted laws and regulations regulating the emission of GHGs for some industry sectors. Mandatory reporting by our customers and suppliers could have an effect on our operations or financial condition.

The adoption of additional federal or state climate change legislation or regulatory programs to reduce emissions of GHGs could also require us or our suppliers to incur increased capital and operating costs, with resulting impact on product price and demand. The impact of new legislation and regulations will depend on a number of factors, including (i) which industry sectors would be impacted, (ii) the timing of required compliance, (iii) the overall GHG emissions cap level, (iv) the allocation of emission allowances to specific sources, and (v) the costs and opportunities associated with compliance. At this time, we cannot predict the effect that climate change regulation may have on our business, financial condition or operations in the future.

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Our auditors have included an explanatory paragraph in their opinion regarding our ability to continue as a going concern. If we are unable to continue as a going concern, our securities will have little or no value.

M&K CPA’s, PLLC, our independent registered public accounting firm for the fiscal year ended December 31, 2023, has included an explanatory paragraph in their opinion that accompanies our audited consolidated financial statements as of and for the year ended December 31, 2023, indicating that our current liquidity position raises substantial doubt about our ability to continue as a going concern. If we are unable to improve our liquidity position, we may not be able to continue as a going concern.

We anticipate that we will continue to generate operating losses and use cash in operations through the foreseeable future. As further set forth above, we anticipate that we will need significant additional capital by December 1, 2024, or we may be required to curtail or cease operations.

If we are unable to protect our information technology systems against service interruption, misappropriation of data, or breaches of security resulting from cyber security attacks or other events, or we encounter other unforeseen difficulties in the operation of our information technology systems, our operations could be disrupted, our business and reputation may suffer, and our internal controls could be adversely affected.

In the ordinary course of business, we rely on information technology systems, including the Internet and third-party hosted services, to support a variety of business processes and activities and to store sensitive data, including (i) intellectual property, (ii) our proprietary business information and that of our suppliers and business partners, (iii) personally identifiable information of our customers and employees, and (iv) data with respect to invoicing and the collection of payments, accounting, procurement, and supply chain activities. In addition, we rely on our information technology systems to process financial information and results of operations for internal reporting purposes and to comply with financial reporting, legal, and tax requirements. Despite our security measures, our information technology systems may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, sabotage, or other disruptions. A loss of our information technology systems, or temporary interruptions in the operation of our information technology systems, misappropriation of data, or breaches of security could have a material adverse effect on our business, financial condition, results of operations, and reputation.

Moreover, the efficient execution of our business is dependent upon the proper functioning of our internal systems. Any significant failure or malfunction of this information technology system may result in disruptions of our operations. Our results of operations could be adversely affected if we encounter unforeseen problems with respect to the operation of this system.

High fuel prices can lead to customer conservation and attrition, resulting in reduced demand for our product.

Prices for fuel are subject to volatile fluctuations in response to changes in supply and other market conditions. During periods of high fuel costs our prices generally increase. High prices can lead to customer conservation and attrition, resulting in reduced demand for our product.

Low fuel prices may also result in less demand for our product.

Low fuel prices may lead to us being unable to attract customers due to the fact that we charge a delivery price that may make our pricing less competitive.

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Changes in commodity market prices may have a negative effect on our gross margin.

Our current fuel supplier agreements set terms and establishes formulas based on Oil Price Information Service (OPIS) pricing as of the time of wholesale acquisition, and we do not store inventory. OPIS is a leading source for worldwide petroleum pricing. There is a mark-up for retail fuel prices above wholesale cost, per standard practice in the retail fuel distribution model. Cost of goods sold includes direct labor, including drivers. Our gross margin as a percentage of revenue decreases as a result of increase in fuel costs.

The decline of the retail fuel market may impact our potential to get new customers.

The retail gasoline industry has been declining over the past several years, with no or modest growth or decline in total demand foreseen in the next several years. Accordingly, we expect that year-to-year industry volumes will be principally affected by weather patterns. Therefore, our ability to grow within the industry is dependent on our ability to acquire other retail distributors and to achieve internal growth, which includes the success of our sales and marketing programs designed to attract and retain customers. Any failure to retain and grow our customer base would have an adverse effect on our results.

Competition in the fuel delivery industry may negatively impact our operations.

We compete with other mobile fuel delivery companies nationwide. There is little to no barrier to entry and therefore, our competition in the industry may grow. Our ability to compete in our current markets and expand to new markets may be negatively impacted by our competitors’ successes. Additionally, fuel competes with other sources of energy, some of which are less costly on an equivalent energy basis. In addition, we cannot predict the effect that the development of alternative energy sources might have on our operations. We compete for customers against suppliers of electricity. Electricity is becoming a competitor of fuel. The convenience and efficiency of electricity make it an attractive energy source for vehicle drivers. The expansion of the electric vehicle industry may have a negative impact on our customer base.

Our trucks transport hazardous flammable fuel, which may cause environmental damage and liability to us.

Due to the hazardous nature and flammability of our product, we face the risk of a simple accident causing serious damage to life and property. Additionally, a spill of our product may result in environmental damage, the liability for which our Company may not be able to overcome. If we are involved in a spill, leak, fire, explosion or other accident involving hazardous substances or if there are releases of fuel or fuel products we own or are transporting, our operations could be disrupted and we could be subject to material liabilities, such as the cost of investigating and remediating contaminated properties or claims by customers, employees or others who may have been injured, or whose property may have been damaged. These liabilities, to the extent not covered by insurance, could have a material adverse effect on our business, financial condition and results of operations. Some environmental laws impose strict liability, which means we could have liability without regard to whether we were negligent or at fault.

In addition, compliance with existing and future environmental laws regulating fuel storage terminals, fuel delivery vessels and/or storage tanks that we own or operate may require significant capital expenditures and increased operating and maintenance costs. The remediation and other costs required to clean up or treat contaminated sites could be substantial and may not be covered by insurance.

Our cash flow and net income may decrease if we are forced to comply with new governmental regulation surrounding the transportation of fuel.

We are subject to various federal, state, and local safety, health, transportation, and environmental laws and regulations governing the storage, distribution, and transportation of fuel. It is possible we will incur increased costs as a result of complying with new safety, health, transportation and environmental regulations and such costs will reduce our net income. It is also possible that material environmental liabilities will be incurred, including those relating to claims for damages to property and persons.

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Our current dependence on a single fuel supplier increases our risk of an interruption in fuel supply, impacting our operations.

Although we are in the process of establishing other sources, we currently purchase almost all of our fuel needs from two principal suppliers in Florida. We do not have a written agreement with the largest supplier, and as such, if fuel from this source was interrupted, the cost of procuring replacement fuel and transporting that fuel from alternative locations might be materially higher and, at least on a short-term basis, our earnings could be negatively affected. This supplier is also a shareholder in the Company.

Our profitability is subject to fuel pricing and inventory risk.

The retail fuel business is a “margin-based” business in which gross profits are dependent upon the excess of the sales price over the fuel supply costs. Fuel is a commodity, and, as such, its unit price is subject to volatile fluctuations in response to changes in supply or other market conditions. We have no control over supplies, commodity prices or market conditions. Consequently, the unit price of the fuel that we and other marketers purchase can change rapidly over a short period of time, including daily.

Loss of a major customer could result in a decrease in our future sales and earnings.

In any given quarter or year, sales of our products may be concentrated in a few major customers. We anticipate that a limited number of customers in any given period may account for a substantial portion of our total net revenue for the foreseeable future. The business risks associated with this concentration, including increased credit risks for these and other customers and the possibility of related bad debt write-offs, could negatively affect our margins and profits. Additionally, the Company does not have any long-term agreements with its customers. All customer agreements are cancelable at any time by either party and as such there cannot be any assurance that any customer will continue to use the Company’s services. The loss of a major customer, whether through competition or consolidation, or a termination in sales to any major customer, could result in a decrease of our future sales and earnings.

We operate in a new industry segment and may be subject to new and existing laws, regulations and oversight

The Company operates in a new industry segment, on-demand mobile fuel delivery, in which new state and local law adoptions are occurring. Effective December 31, 2020, Florida adopted Florida Fire Prevention Code (“Code”) Section 42.12 recognizing and setting various requirements for the consumer on-demand mobile fuel delivery business. Permitting authority is contemplated under an “Authority Having Jurisdiction” (“AHJ”). Other pre-existing Code provisions similarly contemplate AHJ permitting for commercial mobile fueling. Miami-Dade County, where most of our business is conducted, adopted the Code by reference. Unlike some other states and counties, neither Florida nor Miami-Dade County have designated an AHJ for mobile fueling. Miami-Dade’s extensive permitting and fee schedule does not contemplate or assert permitting authority over mobile fueling, consumer or commercial. We may be subject to oversight, including audits, in existing or future areas of operation. If we cannot comply with the Code, or County, State or Federal rules and regulations or the laws, rules and regulations or oversight in areas in which we currently operate or may seek to operate, we could lose the ability to service those areas and our earnings could be affected.

Our License Agreement with Fuel Butler may be terminated and as such our expansion plans into the state of New York may be delayed

On April 7, 2021, the Company entered into a Technology License Agreement with Fuel Butler LLC (“Technology Agreement”). Under the Technology Agreement, the Company licensed proprietary technology that the Company believes will allow the Company to provide its fuel service in high density areas like New York City. Fuel Butler has delivered a purported notice of termination of the Technology Agreement based on certain alleged breaches arising from our failure to issue equity securities to Fuel Butler. We have been in communications with Fuel Butler regarding the termination of the Technology Agreement and continue to believe that the Company is in compliance with the Technology Agreement and that the Technology Agreement continues to be in force. While we contest Fuel Butler’s claims of breach and contend that in fact Fuel Butler is in breach, we have communicated to Fuel Butler that we wish to terminate the Technology Agreement. We have sent a proposal to Fuel Butler whereby we will cease utilizing the Technology and Fuel Butler will return any shares it received under the Technology Agreement. However, to date, the Company has not had further communications with Fuel Butler regarding this matter. Currently, the Company does not expect to expand into the state of New York for the foreseeable future.

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Risks Related to the Pending Acquisition of NextNRG

Neither the Company’s board of directors nor any committee thereof obtained a fairness opinion (or any similar report or appraisal) in determining whether or not to pursue the acquisition of NextNRG, which is owned by the Company’s largest shareholder. Consequently, you have no assurance from an independent source that the price the Company is paying for NextNRG is fair to the Company — and, by extension, its securityholders — from a financial point of view.

Neither the Company’s board of directors nor any committee thereof is required to obtain an opinion (or any similar report) from an independent investment banking or accounting firm that the price that the Company is paying for NextNRG is fair to the Company from a financial point of view, although pursuant to Nasdaq Rule 5630 the Company is required to conduct an appropriate review and oversight of all related party transactions for potential conflict of interest situations on an ongoing basis by the Company’s audit committee or another independent body of the board of directors. In analyzing the acquisition of NextNRG, the Company’s board of directors reviewed summaries of due diligence results and financial analyses prepared by management. The Company’s board of directors also consulted with legal counsel and with the Company management and considered a number of factors, uncertainty and risks and concluded that the acquisition of NextNRG was in the best interest of the Company’s stockholders. The Company’s board of directors believes that because of the professional experience and background of its directors, it was qualified to conclude that the acquisition of NextNRG was fair from a financial perspective to its stockholders. Accordingly, investors will be relying solely on the judgment of the Company’s board of directors in valuing NextNRG, and the Company’s board of directors may not have properly valued such acquisition. As a result, the terms may not be fair from a financial point of view to the public stockholders of the Company.

The Share Exchange will result in significant dilution to the Company’s stockholders.

Pursuant to the Share Exchange, the Company will issue 100,000,000 shares of common stock to the NextNRG Shareholders, 50,000,000 of these shares will be subject to vesting or forfeiture (see “Prospectus Summary”) pursuant to future milestones.

Based on 6,483,052 shares of common stock outstanding as of January 14, 2025, and assuming the issuance of (i) 5,000,000 shares in this offering, and (ii) all 100,000,000 shares pursuant to the Share Exchange, following this offering and the concurrent closing of the Share Exchange, the Company will have 111,483,052 shares of common stock issued and outstanding.

Of the 111,483,052 shares of common stock that will be issued and outstanding:

-	5,000,000 shares (4.48%) will be beneficially owned by investors in this offering;
-	198,357 shares (0.18%) will be beneficially owned by current officers and directors of the Company and 2,434,993 shares (2.18%) shares will be beneficially owned by other current shareholders of the Company; and
-	103,849,702 shares (93.15%) will be beneficially owned by the NextNRG Shareholders (including shares held by entities controlled by Michael Farkas, the Chief Executive Officer of NextNRG).

In addition, there are 2,351,618 shares which may be issued upon the conversion of the 363,000 shares of Series A Preferred Stock and 140,000 shares of Series B Preferred Stock, each with a stated value of $10.00 per share, at 80% and 70%, respectively, of $2.78 (the minimum price on the date of issuance). Furthermore, our stockholders have approved an increase in the number of shares that may be issued under our equity incentive plan from 360,000 shares to 900,000 shares. Issuance of awards regarding such additional shares will result in further dilution to stockholders, including investors in this offering.

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NextNRG has a very limited operating history, which makes it difficult to evaluate its business and prospects.

NextNRG has a very limited operating history, which makes it difficult to evaluate its business and prospects or forecast its future results. NextNRG is subject to the same risks and uncertainties frequently encountered by new companies in rapidly evolving markets. NextNRG’s financial results in any given quarter can be influenced by numerous factors, many of which it is unable to predict or are outside of its control, including:

●	perceptions about EV quality, safety (in particular with respect to lithium-ion battery packs), design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of Evs;

●	the limited range over which Evs may be driven on a single battery charge and concerns about running out of power while in use;

●	concerns regarding the stability of the electrical grid;

●	improvements in the fuel economy of the internal combustion engine;

●	consumers’ desire and ability to purchase a luxury automobile or one that is perceived as exclusive;

●	the environmental consciousness of consumers;

●	volatility in the cost of oil and gasoline;

●	consumers’ perceptions of the dependency of the United States on oil from unstable or hostile countries and the impact of international conflicts;
●	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

●	access to charging stations, standardization of EV charging systems and consumers’ perceptions about convenience and cost to charge an EV; and

●	the availability of tax and other governmental incentives to purchase and operate Evs or future regulation requiring increased use of nonpolluting vehicles.

To date, NextNRG has not generated significant revenues or achieved profitability, and may never generate significant revenues or become profitable.

NextNRG has incurred net losses since inception and may not be able to achieve or maintain profitability in the future. NextNRG’s expenses will likely increase in the future as it develops and launches its products, expands into new markets, increases its sales and marketing efforts and continues to invest in technology. These efforts to grow its business may be more costly than NextNRG expects and may not result in increased revenue or growth in its business. NextNRG will likely be required to make significant capital investments and incur recurring or new costs, and its investments (if any) may not generate sufficient returns and its results of operations, financial condition and liquidity may be adversely affected. Any failure to increase revenues sufficiently to keep pace with such investments and other expenses could prevent NextNRG from achieving or maintaining profitability or positive cash flow on a consistent basis or at all. If NextNRG is unable to successfully address these risks and challenges as it encounters them, its business, financial condition, results of operations and prospects could be adversely affected. If it is unable to generate adequate revenue growth and manage expenses, NextNRG may continue to incur net losses in the future, which may be substantial, and it may never be able to achieve or maintain profitability. NextNRG also expects its costs and expenses to increase in future periods, which could negatively affect future results of operations if revenues do not increase. In particular, NextNRG intends to continue to expend significant funds to further develop its technology. Furthermore, if NextNRG’s future growth and operating performance fail to meet investor or analyst expectations, or if it has future negative cash flow or losses resulting from investment in technology or expanding operations, this could have a material adverse effect on its business, financial condition and results of operations.

The market for NextNRG’s platform and services may not be as large as NextNRG believes it to be.

We believe the market for our values-aligned platform is substantial, but it is still relatively new, and it is uncertain to what extent or how widespread market acceptance of our platform will be or how long such acceptance, if achieved, may be sustained. Our success will depend on the willingness of people to widely adopt the NextNRG experience, values and the products and services that we offer through our platform. If the public does not perceive our products and services sold through our platform to be beneficial, or chooses not to adopt them as a result of concerns regarding privacy, accessibility, or for other reasons, including an unwillingness to confirm that they respect our five core values or as a result of negative incidents or experiences they encounter through our platform, or instead opt to use alternatives to our platform, then the market for our platform may not continue to grow, may grow slower than we expect, or may not achieve the growth potential we expect, any of which could materially adversely affect our business, financial condition, and results of operations.

NextNRG has limited experience with respect to determining the optimal prices and pricing structures for its products and services, which may impact its financial results.

NextNRG expects that it may need to change its pricing model from time to time, including as a result of competition, global economic conditions, changes in product mix or pricing studies. Similarly, as NextNRG introduces new products and services, it may have difficulty determining the appropriate price structure for future products and services, including because we may pursue business lines or enter markets in which NextNRG’s current management team has limited prior experience. In addition, as new and existing competitors introduce new products or services that compete with NextNRG’s, or revise their pricing structures, it may be unable to attract new customers at the same price or based on the same pricing model as it has used historically. As a result, NextNRG may be required from time to time to revise its pricing structure or reduce prices, which could adversely affect its business, operating results, and financial condition.

NextNRG is in a highly competitive EV charging services industry and there can be no assurance that it will be able to compete with many of its competitors which are larger and have greater financial resources.

NextNRG faces strong competition from competitors in the EV charging services industry, including competitors who could duplicate its model. Many of these competitors may have substantially greater financial, marketing and development resources and other capabilities than NextNRG. In addition, there are very few barriers to entry into the market for its services. There can be no assurance, therefore, that any of NextNRG’s current and future competitors, many of whom may have far greater resources, will not independently develop services that are substantially equivalent or superior to its services. Additionally, there is no guarantee that NextNRG’s wireless EV charging solutions will be accepted by the market.

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NextNRG’s competitors may be able to provide customers with different or greater capabilities or benefits than it can provide in areas such as technical qualifications, past contract performance, geographic presence and driver price. Further, many of its competitors may be able to utilize substantially greater resources and economies of scale to develop competing products and technologies, divert sales away from NextNRG by winning broader contracts or hire away our employees by offering more lucrative compensation packages. In the event that the market for EV charging stations expands, NextNRG expects that competition will intensify as additional competitors enter the market and current competitors expand their product lines. In order to secure contracts successfully when competing with larger, well-financed companies, NextNRG may be forced to agree to contractual terms that provide for lower aggregate payments to it over the life of the contract, which could adversely affect its margins. NextNRG’s failure to compete effectively with respect to any of these or other factors could have a material adverse effect on its business, prospects, financial condition or operating results.

NextNRG’s revenue growth ultimately depends on consumers’ willingness to adopt electric vehicles with wireless charging capabilities in a market which is still in its early stages.

NextNRG’s growth is highly dependent upon the adoption by consumers of Evs, and it is subject to a risk of any reduced demand for Evs. If the market for Evs does not gain broader market acceptance or develops slower than expected, NextNRG’s business, prospects, financial condition and operating results will be harmed. The market for alternative fuel vehicles is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new vehicle announcements, long development cycles for EV original equipment manufacturers, and changing consumer demands and behaviors. Factors that may influence the purchase and use of alternative fuel vehicles, specifically Evs, include:

●	perceptions about EV quality, safety (in particular with respect to lithium-ion battery packs), design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of Evs;

●	the limited range over which Evs may be driven on a single battery charge and concerns about running out of power while in use;

●	concerns regarding the stability of the electrical grid;

●	improvements in the fuel economy of the internal combustion engine;

●	consumers’ desire and ability to purchase a luxury automobile or one that is perceived as exclusive;

●	the environmental consciousness of consumers;

●	volatility in the cost of oil and gasoline;

●	consumers’ perceptions of the dependency of the United States on oil from unstable or hostile countries and the impact of international conflicts;
●	government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

●	access to charging stations, standardization of EV charging systems and consumers’ perceptions about convenience and cost to charge an EV; and

●	the availability of tax and other governmental incentives to purchase and operate Evs or future regulation requiring increased use of nonpolluting vehicles.

The influence of any of the factors described above may negatively impact the widespread consumer adoption of Evs, which would materially and adversely affect NextNRG’s business, operating results, financial condition and prospects.

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Risks Related to Ownership of Our Common Stock and this Offering

Our stock price is expected to fluctuate significantly.

Our common stock was approved for listing on The Nasdaq Capital Market under the symbol “EZFL” and began trading on September 15, 2021. There can be no assurance that an active trading market for our shares will be sustained. The market price of shares of our common stock could be subject to wide fluctuations in response to many risk factors listed in this section, and others beyond our control, including:

●	actual or anticipated fluctuations in our financial condition and operating results;

●	geopolitical developments affecting supply and demand for oil and gas and an increase or decrease in the price of fuel;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	competition from existing companies in the space or new competitors that may emerge;

●	issuance of new or updated research or reports by securities analysts;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

●	additions or departures of key management or technology personnel;

●	disputes or other developments related to proprietary rights, including intellectual property, litigation matters, and our ability to obtain patent protection for our technologies;

●	announcement or expectation of additional debt or equity financing efforts;

●	sales of our common stock by us, our insiders or our other stockholders; and

●	general economic and market conditions.

These and other market and industry factors may cause the market price and demand for our common stock to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated to or disproportionate to the operating performance of the Company.

A significant percentage of the Company’s common stock is held by a small number of shareholders.

One beneficial owner controls approximately 65.1% of our outstanding common stock as of January 14, 2025, and our officers and directors beneficially own approximately an additional 3.1% of our outstanding common stock. As a result, these shareholders are able to influence the outcome of shareholder votes on various matters, including the election of directors and extraordinary corporate transactions, including business combinations. In addition, the conversion of existing convertible notes, occurrence of sales of a large number of shares of our common stock, or the perception that these conversions or sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock, which can in turn affect the market price of our common stock.

Our Amended and Restated Certificate of Incorporation includes an exclusive forum provision that identifies the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation, including any derivative actions, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us, our directors, officers or employees.

Our Amended and Restated Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company arising pursuant to any provision of the General Corporation Law of Delaware, the Amended and Restated Certificate of Incorporation or the Bylaws of the Company; or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. To the extent that any such claims may be based upon federal law claims, Section 27 of the Securities Exchange Act of 1934, as amended, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act of 1933, as amended, provides for concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and as such, the exclusive jurisdiction clauses of our Amended and Restated Certificate of Incorporation would not apply to such suits. The choice of forum provisions in our Amended and Restated Certificate of Incorporation may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. By agreeing to these provisions, however, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find the choice of forum provisions in our Amended and Restated Certificate of Incorporation” to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

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We have never paid dividends on our capital stock, and we do not anticipate paying any dividends in the foreseeable future. Consequently, any gains from an investment in our common stock will likely depend on whether the price of our common stock increases.

We have not paid dividends on any of our classes of capital stock to date and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of any future indebtedness we may incur could preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain from an investment in our common stock for the foreseeable future. Consequently, in the foreseeable future, you will likely only experience a gain from your investment in our common stock if the price of our common stock increases.

If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

On August 22, 2023, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 (the “Form 10-Q”), did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1), which requires that a listed company’s stockholders’ equity be at least $2,500,000 (the “Equity Rule”). As reported in its Form 10-Q, the Company’s stockholders’ equity as of June 30, 2023 was approximately $1,799,365. As of June 30, 2024, the Company’s stockholders’ deficit was ($4,833,450). The Staff’s notice had no immediate impact on the listing of the Company’s common stock on Nasdaq.

Upon submission of the Company’s plan to regain compliance, the Staff granted the Company an extension until February 20, 2024 to comply with this requirement.

On February 21, 2024, the Company received a delist determination letter (the “Delist Letter”) from the Staff advising the Company that the Staff had determined that the Company did not meet the terms of the extension. Specifically, the Company did not complete its proposed transaction to regain compliance with the Equity Rule and evidence compliance on or before February 20, 2024.

The Company requested an appeal of the Staff’s determination and such hearing occurred on May 2, 2024. At the hearing, the Company presented its plan for regaining compliance with the Equity Rule and requested a further extension to complete the execution of its plan. On May 13, 2024, we received an extension until July 12, 2024, to regain compliance with the Equity Rule.

On August 30, 2024, the Company received a letter from Nasdaq confirming that the Company has (i) regained compliance with the Equity Rule, as required by the Panel’s decision dated May 13, 2024, as amended, and (ii) in application of Listing Rule 5815(d)(4)(B), the Company will be subject to a mandatory panel monitor for a period of one year from the date of such letter. If, within that one-year monitoring period, the Staff finds that the Company is no longer in compliance with the Equity Rule, then, notwithstanding Listing Rule 5810(c)(2), the Company will not be permitted to provide Staff with a plan of compliance with respect to such deficiency and Staff will not be permitted to grant additional time for the Company to regain compliance with respect to such deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Listing Rule 5810(c)(3). Instead, the Staff will issue a Delist Determination Letter, and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. The Company will have the opportunity to respond/ present to the Hearings Panel as provided by Listing Rule 5815(d)(4)(C) and the Company’s securities may at that time be delisted from Nasdaq.

On January 10, 2025, the Company received a letter from the Staff indicating that the Company no longer complies with Nasdaq rules for continued listing because the Company has not yet held an annual meeting of stockholders within one year after the end of the Company’s fiscal year ended December 31, 2023, as required pursuant to Nasdaq Listing Rule 5620(a) (the “Annual Meeting Requirement”). The Company has 45 calendar days to submit a plan to regain compliance and, if the Staff accepts the Company’s plan, the Staff can grant an exception of up to 180 calendar days from December 31, 2024, or until June 30, 2025, to regain compliance. The Company plans to timely submit such a plan for the Staff’s consideration. There can be no assurance that the Staff will accept the Company’s plan to regain compliance with the Annual Meeting Requirement, or that the Company will evidence compliance with the Annual Meeting Requirement during any extension period that the Staff may grant. If the Staff does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel. Prior to receiving the deficiency letter from the Nasdaq regarding the Annual Meeting Requirement, on December 31, 2024, the Company filed with the Securities and Exchange Commission a definitive proxy statement on Schedule 14A relating to its planned annual meeting of stockholders for the fiscal year ended December 31, 2023. The stockholders meeting for the fiscal year ended December 31, 2023 was held on January 16, 2025.  Accordingly, the Company anticipates that the Nasdaq will confirm that the Company has regained compliance with the Annual Meeting Requirement.

If we are unable to achieve and maintain compliance with such listing standards or other Nasdaq listing requirements in the future, we could be subject to suspension and delisting proceedings. A delisting of our common stock and our inability to list on another national securities market could negatively impact us by: (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use certain registration statements to offer and sell freely tradable securities, thereby limiting our ability to access the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

We have elected to take advantage of specified reduced disclosure requirements applicable to an “emerging growth company” under the JOBS Act, the information that we provide to stockholders may be different than they might receive from other public companies.

As a company with less than $1 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements;

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting and delaying the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We have elected to take advantage of the above-referenced exemptions and we may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1 billion in annual revenues, we have more than $700 million in market value of our stock held by non-affiliates, or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have not taken advantage of any of these reduced reporting burdens in this 10K, although we may choose to do so in future filings. If we do, the information that we provide stockholders may be different than you might get from other public companies that comply with public company effective dates.

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Additional stock offerings in the future may dilute your percentage ownership of our company.

Given our plans and expectations that we may need additional capital and personnel, we may need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of 5,000,000 shares offered in this offering at an assumed public offering price of $3.00 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of approximately $2.899 per share. See “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase our common stock in the offering.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

We intend to use a portion of the net proceeds from this offering to approximately $4,000,000 of principal and estimated accrued interest outstanding on outstanding indebtedness. We intend to use the balance of the net proceeds from this offering for the expansion of our business and general corporate purposes, including working capital. See “Use of Proceeds” on page 20. Except for the repayment of indebtedness, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that may not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

The Company is a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

The Company is currently a “controlled company” within the meaning of the applicable rules of Nasdaq. Michael D. Farkas, the Chief Executive Officer of NextNRG, is the holder (through NextNRG) and the beneficial owner of approximately 65.1% of the Company’s common stock and therefore controls a majority of the voting power of the Company’s outstanding common stock and accordingly, he has the ability to determine all matters requiring approval by stockholders. After the closing of this offering and the closing of the acquisition of NextNRG, Mr. Farkas will control approximately 75.2% of the voting power of our outstanding common stock, and, therefore will control a majority of the voting power of the Company’s outstanding common stock and accordingly, he will have the ability to determine all matters requiring approval by stockholders. Additionally, at the closing of the acquisition of NextNRG, the Company has agreed to appoint Mr. Farkas to the board of directors as Executive Chairman and to appoint him as the Chief Executive Officer of the Company. Accordingly, after the closing of this offering and the closing of the acquisition of NextNRG, we will continue to be a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, which it does not intend to do, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of the board consists of independent directors;

●	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

●	that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

While the Company does not intend to rely on these exemptions, the Company may use these exemptions now or in the future. As a result, the Company’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $13.3 million (or approximately $15.3 million if the underwriter exercises its over-allotment option in full) after deducting the underwriting discounts and commission and estimated offering expenses payable by us.

We intend to use approximately $4,000,000 of the net proceeds of this offering to repay:

(i)	$1,000,000 of principal and approximately $12,500 of accrued interest outstanding on the Alcourt Note outstanding on January 22, 2025. The Alcourt Note bears interest at 15% per annum, payable as described in the Alcourt Note and has a maturity date of April 15, 2025. The proceeds from such indebtedness was used for working capital.

(ii)	$2,500,000 of principal and approximately $400,000 of fees outstanding on the Gad Note outstanding January 22, 2025. The Gad Note is non-interest bearing and payable as described in the Gad Note and has a maturity date of February 23, 2025, the proceeds of this note were used to close on the purchase of the Shell fleet.

We intend to use the balance of net proceeds received from this offering as follows: Approximately $1 million for expansion and the remainder for general corporate purposes, including working capital.

We will retain broad discretion over the use of these proceeds. Pending any use as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the assumed public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock immediately after this offering.

The net tangible book value (negative) of our common stock as of September 30, 2024 was ($47,432), or ($0.01) per share of common stock. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of outstanding shares of common stock.

Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of common stock in this offering and the pro forma as adjusted net tangible book value per share of our common stock immediately after the completion of this offering. After giving effect to (i) the issuance of 201,613 shares of common stock in connection with the Yoshi transaction, (ii) the closing of the Share Exchange (which will occur concurrently with the closing of this offering), including our issuance of 100,000,000 shares of common stock and the acquisition of NextNRG thereunder, (iii) repayment of $1,000,000 of principal and approximately $12,500 of accrued interest outstanding on the Alcourt Note, (iv) repayment of 2,500,000 of principal and approximately $400,000 of fees outstanding on the Gad Note, and (v) our sale in this offering of 5,000,000 shares of common stock at an assumed public offering price of $3.00 per share (gross proceeds of $15 million), after deducting the underwriting discounts and commissions and related estimated offering expenses of $1.725 million, our pro forma as adjusted net tangible book value as of September 30, 2024 would have been $9,227,568 or $0.0828 per share but does not give effect to the incurrence of liability to Yoshi of $600,000 for cash payment outstanding.

This represents an immediate dilution in net tangible book value of $2.925 per share to purchasers of common stock in this offering, as illustrated in the following table:

Assumed public offering price per share		$3.00
Net tangible book value per share as of September 30, 2024*	$(0.030)
Prom Forma net tangible book value per share at September 30, 2024 before giving effect to the offering**	$0.000
Increase in net tangible book value per share attributable to new investors	$0.113
Pro forma as adjusted net tangible book value per share at September 30, 2024 after giving effect to the offering, debt conversions and related transactions**		$0.083
Dilution per share to new investors		$2.917

If the underwriters exercise their option to purchase additional shares in full, pro forma as adjusted net tangible book value as of September 30, 2024 would increase to $11,297,568 or $0.101 per share, and dilution be $2.899 per share.

*Represents the net tangible book value per share when only considering the Company’s financial data (the acquisition of NextNRG and the offering were not contemplated in this calculation), this is a stand-alone disclosure for this table and does not factor into the totals following it.

** Represents the net tangible book value per share when considering the pro forma combined financial data of the Company and NextNRG, inclusive of the offering and issuance of 100,000,000 shares of common stock related to the acquisition of NextNRG.

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CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2024:

●	on an actual basis (which reflects EzFill on a stand-alone basis);

●	on a pro forma basis, to give effect to the (i) issuance of debt by the Company in the amount of $715,000 to NextNRG Holding Corp. (formerly Next Charging, LLC) on December 2, 2024 with an original issue discount of $65,000, (ii) issuance of debt by the Company in the amount of $275,000 to NextNRG on December 3, 2024 with an original issue discount of $25,000, (iii) issuance of debt by the Company in the amount of $580,000 to NextNRG on December 17, 2024, (iv) issuance of debt by the Company in the amount of $2,500,000 to Gad International Ltd. on December 26, 2024 with a loan commitment fee of $400,000, (v) issuance of debt by the Company in the amount of $330,000 to NextNRG on December 30, 2024 with an original issue discount of $30,000, (vi) issuance of debt by the Company in the amount of $1,000,000 to Alcourt LLC on January 15, 2025 with an original issue discount of $50,000, (vii) issuance on December 2, 2024 by the Company of 201,613 shares of its common stock, with a fair value of $500,000, issuance of a promissory note in the principal amount of $250,000, and payment of $650,000 as part of the purchase price for closing the Yoshi transaction, (viii) issuance on December 23, 2024 by the Company of 126,000 shares of its common stock, with a fair value of $391,860 (based on the closing price on the Nasdaq on December 23, 2024 of $3.11 per share), to a consultant of the Company for consideration of business development services, and (ix) issuance on December 23, 2024 by the Company of 16,287 shares of its common stock, with a fair value of $50,653 (based on the closing price on the Nasdaq on December 23, 2024 of $3.11 per share), to another consultant of the Company for consideration of business development services.

●	on a pro forma as adjusted basis, to give further effect to the (i) sale in this offering of 5,000,000 shares of common stock at an assumed public offering price of $3.00 per share, after deducting the underwriting discounts and commissions of $1,050,000 and estimated offering expenses of $675,000 payable by us, (ii) repayment of $1,000,000 of principal and approximately $12,500 of accrued interest outstanding on the Alcourt Note, (iii) repayment of 2,500,000 of principal and approximately $400,000 of fees outstanding on the Gad Note, and (iv) the closing of the Share Exchange (which will occur concurrently with the closing of this offering), including the issuance of 100,000,000 shares and the acquisition of NextNRG pursuant thereto (the share issuance is with a related party, therefore, net effect on stockholders equity is zero).

You should read the following table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Capital Stock,” and the financial statements and related notes appearing elsewhere in this prospectus.

	September 30, 2024
	Actual (unaudited)	Pro Forma	Pro Forma as adjusted
Cash	$828,185	$5,658,185	$14,932,685
Total liabilities	2,062,638	7,712,638	3,712,638

Stockholders (deficit) equity:

Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued or outstanding Series A, convertible preferred stock, $0.0001 par value, 513,000 shares designated, 363,000 shares issued and outstanding (actual and pro-forma as adjusted)	36	36	36
Series B, convertible preferred stock, $0.0001 par value, 150,000 shares designated, 140,000 shares issued and outstanding (actual and pro-forma as adjusted)	14	14	14
Common Stock, $0.0001 par value, 500,000,000 shares authorized, 6,208,073* issued and outstanding, 6,483,052 issued and outstanding (pro-forma), and 111,483,052** issued and outstanding (pro-forma as adjusted)	621	648	11,148
Additional Paid-in Capital	62,298,941	63,241,454	76,515,954
Retained earnings (accumulated deficit)	(58,741,247)	(59,183,760)	(59,183,760)
Total Stockholders Equity	$3,558,365)	$4,058,392	$17,343,392

Total Capitalization	$5,621,003	$11,771,030	$21,056,030

* This amount reflects the issued and outstanding shares at September 30, 2024, of the Company of 6,208,073.

** This amount combines the issued and outstanding shares as of the offering date of 6,483,052 and adds to it the 5,000,000 shares included in this offering, plus the issuance of the 100,000,000 shares in connection with the share exchange with NextNRG concurrent with the offering.

The information above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing and excludes:

●	warrants to purchase 52,297 shares of common stock at a weighted average exercise price of $4.82;
●	1,632,194 shares which may be issued upon the conversion of 363,000 shares of Series A Preferred Stock, each with a stated value of $10.00 per share, at 80% of $2.78 (the minimum price on the date of issuance);
●	719,424 shares which may be issued upon the conversion of 140,000 shares of Series B Preferred Stock, each with a stated value of $10.00 per share, at 70% of $2.78 (the minimum price on the date of issuance);
●	1,065,938 shares reserved for future issuance under our 2023 Equity Incentive Plan;
●	Shares to be issued in connection with the December 26 Note and the January 15 Note upon receipt and effectiveness of shareholder approval regarding such issuance;
●	Warrants to purchase 250,000 shares of common stock at an exercise price of $3.75 (125% of the public offering price), to be issued to the Representative or its designees in this offering; and
●	incurrence of liability to Yoshi of $600,000 for cash payment outstanding.

A $0.50 increase (decrease) in the assumed public offering price of $3.00 per share shown on the cover page of this prospectus, would increase (decrease) the amount of cash and cash equivalents, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization on a pro forma as adjusted basis by approximately $2.3 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of one million shares offered by us would increase (decrease) cash and cash equivalents, total stockholders’ equity (deficit) and total capitalization on a pro forma as adjusted basis by approximately $10.5 million, assuming the assumed public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting the consolidated operating results, financial condition, liquidity and cash flows of our Company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our consolidated financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

We were incorporated under the laws of Delaware in March 2019. We are in the business of operating mobile fueling trucks and are headquartered in Miami, Florida. EzFill provides its customers with the ability to have fuel delivered to their vehicles (cars, boats, trucks) without leaving their home or office and to construction sites, generators and reserve tanks.

Our mobile fueling solution gives our fleet, consumer and other customers the ability to fuel their vehicles with the touch of an app or regularly scheduled service, and without the inconvenience of going to the gas station.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which were prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The preparation of these consolidated financial statements requires us to make estimates and assumptions for the reported amounts of assets, liabilities, revenue, and expenses. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, and those differences may be material.

While our significant accounting policies are more fully described in Note 2—Summary of Significant Accounting Policies of the Notes to Consolidated Financial Statements included in this prospectus, we believe the following discussion addresses our most critical accounting policies, which are those that are most important to our financial condition and results of operations and which require our most difficult, subjective and complex judgments.

Use of Estimates and Assumptions

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Changes in estimates are recorded in the period in which they become known. The Company bases its estimates on historical experience and other assumptions, which include both quantitative and qualitative assessments that it believes to be reasonable under the circumstances.

Significant estimates include, allowance for doubtful accounts and other receivables, inventory reserves and classifications, valuation of loss contingencies, valuation of stock-based compensation, estimated useful lives related to property and equipment, impairment of intangible assets, implicit interest rate in right-of-use operating leases, uncertain tax positions, and the valuation allowance on deferred tax assets.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding customer balances. Credit is extended to customers based on an evaluation of their financial condition and other factors. Interest is not accrued on overdue accounts receivable. The Company does not require collateral.

Management periodically assesses the Company’s accounts receivable and, if necessary, establishes an allowance for estimated uncollectible amounts. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. Accounts determined to be uncollectible are charged to operations when that determination is made.

Inventory

Inventory consists solely of fuel. Inventory is stated at the lower of cost or net realizable value using the first-in, first-out (“FIFO”) method of inventory valuation. Management assesses the recoverability of its inventory and establishes reserves on a quarterly basis.

Revenue Recognition

The Company generates its revenue from mobile fuel sales, either as a one-time purchase, or through a monthly membership. Revenue is recognized at the time of delivery and includes a delivery fee for each delivery or a subscription fee on a monthly basis for memberships.

Under Accounting Standards Update (“ASU”) No. 2014-09 (Topic 606) “Revenue from Contracts with Customers”, revenue from contracts with customers is measured based on the consideration specified in the contract with the customer, and excludes any sales incentives, discounts, rebates, and amounts collected on behalf of third parties.

A performance obligation is a promise in a contract to transfer a distinct good or service to a customer and is the unit of account under Topic 606. The Company’s contracts with its customers do not include multiple performance obligations. The Company recognizes revenue when a performance obligation is satisfied by transferring control over a product or service to a customer. The amount of revenue recognized reflects the consideration the Company expects to be entitled to in exchange for such products or services.

The following represents the analysis management has considered in determining its revenue recognition policy:

Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

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Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur.

None of the Company’s contracts contain a significant financing component.

Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. For example, a bonus or penalty may be associated with one or more, but not all, distinct services promised in a series of distinct services that forms part of a single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately.

If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

The Company’s contracts have a distinct single performance obligation and there are no contracts with variable consideration.

Recognize revenue when or as the Company satisfies a performance obligation

Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

The following reflects additional discussion regarding our revenue recognition policies for each of our material revenue streams. For each revenue stream we do not offer any returns, refunds or warranties, and no arrangements are cancellable. Additionally, all contract consideration is fixed and determinable at the initiation of the contract.

Currently, the Company only has two separate and distinct single performance obligations in its contractual arrangements.

First, the Company generally recognizes membership revenues at the end of each month after services have been rendered. There are no prepaid membership revenues.

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Second, the Company recognizes fuel sales each month after delivery has occurred.

Contract Liabilities (Deferred Revenue)

Contract liabilities represent deposits made by customers before the satisfaction of performance obligation and recognition of revenue. Upon completion of the performance obligation(s) that the Company has with the customer based on the terms of the contract, the liability for the customer deposit is relieved and revenue is recognized.

Recent Accounting Standards

Changes to accounting principles are established by the FASB in the form of Accounting Standards Updates (“ASU’s”) to the FASB’s Codification. We consider the applicability and impact of all ASU’s on our consolidated financial position, results of operations, stockholders’ equity, cash flows, or presentation thereof. Management has evaluated all recent accounting pronouncements issued through the date these financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective accounting pronouncements, when adopted, will have a material impact on the consolidated financial statements of the Company.

In March 2022, the Financial Accounting Standards Board (the “FASB”) issued ASU 2022-02, Financial Instruments – Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures (“ASU 2022-02”), which eliminates the accounting guidance on troubled debt restructurings (“TDRs”) for creditors in ASC 310, Receivables (Topic 310), and requires entities to provide disclosures about current period gross write-offs by year of origination. Also, ASU 2022-02 updates the requirements related to accounting for credit losses under ASC 326, Financial Instruments – Credit Losses (Topic 326), and adds enhanced disclosures for creditors with respect to loan refinancings and restructurings for borrowers experiencing financial difficulty.

This guidance was adopted on January 1, 2023. The adoption of ASU 2022-02 did not have a material impact on the Company’s consolidated financial statements.

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07 - Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This ASU improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is evaluating the impact this will have on the Company’s consolidated financial statements and disclosures.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”). ASU 2023-09 includes amendments that further enhance income tax disclosures, primarily through standardization and disaggregation of rate reconciliation categories and income taxes paid by jurisdiction. ASU 2023-09 is effective for annual periods beginning after December 15, 2024, on either a prospective or retrospective basis. Early adoption is permitted. The Company is evaluating the impact of ASU 2023-09 on its consolidated financial statements and related disclosures.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on our consolidated financial position, results of operations or cash flows.

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Results of Operations

The following table sets forth our results of operations for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$6,985,962	$6,163,682	$20,977,860	$17,525,677
Cost of sales	6,379,137	5,813,957	19,361,923	16,529,030
Operating expenses	1,950,288	1,684,340	5,245,052	6,250,013
Depreciation and amortization	269,561	278,442	810,451	829,137
Operating loss	(1,613,024)	(1,613,057)	(4,439,566)	(6,082,503)
Other income (expense)	(6,462,485)	(613,681)	(8,899,797)	(961,817)
Net loss	$(8,075,509)	$(2,226,738)	$(13,339,363)	$(7,044,320)

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure which we use in our financial performance analyses. This measure should not be considered a substitute for GAAP-basis measures, nor should it be viewed as a substitute for operating results determined in accordance with GAAP. We believe that the presentation of Adjusted EBITDA, a non-GAAP financial measure that excludes the impact of net interest expense, taxes, depreciation, amortization, and stock compensation expense, provides useful supplemental information that is essential to a proper understanding of our financial results. Non-GAAP measures are not formally defined by GAAP, and other entities may use calculation methods that differ from ours for the purposes of calculating Adjusted EBITDA. As a complement to GAAP financial measures, we believe that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability.

The following is a reconciliation of net loss to the non-GAAP financial measure referred to as Adjusted EBITDA for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(8,075,509)	$(2,226,738)	$(13,339,363)	$(7,044,320)
Interest expense	5,601,813	622,777	8,163,375	966,374
Depreciation and amortization	269,561	278,442	810,451	829,137
Loss on debt extinguishment – related party	907,500	-	907,500	-
Stock compensation	205,301	38,629	456,635	569,539
Adjusted EBITDA	$(1,091,334)	$(1,286,890)	$(3,001,402)	$(4,679,270)

Gallons delivered	1,872,524	1,486,199	5,371,264	4,384,211
Average fuel margin per gallon	$0.60	$0.57	$0.60	$0.57

Three months ended September 30, 2024, compared to the three months ended September 30, 2023

Revenues

We generated revenues of $6,985,962 for the three months ended September 30, 2024, compared to $6,163,682 for the prior year, an increase of $822,280 or 13%. This increase is primarily due to a 26% increase in gallons delivered and an increase in related fees. The additional gallons were in existing as well as newly developed markets.

Cost of sales was $6,379,137 for the three months ended September 30, 2024, compared to $5,813,957 for the prior year. The $565,180 or 10% increase in cost of sales is due to the increase in fuel sales as well as the hiring of additional drivers, primarily in new markets. Our gross profit improved year over year due to higher fuel revenues as well as increased delivery fees and driver efficiency.

Operating Expenses

We incurred operating expenses of $1,950,288 during the three months ended September 30, 2024, compared to $1,684,340 during the prior year, an increase of $265,948 or 16%. This increase was primarily due to increases in payroll, stock based compensation, marketing and public company expenses.

Depreciation and Amortization

Depreciation decreased from $278,442 to $269,561, ($8,881), in the current three months ended September 30, 2024 as compared to September 30, 2023.

Other Income (Expense)

Interest expense increased from $622,777 to $5,601,813 ($4,979,036) in the current three months ended September 30, 2024 as compared to September 30, 2024 due to increased borrowing from related parties during the three months ending September 30, 2024.

Loss on debt extinguishment – related party increased from $0 to $907,500 in the current three months ended September 30, 2024

Nine months ended September 30, 2024 compared to the nine months ended September 30, 2023

Revenues

We generated revenues of $20,977,860 for the nine months ended September 30, 2024, compared to $17,525,677 for the prior year, an increase of 3,452,183 or 20%. This increase is primarily due to a 23% increase in gallons delivered and an increase in related fees. The additional gallons were in existing as well as newly developed markets.

Cost of sales was $19,361,923 for the nine months ended September 30, 2024, compared to $16,529,030 for the prior year. The $2,832,893 or 17% increase in cost of sales is mainly due to the increase in fuel sales as well as the hiring of additional drivers, primarily in new markets. Our gross profit improved year over year due to higher fuel revenues as well as increased delivery fees and driver efficiency.

Operating Expenses

We incurred operating expenses of $5,245,052 during the nine months ended September 30, 2024, as compared to $6,250,013 during the prior year, a decrease of $1,004,961 or 16%. This decrease was primarily due to decreases in payroll, stock based compensation, marketing and public company expenses.

Depreciation and Amortization

Depreciation decreased from $829,137 to $810,451, ($18,686), in the current nine months ended September 30, 2024 as compared to September 30, 2023.

Other Income (Expense)

Interest expense increased from $966,374 to $8,163,375 ($7,197,001) in the current nine months ended September 30, 2024 as compared to September 30, 2023 due to increased borrowing from related parties during the nine months ending September 30, 2024.

Loss on debt extinguishment – related party increased from $0 to $907,500 in the current nine months ended September 30, 2024.

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The following table sets forth our results of operations for the year ended December 31, 2023, and 2022:

	Year Ended December 31,
	2023	2022
Revenues	$23,216,423	$15,044,721
Cost of sales	21,845,574	15,218,234
Operating expenses	9,087,223	15,543,145
Depreciation and amortization	1,108,186	1,769,621
Operating loss	(8,824,560)	(17,486,279)
Other income (expense)	(1,647,329)	(19,486)
Net loss	$(10,471,889)	$(17,505,765)

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure which we use in our financial performance analyses. This measure should not be considered a substitute for GAAP-basis measures, nor should it be viewed as a substitute for operating results determined in accordance with GAAP. We believe that the presentation of Adjusted EBITDA, a non-GAAP financial measure that excludes the impact of net interest expense, taxes, depreciation, amortization, impairment of goodwill, other intangibles and fixed assets, and stock compensation expense, provides useful supplemental information that is essential to a proper understanding of our financial results. Non-GAAP measures are not formally defined by GAAP, and other entities may use calculation methods that differ from ours for the purposes of calculating Adjusted EBITDA. As a complement to GAAP financial measures, we believe that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability.

The following is a reconciliation of net loss to the non-GAAP financial measure referred to as Adjusted EBITDA for the year ended December 31, 2023, and 2022:

	Year Ended December 31,
	2023	2022
Net loss	$(10,471,889)	$(17,505,765)
Interest expense, net	1,719,296	19,486
Depreciation and amortization	1,108,186	1,769,621
Impairment of goodwill, other intangibles and fixed assets	105,506	2,894,516
Stock compensation	1,525,146	1,412,283
Adjusted EBITDA	$(6,013,755)	$(11,409,859)

Gallons delivered	5,853,167	3,589,415
Average fuel margin per gallon	$0.65	$0.50

Revenues

We generated revenues of $23,216,423 for the year ended December 31, 2023, compared to $15,044,721 for the year ended December 31, 2022, an increase of $8,171,702 or 54%. This increase is due to a 39% increase in gallons delivered as well as an increase in the average price per gallon. The additional gallons were in existing as well as new markets.

Cost of sales was $21,845,574 for the year ended December 31, 2023, resulting in a gross profit of 1,370,849, compared to $(173,513) for the prior year. The $6,627,340 or 44% increase in cost of sales is due to the increase in sales and an increase in labor costs primarily related to the expansion into new markets. Our gross profit improved year over year due to higher fuel revenues as well as increased delivery fees and driver efficiency.

Operating Expenses

We incurred operating expenses of $9,087,223 during the year ended December 31, 2023, as compared to $15,543,145 during the prior year, a decrease of $6,455,922 or 42%. The decrease was primarily due to decreases in payroll, sales and marketing, insurance, technology, and public company expenses offset by an increase in stock based compensation.

Depreciation and Amortization

Depreciation increased in the current year as a result of the increase in the fleet of delivery vehicles. Amortization decreased in the current year as a result of the impairment of goodwill and other intangible assets recorded in the fourth quarter of 2022.

Impairment of Goodwill, Fixed Assets and Other Intangibles

During the year ended December 31, 2023, the Company recorded impairment of $105,506 related to materials purchased for construction of delivery vehicles to reduce the carrying value to the expected realizable value. During the year ended December 31, 2022, the Company recorded an impairment loss of $1,987,500 related to a license of technology for which the Company has proposed termination of the agreement and which was not expected to generate any revenue in 2023. Goodwill was considered impaired, and the Company recognized an impairment loss of $166,838, or the remaining balance of goodwill. This loss was primarily due to the fall in the Company’s stock price and the decrease of the Company’s market capitalization as well as past operating performance. As a consequence, management forecasts were revised, and additional risk factors were applied. The fair value of the intangibles was estimated using a combination of market comparables (level 1 inputs) and expected present value of future cash flows (level 3 inputs) and as a result impairment was recorded for a total of $482,064. Also, the Company recorded an impairment of $258,114 related to materials purchased for construction of delivery vehicles to reduce the carrying value to the expected realizable value

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Other Income (Expense)

Interest expense increased in the current year due to increased borrowing for truck purchases.

Net Losses

We sustained a net loss of $10,471,889 for the year ended December 31, 2023, as compared to $17,505,765 for the prior year, a decrease of $7,033,876 or 40% as a result of the above.

Liquidity and Capital Resources

Cash Flow Activities

As of September 30, 2024, we had approximately $828,185 in cash compared to approximately $226,985 at December 31, 2023.

As of December 31, 2023, we had an accumulated deficit of $(43,317,050). We have incurred net losses since inception and have funded operations primarily through sales of our common stock and issuance of notes payable, including to related parties. As of December 31, 2023, we had $226,985 in cash and investments, as compared to December 31, 2022 when we had $4,186,875 in cash and investments.

Operating Activities

Net cash used in operating activities was $3,448,667 for the nine months ended September 30, 2024, which was made up primarily by the net loss of $13,339,363 and offset by non-cash adjustments for a net amount of $9,890,696. Net cash used in operating activities was $5,439,667 during the nine months ended September 30, 2023, which was made up primarily by the net loss of $7,044,320 and offset by non-cash adjustments for a net amount of $1,604,653.

Net cash used in operating activities was $(6,643,397) during year ended December 31, 2023, which was made up primarily by the net loss and partially offset by stock compensation of $1,525,146 and depreciation and amortization of $1,108,186 and impairment loss of $105,506 and loss on debt extinguishment – related party of $291,000 and amortization of debt discount of $1,403,244. Net cash used in operating activities was $(11,599,581) for the prior year ended December 31, 2022, which was made up primarily by the net loss and partially offset by stock compensation of $1,412,283 and depreciation and amortization of $1,769,621 and impairment losses of $2,894,516.

Investing Activities

During the nine months ended September 30, 2024 net cash used by investing activities was $55,704. The cash used was to purchase equipment of $38,554 and advances to related party of $17,150. Net cash provided by investing activities during the prior year was $2,130,116 resulting from the proceeds as part of the sale of marketable debt securities, net of $19,498 in purchases of equipment.

During the year ended December 31, 2023, we provided cash of $2,170,732, during the year ended December 31, 2022 we used cash of $(3,258,417). Investments matured during 2023 of $2,130,116. Also in 2023 we had refunds on prior purchases of fixed assets, primarily delivery trucks of $40,616. Investments matured during 2022 for total proceeds of $1,151,186. We used $321,250 for the acquisition of a fueling business in 2022. We used $3,258,417 for the acquisition of fixed assets, primarily delivery trucks

Financing Activities

We generated $4,105,571 of cash flows from financing activities during the nine months ended September 30, 2024, including a $3,300,000 loan from a related party (an approximate 20% shareholder of the Company), proceeds from issuance of Series B – convertible preferred stock from a related party (an approximate 20% shareholder of the Company) of $1,400,000 and proceeds from notes payable of $250,000 less principal repayments of $844,429. We generated $1,628,490 of cash flows from financing activities during the nine months ended September 30, 2023, including a $3,321,000 loan from a related party (an approximate 20% shareholder of the Company) and proceeds from notes payable of $250,000, net of the repayments of loans payable from a related party of $262,500 and repayments of notes payable of $680,110 and repayments on line of credit of $1,000,000, we also received $25,308 of proceeds for the issuance of stock from the ATM and recorded related expenses of $25,308.

We generated $2,632,857 of cash flows from financing activities during the year ended December 31, 2023 including $4,590,600 in new loans for truck purchases, $250,000 loan from a related party, less principal repayments of $3,732,889 and received proceeds from the issuance of common stock from the ATM of $25,308 and recorded related expenses of $25,308.We generated $2,533,589 of cash flows from financing activities during the year ended December 31, 2022, including $3,191,308 from new debt borrowings, less $657,719 for the repayment of debt.

Liquidity and Sources of Capital

The Company has sustained net losses since inception and does not have sufficient revenues and income to fully fund its operations. As a result, the Company has relied on equity and debt financings to fund its activities to date. For the nine months ended September 30, 2024, the Company had a net loss of $13,339,363. At September 30, 2024, the Company had an accumulated deficit of $58,741,247. The Company anticipates that it will continue to generate operating losses and use cash in operations through the foreseeable future.

The Company has limited capital and is currently relying on a related party to fund its operations. There is no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all. There is also no assurance that the amount of funds the Company might raise will enable the Company to complete its initiatives or attain profitable operations. The Company’s operating needs include the planned costs to operate its business, including amounts required to fund working capital and capital expenditures. The Company’s future capital requirements and the adequacy of its available funds will depend on many factors, including the Company’s ability to successfully expand to new markets, competition, and the need to enter into collaborations with other companies or acquire other companies to enhance or complement its product and service offerings. There can be no assurances that financing will be available on terms which are favorable to us, or at all. If we are unable to raise additional funding to meet our working capital needs in the future, we will be forced to delay, reduce, or cease our operations.

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Although our financial statements for the year ended December 31, 2023 were prepared under the assumption that we would continue our operations as a going concern, the report of our independent registered public accounting firm that accompanies our financial statements for the year ended December 31, 2023 contains a going concern qualification in which said firm expressed substantial doubt about our ability to continue as a going concern, based on the financial statements at that time. The Company has sustained a net loss since inception and does not have sufficient revenues and income to fully fund the operations. As a result, the Company has relied on loans from stockholders and others as well as stock sales to fund its activities to date. For the year ended December 31, 2023, the Company had a net loss of $10,471,889. at December 31, 2023, the Company had an accumulated deficit of $45,317,050. We anticipate that we will continue to generate operating losses and use cash in operations through the foreseeable future.

Going Concern

As reflected in the accompanying consolidated financial statements, for the nine months ended September 30, 2024, the Company had:

●	Net loss available to common stockholders of $13,424,197; and
●	Net cash used in operations was $3,448,667

Additionally, at September 30, 2024, the Company had:

●	Accumulated deficit of $58,741,247
●	Stockholders’ equity of $3,558,365; and
●	Working capital of $1,302,925

The Company anticipates that it will need to raise additional capital immediately in order to continue to fund its operations. The Company has relied on related parties for the debt based funding of its operations. There is no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all. There is also no assurance that the amount of funds the Company might raise will enable the Company to complete its initiatives or attain profitable operations.

The Company’s operating needs include the planned costs to operate its business, including amounts required to fund working capital and capital expenditures. The Company’s future capital requirements and the adequacy of its available funds will depend on many factors, including the Company’s ability to successfully expand to new markets, competition, and the need to enter into collaborations with other companies or acquire other companies to enhance or complement its product and service offerings.

There can be no assurances that financing will be available on terms which are favorable, or at all. If the Company is unable to raise additional funding to meet its working capital needs in the future, it will be forced to delay, reduce, or cease its operations.

We manage liquidity risk by reviewing, on an ongoing basis, our sources of liquidity and capital requirements. The Company had cash on hand of $828,185 at September 30, 2024.

The Company has historically incurred significant losses since inception and has not demonstrated an ability to generate sufficient revenues from the sales of its products and services to achieve profitable operations. In making this assessment we performed a comprehensive analysis of our current circumstances including: our financial position, our cash flows and cash usage forecasts for the twelve months ended December 31, 2025, and our current capital structure including equity-based instruments and our obligations and debts.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these financial statements are issued.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Recent Developments

Promissory Note dated December 2, 2024

On December 2, 2024, the Company and NextNRG entered into a promissory note (the “December 2 Note”) for the sum of $715,000 to be used for the Company’s working capital needs. The December 2 Note has an original issue discount (“OID”) equal to $65,000. The unpaid principal balance of the December 2 Note has a fixed rate of interest of 8% per annum. Unless the December 2 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 2 Note, along with accrued interest, will be due and payable in full on December 2, 2025. If the Company defaults on the December 2 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 2 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 2 Note. The Company and NextNRG have agreed that the total cumulative number of common stock issued to NextNRG under the December 2 Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to Next in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of this December 2 Note must be repaid in cash at the request of NextNRG. The December 2 Note contains a protection for NextNRG in the event the Company effectuates a split of its common stock. In the event of a stock split, if the December 2 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 2 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

Promissory Note dated December 3, 2024

On December 3, 2024, the Company and NextNRG entered into a promissory note (the “December 3 Note”) for the sum of $275,000 to be used for the Company’s working capital needs. The December 3 Note has an original issue discount (“OID”) equal to $25,000. The unpaid principal balance of the December 3 Note has a fixed rate of interest of 8% per annum. Unless the December 3 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 3 Note, along with accrued interest, will be due and payable in full on December 3, 2025. If the Company defaults on the December 3 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 3 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 3 Note. The Company and Next have agreed that the total cumulative number of common stock issued to Next under this Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to Next in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of this December 3 Note must be repaid in cash at the request of Next. The December 3 Note contains a protection for Next in the event the Company effectuates a split of its common stock. In the event of a stock split, if the December 3 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 3 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

Promissory Note dated December 17, 2024

On December 17, 2024, the Company and NextNRG entered into a promissory note (the “December 17 Note”) for the sum of $580,000 to be used for the Company’s working capital needs. The unpaid principal balance of the December 17 Note has a fixed rate of interest of 8% per annum. Unless the December 17 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 17 Note, along with accrued interest, will be due and payable in full on December 17, 2025. As part of the promissory note, the parties acknowledged that $379,755.39 of the Loan was sent directly to a third party as a down payment for the purchase of equipment. If the Company defaults on the December 17 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 17 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 17 Note. The Company and NextNRG have agreed that the total cumulative number of common stock issued to Next under this Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to Next in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of this December 17 Note must be repaid in cash at the request of Next. The December 17 Note contains a protection for NextNRG in the event the Company effectuates a split of its common stock. In the event of a stock split, if the December 17 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 17 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

Michael Farkas is the chief executive officer of NextNRG and is the beneficial holder of approximately 65.1% of the Company’s outstanding shares of common stock.

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Promissory Note, dated as of December 26, 2024

On December 26, 2024, the Company and Gad International Ltd. (the “Lender”) entered into a promissory note (the “Gad Note”) for the sum of $2,500,000 (the “Loan”) to be used for the Company’s working capital needs, including without limitation the purchase of equipment. Unless the Gad Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the Gad Note, along with accrued interest, will be due and payable in full on February 23, 2025. Further, the Company agreed among other things to pay the Lender a commitment fee of $400,000 in consideration of the Loan, and an optional extension fee of $200,000 for any month or part thereof in which the Company requests an additional 30-day extension to the Loan, upon the Lender’s written consent. If any amount payable under the Loan is not paid when due, whether at stated maturity, by acceleration, or otherwise, such overdue amount will bear interest at a rate of twenty-one percent (21%). Additionally, the Company agreed to execute an irrevocable transfer instruction with its transfer agent to issue $5,000,000 worth of shares of Company common stock to the Lender if the Gad Note is not repaid on or before February 23, 2025. However, pursuant to an amendment to the Gad Note, dated January 15, 2025, between the Company and the Lender, no shares of the Company can be issued without the Company first receiving shareholder approval. The Company has commenced the process of obtaining shareholder approval and once the shareholder approval process is completed and the Company is authorized to issue the shares, the Company will issue the shares. The Company shall take no action to impair, hinder or impede either the approval process or the issuance of the shares in the event they become owed to Lender. Such shares of common stock will be valued based on the Nasdaq official closing price for the Company’s common stock as of date of the issuance of the Gad Note.

Promissory Note, dated as of December 30, 2024

On December 30, 2024, the Company and NextNRG entered into a promissory note (the “December 30 Note”) for the sum of $330,000 to be used for the Company’s working capital needs, including without limitation the purchase of equipment. The unpaid principal balance of the December 30 Note has a fixed rate of interest of 8% per annum. Unless the December 30 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 30 Note, along with accrued interest, will be due and payable in full on December 30, 2025. If the Company defaults on the December 30 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 30 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 30 Note. The Company and NextNRG have agreed that the total cumulative number of common stock issued to Next under the December 30 Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to NextNRG in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of the December 30 Note must be repaid in cash at the request of NextNRG. The December 30 Note contains a protection for NextNRG in the event the Company effectuates a split of its common stock. In the event of a stock split, if the December 30 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 30 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

Michael Farkas is the chief executive officer of NextNRG and is the beneficial holder of approximately 65.1% of the Company’s outstanding shares of common stock.

Promissory Note, dated as of January 15, 2025

On January 15, 2025, the Company and Alcourt LLC (the “Alcourt”) entered into a promissory note (the “Alcourt Note”) for the sum of $1,000,000 to be used for the Company’s working capital needs, including without limitation the purchase of equipment. The Alcourt Note was issued with an original issue discount of $50,000. The unpaid principal balance of the Alcourt Note has a fixed rate of interest of 15% per annum. Unless the Alcourt Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the Alcourt Note, along with accrued interest, will be due and payable in full on April 15, 2025 (“Maturity Date”). If the Alcourt Note is not repaid by the Maturity Date, for any reason whatsoever, the Company will issue shares of the Company’s common stock with a then current value of $500,000 to Alcourt (the “Extension Fee”). The shares will be valued based on the greater of: (i) the closing price of the Company’s common stock on the Maturity Date; or (ii) $1.00 per share; if the Company’s common stock is trading below $1.00 per share, Alcourt can elect to receive the Extension Fee of $500,000 in cash. The Company agreed to execute an irrevocable transfer instruction with its transfer agent to issue $500,000 worth of shares of Company common stock to Alcourt if the Alcourt Note is not repaid on or before April 15, 2025. Upon payment of the Extension Fee, the Maturity Date shall be extended until July 15, 2025. Additionally, if Alcourt Note is paid at any time after the initial Maturity Date, the Company shall pay a $50,000 termination fee together with the repayment of the principal, accrued unpaid interest, and any other charges due to Alcourt. No shares of the Company shall be issued without the Company first receiving shareholder approval. The Company has commenced the process of obtaining shareholder approval as soon as reasonably practicable after execution of the Alcourt Note.

Shareholder Approval

The holders of a majority of the Company’s voting capital stock, by written consents in lieu of meetings delivered on January 15, 2025, pursuant to Section 228 of the Delaware General Corporation Law and Section 9 of Article II of our bylaws, provided approval for the following corporate actions (the “Authorizations”):

(i)	the possible issuance of shares of the Company common stock with a then current value of $500,000 under that certain promissory note, dated as of January 15, 2025, by and between the Company and Alcourt LLC, in the event that such note is not repaid by April 15, 2025;
(ii)	the possible issuance of $5,000,000 worth of shares of Company common stock under that certain promissory note, dated as of December 26, 2024, by and between the Company and Gad International Ltd., as amended by that certain amendment to promissory note, dated as of January 15, 2025, in the event that such promissory note is not repaid on or before February 23, 2025; and
(iii)	the possible issuance of shares of Company common stock under those certain promissory notes by and between the Company and NextNRG Holding Corp., dated as of November 14, 2024, December 2, 2024, December 3, 2024, December 17, 2024 and December 30, 2024.

Such consents were obtained in compliance with Nasdaq Listing Rules 5635(a) and 5635(d), as applicable, which require in relevant part that the Company may not issue shares of its common stock (or securities convertible into or exercisable for common stock) in other than public offerings or in connection an acquisition without stockholder approval if the aggregate number of shares of common stock issued would be equal to or greater than 20% of the Company’s issued and outstanding shares of common stock as of the date of issuance. The Company expects to file with the Commission a preliminary information statement under cover of Schedule 14C in respect of the Authorizations as soon as reasonably practicable.

Certain Receivable Financing Arrangements, dated as of December 27, 2024

On December 27, 2024, the Company entered certain receivable financing arrangements with the following parties: (i) Revenue Purchase Agreement and Guaranty of Performance with GALT FUNDING Co. (the “Galt Agreement”); (ii) Sales of Future Receipts Agreement with Redstone Advance Inc. (the “Redstone Agreement”); and (iii) Future Receivables Sale and Purchase Agreement with Funderzgroup LLC dba Mr. Advance (the “Funderzgroup Agreement”, and together with the Galt Agreement and the Redstone Agreement, the “Receivable Financing Agreements”). Each of the Receivable Financing Agreements shall expire when the amounts financed thereunder are paid in full to the respective lenders, which the Company expects to be approximately six (6) months from the date of their signing. The Galt Agreement provides the Company with $500,000 in receivables financing subject to an origination fee of $15,000 and a payment schedule of $27,500 per week. The Redstone Agreement provides the Company with $1,000,000 in receivables financing subject to an origination fee of $30,035 and a payment schedule of $55,000 per week. The Funderzgroup Agreement provides the Company with $1,000,000 in receivables financing subject to fees of $30,035 and a payment schedule of $55,000 per week. Each of the Receivable Financing Agreements provide for certain representations and covenants that are customary for these types of transactions.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined in Regulation S-K Item 303(a)(4).

BUSINESS

Overview

EzFill is a leading on-demand fuel delivery company in South Florida and the only mobile fueling company that combines on-demand fills and subscription services which fill customer vehicles on routine intervals for the consumer, fleet, marine and other specialty markets. The emergence of the digital technology, GPS-Based / On-Demand consumer deliveries, and the sharp increase in home delivery of products and services during the COVID-era are trends expected to continue in the post-COVID economy. The increased adoption rate of such ‘at home’ or ‘at work’ delivery of products and services has become the method both individual and commercial customers prefer.

EzFill provides customers in South Florida the ability to have fuel delivered to their vehicles (cars, trucks, and specialty vehicles) without having to leave the comfort of their home, office, and job site. EzFill’s app-based platform conveniently brings the gas station to customers with a growing fleet of EzFill-branded, Mobile Fueling Trucks. EzFill’s business verticals align to the high-use, high demand cases in vehicle operations. These are; individual CONSUMERS, COMMERCIAL entities and SPECIALTY vehicle markets.
An EzFill Mobile Delivery Truck

For CONSUMERS, EzFill services individual “consumer” customers directly at their residences or places of work. In the consumer vertical, EzFill customers sign-up for EzFill services individually, or as part of an employer which offers discounted EzFill services to their employees as an employee benefit while at work at offices, in office parks or on-job locations. Fuel deliveries are completed at optimal times during the day for ‘at work’ customers or at night for residential deliveries.

In the COMMERCIAL vertical, EzFill provides vital fuel delivery services to commercial fleets of delivery trucks, rental cars, livery operators, and job sites. Deliveries for the commercial vertical are completed during down-times, when the majority of commercial vehicles are at designated locations. This method also allows EzFill to complete multiple fills at once, while providing the commercial customers the benefit of a fleet of fueled vehicles ready for operations on any given morning.

In the SPECIALTY vertical, EzFill adapts to each market based on the type of vehicles that can benefit from “at location” fuel delivery. In EzFill’s home market, Florida, their “specialty” vertical services hundreds of boat owners at their homes or at marinas at which they are docked. EzFill’s specialty market also includes equipment rental companies, construction job sites, agricultural operations, motorsports events and recreational vehicle grounds.

EzFill Model – Resolving Pain Points in the Consumer and Commercial Fuel Customer Markets

EzFill’s experience in this market indicates that the legacy gas station model is ripe for disruption specifically by a model which works to address major issues with the status of the industry, such as:

●	Convenience. People find going to the gas station inconvenient and time consuming. Leaving the house a little late in the morning on an empty tank means arriving late to the office or stopping for gas on your way home after a long day is inconvenient. This number does not include the time it takes to drive to and from the gas station. Our solution saves our customers valuable time and shaves time off of our customers’ commutes to and from work. Our Mobile Fueling Truck brings a convenient fueling solution that is disrupting the current industry by saving our customers valuable time and helping them to avoid the stress of not having a full tank of gas.

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●	Fleet Driver Expense. When fleet managers send their vehicles to the gas station to fill up, they are paying for: (i) the driver to take the vehicle to the gas station; (ii) the gas the vehicle consumes on the way to and from the gas station; (iii) wear and tear on the vehicle being driven to the gas station; and (iv) indirectly the downtime for the vehicle being driven to the gas station, which usually will be during the regular working day due to the fact that an employee must take the vehicle there. When fleet managers use EzFill, they only pay for gas and we fill up the vehicles after hours so there is no downtime during the regular working day.

●	Fleet Driver Fraud. Research conducted by Fleet News confirmed the 64% of fleets have been the victims of fuel theft or fuel fraud. According to a survey conducted by Shell, 93% of fleet managers think that some of their drivers are committing fraudulent activity and 41% of fleet managers think that more than 10% of their drivers are committing fraudulent activity. According to Shell’s research, 48% of fleet managers think that improving practices to tackle fraud could reduce a fleets fuel spend by more than 5% and 14% of fleet managers believe it would reduce fuel spend by more than 10%. EzFill’s solution tackles fraud head on by taking the drivers out of the equation. EzFill brings the gas directly to our customers fleets and reduces the risk of driver related fuel fraud.

●	Operating Costs. The rising cost of real estate in major metros over the past couple of years has caused many gas stations to close their doors, leaving major cities without significant competition, which could lead to higher local gas prices. According to data provided by Fueleconomy.gov there were 168,000 gas stations in 2004, compared to just 115,000 gas stations reported by marketwatch.com in February 2020 (a 31% drop). EzFill’s App-based approach lowers our underlying costs and allows us to offer gas with competitive pricing in each zip code in which we operate.

●	Safety Concerns. Gas stations have a reputation of being unsafe locations. This reputation developed due to the many robberies and assaults that occur at gas stations. According to FBI crime data, over the past five years 1.3% of all violent crimes occurred at gas stations. Violent crimes such as robberies and assaults are commonplace at gas stations because often, customer’s need to exit their vehicles in remote and secluded areas, at late hours, with improper lighting and security at the location. EzFill’s Mobile Fueling Trucks address these safety issues by bringing the gas to the consumer, who, from the comfort of their home or office can order a fill-up via our App without even going outdoors. The customer simply needs to place the order and leave the gas tank access open on their vehicle.

●	Fraud Concerns. Gas stations are hubs for fraud issues. These issues primarily emanate from gas stations employing mostly old-fashioned magnetic strip credit card readers. Gas stations experience hundreds of millions of dollars in credit card fraud annually. According to the Florida Department of Agriculture, more than 1500 skimmers were found at Florida gas stations in 2019. A study from FICO, found that fraud from credit card skimmers is increasing at a rate of 10% per year. The US Secret Service reports finding between 20 and 30 credit card skimmers at gas pumps per week. EzFill’s platform does not store any customer credit card data and uses the latest in credit card processing technology to verify cards and secure customers’ payments to ensure authenticity of purchases.

●	Addressing Environmental Concerns. We can never eliminate our environmental exposure completely. However, by delivering fuel to areas with high vehicle density, we are lowering the environmental impact by reducing the number of separate trips our customers make to refuel their vehicles. Since EzFill sources direct from oil companies on a daily basis, we have a very high turnover of inventory and do not store our fuel in underground tanks. All our tanks go through a rigorous annual inspection, plus they are visually inspected before and after every shift to ensure proper fuel storage and no loss of vapors. A rapid turnover of inventory and daily tank inspections are not available for underground tanks used by retail gas stations.

●	Sanitary and Touchless. According to a study conducted by the Kymberly Clark Group, the gas station pump handle is the dirtiest surface Americans touch on their way to work. Also, according to a recent study conducted by busbudy.com, gas station pumps have 11,000 times more bacteria than the common household toilet seat, while pump station buttons contain 15,000 times more. In addition to being germ and bacteria infested, a recent article by njtvonline.org highlighted the near impossibility of social distancing at self-service gas stations, further exacerbating the health risks of going to the gas station. Proper social distancing is required to help stop the spread of Covid-19. Our service is a sanitary and touch free way for our customers to get gas. We believe our service eliminates one of the dirtiest and most unhealthy places from our customers once mandatory to-do list.

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Our Product Offerings

We provide gas delivery via our Mobile Fueling Trucks in the greater South Florida area as well as in the Tampa, Jacksonville, West Palm Beach, and Orlando areas and expect to soon begin fueling in other areas in Florida. We recently expanded to Michigan, California, Texas, and Tennessee. Our goal is to service all our customers across all our lines of business at predictable locations during vehicle downtimes. Our fleet currently includes 24 Mobile Fueling Trucks that we utilize to deliver fuel directly to our customers. We have three major lines of business and to our knowledge we are the only company in the space which fuels all three verticals:

1. SERVICING CONSUMERS AT HOME AND AT WORK

We offer residential fueling services to customers who can request a fuel delivery through our app and have fuel delivered directly to their vehicle, from the comfort of their home or apartment building, while they go about their night. We offer convenient weekly schedules to our residential customers, so they can live with the comfort of knowing that they will never be without a full tank of gas when they need it. Additionally, our competitive pricing keeps our residential customers from having to travel out of their neighborhood for lower gas prices. Our residential customers currently pay a delivery fee of $4.99 for each delivery or they have the option to pay $9.99 per month for unlimited deliveries. We may increase these prices in the future. We currently offer delivery to residential customers in Miami-Dade, Broward, and Palm Beach counties, as well as the Orlando and Tampa areas, and expect to soon begin deliveries in other parts of Florida. Our service is a great new amenity for condominiums, which has been widely used by residents of the buildings we service and has been enhancing residents’ experience.

Through entering agreements with local and national businesses, we work directly with businesses human resource departments to offer employee perks, and fuel employees’ cars while they are working. This is a creative benefit for employers to offer, enabling their employees to have their cars filled, stress free. Additionally, we work directly with the landlords of corporate office parks to bring the amenity of EzFill to their tenants. Our corporate employee fueling is currently done at competitive prices with no delivery fee. Our corporate office park solution offers benefits to employers and EzFill. Benefits to employers include: (i) a new perk to offer their employees; and (ii) happier employees who do not have to waste precious time going to the gas station. Benefits to EzFill include: (i) multiple deliveries at one location creates efficiencies and cuts operating costs; (ii) the employers serve as “influencers” which reduces our marketing costs for each location; and (iii) push-marketing by the employers also results in more residential consumer fills.

2. SERVICING COMMERCIAL ENTITIES

We partner with and offer national and local businesses who operate fleets an alternative solution for fueling their fleet to reduce the businesses operational costs and improve fleet efficiency. Our solution for fleets helps businesses: (i) save money spent on expensive gas stations; (ii) save money on paying employees to go to gas stations; (iii) eliminate unnecessary wear and tear to Company fleet vehicles on trips to the gas station; (iv) better monitor their gas consumption; (v) eliminate employee mistakes (putting regular gas into a diesel engine); and (vi) prevent theft by employees (customers have reported instances where it was months before they realized their employee was making unauthorized charges on their fleet card). This product offering is sold with zero fees, our fleet customers pay only for the gas they consume. We may charge delivery fees to fleet customers in the future.

3. SERVICING SPECIALTY MARKETS

EzFill delivers fuel directly to other, market-specific personal and commercial vehicles and tanks. In our home market, the prevalence of boats and boat owners was the first specialty market we developed, particular to the south Florida area which is the base of our services. Marina gas stations are some of the highest priced in the country. We offer low prices and pre-scheduling so our marine customers can get affordable fuel whenever they need it. The same is true for the markets which we have targeted to enter. In these markets we find similar, market-specific vehicles which our future customers use for; construction or agricultural purposes, personal or recreational vehicle use, or sporting events where a large concentration of vehicles can be serviced at specific locations.

Customers

In addition to our individual, residential customers, we also have structured relationships with property management companies and builders who co-market our services as a benefit to their residents and allow our trucks to enter their communities to fill vehicle owners at their single family homes, condominiums or apartments. Employers who have offered at-work fueling as a corporate perk have included Ryder, Norwegian Cruise Lines, Carnival Cruise Lines, Royal Caribbean, Telemundo, Loreal, Y Green, and more. Customers we have signed up through our corporate offerings may also be customers of our residential offering. Our services are very flexible, and our residential customers do not have to sign any long-term commitments with us and can decide not to use our service whenever they choose.

Our commercial vertical has serviced the fleets for many national and local businesses, such as a leading national delivery company, a leading national grocer, a leading OEM, Enterprise, Telemundo, Easy Scripts and Air Around the Clock

In our specialty market vertical, we service hundreds of boats at various marinas across Miami-Dade and Broward Counties, as well as boats at customers’ homes. We are a preferred delivery partner for a mobile application with thousands of boat-owner users. We have recently begun developing this line of business and it is growing, mostly through existing customer outreach and strategic partnerships with marinas.

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Software Systems, IT, User Interface and Experience

Our software systems provide us with logistical and cost saving efficiencies that allow us to forecast the need for truckloads of fuel to effectively service clusters of customers in a specific area or zip code. At the front end of our system, we employ an app-based approach that provides all our customers with an easy-to-engage user interface and ordering system. Customers are able to select the times and locations of their on-demand or routinely scheduled fills and manage their account on their mobile device or desktop system.

In the back end of our system, we aggregate customer orders based on their location and expected gallon demand for their vehicles. The aggregation of customer orders based on these variables triggers a truckload fill of one of our mobile tankers designated for each of the customer orders our system generates.

Our software and IT systems have been developed and customized in-house to provide cost-saving efficiencies which produce higher margins than traditional, gas station fuel margins.

We are planning to expand our software capabilities using AI and machine learning algorithms that will, among other things, automatically generate outbound “fill reminder” communications to customers based on their recorded usage amounts and time intervals.

Our Mobile Application

The EzFill Mobile Application has been designed for iPhone and Android devices with our customers and convenience in mind.

Sign Up: The EzFill App provides a quick and easy registration process.

Profile Management: The EzFill App provides easy profile management where users can seamlessly update personal information, such as: vehicle details and location, this way we are able to provide the best services to our customers.

Location Sharing: This feature enables our customers to simply drop a pin at their location on an integrated map which lets our driver know where to deliver the fuel.

Request Fuel Delivery: The EzFill App lets our customers pick the type and quantity of fuel to be delivered in addition to the time and date of availability.

Weekly Delivery Schedule: The EzFill App also enables our customers to preschedule weekly deliveries, on a specific day of the week. This feature enables our customers to request their delivery for a specific time window, this ensures they can schedule their fill up at convenient times when they would be busy attending other tasks and their car is idle.

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Push Notifications: The EzFill App has a push notification feature. This allows us to keep customers informed of all the activities associated with the service they have requested. We also use it to keep our customers updated with recent offers and discounts, which helps to boost customer satisfaction and promotes our business.

Transaction History: The EzFill App offers our customers the ability to always view their transaction history. This gives our customers an option to check the previous fuel delivery requests and bills.

Our Market Opportunity

Information provided by Statista indicates that there are about 286 million registered cars in the United States as of Q1 2023. According to the US Energy Information Administration, in 2022 the US used approximately 369 million gallons of fuel per day, with Florida utilizing nearly 21 million gallons per day. According to Statista.com, in 2022, US gas stations produced revenues of roughly 738 billion dollars. EzFill wants to take advantage of the growing number of US drivers and the dwindling number of gas stations by bringing the gas directly to the consumers. We feel that our service is years in the making and solves many problems posed by the legacy gas station. EzFill presents a new way for Americans to get gas: at home, at the office, wherever, on demand.

The on-demand market continues to grow. On-demand companies are operating and growing in the:

●	Trucking & Delivery Services
●	Food Delivery Services
●	Beauty Services
●	Housekeeping Services
●	Healthcare Services
●	Laundry Services

EzFill believes that the on-demand market will continue to grow and this growth will benefit its gas delivery model.

We believe our market opportunity is to expand into major MSAs across the continental U.S. with sufficient concentration of business and residential customers. We want to be in locations where people rely heavily on their personal cars to get places. Based on our research, we have identified several major MSAs across the U.S that would be attractive for expansion.

As we expand to a new market, we plan to employ a strategy that has helped us build a strong base of business in our existing market. The strategy we developed begins with sales in our fleet category to build a base of business in the target city, while developing and strengthening our delivery operations. Next, after launch, we secure corporate and landlord agreements to allow us to begin marketing our services to their employees and tenants. These agreements include fueling at large office parks during daytime hours and fueling at residential buildings during nighttime hours.

We generate business through establishing corporate and landlord partnerships, we then leverage companies’ internal communication channels to market directly to their employees or residential tenants. By implementing our digital marketing campaigns as well as placement of our content throughout residential and corporate facilities, we are able to develop greater brand awareness. We coordinate with our partners to set up organic marketing efforts with our brand ambassadors to help increase recognition and assist users with downloading the app and setting up their accounts.

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Our Growth Strategy

Our strategy is to leverage our established business partnerships and generate organic methods of acquiring new markets. This has given us significant brand recognition by the consumer and has enabled us to acquire competitor territories. In doing so, we have generated a substantial presence and footprint in the regional area in which we operate. As we continue to develop our business relationships and expand our geographic footprint in Florida, our goal is to open in new markets along the east coast.

EzFill’s current focus is on expanding its geographic footprint. We aim to open in new markets along the east coast in the future both organically and through acquisitions of existing companies in the space. We make our expansion decisions based off of research into optimal target markets where public transportation is less prevalent, leading to more residents owning cars and the areas where a demand for lifestyle improving technology is present. We also consider State/City/County regulations when assessing new areas to expand into. We are targeting high potential locations with the least regulations on mobile fuel delivery.

EzFill currently has strategic partnerships with businesses across industries such as property management, parking solutions services, travel industry, delivery industry, transportation and logistics, marinas, and other diversified business sectors. By establishing these strategic business-to-business relationships, we are able to offer cost effective business solutions, whether through human resource departments as employee perks, optimization of efficiency for fleet companies, or tenant satisfaction by adding amenities.

EzFill believes a strategic partnership with a major oil company will help with our expansion by enabling us to lower cost and attract a larger customer base by selling branded gasoline. However, there cannot be any assurance that EzFill will be able to obtain such a strategic partnership. The oil companies Exxon and Shell are both in the mobile fuel delivery space though investments in mobile fueling companies.

Technology License Agreement

On April 7, 2021, the Company entered into a Technology License Agreement with Fuel Butler LLC (“Licensor”), under which the Company licensed certain proprietary technology. Under the terms of the license, the Company issued 33,216 shares of its common stock to the Licensor upon signing. The Company also issued 41,520 shares to the Licensor in May 2021 upon the filing of a patent application related to the licensed technology. Upon completion of the Company’s IPO, 23,251 shares were issued to the Licensor. The Company will issue up to 91,344 additional shares to the Licensor upon the achievement of certain milestones. In addition, the Company has granted stock options for 66,432 shares at an exercise price of $3.76 per share that will become exercisable for three years after the end of the fiscal year in which certain sales levels are achieved using the licensed technology. The Company has the option for four years after the achievement of certain milestones to either acquire the technology or acquire the Licensor for the purchase price of 132,864 of its common shares. Until the Company exercises one of these options, it will share with the Licensor 50% of pre-revenue costs and 50% of the net revenue, as defined, from the use of the technology. Under the Technology Agreement, the Company licensed proprietary technology that it believed would enable the Company to expand its services to provide its fuel service in high density areas. Fuel Butler has delivered a purported notice of termination of the Technology Agreement based on certain alleged breaches arising from our failure to issue equity securities to Fuel Butler. The Company has been in communications with Fuel Butler regarding the termination of the Technology Agreement and continues to believe that the Company is in compliance with the Technology Agreement and that the Technology Agreement continues to be in force. While the Company contests Fuel Butler’s claims of breach and contends that in fact Fuel Butler is in breach, the Company has communicated to Fuel Butler that it wishes to terminate the Technology Agreement. The Company has sent a proposal to Fuel Butler whereby it would cease utilizing the Technology and Fuel Butler would return any shares it received under the Technology Agreement. Accordingly, the Company considers the license to be fully impaired and has fully amortized the license as of December 31, 2022.

Competition

EzFill is a mobile fuel delivery service and competes with other local fuel delivery companies and gas stations. We differentiate ourselves by allowing our customers to request our service via a mobile app and delivering the fuel directly to the end user. We use our innovative technology and excellent concierge service to offer convenient fueling solutions to all our vertical markets at different times of the day to maximize the efficiency of each mobile fueling truck. To our knowledge, there are no significant mobile fueling competitors in the markets we currently serve.

We distinguish ourselves from our competitors by:

●	Prioritizing our customer’s experience and satisfaction;
●	Streamlining our customers ordering experience;
●	Rigorously vetting and training our drivers;
●	Providing the latest in scheduling, GPS technology, and payment systems;
●	Offering competitive pricing in the zip codes which we service;
●	Providing all our customers with certified, accurate reports and detailed invoices.

Though the electric vehicle industry is growing, we do not consider this relatively new subsegment of the vehicle market a threat to our business model or growth trajectory. The vast majority of vehicles are gas or diesel powered and the entire fuel industry is a major component of the economy. According to way.com 6% of the vehicles sold in the U.S. in 2022 were electric vehicles. However, with the planned acquisition of NextNRG, EzFill hopes to be prepared for the electric future.

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Additionally, the continued growth of the electric vehicle industry means more and more traditional gas stations are closing because of: (i) high overhead because of rising real-estate prices; (ii) lack of demand due to electric vehicle adoption; and (iii) their inability to fuel vehicles outside of their station. Our mobile fueling solution allows us to service many zip codes with one truck, so if sales slowdown in one area we are able to transition seamlessly to areas with higher demand.

Recent Developments

Definitive Information Statement

On October 11, 2024, the Company filed a Definitive Information Statement on Schedule 14C (the “Information Statement”) with the SEC in connection with the approval by the holders of a majority of the Company’s voting capital stock, by written consents in lieu of meetings delivered on September 25, 2024, pursuant to Section 228 of the Delaware General Corporation Law (“DGCL”) and Section 9 of Article II of our bylaws, providing approval for the following corporate actions: (i) approving conversions of Series A Preferred Stock and Series B Preferred Stock which will result in shares of the Company’s Common Stock issued that is equal or greater than 20% of the Company’s issued and outstanding shares of Common Stock as of the date of such issuance; and (ii) approving an amendment to the Second Amended and Restated Exchange Agreement between the Company and NextNRG executed on June 11, 2024, whereby the consideration to NextNRG was increased to 100,000,000 shares of Common Stock as well as additional changes to the vesting conditions on the shares of Common Stock under such agreement, referred to herein together as the “Authorizations.”

Concurrently with the Authorizations, all of the members of the Board, by written consents in lieu of a meeting, as provided under the DGCL, provided similar authorizations.

The Information Statement was furnished to our stockholders of record as of September 26, 2024 (the “Record Date”), solely for the purpose of informing our stockholders of the actions taken by the written consent. The actions taken by written consent of the majority stockholders became effective is twenty (20) calendar days after the Information Statement was first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

Asset Purchase Agreement with Yoshi and Closing

On November 18, 2024, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement” and the transactions contemplated thereby the “Transactions”) with Yoshi, Inc., a Delaware Corporation (“Yoshi”), pursuant to which the Company agreed to purchase from Yoshi, and Yoshi agreed to sell to the Company, Yoshi’s mobile fueling assets as set forth in the Asset Purchase Agreement (the “Assets”) for a total purchase price of $2,000,000 (the “Purchase Price”). The closing occurred on December 2, 2024 (the “Closing Date”) at which time the Purchase Price was paid as follows: (i) $1,250,000 cash paid on the Closing Date; (ii) $500,000 in the form of the Company’s common stock paid on the Closing Date; and (iii) $250,000 in the form of a promissory note to be paid after 6 months but within 9 months of the Closing Date. The Company’s common stock to be issued by the Company to Yoshi as part of the Purchase Price was issued based on the Nasdaq closing price for Company’s common stock on the last trading day prior to the Closing Date. On the Closing Date, 201,613 shares of the Company’s common stock were issued as part of the Purchase Price.

The Assets, as set forth in detail on Schedule 1 and Schedule 2 of the Asset Purchase Agreement, consist of all of Yoshi’s equipment and all the non-itemized or non-serialized equipment, parts, consumable and retail supplies and merchandise, office, shop and other equipment, machinery, fixtures, tools, attachments, hoses, cables, supplies, leasehold improvements and other tangible personal property used in Yoshi’s business as well as all of Yoshi’s rights to Yoshi’s business contracts used in Yoshi’s business. Pursuant to the Asset Purchase Agreement, the Company did not assume, nor agreed to pay, perform or discharge, any liability of Yoshi. Pursuant to the Asset Purchase Agreement, Yoshi agreed to pay all taxes associated with the Assets attributable to the taxable years or periods ending prior to the Closing Date. Pursuant to the Asset Purchase Agreement, Yoshi will maintain all rights and use of the name “Yoshi” or “Yoshi Mobility.” Each party bore its own costs, fees and expenses in connection with the Asset Purchase Agreement and the Transactions.

On the Closing Date, the Company paid the Purchase Price, except for $600,000 of the cash consideration, to Yoshi, and Yoshi delivered to the Company (i) a bill of sale for each of the Assets, (ii) an assignment and assumption agreement, and (iii) evidence that any and all encumbrances on the Assets have been released and that termination statements with respect to all UCC financing statements relating to any such encumbrances have been filed, or will be filed promptly following the Closing Date. Upon the Company’s payment of the remaining $600,000 of cash consideration to Yoshi, Yoshi will deliver to the Company all certificates of title to motor vehicles then in Yoshi’s possession included in the Assets.

Pursuant to the Asset Purchase Agreement, Yoshi and the Company agreed to indemnify each other for any losses incurred by a party as a result of the other party’s inaccuracy in or breach of any representation or warranty, nonfulfillment, non-performance or other breach of any covenant or agreement in the Asset Purchase Agreement, or any arrangements or agreements made or alleged to have been made with any broker, finder or other agent in connection with the Transactions.

As a result of the closing of the Transactions, the Company has officially commenced operations in four new States: California, Michigan, Tennessee and Texas. The Company has started the process of integrating Yoshi’s assets, operations and customers into its growing infrastructure.

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The foregoing disclosure regarding the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.89.

Purchase and Sale Agreement, License for Entry, and Bill of Sale, dated as of December 27, 2024

On December 12, 2024, the Company and Shell Retail and Convenience Operations LLC d/b/a Shell TapUp and d/b/a Instafuel, a Delaware limited liability company (“Shell”), entered into a Letter of Understanding (the “LOU”) in respect of the purchase and sale of seventy-eight (78) trucks and certain above ground tanks for a total purchase price of $5,345,077 plus applicable taxes. The LOU provided the Company with an option of removing up to eight (8) trucks from the schedule of transferred assets, based on the results of its inspections of the trucks, with the final purchase price being updated accordingly.

On December 27, 2024, the Company and Shell entered into that certain Purchase and Sale Agreement, License for Entry, and Bill of Sale (the “Agreement”) in closing the matters previously set forth in the LOU. Pursuant to the Agreement, the Company purchased from Shell seventy-three (73) trucks for $4,840,121.61 and six (6) atmospheric storage tanks for $80,000. In connection with the signing of the LOU, the Company paid a seven percent (7%) non-refundable downpayment in the amount of $379,755.39 on December 16, 2024. The Agreement provides for certain representations, covenants and indemnification obligations that are customary for these types of transactions.

Mobile Fueling Vendor Agreement, dated as of December 14, 2024

On December 14, 2024, the Company and Amazon Logistics, Inc., a Delaware corporation (“Amazon”) entered into a Mobile Fueling Vendor Agreement (the “Agreement”) in respect of certain mobile fueling products and services to be provided by the Company to Amazon. Such products and services will include, but not be limited to, (i) the Company’s on-site fueling services for fleet vehicles for both overnight and daytime fueling services to certain vehicles identified by Amazon stored at certain Amazon delivery locations and other off-site locations designed by Amazon, and (ii) a designated account management team available to assist Amazon during normal business hours and that will respond to escalations, questions and other support needed on a timely basis.

The Agreement provides for certain service level agreements in connection with establishing a process to review the deployment plan as set forth therein on at least a monthly basis to track progress and align on any required adjustments. Further, the Agreement provides for certain representations, covenants and indemnification provisions that are customary for these types of transactions.

The term of the Agreement commences as of the Effective Date (as defined in the Agreement) and, unless earlier terminated as provided thereunder, will continue for three (3) years (the “Initial Term”). Following the Initial Term, Amazon has the unilateral right to extend the Agreement for up to two (2) additional one-year terms by providing sixty (60) days’ notice to the Company of its intent to extend the Agreement.

Recent Promissory Notes

Promissory Note dated December 2, 2024

On December 2, 2024, the Company and NextNRG entered into a promissory note (the “December 2 Note”) for the sum of $715,000 to be used for the Company’s working capital needs. The December 2 Note has an original issue discount (“OID”) equal to $65,000. The unpaid principal balance of the December 2 Note has a fixed rate of interest of 8% per annum. Unless the December 2 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 2 Note, along with accrued interest, will be due and payable in full on December 2, 2025. If the Company defaults on the December 2 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 2 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 2 Note. The Company and NextNRG have agreed that the total cumulative number of common stock issued to NextNRG under the December 2 Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to Next in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of this December 2 Note must be repaid in cash at the request of NextNRG. The December 2 Note contains a protection for NextNRG in the event the Company effectuates a split of its common stock. In the event of a stock split, if the December 2 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 2 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

Promissory Note dated December 3, 2024

On December 3, 2024, the Company and NextNRG entered into a promissory note (the “December 3 Note”) for the sum of $275,000 to be used for the Company’s working capital needs. The December 3 Note has an original issue discount (“OID”) equal to $25,000. The unpaid principal balance of the December 3 Note has a fixed rate of interest of 8% per annum. Unless the December 3 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 3 Note, along with accrued interest, will be due and payable in full on December 3, 2025. If the Company defaults on the December 3 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 3 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 3 Note. The Company and Next have agreed that the total cumulative number of common stock issued to Next under this Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to Next in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of this December 3 Note must be repaid in cash at the request of Next. The December 3 Note contains a protection for Next in the event the Company effectuates a split of its common stock. In the event of a stock split, if the December 3 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 3 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

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Promissory Note dated December 17, 2024

On December 17, 2024, the Company and NextNRG entered into a promissory note (the “December 17 Note”) for the sum of $580,000 to be used for the Company’s working capital needs. The unpaid principal balance of the December 17 Note has a fixed rate of interest of 8% per annum. Unless the December 17 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 17 Note, along with accrued interest, will be due and payable in full on December 17, 2025. As part of the promissory note, the parties acknowledged that $379,755.39 of the Loan was sent directly to a third party as a down payment for the purchase of equipment. If the Company defaults on the December 17 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 17 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 17 Note. The Company and NextNRG have agreed that the total cumulative number of common stock issued to Next under this Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to Next in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of this December 17 Note must be repaid in cash at the request of Next. The December 17 Note contains a protection for NextNRG in the event the Company effectuates a split of its common stock. In the event of a stock split, if the December 17 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 17 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

Michael Farkas is the chief executive officer of NextNRG and is the beneficial holder of approximately 65.1% of the Company’s outstanding shares of common stock.

Promissory Note, dated as of December 26, 2024

On December 26, 2024, the Company and Gad International Ltd. (the “Lender”) entered into a promissory note (the “Gad Note”) for the sum of $2,500,000 (the “Loan”) to be used for the Company’s working capital needs, including without limitation the purchase of equipment. Unless the Gad Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the Gad Note, along with accrued interest, will be due and payable in full on February 23, 2025. Further, the Company agreed among other things to pay the Lender a commitment fee of $400,000 in consideration of the Loan, and an optional extension fee of $200,000 for any month or part thereof in which the Company requests an additional 30-day extension to the Loan, upon the Lender’s written consent. If any amount payable under the Loan is not paid when due, whether at stated maturity, by acceleration, or otherwise, such overdue amount will bear interest at a rate of twenty-one percent (21%). Additionally, the Company agreed to execute an irrevocable transfer instruction with its transfer agent to issue $5,000,000 worth of shares of Company common stock to the Lender if the Gad Note is not repaid on or before February 23, 2025. However, pursuant to an amendment to the Gad Note, dated January 15, 2025, between the Company and the Lender, no shares of the Company can be issued without the Company first receiving shareholder approval. The Company has commenced the process of obtaining shareholder approval and once the shareholder approval process is completed and the Company is authorized to issue the shares, the Company will issue the shares. The Company shall take no action to impair, hinder or impede either the approval process or the issuance of the shares in the event they become owed to Lender. Such shares of common stock will be valued based on the Nasdaq official closing price for the Company’s common stock as of date of the issuance of the Gad Note.

Promissory Note, dated as of December 30, 2024

On December 30, 2024, the Company and NextNRG entered into a promissory note (the “December 30 Note”) for the sum of $330,000 to be used for the Company’s working capital needs, including without limitation the purchase of equipment. The unpaid principal balance of the December 30 Note has a fixed rate of interest of 8% per annum. Unless the December 30 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 30 Note, along with accrued interest, will be due and payable in full on December 30, 2025. If the Company defaults on the December 30 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 30 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 30 Note. The Company and NextNRG have agreed that the total cumulative number of common stock issued to Next under the December 30 Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to NextNRG in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of the December 30 Note must be repaid in cash at the request of NextNRG. The December 30 Note contains a protection for NextNRG in the event the Company effectuates a split of its common stock. In the event of a stock split, if the December 30 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 30 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

Michael Farkas is the chief executive officer of NextNRG and is the beneficial holder of approximately 65.1% of the Company’s outstanding shares of common stock.

Promissory Note, dated as of January 15, 2025

On January 15, 2025, the Company and Alcourt LLC (the “Alcourt”) entered into a promissory note (the “Alcourt Note”) for the sum of $1,000,000 to be used for the Company’s working capital needs, including without limitation the purchase of equipment. The Alcourt Note was issued with an original issue discount of $50,000. The unpaid principal balance of the Alcourt Note has a fixed rate of interest of 15% per annum. Unless the Alcourt Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the Alcourt Note, along with accrued interest, will be due and payable in full on April 15, 2025 (“Maturity Date”). If the Alcourt Note is not repaid by the Maturity Date, for any reason whatsoever, the Company will issue shares of the Company’s common stock with a then current value of $500,000 to Alcourt (the “Extension Fee”). The shares will be valued based on the greater of: (i) the closing price of the Company’s common stock on the Maturity Date; or (ii) $1.00 per share; if the Company’s common stock is trading below $1.00 per share, Alcourt can elect to receive the Extension Fee of $500,000 in cash. The Company agreed to execute an irrevocable transfer instruction with its transfer agent to issue $500,000 worth of shares of Company common stock to Alcourt if the Alcourt Note is not repaid on or before April 15, 2025. Upon payment of the Extension Fee, the Maturity Date shall be extended until July 15, 2025. Additionally, if Alcourt Note is paid at any time after the initial Maturity Date, the Company shall pay a $50,000 termination fee together with the repayment of the principal, accrued unpaid interest, and any other charges due to Alcourt. No shares of the Company shall be issued without the Company first receiving shareholder approval. The Company has commenced the process of obtaining shareholder approval as soon as reasonably practicable after execution of the Alcourt Note.

Shareholder Approval

The holders of a majority of the Company’s voting capital stock, by written consents in lieu of meetings delivered on January 15, 2025, pursuant to Section 228 of the Delaware General Corporation Law and Section 9 of Article II of our bylaws, provided approval for the following corporate actions (the “Authorizations”):

(i)	the possible issuance of shares of the Company common stock with a then current value of $500,000 under that certain promissory note, dated as of January 15, 2025, by and between the Company and Alcourt LLC, in the event that such note is not repaid by April 15, 2025;
(ii)	the possible issuance of $5,000,000 worth of shares of Company common stock under that certain promissory note, dated as of December 26, 2024, by and between the Company and Gad International Ltd., as amended by that certain amendment to promissory note, dated as of January 15, 2025, in the event that such promissory note is not repaid on or before February 23, 2025; and
(iii)	the possible issuance of shares of Company common stock under those certain promissory notes by and between the Company and NextNRG Holding Corp., dated as of November 14, 2024, December 2, 2024, December 3, 2024, December 17, 2024 and December 30, 2024.

Such consents were obtained in compliance with Nasdaq Listing Rules 5635(a) and 5635(d), as applicable, which require in relevant part that the Company may not issue shares of its common stock (or securities convertible into or exercisable for common stock) in other than public offerings or in connection an acquisition without stockholder approval if the aggregate number of shares of common stock issued would be equal to or greater than 20% of the Company’s issued and outstanding shares of common stock as of the date of issuance. The Company expects to file with the Commission a preliminary information statement under cover of Schedule 14C in respect of the Authorizations as soon as reasonably practicable.

Certain Receivable Financing Arrangements, dated as of December 27, 2024

On December 27, 2024, the Company entered certain receivable financing arrangements with the following parties: (i) Revenue Purchase Agreement and Guaranty of Performance with GALT FUNDING Co. (the “Galt Agreement”); (ii) Sales of Future Receipts Agreement with Redstone Advance Inc. (the “Redstone Agreement”); and (iii) Future Receivables Sale and Purchase Agreement with Funderzgroup LLC dba Mr. Advance (the “Funderzgroup Agreement”, and together with the Galt Agreement and the Redstone Agreement, the “Receivable Financing Agreements”). Each of the Receivable Financing Agreements shall expire when the amounts financed thereunder are paid in full to the respective lenders, which the Company expects to be approximately six (6) months from the date of their signing. The Galt Agreement provides the Company with $500,000 in receivables financing subject to an origination fee of $15,000 and a payment schedule of $27,500 per week. The Redstone Agreement provides the Company with $1,000,000 in receivables financing subject to an origination fee of $30,035 and a payment schedule of $55,000 per week. The Funderzgroup Agreement provides the Company with $1,000,000 in receivables financing subject to fees of $30,035 and a payment schedule of $55,000 per week. Each of the Receivable Financing Agreements provide for certain representations and covenants that are customary for these types of transactions.

Nasdaq Notice of Failure to Satisfy Continued Listing Rule

On January 10, 2025, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of Nasdaq indicating that the Company no longer complies with Nasdaq rules for continued listing because the Company has not yet held an annual meeting of stockholders within one year after the end of the Company’s fiscal year ended December 31, 2023, as required pursuant to Nasdaq Listing Rule 5620(a) (the “Annual Meeting Requirement”).The Company has 45 calendar days to submit a plan to regain compliance and, if the Staff accepts the Company’s plan, the Staff can grant an exception of up to 180 calendar days from December 31, 2024, or until June 30, 2025, to regain compliance. The Company plans to timely submit such a plan for the Staff’s consideration. There can be no assurance that the Staff will accept the Company’s plan to regain compliance with the Annual Meeting Requirement, or that the Company will evidence compliance with the Annual Meeting Requirement during any extension period that the Staff may grant. If the Staff does not accept the Company’s plan, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel. Prior to receiving the deficiency letter from the Nasdaq regarding the Annual Meeting Requirement, on December 31, 2024, the Company filed with the Securities and Exchange Commission a definitive proxy statement on Schedule 14A relating to its planned annual meeting of stockholders for the fiscal year ended December 31, 2023. The stockholders meeting for the fiscal year ended December 31, 2023 was held on January 16, 2025. Accordingly, the Company anticipates that the Nasdaq will confirm that the Company has regained compliance with the Annual Meeting Requirement.

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The NextNRG Acquisition and Perceived Impact on EzFill

The NextNRG transaction discussed below, while approved by our shareholders and management, has not closed yet. The NextNRG transaction will close concurrently with the closing of this offering and we will not complete this offering unless the closing of the NextNRG transaction can be completed concurrently with the closing of this offering. EzFill cannot tell you with any certainty that it will be able to properly integrate NextNRG, or that the integrated entities will be able to achieve the lofty milestones set forth in the transaction agreement, or that the achievement of any of the milestones will lead to the success of the combined entities.

Post transaction EzFill will continue normal operations and the below is expected to be added as additional lines of business. There will likely be a new organizational structure as a result of the requirement of the Exchange Agreement to appoint Mr. Farkas to our board of directors as Executive Chairman and to appoint Mr. Farkas as our chief executive officer. Additionally, at closing, the Company has agreed to appoint Joel Kleiner, the Chief Financial Officer of NextNRG, as the Chief Financial Officer of the Company.

Description of NextNRG’s Business

NextNRG Holding Corp. (NextNRG) is a developmental stage, Nevada corporation working on the development of artificial intelligence and machine learning (AI/ML) solutions in the renewable energy/wireless electric vehicle (“EV”) charging space. NextNRG plans to develop, deploy, and own AI/ML powered smart microgrids coupled with solar energy generation, battery storage and wireless EV charging solutions (where appropriate) all over the United States, and eventually globally.

What is a microgrid?

In simple terms, a microgrid is a small-scale power grid that can operate independently or collaboratively with other power grids. NextNRG’s technology is designed to mitigate risk of utilizing renewable energy, while maximizing energy output efficiencies. NextNRG believes that its smart microgrid technology will serve as an effective platform for integrating distributed energy resources (“DERs”) and achieving optimal performance in reduced costs and emissions while bolstering the resilience of a city, a building, or rural communities’ electrification systems. Additionally, they achieve cost savings through peak shaving and selling excess power to off-takers.

The microgrid, solar, and EV Charging markets in the U.S. have been growing steadily with the presence of key players engaged in research and development to increase efficiency and decrease the cost of the components. NextNRG believes the confluence of multiple clean energy trends creates a significant market opportunity. According to the U.S. Energy Information Administration (“EIA”), the U.S. spends $400 billion on electricity each year, of which $200 billion is spent on Commercial & Industrial properties. It is expected that an additional $98 billion of investment will be required to meet the country’s 2030 sustainability goals. Renewable energy microgrids have proven an effective tool to help customers, expand electrical grid capabilities, gain access to electricity where it is not easily accessible, respond to, and prepare for, natural disasters, and bring down electricity costs. Additionally, renewable energy microgrids are a viable solution for countries who would like to scale their renewable energy production and lessen their dependence on foreign oil supply. Finally, we believe it is necessary to rapidly increase the scale and scope of renewable generation assets in the U.S. in order to meet the various targets and commitments set by corporations and governments.

NextNRG Smart Microgrid:

NextNRG believes that through strategic deployments it should be able to build and operate solar energy systems coupled with its smart microgrid technology (“NextNRG Smart Microgrids”), on commercial properties, schools, hospitals, nursing homes, parking garages, large rural tracts of land, recreational facilities, tribal land, and federal, state, county, and municipal properties. The NextNRG Smart Microgrids will help customers gain access to electricity where not otherwise available, reduce electricity bills, progress towards decarbonization targets and support resource management needs throughout their asset lifecycles. NextNRG expects its primary product offering will be entering into leases or easements with building or landowners and power purchase agreements to sell the power generated by the solar energy system to those landowners, or various commercial, utility, municipal and community solar off-takers.

Utility Scale Smart Microgrid:

Additionally, NextNRG plans to offer its proprietary AI/ML powered smart microgrid technology to utilities and other energy producers/distributors through SaaS agreements. Next believes these customers will benefit from the Smart Microgrid technologies’ ability to:

●	Provide real time data processing to improve overall efficiency and cost structure;
●	Continuously optimize the system based on operational data;
●	Learn optimal scheduling and dispatch of energy generation and storage;
●	Predict changes in renewable energy source output and demand;
●	Integrate renewable energy while maintaining reliability;
●	Autonomously identify and addresses technical issues;
●	Enhance resilience and lower electricity costs;

Wireless EV Charging:

Finally, in appropriate client locations, NextNRG anticipates deploying its wireless EV charging technology, once that product is ready for deployment. NextNRG believes that its wireless charging technology solves problems such as:

●	The lack of charging infrastructure: Even when home-charging is taken into account, to properly match forecasted sales demand, the United States will need to see the number of EV chargers quadruple between 2022 and 2025, and grow more than eight-fold by 2030, according to S&P Global Mobility forecasts
●	Range Anxiety. A fully charged vehicle can provide between 200-400 miles which causes worry, especially for long drives. With dynamic wireless EV charging, cars can charge on the road and maintain optimal charge levels.
●	Ease of Use. Plugging-in can be easily forgotten. Our planned system will automatically connect the vehicle and account to the charger, streamlining the charging process and making it incredibly user-friendly.
●	Safety. Tripping over a cable can not only cause physical injury but also damage the device and disrupt the charging process. To prevent this we plan that our patented technology can deliver a secure connection between the vehicle and charging station, providing peace of mind during the charging process.
●	Theft/Vandalism of cables. The theft of copper from power lines can cause power outages and electrical fires, and with our innovative design your EV charging experience can be worry-free from theft and vandalism.
●	Weather. No longer need to get out of your vehicle and face uncomfortable weather conditions to charge your car.

NextNRG’s prospective solutions are supported by seven patented technologies developed by Florida International University, exclusive licenses to which NextNRG acquired through the purchase of Stat-EI Inc. These technologies were tested on the largest smart grid dataset in the world. The patents target the support of two different renewable energy industry sectors - smart microgrids/Virtual power plants (“VPP”), and wireless power transfer (“WPT”) technology, created to wirelessly charge EVs. The licenses purchased from SEI are exclusive and worldwide.

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In an era where the demand for reliable, sustainable energy is rapidly growing, traditional power grids face challenges that necessitate innovative solutions. AI/ML based smart Microgrids, which operate as smaller versions of the main power grid, provide a resilient and flexible approach to energy management and distribution. With the proper technology, microgrids can operate autonomously during grid failures and seamlessly integrate renewable energy sources, making them indispensable in today’s energy landscape. We believe that NextNRG is at the forefront of this revolution, offering cutting-edge AI/ML based smart microgrid technology that enhances grid resiliency, optimizes energy use, and reduces costs. These systems are designed to meet the challenges of fluctuating energy demands and supply, ensuring consistent and efficient power delivery across various sectors.

The Core Components of NextNRG’s technology:

●	Microgrid Controller - The Microgrid Controller is the brain of the smart microgrid, using AI/ML it seamlessly manages and integrates various energy resources. It ensures optimal performance by coordinating energy generation, storage, and distribution in real-time.
●	Predictive Analytics (RenCast) - RenCast uses advanced AI and machine learning algorithms to predict renewable energy generation with high accuracy. By analyzing weather patterns and energy usage data, it enables efficient energy management and maximizes the use of renewable resources.
●	Battery State of Charge (SoC) Management - SoC Management uses AI/ML to ensure that battery systems within the microgrid maintain optimal charge levels, extending battery life and guaranteeing energy availability during peak demand or power outages. It plays a critical role in the grid’s reliability and sustainability.
●	PEACE Controller - The PEACE Controller provides a mobile source of renewable power during emergencies and grid outages using AI/ML. It ensures continuous power supply to critical applications by integrating PV systems, energy storage, and the main grid, enhancing overall energy security and resiliency.
●	HOPES Controller - The HOPES Controller facilitates the integration and management of renewable energy sources across the grid, enabling virtual power plant applications. Using AI/ML it improves grid resiliency by allowing for dynamic energy transfer and wide-area aggregation of renewable energy.

The main drivers of the renewable energy industry can be summarized in the following points:

●	Increased global need for energy;
●	Decreasing costs of renewable energy plants;
●	Regulations aiming to decrease pollution from fossil fuel;
●	Political will to use clean and sustainable energy sources; and
●	Incentives and subsidies.

Next Owned Smart Microgrid:

NextNRG believes that through strategic deployments it should be able to build and operate solar energy systems coupled with its AI/ML based smart microgrid technology (“NextNRG Smart Microgrids”), on commercial properties, schools, hospitals, nursing homes, parking garages, large rural tracts of land, recreational facilities, tribal land, and federal, state, county, and municipal properties. The NextNRG Smart Microgrids will help customers gain access to electricity where not otherwise available, reduce electricity bills, progress towards decarbonization targets and support resource management needs throughout their asset lifecycles. NextNRG expects its primary product offering will be entering into leases or easements with building or landowners and power purchase agreements to sell the power generated by the solar energy system to those landowners, or various commercial, utility, municipal and community solar off-takers. Additionally, NextNRG plans to offer its proprietary AI/ML powered smart microgrid technology to utilities and other energy producers/distributors through SaaS agreements.

The primary challenge that the renewable sources market faces is the uncertainty around energy generation. This problem leads to system supply/demand imbalances that can interrupt power and increase costs. NextNRG’s Artificial Intelligence/Machine Learning (“AI/ML”) based patented technologies can:

●	Provide real time data processing to improve overall efficiency and cost structure;
●	Continuously optimize the system based on operational data;
●	Learn optimal scheduling and dispatch of energy generation and storage;
●	Predict changes in renewable energy source output and demand;
●	Integrate renewable energy while maintaining reliability;
●	Autonomously identify and address technical issues;
●	Enhance resilience and lower electricity costs;

The second challenge is the cost of building renewable energy microgrids. To address this challenge, NextNRG hopes to capitalize on government incentives currently available for the deployment of renewable energy solutions. NextNRG believes its offerings will provide multiple advantages to future customers relative to the status quo, such as:

●	Lower electricity bills: By implementing our technology, our customers will be able to lower their cost of electricity. Solely deploying our smart microgrid technologies can generate up to 10% savings for customers.
●	Increased accessibility of clean electricity: Through deployment of microgrid and solar solutions NextNRG believes it should be able to provide clean electricity to customers who otherwise would not have been able to construct on-site solar (e.g. apartment and condominium customers). This increases the total addressable market and enables energy security for all.
●	Supporting clean energy ecosystem: Demand for clean sources of electricity is anticipated to continue to increase. NextNRG plans to support future customers in their continued transition to the clean energy ecosystem through its microgrid, solar and battery storage systems as well as wireless EV charging stations. It expects that its expansion of product offerings will allow it to support even more customers in this transition.

NextNRG is the owner of exclusive licenses to four patented technologies which cover the development and commercialization of AI/ML based smart microgrids and virtual power plants (“VPP”). The algorithms used to secure the patents were developed with the support and research of Federal agencies and have been tested and proven on the infrastructure of the largest renewable energy company in the world. Certain of the above technologies are currently deployed by a large utility for approximately six million of its customers. The combined technologies are referred to as the NextNRG Smart Microgrid and potential products based on these technologies are explained in more detail below.

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Smart Microgrid Controller (US Patent No. 10326280)

●	The Microgrid Controller is a pivotal component within the smart microgrid ecosystem, serving as the orchestrator of energy resources. It efficiently manages the integration and coordination of various power sources, including solar panels, and battery storage systems. By continuously monitoring energy production and consumption, the controller ensures optimal performance and reliability of the microgrid. It dynamically balances supply and demand, adjusting energy flows in real-time to maintain stability and prevent outages. This intelligent management enables seamless transitions between grid-connected and island modes, ensuring uninterrupted power supply during grid failures.
●	The Smart Microgrid Controller uniquely addresses customer needs to optimize renewable energy use. As smaller versions of main energy grids, microgrids can operate in grid-connected and “island” mode as needed. For example, when severe weather affects the energy grid, a microgrid can operate autonomously using its local energy sources to power buildings or facilities. It connects and disconnects from the grid through a grid-forming inverter, which performs black-starts to independently restart the grid. Using the Smart Microgrid Controller ensures that the customer is always using its best and most reliable source of energy.

The RenCast Predictor (US Patent No. 11022720)

●	RenCast is a AI/ML based tool designed to enhance the efficiency and reliability of renewable energy generation within the smart microgrid. By leveraging cutting-edge artificial intelligence and machine learning algorithms, RenCast accurately forecasts the amount of energy that will be produced from renewable sources such as solar and wind. This predictive capability allows the microgrid to forecast and manage energy supply effectively, ensuring that energy storage and distribution are optimized. By analyzing real-time data from weather stations, historical energy usage, and sensor inputs, RenCast minimizes uncertainties and maximizes the utilization of renewable energy.
●	The RenCast Predictor’s renewable energy generation forecast includes a 5-minute, 15-minute, 1-hour, or 7-day prediction with up to 93% accuracy. The system includes weather sensors and imaging cameras. Weather parameters include wind speed, wind direction, ambient temperature, precipitation, atmosphere turbidity, and translucency. The forecaster receives this data from a geo-satellite feed, estimates the cloud cover, and derives the cloud shading profile. The processor receives and uses aggregation data to forecast renewable energy generation.
●	The RenCast Predictor uses the web service API to implement photovoltaic (“PV”)-generation forecasts into the algorithms (e.g., economic dispatch), enabling customers to accurately plan and manage renewable energy generation.

The Battery State of Charge (“SOC”) System (US Patent No. 10969436)

Battery storage is vital. It supports integrating and expanding renewable energy sources, such as solar power, while reducing reliance on fossil fuels. Storing excess energy generated during periods of high renewable generation (sunny or windy) helps mitigate the reliability issues associated with renewable power sources. This equipment can dramatically improve electrification in rural areas, on tribal lands, and in low-income communities in-need of clean, reliable power. Battery energy storage systems provide a versatile and scalable solution for energy storage and power management, load management, backup power, and improved power quality.

●	The Battery SOC provides AI/ML systems to forecast SOC of the systems’ lithium-ion batteries.
●	The system uses a multi-step forecasting process and experimentally obtained decreasing C-rate datasets and with ML to forecast the system batteries’ SOC. The multi-step approach combines at least one univariate technique with ML techniques to forecast first C-rate, voltage, current, and SOC percentage to the ML model and forecast the battery’s SOC using an optimizer and ML model. The parameters from a second C-rate are collected by the battery analyzer and can be stored on the machine-readable medium to train the ML model(s) before forecasting. The forecasted battery SOC can be displayed in operable communication with the processor, the machine-readable medium, and the battery analyzer. This enables the customer to always be informed on the stored energy and health of each battery in the system.

The Portable Emergency AC Energy (“PEACE”) Controller (US Patent No. 10958211)

●	The Peace Controller is a smaller version of the smart microgrid that uses the same AI/ML technologies to provide a mobile source of renewable power in the case of local energy interruption. The controller’s short-term goal is to provide uninterrupted clean energy to consumers during and after natural disasters to power emergency appliances, and for daily use to reduce the energy costs. Long-term the controllers can be scaled up as medium-to-large scale power hubs to provide grid services and network resilience.
●	During power outages the PEACE supplier serves as a mobile power source for users with PV and/or energy storage systems. PEACE can also provide power when users do not have sufficient solar energy for their needs. The supplier includes an inverter to create seamless three-way connection between a PV cell or system, an energy storage unit, and the power grid. Additionally, PEACE includes a web application that displays the location, battery SOC, power generation, local weather systems, and charts.

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The RenCast Predictor, the Smart Microgrid Controller, Battery SOC, and PEACE Controller can be combined to turn a renewable energy microgrid into a “smart” system that uses AI/ML to increase the system’s efficiencies by up to 10%. Next’s smart microgrid solution aggregates accurate estimates of future energy generation and SOC and programs the Smart Microgrid Controller to optimize the energy use based on the customer’s needs.

HOPES Controller (“VPP”)

●	The HOPES controller is still under development.
●	The HOPES controller will allow microgrids in different locations to communicate and control to facilitate VPP applications and provide a VPP concept for grid-connected renewable energy sources.
●	The software component will include predictive and prescriptive computation models to address and mitigate the concerns facing high-penetration scenarios into the grid. The controller allows consumers to integrate novel computational tools for state-of-the-art renewable energy generation forecasting, wide-area aggregation, optimize dynamic renewable hosting capacity, intelligently synchronize devices, and dispatch on-demand. The HOPES Controller will integrate and manage small-to-large-scale renewable energy solutions across smart grids. Additionally it will integrate renewable energies to the grid. The HOPES controller connects individual plants to build a VPP that transfers energy between locations connected through transmission lines based on availability and demand to improve the overall system resiliency.

The HOPES Controller will be able to:

●	Conduct short-term forecasting of the power generated by the renewable energy power plant.
●	Execute a dispatch for bulk energy transfer using a hybrid energy storage module to minimize renewable energy curtailment and increase the renewable energy hosting capacity.
●	Predict renewable energy generation intermittencies with wide-area aggregation using a wavelet theory-based transformation model and cooperative game theoretic modeling.
●	Conduct predictive smart load control to effectively use renewable energy and hybrid energy modules to address critical and deferrable loads and minimize system instabilities.
●	Support functionalities for energy pricing and economics of the grid-connected renewable energy to ensure feasibility of intelligence and visibility of renewable energy.
●	Work with utility-level applications like distributed energy resource management systems and advanced distribution management systems to optimize existing renewable energy power plants.

The NextNRG Smart Microgrid is designed to maintain grid stability and enhance operational efficiency through advanced monitoring and control systems. By integrating grid forming inverters and multi-level controllers, the microgrid dynamically adjusts to fluctuations in energy demand and supply. These components work together to ensure a consistent and reliable power supply, reducing the risk of outages and improving overall energy efficiency. The system’s real-time monitoring capabilities provide utility operators with valuable insights into grid performance, enabling informed decision-making and proactive management.

The first deployments of the NextNRG Smart Microgrid are expected to be on tribal land in the United States. NextNRG currently is working on a deployment on tribal land in the State of Louisiana. The reason NextNRG is targeting tribal land is because, in 2022, the U.S. Energy Department’s Office of Indian Energy issued a report citing that nearly 17,000 tribal homes were without electricity, with most being in southwestern states and in Alaska. Assistant Secretary for Indian Affairs Mr. Bryan Newland testified before Congress that 1 in 5 homes on the Navajo Nation and more than one-third of homes on the neighboring Hopi reservation are without electricity. Our goal is to work with the Native American Tribes to reduce this number to zero.

The second and third planned deployments are in underserved communities located in the City of Newton, Texas and the City of Havana Florida. NextNRG has filed grant applications with the DOE for those deployments. To date, NextNRG through its subsidiary Next NRG, LLC has filed for $49.5 million in grant funding with the DOE.

NextNRG is in preliminary discussions with seven Native American Tribes to deploy 5 mWh Smart Microgrids on their properties. In total, NextNRG has nearly approx. $750 Million in planned smart microgrid deployments, all of these projects are in different phases of the project timeline. The projects vary from municipal property to Tribal land, to commercial facilities (healthcare, office space, multifamily, and amusement parks).

NextNRG also hopes to utilize its AI/ML Smart Microgrid systems to convert shuttered coal-fired power plants into solar energy producing facilities.

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NextNRG believes, that utility companies; microgrid companies; and renewable energy generation companies will all be able to capitalize on the advantages of the NextNRG smart microgrid technology and therefore NextNRG plans to offer its technology to these companies under a SaaS model.

At each location where the NextNRG Smart Microgrid is deployed, NextNRG plans to evaluate the possibility of deploying NextNRG’s wireless EV charging solutions. These solutions are explained in more detail below.

Wireless EV charging uses resonant electromagnetic induction to transmit a current, this process is also known as “inductive charging” or “wireless power transfer” (“WPT”). Wireless charging utilizes a charging pad installed in the ground and a similar pad installed on the bottom of a car, when the pads align, charging automatically begins.

Wireless EV charging offers several benefits:

●	By definition, the number one benefit of wireless EV charging is that there are no wires. EV owners do not need to carry heavy charging cables or plug their cars in at every charging station, alleviating range anxiety.
●	EV charging cables can become damaged over time, particularly in extreme heat and cold areas, which can be hazardous to the vehicle and its owner. No wires mean less risk, and replacing cables is expensive, too.
●	Wireless charging is simply more convenient, even when only available as static charging – and if and when dynamic charging becomes a reality, it will be extremely convenient as well.
●	Wireless charging is more efficient than a traditional plug in charger.

Wireless Charging Parking Bumper (US Patent No. 10836269B2)

NextNRG’s primary patent covers an electric vehicle charging station, designed as a bumper which ensures proper alignment between the vehicle’s battery charger and the charger pad in the charging station.

●	Integrated sensors detect the vehicle’s position as it parks.
●	A built-in radio frequency receiver identifies the vehicle through a unique code.
●	Once the system verifies payment with a server, an internal processor activates wireless, inductive charging.
●	The entire setup offers a seamless integration of sleek design, precise vehicle detection, and secure payment verification for efficient charging.
●	NextNRG’s parking bumper patent is the integration of a networked wireless charging bumper with a contactless payment system, and advanced communication protocols and encryption methods.

NextNRG believes its parking bumper patent is the key to commercializing wireless EV charging, the automated verification and payment system is expected to be the most seamless way to start a charge.

NextNRG also holds the exclusive license for three patents in the WPT space - two for the static transfer of energy and one for the dynamic transfer of energy. The licensed WPT solutions are based on a unique analog architecture. The static solution also provides a bi-direction (grid to vehicle and vehicle to grid) power transfer which allows a charged EV to serve as a reserve generator for the home in case of power failure.

Bidirectional Wireless Power Transfer (US Patent No. 10637294B2)

This patent describes a system capable of wirelessly transferring power in both directions. This technology is designed for efficient and safe power exchange, which could be particularly useful in scenarios where power needs to be sent back to the grid during peak demand, and/or power outages.

Advancements in Inductive Power Transfer (US Patent No. 9919610B1)

This patent focuses on enhancing the capabilities of wireless power transfer systems. The improvements include increasing the efficiency of power transfer, extending the longevity of the system and broadening its applicability across various contexts.

Wireless EV Charging Station for Static and Dynamic Charging (US Patent No. 9731614B1)

This patent details a wireless charging station specifically designed for EVs. It has the capability to charge EVs both when they are stationary (static) and while they are in motion (dynamic). The dynamic charging allows for continuous charging, potentially revolutionizing the way EVs maintain battery levels.

To date, NextNRG’s static and dynamic solutions have been designed and prototypes are being tested at 25 kwh of output in a laboratory environment at FIU, with plans to expand the output capacity to 1mwh and above. NextNRG expects for this static WPT solution to automate EV charging such that drivers do not need to do anything to charge. There are no cables inside or outside of the car. NextNRG’s static and dynamic solutions are not expected to be affected by rain, snow, ice, dust, or dirt. They will be a clean and safe way to charge EVs.

NextNRG expect that its static WPT systems will be bidirectional, this means that they will support connecting grid-to-vehicle (“G2V”) and vehicle-to-grid (“V2G”). NextNRG is unaware of any other WPT system which has V2G capabilities. For homeowners who want to deploy solar and microgrid solutions at their home, with our WPT system we expect for those homeowners to be able to utilize their car as a battery storage system. Additionally, in emergency outage situations homeowners with our WPT system will be able to maintain power by using our V2G capabilities.

Additionally, through an integration with our the Smart Microgrid deployments, NextNRG plans for its WPT systems to be able to integrate with the grid to help create a resilient network to handle disaster conditions. For example, during a hurricane in areas with power outages, EVs with V2G capability would be able to power hospitals, homes, and other critical infrastructure to create a reliable, longer lasting energy source.

NextNRG expects for its dynamic WPT solution to be implemented on highways and public roads so it can provide essentially unlimited range for EVs without plugging-in or stopping for recharging. These solutions will revolutionize the future of transportation systems. NextNRG is working with FIU to deploy the dynamic WPT solution as a pilot for use on their campus and demonstrate its capabilities.

NextNRG believes that it is positioning itself to be the only wireless EV charging company to able to offer a combination of: (i) wireless charging outputs from 25kwh to over 1mwh; (ii) bi-directional wireless charging; and (iii) both static and dynamic wireless EV charging.

The microgrid, solar, and EV Charging markets in the U.S. have been growing steadily with the presence of key players engaged in research and development to increase efficiency and decrease the cost of the components. NextNRG believes the confluence of multiple clean energy trends creates a significant market opportunity. According to the U.S. Energy Information Administration (“EIA”), the U.S. spends $400 billion on electricity each year, of which $200 billion is spent on Commercial & Industrial properties. It is expected that an additional $98 billion of investment will be required to meet the country’s 2030 sustainability goals. Renewable energy microgrids have proven an effective tool to help customers, expand electrical grid capabilities, gain access to electricity where it is not easily accessible, respond to, and prepare for, natural disasters, and bring down electricity costs. Additionally, renewable energy microgrids are a viable solution for countries who would like to scale their renewable energy production and lessen their dependence on foreign oil supply. Finally, we believe it is necessary to rapidly increase the scale and scope of renewable generation assets in the U.S. in order to meet the various targets and commitments set by corporations and governments.

Revenue Sources

Sale of Electricity

Solar Electricity

NextNRG plans to derive its operating revenues principally from power purchase agreements, net metering credit agreements, solar renewable energy credits, and performance-based incentives. A portion of NextNRG’s power sales revenues is expected to be earned through the sale of energy (based on kilowatt hours) pursuant to the terms of Power Purchase Agreements (PPAs). NextNRG’s PPAs will typically have fixed or floating rates and are expected to be generally invoiced monthly.

Wireless EV Charging

NextNRG will sell energy to its wireless EV charging customers.

NextNRG plans to sell its innovative solutions to property owners, parking facilities, municipalities, and government agencies, as well as charge point operators (CPOs), empowering the growth of sustainable transportation infrastructure.

NextNRG plans to generate revenue from the deployment of solar and battery storage solutions where applicable to further take advantage of the renewable energy industry. Energy pricing is based on peak/off-peak rates at any given charging location. NextNRG plans to negotiate our own Power Purchase Agreements (PPA) accordingly. NextNRG is also planning to sell energy to electric vehicle owners via wireless EV charging.

SaaS & Licensing

Software as a Service Agreements

NextNRG plans to generate revenue from the sale of its energy management software under SaaS Agreements with utility companies; microgrid companies; and renewable energy generation companies. Additionally, any traditional customers which would like to own their own energy generation systems will have the option of entering a SaaS agreement to purchase rights to the technology.

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Hardware Licensing

NextNRG plans to generate licensing revenues from competitors or ancillary business participants who desire to utilize or integrate NextNRG’s intellectual property, hardware, or software solutions within their proprietary product.

Sale of Hardware

NextNRG plans to generate revenues from the sale of hardware, eg. solar panels, battery storage solution equipment, wireless charging pad or bumper and vehicle receiver technology.

Potential Customers Include

Property owners, electrical supply companies, management companies, all levels of government, original equipment manufacturers, tribal land, car manufacturers, EV charging companies, wholesale electricity providers, utilities, and fleet owners.

Agreements and Collaborations

License Agreements with Florida International University

NextNRG holds exclusive licenses to a portfolio of seven patents owned by FIU. Under the licensing agreements NextNRG is obligated to pay fixed royalty payments for the licenses to FIU on an annual basis. The terms of the licenses continue for the life of the patents or until terminated by either party, pursuant to the terms of the licenses. NextNRG also has certain performance obligations pursuant to the terms of the licenses.

Agreement with Midwest

NextNRG and Midwest have entered an agreement to work together to establish a greenfield facility for the manufacturing of battery-energy-storage systems (BESS) in the United States of America. While some of the components will be sourced from India in the initial phase, localization of components and sub-systems will be made a priority of the parties. In the interim period, Midwest will supply the products and services for NextNRG’s current planned deployments. The scope of such supply includes BESS, solar panels, as well as design services. The collaboration with Midwest is expected to meet the requirements of the “Made in America” and produce local products which are key to the energy transition goals of the US. Further, this activity is expected to qualify for and attract public financing, earn tax credits, and cut down the overall costs of deployment of the solutions offered by NextNRG.

Intellectual Property

NextNRG is the owner of US Patent No. 10,836,269 B2 which is a patent for an inductive charging parking bumper with automatic payment processing.

NextNRG’s licenses from FIU relate to the following U.S. patents covering wireless electric vehicle charging: US Patents Numbered: 10637294; 9919610; and 9731614.

NextNRG’s licenses from FIU relate to the following U.S. patents covering smart microgrid technology: US Patents Numbered: 10326280; 10969436; 10958211; and 11022720.

NextNRG has also filed trademark applications for “NextCharge,” “Next Charge,” “Next Charging,” “NextCharging,” “NextNRG,” “NextNRG,” and the NextNRG logo.

NextNRG owns the domain names: NextCharging.com; NextNRG.com; NXXT.energy; and NextNRG.energy

Regulatory

Although NextNRG is not regulated as a public utility in the United States under applicable national, state or other local regulatory regimes where it conducts business, it expects to compete primarily with regulated utilities. As a result, it has developed and is committed to maintaining a policy team to focus on the key regulatory and legislative issues impacting the entire industry. It believes these efforts help it better navigate local markets through relationships with key stakeholders and facilitate a deep understanding of the national and regional policy environment.

To operate its systems, NextNRG may need to obtain interconnection permission from the applicable local primary electric utility. Depending on the size of the solar energy system and local law requirements, when needed interconnection permission will be provided by the local utility directly to NextNRG and/or future customers. In almost all cases, interconnection permissions are issued on the basis of a standard process that has been pre-approved by the local public utility commission or other regulatory body with jurisdiction over net metering policies. As such, no additional regulatory approvals are required once interconnection permission is given.

NextNRG’s future operations will be subject to stringent and complex federal, state and local laws, including regulations governing the occupational health and safety of our employees and wage regulations. For example, it is subject to the requirements of the federal Occupational Safety and Health Act, as amended (“OSH Act”), and comparable state laws that protect and regulate employee health and safety. NextNRG endeavors to maintain compliance with applicable OSH Act and other comparable government regulations.

Government Incentives

Federal, state and local government bodies provide incentives to owners, distributors, system integrators and manufacturers of solar energy systems to promote solar energy in the form of rebates, tax credits, payments for renewable energy credits (“RECs”) associated with renewable energy generation and exclusion of solar energy systems from property tax assessments. These incentives should enable NextNRG to lower the price it will charge future customers for energy from, and to lease, solar energy systems, helping to catalyze customer acceptance of solar energy as an alternative to utility-provided power. In addition, for some investors, the acceleration of depreciation creates a valuable tax benefit that reduces the overall cost of the solar energy system and increases the return on investment.

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The Inflation Reduction Act of 2022 (the “IRA”), which was passed in August 2022, substantially changed and expanded existing federal tax benefits for renewable energy. The IRA extended the existing framework for investment tax credits (“ITC”) offered by the federal government under Section 48(a) of the Internal Revenue Code (the “Code”) for the installation of certain solar power facilities owned for business purposes. Prior to the IRA, if construction on the facility began before January 1, 2020, the amount of the ITC available was 30%, if construction began during 2020, 2021, or 2022 the amount of the ITC available was 26%, with additional step downs in later years. Projects placed in service before January 1, 2022 are still set at 26%. However, with the enactment of the IRA, solar power facilities installed between 2022 and 2032 will receive a 30% ITC of the cost of installed equipment for ten years so long as the facilities meet wage and apprenticeship requirements or are less than 1 MWac, which will decrease to 26% for solar power facilities installed in 2033 and to 22% for solar power facilities installed in 2034; and for those solar power facilities installed in 2022, the ITC has increased from 22% to 30% if the ITC has not yet been claimed. The prevailing wage rates also must be paid for alteration and repair during the 5 years after a project is placed in service.

Pursuant to the IRA, certain ITC projects are eligible for a 10% domestic content bonus so long as the facilities meet wage and apprenticeship requirements, if all the steel and iron are produced in the United States and at least 40% of the facility is produced in the United States, which domestic content percentage requirement increases for facilities that start construction after 2024 and eventually reach 55% for projects which begin construction in 2027 or later.

Pursuant to the IRA, certain ITC projects are eligible for an additional 10% or 20% energy community bonus so long as the facilities meet wage and apprenticeship requirements, and if the facility owner applies for and receives an environmental justice allocation from the Internal Revenue Service (the “IRS”). Solar (and certain related storage) facilities that are less than 5 MWac that are either located in a low-income community or on Indian land, or are part of a qualified low-income residential building project or a qualified low-income economic benefit project qualify. For example, qualified low-income economic benefit projects can receive a 20% bonus if low-income households receive at least one-half of the financial benefits. The IRS provided taxpayers guidance in Notice 2023-18 for determining the requirements for allocation of the ITC bonus. The IRA also included additional incentives, including in relation to stand-alone storage and claiming interconnection costs under the ITC in certain situations.

Additionally, the Inflation Reduction Act has secured historic levels of funding specifically for Tribal Nations and Native communities, including $32 billion in the American Rescue Plan, $13 billion in the Bipartisan Infrastructure Law, and more than $720 million in the IRA.

The U.S. Department of Energy’s Clean Energy for Low Income Communities Accelerator partnered with state and local leaders that committed $335 million to help 155,000 low-income households access renewable energy and efficiency to save up to 30% or more on energy bills.

In addition to the incentives at the federal government, more than half of the states, and many local jurisdictions, have established property tax incentives for renewable energy systems that include exemptions, exclusions, abatements and credits. Approximately thirty states and the District of Columbia have adopted a renewable portfolio standard (and approximately eight other states have some voluntary goal) that requires regulated utilities to procure a specified percentage of total electricity delivered in the state from eligible renewable energy sources, such as solar energy systems, by a specified date. To prove compliance with such mandates, utilities must surrender solar renewable energy credits (“SRECs”) to the applicable authority. Solar energy system owners such as our investment funds often are able to sell SRECs to utilities directly or in SREC markets. While there are numerous federal, state and local government incentives that benefit our business, some adverse interpretations or determinations of new and existing laws can have a negative impact on NextNRG’s business.

Manufacturing and Supply

NextNRG plans to purchase equipment, including solar panels, inverters, batteries, wireless charging station components from a variety of manufacturers and suppliers. If one or more of the suppliers and manufacturers that NextNRG relies upon to meet anticipated demand reduces or ceases production, it may be difficult to quickly identify and qualify alternatives on acceptable terms. In addition, equipment prices may increase in the coming years, or not decrease at the rates it has historically experienced, due to tariffs or other factors. Eventually, NextNRG believes that through its agreement with Midwest, it will be manufacturing some, if not all, of its products in-house.

Employees

As of January 14, 2025, NextNRG has 11 full-time employees.

Facilities

NextNRG leases approx. 3,000 square feet of office space, located at 407 Lincoln Road, Ste 9F, Miami Beach, FL 33139.

EzFill’s platform aligns with NextNRG’s goal of developing wireless/touchless refueling stations nationwide. By integrating with EzFill’s platform, NextNRG’s wireless/touchless fueling centers can promote a unified, forward-thinking approach to refueling services where both ICE and EV refueling/recharging services co-exist. As EVs continue to claim a larger market share of vehicle sales, traditional gas station investments are poised to decline in value. This shift augments the potential value of EzFill’s app-based fuel delivery services, especially with the decline in traditional gas stations. By leveraging EzFill’s distinct proficiency in app-based fuel delivery, this venture is positioned not only as today’s premier integrated ICE provider but also as the EV trailblazer of tomorrow. Therefore, we believe that the planned acquisition of NextNRG will create a leader in the ICE touchless fueling, wireless EV charging, and the broader renewable energy solutions industry.

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Government Regulation

Our industry has certain government regulations, EzFill is dedicated to ensuring that we are always operating in a way that is in compliance with all applicable regulations.

1.	DOT/Hazmat Registration: We are required to be registered with the Department of Transportation to transport and dispense hazardous materials. EzFill as a company is registered to transport and dispense hazardous material.

2.	Weights and Measures: In order to ensure the accuracy of our fuel sales to customers, our fuel meters and registers have to be calibrated and certified by the Florida Department of Agriculture. EzFill’s fuel meters and registers have been calibrated and certified by the Department of Agriculture to be a fuel retailer.

3.	CDL Licensing with Hazmat Endorsement: Drivers are required to have a Commercial Driver’s License with a Hazmat endorsement in order to operate the Mobile Fueling Trucks. All of our drivers have their Commercial Driver’s License with the Hazmat endorsement.

Our operations may also be subject to local fire marshal regulations, which varies in the different cities and counties. EzFill keeps up to date on the local regulations in each of the locations it operates in and does ample research into local regulations before opening in any new location.

The costs of compliance includes general liability insurance, workers’ comp. insurance, vehicle insurance, meters and registers maintenance for yearly inspection, vehicle maintenance for yearly inspection, hazmat permits and licensing, safety procedures and equipment, emergency response team, and live safety monitoring system.

Our safety protocol includes:

●	Training
●	Management oversight
●	Live tracking 24-7
●	Safety spill kits
●	Automatic pump shut off system
●	24-7 800# support line

We have implemented a safety protocol and monitoring system that allows us to operate at maximum efficiency in optimal safety conditions. Our drivers carry the proper commercial driver’s licenses and endorsements and are fully trained and certified to transport and dispense fuel. We have been licensed by the U.S. Department of Transportation and our fueling trucks have been fitted with safety equipment and emergency tools such as spill kits, fire extinguishers, emergency response handbook and a dedicated 24/7 emergency responder support team in the event of emergency situations. We have management oversight around the clock to ensure safe operations. We have an emergency response team on call, in the unlikely situation where there is a spill, the emergency response team will come to the scene to control and properly handle the cleanup of any hazardous materials. We also have state of the art technology that enables us, in real-time, to track the location of our Mobile Fueling Trucks and the inventory levels of each Mobile Fueling Truck.

Corporate Information

EzFill FL, LLC was established on July 27, 2016 in the state of Florida. The assets of EzFill, LLC were acquired as of April 9, 2019 by EzFill, Holdings Inc. (formed in March of 2019) which purchased certain assets of EzFill FL LLC’s mobile fueling business. The business is headquartered in South Florida.

Our principal executive offices are located at 67 NW 183rd Street, Miami, FL 33169, and our telephone number is 305-791-1169. Our website address is ezfl.com. Information contained on, or accessible through, our website is not a part of this Annual Report on Form 10-K.

Ezfl.com, EzFill, and other trade names, trademarks, or service marks of EzFill appearing in this prospectus are the property of EzFill. Trade names, trademarks, and service marks of other companies appearing in this prospectus Report on Form 10-K are the property of their respective holders.

Employees

As of January 14, 2025, we had a total of approximately 150 employees, all of whom were full-time. None of our employees are covered by a collective bargaining agreement, and we consider our relations with our employees to be good.

Properties

We lease office space at 2999 NE 191st Street, Aventura, FL 33180 and pay approximately $21,800 per month, including operating expenses and taxes. We currently sublet this property at a rate of $16,000 per month. We lease our current office space at 57 NW 183rd Street and pay $6,955 per month. Additionally, we have office space and parking for our trucks at our fuel supplier located at 2965 E. 11th Ave., Hialeah, FL 33013. We also have access to parking for our trucks at various locations of Palmdale Oil Company in Florida. We believe our current office space is sufficient to meet our needs.

Legal Proceedings

We are not party to, and our property is not the subject of, any material legal proceedings.

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MANAGEMENT

The following table sets forth the names and ages of all of our directors and executive officers, and of Michael Farkas, who will serve as our Executive Chairman, Chief Executive Officer and a director upon closing of the Share Exchange, as well as Joel Kleiner who will serve as our Chief Financial Officer upon closing of the Share Exchange. Our Board of Directors is currently comprised of seven members, who are elected annually to serve for one year or until their successor is duly elected and qualified, or until their earlier resignation or removal. Executive officers serve at the discretion of the Board of Directors and are appointed by the Board of Directors.

Name	Age	Position
Yehuda Levy	31	Interim Chief Executive Officer, Principal Executive Officer & Director
Michael Handelman	65	Chief Financial Officer, Principal Financial and Accounting Officer
Avi Vaknin	46	Chief Technology Officer
Daniel Arbour	40	Director
Jack Leibler	84	Director
Bennet Kurtz	63	Director
Sean Oppen	49	Director
Michael Farkas	52	Chief Executive Officer, Executive Chairman and Director (upon closing of Share Exchange)
Joel Kleiner	36	Chief Financial Officer (upon closing of Share Exchange)

Executive Biographies

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and executive officers are as follows:

Yehuda Levy (Interim CEO, Principal Executive Officer and Director)

Yehuda is one of EzFill’s founders, who had the vision to start a mobile fueling company to service clients initially in Miami Beach back in 2016. He is a graduate of Yeshiva University with a major in Math and Economics and a minor in Finance. He has been working in the mobile fueling industry since its inception and understands every facet of the Company’s sales and operations and how to maximize its opportunities for growth. In 2019, he sold the client base and other assets of his company to EzFill. Levy stayed on post-acquisition and has been an integral part of the Company ever since. He has served in various roles in Operations, Finance, Sales, and Marketing, including most recently as Vice-President, Operations through the date of this appointment to interim CEO. Mr. Levy will resign as interim chief executive officer and director upon closing of this offering.

Michael Handelman (CFO, Principal Financial Officer, Principal Accounting Officer)

Mr. Michael Handelman, age 64, has served as an independent consultant with chief financial officer duties since July 2015. Since July 2015, he has managed the securities reporting, year-end and interim closings, consolidated financial reporting, financial planning and day-to-day accounting operations of companies and their subsidiaries. From February 2011 to June 2015, Mr. Handelman was the CFO of a biopharmaceutical company. Mr. Handelman holds a Bachelor of Science in accounting and holds an inactive certified public accountant license.

Avi Vaknin (CTO)

Vaknin has extensive experience in developing startups and rapid growth in the technology market. Vaknin holds a bachelor’s degree in computer science from the Hebrew University in Israel. After serving in the Israeli military, he worked at Intel Technology in Israel, leading the training team and helping Intel Israel with the production of the Pentium CPU used in many devices today. This experience honed his skills in cybersecurity and technology and gave him invaluable experience in the semiconductor industry. In 2004, Vaknin founded Telx Technologies, a company specializing in advanced system design, cybersecurity, cloud computing, cloud telecom, and custom software application programming.

Daniel Arbour (Director)

Mr. Arbour has over 16 years of experience in building multi-disciplinary high performance work teams and working with board members to ensure corporate and organizational deliverables are established. From 2018 to 2022, Mr. Arbour was the CEO of Shell TapUp, a mobile fueling company, where he managed other executives and more than 300 employees in cross-functional roles.

Mr. Jack Leibler (Independent Board Member)

Mr. Jack Leibler previously served as an adjunct professor at New York University. In 1964, Mr. Leibler graduated from Yale Law School and was admitted to the state bar of New York in 1965. From 1965 to 1972, Mr. Leibler worked at various law firms. From 1972 to 1998, Mr. Leibler was employed at the Port Authority of New York and New Jersey, where he was involved in several large-scale programs. Upon retiring from the Port Authority of New York and New Jersey, Mr. Leibler began a consulting company, consulting large private interests through 2013. Since 2016, Mr. Leibler has been retired. Mr. Leibler’s term as a member of the Board will continue until its expiration or renewal at the Company’s next annual meeting of shareholders or until his earlier resignation or removal.

Bennett Kurtz (Director)

Mr. Kurtz has been the president and chief executive officer of Kurtz Financial Group, a privately held venture capital/investment banking firm, since July 2001. From January 2020 to March 2023, Mr. Kurtz was the CFO of First Phosphate Corp., he now serves as the chief administrative officer. Mr. Kurtz’s term as a member of the Board will continue until its expiration or renewal at the Company’s next annual meeting of shareholders or until his earlier resignation or removal.

Sean Oppen (Independent Board Member)

Mr. Sean Oppen, age 49, has been a managing member of Strategic Exchange Management, LLC since 2002. Mr. Oppen has experience in evaluating international investment and lending opportunities in small to medium size businesses.

Michael Farkas

Mr. Farkas is the founder and former Executive Chairman and CEO of Blink Charging Co. (NASDAQ: BLNK), and is the founder and, since 1997, managing director of The Farkas Group, a privately held investment firm. In addition, Mr. Farkas was also the Founder, Chairman and Chief Executive Officer of the Atlas Group, where its subsidiary, Atlas Capital Services, a broker-dealer, successfully raised capital for numerous public and private clients. Over the last 32 years, Mr. Farkas has established a successful track record as a principal investor across a variety of industries. Since 2016, Mr. Farkas has served as CEO and director of Balance Labs Inc (OTC: BLNC)

Joel Kleiner

Mr. Kleiner has been the Chief Financial Officer of NextNRG since August 2024.  He will be the Chief Financial Officer upon the Closing of the Share Exchange. From October 2021 to December 2022, Mr. Kleiner served as a Director of Finance at Torii Software, and from January 2023 to July 2024. Mr. Kleiner served as the VP of Finance at Torii Software where he takes the lead in financial strategy and planning initiatives as a member of the leadership team, partnering with leaders to develop and execute comprehensive financial plans aligned with corporate objectives. From June 2019 to March 2021, Mr. Kleiner served as a controller of Stella Connect (which was acquired by Medallia Inc. in September of 2022) and from March 2021 to September 2021, he served as the B2B SaaS Customer Feedback and Quality Assurance at Stella Connect. Mr. Kleiner has also previously served as a Financial Analyst at the Government of Israel Ministry of Finance Economic Mission in the US from July 2013 to July 2015 and served as an Accounting Technician at the Securities and Exchange Commission from January 2013 to June 2013. Mr. Kleiner is a Certified Public Accountant in the state of New York.

Family Relationships and Other Arrangements

There are no family relationships among our directors and executive officers. Other than as set forth above, there are no arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

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Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our directors or executive officers (including those of our subsidiaries) have:

●	had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

●	been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, or SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; and

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

Jack Leibler, Bennet Kurtz, and Sean Oppen are each “independent” within the meaning of Nasdaq Rule 5605(b)(1).

The definition of “independent director” included in the Stock Market Rules includes a series of objective tests, such as that the director is not an employee of the Company, has not engaged in various types of specified business dealings with the Company, and does not have an affiliation with an organization that has had specified business dealings with the Company. Consistent with the Company’s corporate governance principles, the Board’s determination of independence is made in accordance with the Stock Market Rules, as the Board has not adopted supplemental independence standards. As required by the Stock Market Rules, the Board also has made a subjective determination with respect to each director that such director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), even if the director otherwise satisfies the objective independence tests included in the definition of an “independent director” included in the Stock Market Rules.

To facilitate this determination, annually each director completes a questionnaire that provides information about relationships that might affect the determination of independence. Management provides the Corporate Governance and Nominating Committee and our Board with relevant facts and circumstances of any relationship bearing on the independence of a director or nominee that is outside the categories permitted under the director independence guidelines.

Board Leadership Structure

Our Board believes it is important to retain flexibility in allocating the responsibilities of the CEO and Chairman of the Board in any way that is in the best interests of our Company based on the circumstances existing at a particular point in time. Accordingly, we do not have a strict policy on whether these roles should be served independently or jointly. Currently, we do not have anyone service as Chairman of the Board. Mr. Levy currently serves as our Interim CEO.

We do not have a separate Lead Independent Director.

The Board’s Role in Risk Oversight

The Board as a whole actively oversees management of the Company’s risks and looks to its audit committee, as well as senior management, to support the Board’s oversight role. The Company’s Audit Committee assists with oversight of financial risks. The full Board regularly receives information through committee reports and from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, technical and strategic risks.

Meetings and Committees of the Board of Directors

Our business, property and affairs are managed under the direction of our Board of Directors. Our Board of Directors provides management oversight, helps guide the Company on strategic planning and approves the Company’s operating budgets. Our independent directors meet regularly in executive sessions. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

Our Board holds regularly scheduled quarterly meetings. In addition to the quarterly meetings, typically there is at least one other regularly scheduled meeting and other communication each year.

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Board Committees

Our Board has established an Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.

Each of the above-referenced committees operates pursuant to a formal written charter. The charters for these committees, which have been adopted by our Board, contain a detailed description of the respective committee’s duties and responsibilities and are available on our website at https://ezfl.com/ under the “Investors – Governance” tab.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee meet the independence requirements under the NASDAQ’s current listing standards and each member is free of any relationship that would interfere with his individual exercise of independent judgment.

The Audit Committee

The Audit Committee assists the Board of Directors in its oversight of the integrity of the Company’s accounting, auditing, and reporting practices. The Audit Committee’s responsibilities include: (1) to select and retain the Company’s independent auditors, (2) to approve all audit, and permitted non-audit and tax services that may be provided by the independent auditors, and establish policies and procedures for pre-approval of permitted services by the Company’s independent auditors or other registered public accounting firms on an on-going basis (3) to review and discuss with the Company’s independent auditors and management the Company’s annual audited financial statements (including the related notes), (4) to recommend to the Board that the audited financial statements and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section be included in the Company’s Form 10-K and whether the Form 10-K should be filed with the SEC; and to produce the audit committee report required to be included in the Company’s proxy statement, (5) to review and discuss with the Company’s independent auditors and management the Company’s quarterly financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section to be included in the Company’s quarterly report on Form 10-Q before the Form 10-Q is filed; and to review and discuss the Form 10-Q for filing with the SEC, (6) to review and discuss with management and the Company’s independent auditors, the Company’s earnings press releases, and (7) to establish and oversee the Company’s anonymous complaint policy contained within the Company’s Code of Business Conduct and Ethics regarding the confidential, anonymous submission by employees of reports regarding questionable accounting practices, internal accounting controls or auditing matters and the investigation, disposition and retention of such reports.

The Audit Committee is comprised of three directors appointed by the Board of Directors. Each of the committee members who are currently serving, Messrs. Leibler, Kurtz, and Oppen, satisfy the independence and financial management expertise requirements of NASDAQ’s Audit Committee Policy.

The Board of Directors has determined that Mr. Kurtz is an “audit committee financial expert” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d)(5) of Regulation S-K. For a description of Mr. Kurtz’s relevant experience, please see his biographical information above.

The Compensation Committee

Our Board formed a Compensation Committee comprised of members who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “outside directors” within the meaning of Section 162(m) of the Code. They are also “independent” directors within the meaning of Nasdaq Rule 5605(b)(1). The Compensation Committee’s responsibilities include: (1) to review and approve all corporate goals and objectives applicable to the compensation of the CEO, evaluate annually the CEO’s performance in light of those goals and determine and approve the CEO’s compensation level based on its evaluation, (2) to review and approve compensation of all other executive officers, (3) to review, approve incentive compensation and equity based plans and administer the Company’s incentive compensation and equity based plans, (4) to review and discuss with management the Company’s compensation discussion and analysis and recommend inclusion in the Company’s annual report and proxy statement, (5) to review and approve any employment agreements, severance agreements or plans for the CEO and other executive officers, (6) to determine stock ownership guidelines for the CEO or other executive officers and monitor compliance with such guidelines, (7) to review and recommend to the Board for approval the frequency with which the Company will conduct Say-on-Pay Votes and review and approve the proposals regarding the Say-on-Pay Vote and the frequency of the Say-on-Pay Vote to be included in the Company’s proxy statement, and (8) to review all director compensation and benefits.

Mr. Oppen serves as Chairman of the Compensation Committee and is joined by Messrs. Leibler and Kurtz.

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Corporate Governance and Nominating Committee

Our Board formed a Corporate Governance and Nominating Committee. The committee is required to be comprised of entirely “independent” directors within the meaning of Nasdaq Rule 5605(b)(1). The responsibilities of the Corporate Governance and Nominating Committee include: (1) to determine the qualifications, skills and other expertise required to be a director of the Company and recommend to the Board for approval, a set of criteria to be considered in selecting nominees for directors (2) to identify and recommend candidates for nomination as members of the Board of Directors and its committees, (3) to develop and recommend to the Board a set of corporate governance guidelines, (4) to develop and recommend to the Board for approval a set of corporate governance guidelines applicable to the Company and to review these principals annually, (5) to oversee the Company’s corporate governance practices and procedures, (6) to develop a process for annual evaluations of the Board and its committees, (7) to review the Board’s committee structure and composition, (8) to identify, and make recommendations regarding the selection of candidates to fill any vacancy on the Board, (9) to develop and recommend to the Board for approval standards for determining whether a director has a relationship with the Company that would impair its independence, (10) to review and discuss with management disclosure of the Company’s corporate governance practices, including information regarding the operations of the Committee and other Board committees, director independence and the director nominations process, (11) to monitor compliance with the Company’s Code of Business Conduct and Ethics, and (12) to develop and recommend to the Board for approval a CEO succession plan.

Mr. Leibler currently serves as the Chairman of the Corporate Governance and Nominating Committee and is joined on the committee by Messrs. Oppen and Kurtz.

The Chair and members of each committee of the Board are summarized in the table below:

Name	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Bennett Kurtz – (Independent)	Chair	Member	Member
Jack Leibler – (Independent)	Member	Chair	Member
Sean Oppen – (Independent)	Member	Member	Chair

Consideration of Director Nominees

We seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Corporate Governance and Nominating Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each committee, taking into account both existing directors and all nominees for election as directors, as well as any diversity considerations and the membership criteria applied by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee and the Board, which do not have a formal diversity policy, consider diversity in a broad sense when evaluating board composition and nominations; and they seek to include directors with a diversity of experience, professions, viewpoints, skills, and backgrounds that will enable them to make significant contributions to the Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Corporate Governance and Nominating Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.

The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders, and its process for considering such recommendations is no different than its process for screening and evaluating candidates suggested by directors, management of the Company, or third parties.

When considering director candidates, the Nominating and Governance Committee will evaluate multiple factors in assessing their qualification. A candidate must have extensive and relevant leadership experience including an understanding of the complex challenges of enterprise leadership. An appropriate candidate will have gained appropriate experience and education in some or all of the key areas below.

●	Relevant Sector Experience. Director candidates will have gained their leadership experience in sectors directly relevant to the Company’s business and/or served as the Chief Executive Officer, Chief Operating Officer or other major operating or staff officer of a public corporation, with a background in marketing, finance and/or business operations.
●	Operating in a Regulated Industry – Director candidates will have experience working in a highly regulated industry, such as pharmaceutical, medical device or health care.
●	Corporate Governance Experience. Director candidates should have sufficient applicable experience to understand fully the legal and other responsibilities of an independent director of a U.S.-based public company.
●	Education. Generally, it is desirable that a Board candidate should hold an undergraduate degree from a respected college or university and in relevant fields of study.

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When further considering director candidates, personal attributes and characteristics will be considered. Specifically, these should include the following:

●	Personal. Director candidates should be of the highest moral and ethical character. Candidates must exhibit independence, objectivity and be capable of serving as representatives of the stockholders. The candidates should have demonstrated a personal commitment to areas aligned with the Company’s public interest commitments, such as education, the environment and welfare of the communities in which we operate.
●	Individual Characteristics. Director candidates should have the personal qualities to be able to make a substantial active contribution to Board deliberations. These qualities include intelligence, self-assuredness, a high ethical standard, inter-personal skills, independence, courage, a willingness to ask the difficult question, communication skills and commitment. In considering candidates for election to the Board of Directors, the Board should constantly be striving to achieve the diversity of the communities in which the Company operates.
●	Availability. Director candidates must be willing to commit, as well as have, sufficient time available to discharge the duties of Board membership. Generally, therefore, the candidate should not have more than three other corporate board memberships.
●	Compatibility. The Board candidate should be able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Company.

Implications of Being a Controlled Company

The Company is currently a “controlled company” within the meaning of the applicable rules of Nasdaq. Michael D. Farkas, the Chief Executive Officer of NextNRG, is the holder (through NextNRG) and the beneficial owner of approximately 65.1% of the Company’s common stock and therefore controls a majority of the voting power of the Company’s outstanding common stock and accordingly, he has the ability to determine all matters requiring approval by stockholders. After the closing of this offering and the closing of the acquisition of NextNRG, Mr. Farkas will control approximately 75.2% of the voting power of our outstanding common stock, and, therefore will control a majority of the voting power of the Company’s outstanding common stock and accordingly, he will have the ability to determine all matters requiring approval by stockholders. Additionally, at the closing of the acquisition of NextNRG, the Company has agreed to appoint Mr. Farkas to the board of directors as Executive Chairman and to appoint him as the Chief Executive Officer of the Company. Accordingly, after the closing of this offering and the closing of the acquisition of NextNRG, we will continue to be a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, we qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, which it does not intend to do, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of the board consists of independent directors;

●	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

●	that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

While the Company does not intend to rely on these exemptions, the Company may use these exemptions now or in the future. As a result, the Company’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Objectives and Practices

We designed our executive officer compensation program to attract, motivate and retain key executives who drive our success. We strive to have pay reflect our performance and align with the interests of long-term stockholders, which we achieve with compensation that:

●	Provides executives with competitive compensation that maintains a balance between cash and stock compensation, encouraging our executive officers to act as owners with an equity stake in our company;

●	Ties a significant portion of total compensation to achievement of the Company’s business goals such as revenue, and Adjusted EBITDA targets;

●	Enhances retention by having equity compensation subject to multi-year vesting; and

●	Does not encourage unnecessary and excessive risk taking.

We evaluate both performance and compensation to ensure the Company maintains its ability to attract and retain superior employees in key positions and compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of other companies our size.

Elements of Executive Compensation

Our compensation for senior executive officers generally consists of the following elements: base salary; performance-based incentive compensation determined primarily by reference to objective financial operating criteria; long-term equity compensation in the form of stock options and restricted stock; and employee benefits that are generally available to all our employees.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. It is our policy to set base salary levels taking into account a number of factors, such as annual revenue, the nature of the mobile fueling business, the structure of other comparable companies’ compensation programs and the availability of compensation information. When setting base salary levels, in a manner consistent with the objectives outlined above, the Board considers our performance, the individual’s breadth of knowledge and performance and levels of responsibility. In determining salaries, we did not engage compensation consultants.

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Annual Performance-Based Incentive Compensation

Our performance-based incentive compensation program is designed to compensate executives when financial performance goals are achieved. Executives have the opportunity to earn annual cash compensation equal to a percentage of their base salary.

Long-Term Incentive Compensation – Equity Compensation

Our executive officers are eligible for stock awards. We believe that stock awards give executives a significant, long-term interest in our success, help retain key executives in a competitive market, and align executive interests with stockholder interests and long-term performance of the Company. We have granted options as well as restricted stock under our 2022 plan and 2020 Stock Incentive Plan. Stock awards also provide each individual with an added incentive to manage the Company from the perspective of an owner with an equity stake in the business. Moreover, the vesting schedule (which is generally three years for employees and one year for non-employee directors, although this may vary at the discretion of the Compensation Committee) encourages a long-term commitment to the Company by our executive officers and other participants. Each year the Compensation Committee reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon the executive’s past performance, as well as anticipated future performance, of the executive officer. The Compensation Committee continues to believe that equity compensation should be an important element of the Company’s compensation package.

Typically, we have awarded stock options and restricted stock to executives upon joining the Company and thereafter grants may be at the discretion of the Board, a role that will be assumed by our compensation committee on a going forward basis. Generally, options are priced at the closing price of the Company’s common stock on the date of each grant, or, in the case of new employees, on such later date as the employee joins the Company. We also have granted restricted stock to members of the Board of Directors and executive officers from time to time.

We do not have a formal written policy relating to the timing of equity awards. We encourage, but we do not require, that our executive officers own stock in the Company.

Retirement and Other Benefits

All eligible employees in the United States are automatically enrolled in our 401(k) plan.

Perquisites and Other Personal Benefits

Limitation on Deduction of Compensation Paid to Certain Executive Officers

Section 162(m) of the Internal Revenue Code, or Section 162(m) limits the Company deduction for federal income tax purposes to no more than $1 million of compensation paid to each of the named executive officers in a taxable year.

Compensation of Chief Executive Officer

Mr. Levy was appointed as the Company’s interim CEO on April 24, 2023 by the Board. For his position as interim CEO, Mr. Levy will receive an annual base salary of $200,000, and subject to periodic review. He is eligible for additional cash and equity incentive compensation at the discretion of the Compensation Committee.

Mr. Levy received a salary of $201,539 during the year ended December 31, 2024.

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Summary Compensation Table

The following table shows information concerning compensation of our named executive officers during the years ended December 31, 2024 and 2023, respectively:

			Non-Equity
			Incentive Plan	Option	Stock
		Salary	Compensation	Awards	Awards	Other	Total
Name and Principal Position	Year	($)	($)	($)	($)(1)	($)(2)	($)

Yehuda Levy	2024	201,539	-	-	-	14,369	215,908
Interim Chief Executive Officer (3)	2023	192,323	-	-	-	21,712	214,035

Michael Handelman	2024	23,600	-	-	-	-	23,600
Chief Financial Officer (5)	2023	11,050	-	-	-	-	11,050

Avishai Vaknin	2024	113,886	-	-	-	14,369	128,255
Chief Technology Officer (4)	2023	-	-	-	832,000	11,716	843,716

(1)	During 2023, in connection with Mr. Vaknin’s employment agreement, the Company granted 130,000 shares of common stock having a fair value of $832,000 ($6.40/share), based upon the quoted closing trading price. This award is subject to various vesting provisions both over time and performance based.

(2)	During the year ended December 31, 2023, the Company paid medical, dental, and vision benefits on behalf of Mr. Levy and Mr. Vaknin for amounts totaling $15,170 and $11,716, respectively. During the year ended December 31, 2023, the Company made matching 401(k) contributions for Mr. Levy for the amount totaling $6,542.

(3)	Mr. Levy became the Company’s interim Chief Executive Officer on April 24, 2023, prior to this, Mr. Levy served as the Company’s Vice President of Operations. During 2024, the Company paid medical, dental and vision benefits on behalf of Mr. Levy totaling $14,369.

(4)	Mr. Vaknin became the Company’s Chief Technology Officer on April 19, 2023. During 2024, the Company paid medical, dental and vision benefits on behalf of Mr. Vaknin totaling $14,369.

(5)	Mr. Handelman became the Company’s Chief Financial Officer on August 1, 2023. There is no formal agreement with Mr. Handelman, however, he is paid $5,560 per quarter.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information concerning compensation of our named executive officers during the years ended December 31, 2024 and 2023, respectively:

		Option Awards			Stock Awards
Name	Grant Date	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares of stock that have not vested	Market value of shares of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares (#)	Equity incentive plan awards: market or payout value of unearned shares ($)
Avishai Vaknin (1)	April 19, 2023	-	$-	-	-	-	26,000	166,400

(1)	The Company granted 130,000 shares. At December 31, 2023, 80% or 104,000 shares were fully vested. The balance of 26,000 shares will vest equally at 13,000 shares each in April 2025 and 2026, respectively (each year which is the employment anniversary). The grant date fair value of these shares was $832,000. During the year ended December 31, 2023, the Company recognized an expense of $665,600, the remaining $166,400 will be recognized ratably through the vesting date in April 2026.

COMPENSATION AGREEMENTS

General Overview

We have entered into employment agreements with each of the named executive officers. These agreements include the named executive officer’s initial base salary, an indication of eligibility for an annual cash incentive award opportunity and an opportunity for annual equity grants. In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement.

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Avishai Vaknin (Chief Technology Officer)

Effective April 19, 2023, Avishi Vaknin was appointed as the Company’s Chief Technology Officer (“CTO”). Mr. Vaknin will act as CTO for three years. On April 19, 2023, the Company entered into an employment agreement with Mr. Vaknin (the “Agreement). In lieu of a cash salary, Mr. Vaknin will be entitled to Performance Based Restricted Stock Units (“PBRS”). The amount of PBRS issued to Mr. Vaknin will be up to 1,040,000 shares of the Company’s restricted common stock, which issuance is subject to the availability of such shares under the Company’s Equity Incentive Plan. Vesting of the PBRS will be based on achievement of the performance indicators (“Performance Indicators”) identified in Schedule I of the Agreement. Vesting will be deemed to occur once the Board of Directors (the “Board”) certifies the achievement of each Performance Indicator. The Performance Indicators must be achieved according to the timeline set forth in Schedule I or the portions of the PBRS attributable to those Performance Indicators will be forfeited. Mr. Vaknin is eligible to participate in all of the Company’s benefit plans.

On the first anniversary of Mr. Vaknin’s employment, he will begin to receive a salary of $150,000 per year. On the second anniversary of Mr. Vaknin’s employment, this amount will increase to $200,000 per year. No cash salary will be paid unless he meets all “time-based” Performance Indicators set forth in Schedule I of the Agreement within the first year of employment with the Company. Upon presentation of the appropriate documentation in accordance with the Company’s expense reimbursement policies, the Company will reimburse Mr. Vaknin for the reasonable business expenses incurred in connection with his employment.

Beginning on the six-month anniversary of Mr. Vaknin’s employment start date (“Employment Start Date”), upon meeting pre-determined periodic Key Performance Indicators (“KPIs”) every calendar year, he will be eligible for a target annual cash bonus of up to $150,000, as adjusted from time to time (pro-rated for the first year of employment). These KPIs will be mutually agreed upon between the Board, or a committee thereof, and Mr. Vaknin within two months of the six-month anniversary of his Employment Start Date and within two months of the beginning of each year thereafter (the “Cash Performance Bonus”). To qualify for the Cash Performance Bonus, Mr. Vaknin must meet all or part of the KPI’s. A partial cash bonus will be available if some but not all KPIs are achieved or other achievements outside of the KPIs are deemed to justify a cash bonus. The KPIs will be separate from the Performance Indicators set forth in Schedule I of the Agreement.

Beginning on the six-month anniversary of his Employment Start date as a “C” level executive of the Company, provided the Company has sufficient available securities, Mr. Vaknin will be entitled to receive equity awards under the Company’s Incentive Plan, (the “Incentive Plan”). The aggregate annual award value under the Incentive Plan will be equal to a target of up to $350,000 worth of Equity Awards, as adjusted from time to time, (the “Grant”), which will be pro-rated for the first year. A partial Grant will be possible if some but not all KPIs are achieved or other achievements outside of the KPIs are deemed to justify a Grant. Twenty-five percent (25%) of such Grant will be in the form of Restricted Common Stock (the “RCSs”) and the remaining seventy-five percent (75%) of such Grant will be in the form of options to purchase the Company’s common stock (the “Stock Options”). The number of Stock Options shall be calculated in accordance with the Company’s option valuation practices. The RCSs will vest on the first anniversary of the day they were granted. The Stock Options will vest in equal one-third (1/3) increments on each anniversary of the day they were granted. All Equity Awards will be granted to Mr. Vaknin, provided that: (1) at the end of each applicable vesting date, he is still employed by the Company and (2) to the extent he satisfies any KPIs or other performance criteria established by the Incentive Plan. All Stock Options that will be granted to you shall expire 5 years following their vesting. The KPIs will be separate from the Performance Indicators set forth in Schedule I.

The Agreement may be terminated for Cause (defined below) by the Company before the expiration of the Term if, during the Term of the Agreement, Mr. Vaknin (i) materially violates the provisions of the Non-Competition Agreement or the Confidentiality Agreements; (ii) is convicted of, or pleads nolo contendere to, any crime involving misuse or misappropriation of money or other property of the Company or any felony; (iii) exhibits repeated willful or wanton failure or refusal to perform his duties in furtherance of the Company’s business interest or in accordance with the Agreement, which failure or refusal is not remedied by him within thirty (30) days after notice from the Company; (iv) commits an intentional tort against the Company, which materially adversely affects the business of the Company; (v) commits any flagrant act of dishonesty or disloyalty or any act involving gross moral turpitude, which materially adversely affects the business of the Company; (vi) exhibits immoderate use of alcohol or drugs which, in the opinion of an independent physician selected by the Company, impairs his ability to perform his duties hereunder; or (vii) materially fails to meet the timelines on the pre-determined Performance Indicators on Schedule I (all of the foregoing clauses (i) through (vi) constituting reasons for termination for “Cause”), provided that unsatisfactory business performance of the Company, or mere inefficiency, or good faith errors in judgment or discretion by Mr. Vaknin will not constitute grounds for termination for Cause. In the event of a termination for Cause, the Company, may, by written notice, immediately terminate his employment and, the Company will be obligated only to pay Mr. Vaknin the compensation due to him up to the date of termination, all accrued, vested or earned benefits under any applicable benefit plan and any other compensation to which he is entitled up to and ending on the date of his termination.

The Company may terminate Mr. Vaknin’s employment without Cause. Should termination without cause occur by the Company or for Good Reason by Mr. Vaknin, the Company will (i) continue payment of his base salary for 3 months (which shall not be adjusted for any remaining employment term) and (ii) he will be entitled to COBRA benefits until the earlier of 3 months from the end of the month in which he is terminated or eligibility for benefits with another employer. Good Reason (including following a change in control) means (i) reduction in his base salary, (ii) material reduction in responsibilities or job title, or (iii) Company requiring Mr. Vaknin to relocate more than 50 miles from the Company’s executive office.

In the event of any termination of the Agreement with or without cause, all further vesting of Mr. Vaknin’s outstanding equity awards or bonuses, as well as all payments of compensation by the Company to him will terminate immediately (except as to amounts already earned and vested). Upon a termination without cause by the Company, 25% of the outstanding unvested PBRS will immediately vest.

Yehuda Levy (Interim Chief Executive Officer)

Effective April 24, 2023, Yehuda Levy was appointed as the Company’s interim Chief Executive Officer (“CEO”). Mr. Levy will act as interim CEO until his successor is duly appointed. Mr. Levy is the founder of EzFill FL, LLC, which was sold to the Company in 2019. Since then, Mr. Levy has served in various roles at the Company; most recently, he acted as the Company’s Vice-President of Operations. On April 24, 2023, the Company entered into an employment agreement (the “Levy Agreement”) with Yehuda Levy. Pursuant to the Levy Agreement, Mr. Levy will act as the Company’s interim CEO for an initial term of one year (“Term”), which may be extended by the company and Mr. Levy in writing, if not extended then the term shall continue on a month-to-month basis. If a full time CEO is chosen, Mr. Levy’s title shall be converted to Chief Operating Officer for the remainder of the term at the same salary. For his position as interim CEO, Mr. Levy will receive an annual base salary of $200,000, less applicable taxes, deductions, and withholdings, and subject to periodic review (“Base Salary”). Upon presentation of appropriate documentation in accordance with the Company’s expense reimbursement policies, the Company will reimburse Mr. Levy for the reasonable business expenses incurred in connection with his employment. He is eligible to participate in all of the Company’s benefit plans, at no cost to Mr. Levy.

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Upon meeting pre-determined periodic Key Performance Indicators (“KPIs”) every calendar year, Mr. Levy will be eligible for a target annual cash bonus of up to $50,000, as adjusted from time to time, which will be pro-rated for the first year. Mr. Levy’s KPIs will be mutually agreed upon the Board, or a committee thereof, and Mr. Levy within two months of the six-month anniversary of his Employment Start Date and within two months of the beginning of each year thereafter (the “Cash Performance Bonus”). To qualify for the Cash Performance Bonus, Mr. Levy must meet all or a part of the KPIs. A partial cash bonus will be possible if some but not all KPIs are achieved or other achievements outside of the KPI’s are deemed to justify a cash bonus.

As a “C” level executive of the Company, and provided the Company has sufficient available securities Mr. Levy will be entitled to receive equity awards under the Company’s Incentive Plan (the “Incentive Plan”). The aggregate annual award value under the Incentive Plan will be equal to a target of up to $50,000 worth of Equity Awards, as adjusted from time to time, (the “Grant”), which will be pro- rated for the first year. A partial Grant will be possible if some but not all KPIs are achieved or other achievements outside of the KPIs are deemed to justify a Grant. Twenty-five percent (25%) of such Grant will be in the form of Restricted Common Stock (the “RCSs”) and the remaining seventy-five percent (75%) of such Grant will be in the form of options to purchase the Company’s common stock (the “Stock Options”). The number of Stock Options shall be calculated in accordance with the Company’s option valuation practices. The RCSs will vest on the first anniversary of the day they were granted. The Stock Options will vest in equal one-third (1/3) increments on each anniversary of the day they were granted. All Equity Awards will be granted to Mr. Levy, provided that: (1) at the end of each applicable vesting date, he is still employed by the Company; and (2) to the extent he satisfy any KPIs or other performance criteria established by the Incentive Plan. All Stock Options that will be granted to Mr. Levy will expire 5 years following their vesting.

The Levy Agreement may be terminated for Cause (as defined below) by the Company before the expiration of the Term provided for herein if, during the Term of the Levy Agreement, Mr. Levy (i) materially violates the provisions of the Non-Competition Agreement or the Confidentiality Agreements; (ii) is convicted of, or pleads nolo contendere to, any crime involving misuse or misappropriation of money or other property of the Company or any felony; (iii) exhibits repeated willful or wanton failure or refusal to perform his duties in furtherance of the Company’s business interest or in accordance with the Levy Agreement, which failure or refusal is not remedied by Mr. Levy within thirty (30) days after notice from the Company; (iv) commits an intentional tort against the Company, which materially adversely affects the business of the Company; (v) commits any flagrant act of dishonesty or disloyalty or any act involving gross moral turpitude, which materially adversely affects the business of the Company; or (vi) exhibits immoderate use of alcohol or drugs which, in the opinion of an independent physician selected by the Company, impairs Mr. Levy’s ability to perform his duties hereunder (all of the foregoing clauses (i) through (vi) constituting reasons for termination for “Cause”), provided that unsatisfactory business performance of the Company, or mere inefficiency, or good faith errors in judgment or discretion by Mr. Levy shall not constitute grounds for termination for Cause hereunder. In the event of a termination for Cause, the Company may by written notice immediately terminate his employment and, in that event, the Company will be obligated only to pay the compensation due to him up to the date of termination, all accrued, vested or earned benefits under any applicable benefit plan and any other compensation to which Mr. Levy is entitled up to and ending on the date of his termination.

The Company may terminate Mr. Levy’s employment without Cause. Upon Termination Without Cause by the Company or for Good Reason by Mr. Levy, the Company will (i) continue payment of his Base Salary for 3 months (which shall not be adjusted for any remaining employment term) and (ii) he will be entitled to COBRA benefits until the earlier of 3 months from the end of the month in which he is terminated or eligibility for benefits with another employer. Good Reason (including following a change in control) shall mean (i) reduction in Mr. Levy’s base salary, (ii) material reduction in responsibilities or job title, or (iii) Company requiring relocation more than 50 miles from the Company’s executive office.

In the event of any termination of the Levy Agreement with or without cause, all further vesting of Mr. Levy’s outstanding equity awards or bonuses, as well as all payments of compensation by the Company to him thereunder will terminate immediately (except as to amounts already earned and vested).

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Payments Made Upon Termination

If Mr. Vaknin’s employment with the Company is terminated without cause occur by the Company or for Good Reason by Mr. Vaknin, the Company will (i) continue payment of his base salary for 3 months (which shall not be adjusted for any remaining employment term) and (ii) he will be entitled to COBRA benefits until the earlier of 3 months from the end of the month in which he is terminated or eligibility for benefits with another employer. Good Reason (including following a change in control) means (i) reduction in his base salary, (ii) material reduction in responsibilities or job title, or (iii) Company requiring Mr. Vaknin to relocate more than 50 miles from the Company’s executive office.

If Mr. Levy’s employment with the Company is terminated without cause occur by the Company or for Good Reason by Mr. Vaknin by Mr. Levy, the Company will (i) continue payment of his Base Salary for 3 months (which shall not be adjusted for any remaining employment term) and (ii) he will be entitled to COBRA benefits until the earlier of 3 months from the end of the month in which he is terminated or eligibility for benefits with another employer. Good Reason (including following a change in control) shall mean (i) reduction in Mr. Levy’s base salary, (ii) material reduction in responsibilities or job title, or (iii) Company requiring relocation more than 50 miles from the Company’s executive office.

Term and Termination.

Under Mr. Vaknin’s employment agreement, Mr. Vaknin will serve as the Company’s Chief Technology Officer for a term of three years commencing on April 19, 2023.

Under Mr. Levy’s employment agreement, Mr. Levy will serve as the Company’s interim Chief Executive Officer for a term of one year, which may be extended by the company and Mr. Levy in writing, if not extended then the term shall continue on a month-to-month basis. Upon the closing of the Share Exchange, Mr. Levy will resign as CEO and director, and his title shall be converted to Chief Operating Officer for the remainder of the term at the same salary.

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Termination by the Company for Cause.

Mr. Levy may be terminated by the Company immediately and without notice for “Cause.” “Cause” shall mean: (i) materially violates the provisions of the Non-Competition Agreement or the Confidentiality Agreements; (ii) is convicted of, or pleads nolo contendere to, any crime involving misuse or misappropriation of money or other property of the Company or any felony; (iii) exhibits repeated willful or wanton failure or refusal to perform his duties in furtherance of the Company’s business interest or in accordance with the agreement, which failure or refusal is not remedied by the Employee within thirty (30) days after notice from the Company; (iv) commits an intentional tort against the Company, which materially adversely affects the business of the Company; (v) commits any flagrant act of dishonesty or disloyalty or any act involving gross moral turpitude, which materially adversely affects the business of the Company; or (vi) exhibits immoderate use of alcohol or drugs which, in the opinion of an independent physician selected by the Company, impairs the Employee’s ability to perform his duties thereunder.

Termination Without Cause or for Good Reason (including following Change in Control).

The Company may terminate Mr. Levy’s employment without Cause. Upon Termination Without Cause by the Company or for Good Reason by Mr. Levy, the Company will (i) continue payment of his Base Salary for 3 months (which shall not be adjusted for any remaining employment term) and (ii) he will be entitled to COBRA benefits until the earlier of 3 months from the end of the month in which he is terminated or eligibility for benefits with another employer. Good Reason (including following a change in control) shall mean (i) reduction in Mr. Levy’s base salary, (ii) material reduction in responsibilities or job title, or (iii) Company requiring relocation more than 50 miles from the Company’s executive office.

Voluntary Termination.

In the event of voluntary resignation on Mr. Levy’s part, all further vesting of his outstanding equity awards or bonuses, as well as all payments of compensation by the Company to him thereunder will terminate immediately (except as to amounts already earned and vested).

Death and Disability.

In the event of death during the Term, employment shall terminate immediately. If, during the Term, the executive shall suffer a “Disability” within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, the Company may terminate employment. In the event employment is terminated due to death or Disability, the executive (or the executive’s estate in case of death) shall be eligible to receive the separation benefits (in lieu of any severance payments): all unpaid Base Salary amounts and any earned and unpaid bonus, and all fully vested equity awards.

EQUITY COMPENSATION PLAN INFORMATION

The following table contains summary information as of December 31, 2024 and 2023 concerning the Company’s 2022 Equity Incentive Plan and 2023 Equity Incentive Plan. All of the Plans were approved by the stockholders.

Equity Compensation Plans Approved by Security Holders	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plan
2022 Equity Incentive Plan	0	-	0
2022 Equity Incentive Plan	0	-	975,938

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Director Compensation Table

The following table provides the total compensation for each person who served as a non-employee member of our Board of Directors during fiscal year 2024 and 2023, including all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of fiscal year 2024 and 2023:

Name	Fees earned or paid in cash $	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Daniel Arbour (1)	$3,000	$148,333	$-	$-	$-	$-	$151,333
Bennett Kurtz (2)	$-	$130,000	$-	$-	$-	$-	$130,000
Jack Leibler (2)	$-	$130,000	$-	$-	$-	$-	$130,000
Sean Oppen (2)	$-	$130,000	$-	$-	$-	$-	$130,000

(1)	Arbour received 2 stock awards for services having grant date fair values of $40,000 in February 2023 (vested immediately) and $130,000 in June 2023 (vesting ratably through next annual meeting in June 2024).
(2)	These stock awards had a grant date fair value of $130,000 each. These directors are vesting in these awards through the next annual meeting in June 2024.

In 2023, the Company paid an annual fee of $130,000 in stock to each member of the Board of Directors based upon their expected one-year (1) service period (subject to pro-ration based upon start date). Each agreement is evaluated at the annual board meeting to determine continuing service and compensation amounts. Additionally, members are paid cash fees for their participation on various committees. Audit Committee Chair receives $10,000 per year (Kurtz), each member receives $5,000 per year (Leibler and Oppen). Compensation Committee Chair receives $7,500 per year (Oppen), each member receives $3,000 per year (Kurtz and Leibler). Nominating/Governance Committee Chair receives $6,000 per year (Leibler), each member receives $5,000 (Kurtz and Oppen). In 2024, the Company did not make any payments in cash or stock to any member of its Board of Directors. As it pertains to the stock based awards, the members shall not sell any shares of the Company’s common stock that they receive for six months from receipt of such shares. The agreement also provides that the Company will reimburse the director reasonable documented expenses relating to the director’s attendance at meetings of the board and reasonable out of pocket expenses incurred in connection with the performance of the director’s duties as a member of the board. We do not provide any deferred compensation, health or other personal benefits to our directors. We reimburse each director for reasonable out-of-pocket expenses incurred to attend Board and Committee meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Our Audit Committee has responsibility for reviewing and, if appropriate, for approving any related party transactions that would be required to be disclosed pursuant to applicable SEC rules.

Related Party Agreement with Company owned by Daniel Arbour

On February 15, 2023, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mountain Views Strategy Ltd (“Mountain Views”). Daniel Arbour (who as set forth above became a member of the Board on February 10, 2023) is the principal and founder of Mountain Views. Pursuant to the Consulting Agreement, Mountain Views agrees to provide services as an outsourced chief revenue officer. Pursuant to the Consulting Agreement, the Company will pay Mountain Views $13,000 USD per month and cover other certain expenses. The term of the Consulting Agreement is for twelve months from the Effective Date. However, either party may terminate the Consulting Agreement on two weeks written notice to the other party.

Effective May 15, 2023, the Company and Mountain Views Strategy Ltd. (“Mountain Views”) entered into an amendment (the “Amendment to the Consulting Agreement”) to the consulting services agreement (the “Consulting Agreement”). As previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2023, Daniel Arbour, who became a member of the Company’s Board of Directors on February 10, 2023, is the principal and founder of Mountain Views.

The Consulting Agreement was amended to revise the scope of services that will be provided and to bring the Consulting Fees to $5,000 per month.

Related Party Agreement with Company owned by Avishai Vaknin

On April 19, 2023 (the “Effective Date”), the Company entered into a services agreement (the “Services Agreement”) with Telx Computers Inc. (“Telx”). Mr. Avishai Vaknin is the Chief Executive Officer of Telx and its sole shareholder. Pursuant to the Services Agreement, Telx agrees to provide the services listed in Exhibit A of the Services Agreement, which generally entails overseeing all matters relating to the Company’s technology. Pursuant to the Services Agreement, the Company will pay Telx $10,000 per month and cover other pre-approved expenses. The term of the Services Agreement is for twelve months from the Effective Date however, the Company may terminate the Services Agreement with written notice to the other party.

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Notes Payable Related Party

On July 5, 2023, the Company and NextNRG entered into a promissory note (the “July Note”) for the sum of $440,000 (the “July Loan”). The July Note has an original issue discount (“OID”) equal to $40,000, which is 10% of the aggregate original principal amount of the July Loan. The unpaid principal balance of the July Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the July Note will begin to accrue interest on the entire balance at 18% per annum.

The July Notes funds were disbursed in two payments. First, $200,000 (net of OID) was disbursed to the Company on the date the July Note was executed and, the balance of $200,000 (net of OID) was disbursed to the Company on July 18, 2023. The July Note, along with accrued interest, was due on September 5, 2023 (the “July Note Maturity Date”). The July Note Maturity Date will automatically be extended for two month periods, unless NextNRG sends 10 days written notice, prior to end of any two month period, that it does not wish to extend the note, at which point the end of the then current two month period shall be the July Note Maturity Date.

If the Company defaults on the July Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) NextNRG has the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the July Note into shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion.

On August 2, 2023, the Company and NextNRG entered into a promissory note (the “First August Note”) for the sum of $440,000 (the “First August Loan”). The First August Note has an original issue discount (“OID”) equal to $40,000, which is 10% of the aggregate original principal amount of the First August Loan. The unpaid principal balance of the First August Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the First August Note will begin to accrue interest on the entire balance at 18% per annum.

The First August Note’s funds were disbursed in four payments of $110,000 factoring in the OID. The payments were disbursed on August 2, 2023, August 10, 2023, August 18, 2023 and August 26, 2023. The First August Note, along with accrued interest, was due on October 2, 2023 (the “First August Note Maturity Date”). The First August Note Maturity Date will automatically be extended for two month periods, unless NextNRG sends 10 days written notice, prior to end of any two month period, that it does not wish to extend the note, at which point the end of the then current two month period shall be the First August Note Maturity Date.

If the Company defaults on the First August Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) NextNRG has the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the First August Note into shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion.

On August 23, 2023, Company and NextNRG entered into a promissory note (the “Second August Note”) for the sum of $110,000 (the “Second August Loan”). The Second August Note has an original issue discount (“OID”) equal to $10,000, which is 10% of the aggregate original principal amount of the Second August Loan. The unpaid principal balance of the Second August Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the Second August Note will begin to accrue interest on the entire balance at 18% per annum.

The Second August Note, along with accrued interest, was due on October 23, 2023 (the “Second August Note Maturity Date”). The Second August Note Maturity Date will automatically be extended for two month periods, unless NextNRG sends 10 days written notice, prior to end of any two month period, that it does not wish to extend the note, at which point the end of the then current two month period shall be the Second August Note Maturity Date.

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If the Company defaults on the Second August Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) Next has the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Second August Note into shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion.

On August 30, 2023, Company and NextNRG entered into a promissory note (the “Third August Note”) for the sum of $165,000 (the “Third August Loan”). The Third August Note has an original issue discount (“OID”) equal to $15,000, which is 10% of the aggregate original principal amount of the Third August Loan. The unpaid principal balance of the Third August Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the Third August Note will begin to accrue interest on the entire balance at 18% per annum.

Unless the Third August Note is otherwise accelerated or extended in accordance with the terms and conditions therein, the balance of the Third August Note, along with accrued interest, will be due on October 30, 2023 (the “Third August Note Maturity Date”). The Third August Note Maturity Date will automatically be extended for two month periods, unless NextNRG sends 10 days written notice, prior to the end of any two month period, that it does not wish to extend the Third August Note, at which point the end of the then current two month period shall be the Third August Note Maturity Date.

If the Company defaults on the Third August Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) Next will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Third August Note into shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion.

On September 6, 2023, the Company and NextNRG entered into a promissory note (the “First September Note”) for the sum of $220,000 (the “First September Loan”). The First September Note has an original issue discount (“OID”) equal to $20,000, which is 10% of the aggregate original principal amount of the First September Loan. The unpaid principal balance of the First September Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the First September Note will begin to accrue interest on the entire balance at 18% per annum.

Unless the First September Note is otherwise accelerated or extended in accordance with the terms and conditions therein, the balance of the First September Note, along with accrued interest, will be due on November 6, 2023 (the “First September Note Maturity Date”). The First September Note Maturity Date will automatically be extended for two month periods, unless NextNRG sends 10 days written notice, prior to the end of any two month period, that it does not wish to extend the First September Note, at which point the end of the then current two month period shall be the First September Note Maturity Date.

If the Company defaults on the First September Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the First September Note into shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion.

On September 13, 2023, the Company and NextNRG entered into a promissory note (the “Second September Note”) for the sum of $110,000 (the “Second September Loan”). The Second September Note has an original issue discount (“OID”) equal to $10,000, which is 10% of the aggregate original principal amount of the Second September Loan. The unpaid principal balance of the Second September Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the Second September Note will begin to accrue interest on the entire balance at 18% per annum.

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Unless the Second September Note is otherwise accelerated or extended in accordance with the terms and conditions therein, the balance of the Second September Note, along with accrued interest, will be due on November 13, 2023 (the “Second September Note Maturity Date”). The Second September Note Maturity Date will automatically be extended for two month periods, unless NextNRG sends 10 days written notice, prior to the end of any two month period, that it does not wish to extend the Second September Note, at which point the end of the then current two month period shall be the Second September Note Maturity Date.

If the Company defaults on the Second September Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Note into shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion.

On December 4, 2023, the Company and NextNRG entered into a promissory note (the “First December 2023 Note”) for the sum of $220,000 (the “First December 2023 Loan”). The First December 2023 Note has an original issue discount (“OID”) equal to $20,000, which is 10% of the aggregate original principal amount of the First December 2023 Loan. The unpaid principal balance of the First December 2023 Note has a fixed rate of interest of 8% per year for the first nine months, afterward, the First December 2023 Note will begin to accrue interest on the entire balance at 18% per year.

Unless the First December 2023 Note is otherwise accelerated or extended in accordance with the terms and conditions therein, the balance of the First December 2023 Note, along with accrued interest, will be due on February 4, 2024. The maturity date will automatically be extended for 2 month periods, unless NextNRG sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the First December 2023 Note, at which point the end of the then current 2 month period shall be the maturity date.

If the Company defaults on the First December 2023 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the First December 2023 Note into shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion.

On December 13, 2023, the Company and NextNRG entered into a promissory note (the “Second December 2023 Note”) for the sum of $165,000 (the “Second December 2023 Loan”). The Second December 2023 Note has an original issue discount (“OID”) equal to $15,000, which is 10% of the aggregate original principal amount of the Second December 2023 Loan. The unpaid principal balance of the Second December 2023 Note has a fixed rate of interest of 8% per year for the first nine months, afterward, the Second December 2023 Note will begin to accrue interest on the entire balance at 18% per year.

Unless the Second December 2023 Note is otherwise accelerated or extended in accordance with the terms and conditions therein, the balance of the Second December 2023 Note, along with accrued interest, will be due on February 13, 2024. The maturity date will automatically be extended for 2 month periods, unless NextNRG sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the Second December 2023 Note, at which point the end of the then current 2 month period shall be the maturity date.

If the Company defaults on the Second December 2023 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Second December 2023 Note into shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion.

On December 18, 2023, the Company and NextNRG entered into a promissory note (the “Third December 2023 Note”) for the sum of $110,000 (the “Third December 2023 Loan”). The Third December 2023 Note has an original issue discount (“OID”) equal to $10,000, which is 10% of the aggregate original principal amount of the Third December 2023 Loan. The unpaid principal balance of the Third December 2023 Note has a fixed rate of interest of 8% per year for the first nine months, afterward, the Third December 2023 Note will begin to accrue interest on the entire balance at 18% per year.

Unless the Third December 2023 Note is otherwise accelerated or extended in accordance with the terms and conditions therein, the balance of the Third December 2023 Note, along with accrued interest, will be due on February 18, 2024. The maturity date will automatically be extended for 2 month periods, unless NextNRG sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the Third December 2023 Note, at which point the end of the then current 2 month period will be the maturity date.

If the Company defaults on the Third December 2023 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Third December 2023 Note into shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion.

On December 20, 2023, the Company and NextNRG entered into a promissory note (the “Fourth December 2023 Note”) for the sum of $55,000 (the “Fourth December 2023 Loan”). The Fourth December 2023 Note has an original issue discount (“OID”) equal to $5,000, which is 10% of the aggregate original principal amount of the Fourth December 2023 Loan. The unpaid principal balance of the Fourth December 2023 Note has a fixed rate of interest of 8% per year for the first nine months, afterward, the Fourth December 2023 Note will begin to accrue interest on the entire balance at 18% per year.

Unless the Fourth December 2023 Note is otherwise accelerated or extended in accordance with the terms and conditions therein, the balance of the Fourth December 2023 Note, along with accrued interest, will be due on February 20, 2024. The maturity date will automatically be extended for 2 month periods, unless NextNRG sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the Fourth December 2023 Note, at which point the end of the then current 2 month period will be the maturity date.

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If the Company defaults on the Fourth December 2023 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Fourth December 2023 Note into shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion.

On December 27, 2023, the Company and NextNRG entered into a promissory note (the “Fifth December 2023 Note”) for the sum of $165,000 (the “Fifth December 2023 Loan”). The Fifth December 2023 Note has an original issue discount (“OID”) equal to $15,000, which is 10% of the aggregate original principal amount of the Fifth December 2023 Loan. The unpaid principal balance of the Fifth December 2023 Note has a fixed rate of interest of 8% per year for the first nine months, afterward, the Fifth December 2023 Note will begin to accrue interest on the entire balance at 18% per year.

Unless the Fifth December 2023 Note is otherwise accelerated or extended in accordance with the terms and conditions therein, the balance of the Fifth December 2023 Note, along with accrued interest, will be due on December 27, 2024. The maturity date will automatically be extended for 2 month periods, unless NextNRG sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the Fifth December 2023 Note, at which point the end of the then current 2 month period will be the maturity date.

If the Company defaults on the Fifth December 2023 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Fifth December 2023 Note into shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion. Subject to the adjustments described in the Fifth December 2023 Note, the conversion price will be the greater of (a) $3.05; or (b) $0.50.

On January 5, 2024, the Company and NextNRG entered into a promissory note (the “January 2024 Note”) for the sum of $110,000 (the “January 2024 Loan”). The January 2024 Note has an original issue discount (“OID”) equal to $10,000, which is 10% of the aggregate original principal amount of the January 2024 Loan. The unpaid principal balance of the January 2024 Note has a fixed rate of interest of 8% per year for the first nine months, afterward, the January 2024 Note will begin to accrue interest on the entire balance at 18% per year.

Unless the January 2024 Note is otherwise accelerated or extended in accordance with the terms and conditions therein, the balance of the January 2024 Note, along with accrued interest, will be due on March 5, 2024. The maturity date will automatically be extended for 2 month periods, unless NextNRG sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the January 2024 Note, at which point the end of the then current 2 month period will be the maturity date.

If the Company defaults on the January 2024 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Note into shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion. Subject to the adjustments described in the January 2024 Note, the conversion price shall equal the greater of (a) $3.05; or (b) $0.50.

On January 11, 2024, the Company and NextNRG entered into a global amendment (“Global Amendment 1”) to the promissory notes dated as of July 5, 2023; August 2, 2023; August 30, 2023; September 6, 2023; September 13, 2023; November 3, 2023; November 21, 2023; December 4, 2023; December 13, 2023; December 18, 2023; and December 20, 2023 (each a “Note” and collectively the “Notes”).

Global Amendment 1 revised Section 8, Events of Default, to add:

The conversion price (as adjusted, the “Conversion Price”) shall equal the greater of the average VWAP over the ten (10) Trading Day period prior to the conversion date; or (b) $1.75 (the “Floor Price”). Notwithstanding anything to the contrary contained in this Note the Lender and the Borrower agree that the total cumulative number of Common Shares issued to Lender hereunder together with all other Transaction Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Shareholder Approval. If the Borrower is unable to obtain Shareholder Approval to issue Common Shares to the Lender in excess of the Nasdaq 19.99% Cap, any remaining outstanding balance of this Note must be repaid in cash at the request of the Lender.

Global Amendment 1 also added Section 10.15, Adjustment Due to Stock Split by Borrower, which provides that the number of shares and the price for any conversion under the Notes will be adjusted by the same ratios or multipliers of any reverse split the Company effects.

Also on January 11, 2024, the Company and NextNRG entered into a global amendment (“Global Amendment 2”) to the promissory notes dated as of December 27, 2023 and January 8, 2023.

Global Amendment 2 revised Section 8, Events of Default, to remove the final paragraph and replace the paragraph with:

The conversion price (as adjusted, the “Conversion Price”) shall equal the greater of the average VWAP over the ten (10) Trading Day period prior to the conversion date; or (b) $1.75 (the “Floor Price”). Notwithstanding anything to the contrary contained in this Note the Lender and the Borrower agree that the total cumulative number of Common Shares issued to Lender hereunder together with all other Transaction Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Shareholder Approval. If the Borrower is unable to obtain Shareholder Approval to issue Common Shares to the Lender in excess of the Nasdaq 19.99% Cap, any remaining outstanding balance of this Note must be repaid in cash at the request of the Lender.

On January 16, 2024, the Company and NextNRG entered into a promissory note (the “January Next Note”) for the sum of $165,000 (the “January Next Loan”). The January Next Note has an original issue discount (“OID”) equal to $15,000, which is 10% of the aggregate original principal amount of the January Next Loan. The unpaid principal balance of the January Next Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the Note will begin to accrue interest on the entire balance at 18% per annum.

Unless the January Next Note is otherwise accelerated or extended in accordance with the terms and conditions therein, the balance of the January Next Note, along with accrued interest, will be due on March 16, 2024. The maturity date will automatically be extended for 2 month periods, unless NextNRG sends 10 days written notice, prior to the end of any 2 month period that it does not wish to extend the January Next Note, at which point the end of the then current 2 month period will be the maturity date.

If the Company defaults on the January Next Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the January Next Note into shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion. Subject to the adjustments described in the January Next Note, the conversion price will be the greater of (a) $3.05; or (b) $1.75.

Pursuant to the January Next Note, the total cumulative number of shares issued to NextNRG may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Shareholder Approval. If the Company is unable to obtain Shareholder Approval to issue shares to NextNRG in excess of the Nasdaq 19.99% Cap, any remaining outstanding balance of this Note must be repaid in cash at NextNRG’s request.

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On February 7, 2024, the Company and NextNRG entered into a promissory note (the “First February 2024 Note”) for the sum of $165,000 (the “First February 2024 Loan”) to be used for the Company’s working capital needs. The First February 2024 Note has an original issue discount (“OID”) equal to $15,000, which is 10% of the aggregate original principal amount of the First February 2024 Loan. The unpaid principal balance of the First February 2024 Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the First February 2024 Note will begin to accrue interest on the entire balance at 18% per annum.

Unless the First February 2024 Note is otherwise accelerated or extended in accordance with the terms and conditions therein, the balance of the First February 2024 Note, along with accrued interest, will be due on April 7, 2024. The maturity date will automatically be extended for 2 month periods, unless NextNRG sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the First February 2024 Note, at which point the end of the then current 2 month period will be the maturity date.

If the Company defaults on the First February 2024 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the First February 2024 Note into shares of the Company’s common stock. The conversion price will equal the greater of the average VWAP over the ten (10) trading day period prior to the conversion date; or $1.75.

On February 20, 2024, the Company and NextNRG entered into a promissory note (the “Second February 2024 Note”) for the sum of $165,000 (the “Second February 2024 Loan”) to be used for the Company’s working capital needs. The Second February 2024 Note has an original issue discount (“OID”) equal to $15,000, which is 10% of the aggregate original principal amount of the Second February 2024 Loan. The unpaid principal balance of the Second February 2024 Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the Second February 2024 Note will begin to accrue interest on the entire balance at 18% per annum.

Unless the Second February 2024 Note is otherwise accelerated or extended in accordance with the terms and conditions therein, the balance of the Second February 2024 Note, along with accrued interest, will be due on April 20, 2024. The maturity date will automatically be extended for 2 month periods, unless NextNRG sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the Second February 2024 Note, at which point the end of the then current 2 month period will be the maturity date.

If the Company defaults on the Second February 2024 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Second February 2024 Note into shares of the Company’s common stock. The conversion price will be the greater of the average VWAP over the ten (10) trading day period prior to the conversion date; or $1.75. The conversion price will not exceed $3.85 per share.

On February 29, 2024, the Company and NextNRG entered into a promissory note (the “Third February 2024 Note”) for the sum of $165,000 (the “Third February 2024 Loan”) to be used for the Company’s working capital needs, which has an effective date of February 28, 2024. The Third February 2024 Note has an original issue discount (“OID”) equal to $15,000, which is 10% of the aggregate original principal amount of the Third February 2024 Loan. The unpaid principal balance of the Third February 2024 Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the Third February 2024 Note will begin to accrue interest on the entire balance at 18% per annum.

Unless the Third February 2024 Note is otherwise accelerated or extended in accordance with the terms and conditions therein, the balance of the Third February 2024 Note, along with accrued interest, will be due on April 28, 2024. The maturity date will automatically be extended for 2 month periods, unless NextNRG sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the Third February 2024 Note, at which point the end of the then current 2 month period will be the maturity date.

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If the Company defaults on the Third February 2024 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Third February 2024 Note into shares of the Company’s common stock. The conversion price will equal the greater of the average VWAP over the ten (10) trading day period prior to the conversion date; or $1.75. Notwithstanding the foregoing, the conversion price will not exceed $5.13 per share. The Company also agreed to issue 20,800 shares of common stock to NextNRG.

On March 8, 2024, the Company and NextNRG entered into a promissory note (the “First March 2024 Note”) for the sum of $165,000 (the “First March 2024 Loan”) to be used for the Company’s working capital needs. The First March 2024 Note has an original issue discount (“OID”) equal to $15,000, which is 10% of the aggregate original principal amount of the First March 2024 Loan. The unpaid principal balance of the First March 2024 Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the First March 2024 Note will begin to accrue interest on the entire balance at 18% per annum.

Unless the First March 2024 Note is otherwise accelerated or extended in accordance with the terms and conditions therein, the balance of the First March 2024 Note, along with accrued interest, will be due on May 8, 2024. The maturity date will automatically be extended for 2 month periods, unless NextNRG sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the First March 2024 Note, at which point the end of the then current 2 month period shall be the maturity date.

If the Company defaults on the First March 2024 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the First March 2024 Note into shares of the Company’s common stock. The conversion price will equal the greater of the average VWAP over the ten (10) trading day period prior to the conversion date; or $1.75. Notwithstanding the foregoing, the conversion price will not exceed $5.13 per share. The Company also agreed to issue 20,800 shares of common stock to NextNRG.

On March 15, 2024, the Company and NextNRG entered into a promissory note (the “Second March 2024 Note”) for the sum of $165,000 (the “Second March 2024 Loan”) to be used for the Company’s working capital needs. The Second March 2024 Note has an original issue discount (“OID”) equal to $15,000, which is 10% of the aggregate original principal amount of the Second March 2024 Loan. The unpaid principal balance of the Second March 2024 Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the Second March 2024 Note will begin to accrue interest on the entire balance at 18% per annum.

Unless the Second March 2024 Note is otherwise accelerated or extended in accordance with the terms and conditions therein, the balance of the Second March 2024 Note, along with accrued interest, will be due on May 15, 2024. The maturity date will automatically be extended for 2 month periods, unless NextNRG sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the Second March 2024 Note, at which point the end of the then current 2 month period will be the maturity date.

If the Company defaults on the Second March 2024 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Second March 2024 Note into shares of the Company’s common stock. The conversion price will equal the greater of the average VWAP over the ten (10) trading day period prior to the conversion date; or $1.75. Notwithstanding the foregoing, the conversion price will not exceed $5.13 per share. The Company also agreed to issue 20,800 shares of common stock to NextNRG.

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On March 26, 2024, the Company and NextNRG entered into a promissory note (the “Third March 2024 Note”) for the sum of $110,000 (the “Third March 2024 Loan”) to be used for the Company’s working capital needs. The Third March 2024 Note has an original issue discount (“OID”) equal to $10,000, which is 10% of the aggregate original principal amount of the Third March 2024 Loan. The unpaid principal balance of the Third March 2024 Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the Third March 2024 Note will begin to accrue interest on the entire balance at 18% per annum.

Unless the Third March 2024 Note is otherwise accelerated or extended in accordance with the terms and conditions therein, the balance of the Third March 2024 Note, along with accrued interest, will be due on May 26, 2024. The maturity date will automatically be extended for 2 month periods, unless NextNRG sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the Third March 2024 Note, at which point the end of the then current 2 month period shall be the maturity date.

If the Company defaults on the Third March 2024 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Third March 2024 Note into shares of the Company’s common stock. The conversion price will equal the greater of the average VWAP over the ten (10) trading day period prior to the conversion date; or $1.75. Notwithstanding the foregoing, the conversion price will not exceed $4.40 per share. The Company also agreed to issue 13,889 shares of common stock to NextNRG.

On April 2, 2024, the Company and NextNRG entered into a promissory note (the “First April 2024 Note”) for the sum of $165,000 (the “First April 2024 Loan”) to be used for the Company’s working capital needs. The First April 2024 Note has an original issue discount (“OID”) equal to $15,000, which is 10% of the aggregate original principal amount of the First April 2024 Loan. The unpaid principal balance of the First April 2024 Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the First April 2024 Note will begin to accrue interest on the entire balance at 18% per annum.

Unless the First April 2024 Note is otherwise accelerated or extended in accordance with the terms and conditions therein, the balance of the First April 2024 Note, along with accrued interest, will be due on June 2, 2024. The maturity date will automatically be extended for 2 month periods, unless NextNRG sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the Second April 2024 Note, at which point the end of the then current 2 month period shall be the maturity date.

If the Company defaults on the First April 2024 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the First April 2024 Note into shares of the Company’s common stock. The conversion price will equal the greater of the average VWAP over the ten (10) trading day period prior to the conversion date; or $1.75. Notwithstanding the foregoing, the conversion price will not exceed $5.00 per share. The Company also agreed to issue 20,800 shares of common stock to NextNRG.

On April 8, 2024, the Company and NextNRG entered into a promissory note (the “Second April 2024 Note”) for the sum of $165,000 (the “Second April 2024 Loan”) to be used for the Company’s working capital needs. The Second April 2024 Note has an original issue discount (“OID”) equal to $15,000, which is 10% of the aggregate original principal amount of the Second April 2024 Loan. The unpaid principal balance of the Second April 2024 Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the Second April 2024 Note will begin to accrue interest on the entire balance at 18% per annum.

Unless the Second April 2024 Note is otherwise accelerated or extended in accordance with the terms and conditions therein, the balance of the Second April 2024 Note, along with accrued interest, will be due on June 8, 2024. The maturity date will automatically be extended for 2 month periods, unless NextNRG sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the Second April 2024 Note, at which point the end of the then current 2 month period will be the maturity date.

If the Company defaults on the Second April 2024 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Second April 2024 Note into shares of the Company’s common stock. The conversion price shall be the greater of the average VWAP over the ten (10) trading day period prior to the conversion date; or $1.75. Notwithstanding the foregoing, the conversion price will not exceed $7.00 per share. The Company also agreed to issue 20,800 shares of common stock to NextNRG.

On April 22, 2024, the Company and NextNRG entered into a promissory note (the “Third April 2024 Note”) for the sum of $165,000 (the “Third April 2024 Loan”) to be used for the Company’s working capital needs. The Third April 2024 Note has an original issue discount (“OID”) equal to $15,000, which is 10% of the aggregate original principal amount of the Third April 2024 Loan. The unpaid principal balance of the Third April 2024 Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the Third April 2024 Note will begin to accrue interest on the entire balance at 18% per annum.

Unless the Third April 2024 Note is otherwise accelerated or extended in accordance with the terms and conditions therein, the balance of the Third April 2024 Note, along with accrued interest, will be due on June 22, 2024. The maturity date will automatically be extended for 2 month periods, unless NextNRG sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the Third April 2024 Note, at which point the end of the then current 2 month period will be the maturity date.

If the Company defaults on the Third April 2024 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Third April 2024 Note into shares of the Company’s common stock. The conversion price will equal the greater of the average VWAP over the ten (10) trading day period prior to the conversion date; or $1.75. Notwithstanding the foregoing, the conversion price will not exceed $6.45 per share. The Company also agreed to issue 20,800 shares of common stock to NextNRG.

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On May 15, 2024, the Company and NextNRG entered into a promissory note (the “May 15 Note”) for the sum of $165,000 to be used for the Company’s working capital needs. The May 15 Note has an original issue discount (“OID”) equal to $15,000, which is 10% of the aggregate original principal amount of the loan. The unpaid principal balance of the May 15 Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the May 15 Note will begin to accrue interest on the entire balance at 18% per annum.

Unless the May 15 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the May 15 Note, along with accrued interest, will be due on July 15, 2024. The maturity date will automatically be extended for 2 month periods, unless NextNRG sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the May 15 Note, at which point the end of the then current 2 month period will be the maturity date.

If the Company defaults on the May 15 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the May 15 Note into shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the ten (10) trading day period prior to the conversion date; or $1.75. Notwithstanding the foregoing, the conversion price will not exceed the closing price of the common stock on the date of the May 15 Note. The Company also agreed to issue 20,800 shares of its common stock to NextNRG.

On May 20, 2024, the Company and NextNRG entered into a promissory note (the “May 20 Note”) for the sum of $165,000 to be used for the Company’s working capital needs. The May 20 Note has an original issue discount (“OID”) equal to $15,000, which is 10% of the aggregate original principal amount of the loan. The unpaid principal balance of the May 20 Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the May 20 Note will begin to accrue interest on the entire balance at 18% per annum.

Unless the May 20 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the May 20 Note, along with accrued interest, will be due on July 20, 2024. The maturity date will automatically be extended for 2 month periods, unless NextNRG sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the May 20 Note, at which point the end of the then current 2 month period shall be the maturity date.

If the Company defaults on the May 20 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the May 20 Note into shares of the Company’s common stock. The conversion price will equal the greater of the average VWAP over the ten (10) trading day period prior to the conversion date; or $1.75. Notwithstanding the foregoing, the conversion price will not exceed the closing price of the common stock on the date of the May 20 Note. The Company also agreed to issue 20,800 shares of its common stock to NextNRG.

On May 22, 2024, the Company and NextNRG executed a letter agreement under which NextNRG agreed that all outstanding Company notes held by NextNRG will not automatically mature upon closing of this offering as previously contemplated.

On May 28, 2024, the Company and NextNRG entered into a promissory note (the “May 28 Note”) for the sum of $110,000 to be used for the Company’s working capital needs. The May 28 Note has an original issue discount (“OID”) equal to $10,000, which is 10% of the aggregate original principal amount of the loan. The unpaid principal balance of the May 28 Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the May 28 Note will begin to accrue interest on the entire balance at 18% per annum.

Unless the May 28 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the May 28 Note, along with accrued interest, will be due on July 20, 2024. The maturity date will automatically be extended for 2 month periods, unless NextNRG sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the May 28 Note, at which point the end of the then current 2 month period shall be the maturity date.

If the Company defaults on the May 28 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the May 28 Note into shares of the Company’s common stock. The conversion price will equal the greater of the average VWAP over the ten (10) trading day period prior to the conversion date; or $1.75. Notwithstanding the foregoing, the conversion price will not exceed the closing price of the common stock on the date of the May 28 Note. The Company also agreed to issue 13,889 shares of its common stock to NextNRG.

On June 10, 2024, the Company and NextNRG entered into a promissory note (the “June 10 Note”) for the sum of $165,000 to be used for the Company’s working capital needs. The June 10 Note has an original issue discount (“OID”) equal to $15,000, which is 10% of the aggregate original principal amount of the loan. The unpaid principal balance of the June 10 Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the June 10 Note will begin to accrue interest on the entire balance at 18% per annum.

Unless the June 10 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the May 28 Note, along with accrued interest, will be due on August 10, 2024. The maturity date will automatically be extended for 2 month periods, unless NextNRG sends 10 days written notice, prior to the end of any 2 month period, that it does not wish to extend the Jun 10 Note, at which point the end of the then current 2 month period shall be the maturity date.

If the Company defaults on the June 10 Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the June 10 Note into shares of the Company’s common stock. The conversion price will equal the greater of the average VWAP over the ten (10) trading day period prior to the conversion date; or $1.75. Notwithstanding the foregoing, the conversion price will not exceed the closing price of the common stock on the date of the June 10 Note. The Company also agreed to issue 20,800 shares of its common stock to NextNRG.

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On June 24, 2024, the Company and NextNRG Holding Corp. (formerly Next Charging, LLC) (“NextNRG”) entered into a promissory note (the “June 24 Note”) for the sum of $165,000 to be used for the Company’s working capital needs. The Company also issued 20,800 shares of its common stock to NextNRG as commitment fee shares for the June 24 Note.

On July 5, 2024, the Company and NextNRG entered into a promissory note (the “July 5 Note”) for the sum of $165,000 to be used for the Company’s working capital needs. The Company also issued 20,800shares of its common stock to NextNRG as commitment fee shares for the July 5 Note.

On July 10, 2024, the Company and NextNRG entered into a promissory note (the “July 10 Note”) for the sum of $165,000 to be used for the Company’s working capital needs. The Company also issued 20,800 shares of its common stock to NextNRG as commitment fee shares for the July 10 Note.

On July 22, 2024, the Company issued a promissory note (the “July 22 Note”) to NextNRG for the sum of $165,000 to be used for the Company’s working capital needs. The Company also issued 20,800 shares of its common stock to NextNRG as commitment fee shares for the July 22 Note.

On August 6, 2024, the Company and NextNRG entered into a promissory note (the “August 6 Note”) for the sum of $165,000 to be used for the Company’s working capital needs. The Company also issued 53,500 shares of its common stock to NextNRG as commitment fee shares for the August 6 Note.

On August 14, 2024, the Company and NextNRG entered into a promissory note (the “August 14 Note”) for the sum of $165,000 to be used for the Company’s working capital needs. The Company also issued 53,500 shares of its common stock to NextNRG as commitment fee shares for the August 14 Note.

Michael Farkas is the chief executive officer of NextNRG and is the beneficial holder of approximately 65.1% of the Company’s outstanding shares of common stock.

Exchange Agreement with Related Party

On August 16, 2024, the Company entered into an Exchange Agreement (the “Next Exchange Agreement”) by and between the Company and NextNRG. Pursuant to the terms and conditions of the Next Exchange Agreement, the promissory notes of the Company listed in the table below which were then issued to NextNRG (as set forth in the Next Exchange Agreement) were exchanged and converted into an aggregate of 3,525,341 shares of common stock of the Company.

Issue Date	Current Outstanding Principal Amount	Total Amount After Default
July 5, 2023	$440,000	$742,747
August 2, 2023	$440,000	$733,814
August 23, 2023	$110,000	$181,741
August 30, 2023	$165,000	$271,761
September 6, 2023	$220,000	$361,211
September 13, 2023	$110,000	$180,031
November 3, 2023	$165,000	$265,082
November 21, 2023	$220,000	$352,144
December 4, 2023	$220,000	$349,802
December 13, 2023	$165,000	$261,862
December 18, 2023	$110,000	$174,389
December 20, 2023	$55,000	$87,165
December 27, 2023	$165,000	$261,103
January 5, 2024	$110,000	$173,062
January 16, 2024	$165,000	$259,000
January 25, 2024	$165,000	$258,512
February 7, 2024	$165,000	$257,807
February 20, 2024	$165,000	$257,101
February 28, 2024	$165,000	$256,667
March 8, 2024	$165,000	$256,180
March 15, 2024	$165,000	$255,800
March 26, 2024	$110,000	$170,134
April 2, 2024	$165,000	$254,824
April 8, 2024	$165,000	$254,498
April 22, 2024	$165,000	$253,738
May 8, 2024	$165,000	$252,817
May 15, 2024	$165,000	$252,491
May 20, 2024	$165,000	$252,220
May 28, 2024	$110,000	$167,855
June 10, 2024	$165,000	$251,080
June 28, 2024	$165,000	$250,321
July 5, 2024	$165,000	$249,750
July 10, 2024	$165,000	$249,479
July 22, 2024	$165,000	$248,585
August 6, 2024	$165,000	$248,178
August 14, 2024	$165,000	$247,500
	$6,215,000	$9,800,449

Michael Farkas is the chief executive officer of NextNRG and is the beneficial holder of approximately 65.1% of the Company’s outstanding shares of common stock.

Stock Purchase Agreement with Related Party

On August 16, 2024, the Company entered into a Stock Purchase Agreement (the “SPA”) by and between the Company and NextNRG Holding Corp., a Nevada corporation (“Next”). Pursuant to the terms and conditions of the SPA, at the Closing (as defined in the SPA), the Company agreed to issue and sell to Next, and Next agreed to purchase from the Company, 140,000 shares of Series B Convertible Preferred Stock of the Company (“Series B Preferred Stock”) for a purchase price of $10.00 per Share, and a resulting total purchase price of $1,400,000.

Michael Farkas is the chief executive officer of NextNRG and is the beneficial holder of approximately 65.1% of the Company’s outstanding shares of common stock.

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Entry into Material Definitive Agreement, as amended, with Related Party

On August 10, 2023, the Company, the shareholders (the “Next NRG Shareholders”) of NextNRG Holding Corp. (formerly Next Charging LLC (“NextNRG”)) and Michael Farkas, as the representative of the NextNRG Shareholders, entered into an exchange agreement, on November 2, 2023, the Company, the NextNRG Shareholders, NextNRG, and Mr. Farkas entered into an amended and restated exchange agreement, and on June 11, 2024, the Company, the NextNRG Shareholders, NextNRG and Mr. Farkas entered into a second amended and restated exchange agreement (as amended and restated, the “Exchange Agreement”), pursuant to which the Company agreed to acquire from the NextNRG Shareholders 100% of the shares of NextNRG (the “NextNRG Shares”) in exchange for the issuance (the “Share Exchange”) by the Company to the NextNRG Shareholders of an aggregate of 40,000,000 shares of common stock of the Company. The Exchange Agreement provides that in the event NextNRG completes the acquisition of STAT-EI, Inc. (“SEI” or “STAT”), prior to the closing, then 28,000,000 shares will vest on the closing date, and the remaining 12,000,000 shares will be subject to vesting or forfeiture and in the event NextNRG did not complete such acquisition prior to the closing, then 14,000,000 shares would vest on the closing date, and the remaining 26,000,000 shares would be subject to vesting or forfeiture (such shares subject to vesting or forfeiture, the “Restricted Shares”).

NextNRG completed the acquisition of SEI on January 19, 2024.

As an additional condition to be satisfied prior to the closing, NextNRG is also required to take actions to record the assignment to itself of a patent mentioned in the Exchange Agreement.

On July 22, 2024, the Company and the Shareholders’ Representative entered into the first amendment to the Second Amended and Restated Exchange Agreement (“First Amendment Agreement”) to add a new section 2.10 to the Second Amended and Restated Exchange Agreement. The new section 2.10 provides that, in the event that the Company at any time prior to the Closing undertakes any forward split of the common stock, or any reverse split of the common stock, any references to numbers of shares of common stock as set forth in the Second Amended and Restated Exchange Agreement shall be deemed automatically updated and amended at such time to equitably account therefor. Further, in the event the Company undertakes any forward split of the common stock or any reverse split of the common stock following the Closing, any references to any of numbers of Exchange Shares as set forth in the Second Amended and Restated Exchange Agreement shall be deemed similarly automatically adjusted to the extent still applicable, including, without limitation to the numbers of Exchange Shares vesting or being forfeited pursuant to the terms and conditions of the Second Amended and Restated Exchange Agreement.

On September 25, 2024, the Company and the Shareholders’ Representative entered into the second amendment to the Second Amended and Restated Exchange Agreement (“Second Amendment Agreement”) to change the number of the Company’s common stock shares to be issued to the NextNRG Shareholders by the Company in exchange for 100% of the shares of NextNRG to 100,000,000 shares of the Company’s common stock.

The Second Amendment Agreement also provides that in the event NextNRG completes the acquisition of STAT-EI, Inc. (“SEI” or “STAT”), prior to the closing, then 50,000,000 shares will vest on the closing date, and the remaining 50,000,000 shares will be subject to vesting or forfeiture (such shares subject to vesting or forfeiture, the “Restricted Shares”). As noted above, NextNRG completed the acquisition of SEI on January 19, 2024, and thus 50,000,000 will vest on the closing date, and 50,000,000 Restricted Shares will be subject to vesting or forfeiture. 25,000,000 of the 50,000,000 Restricted Shares will vest, if at all, upon the Company commercially deploying the third solar, wireless electric vehicle charging, microgrid, and/or battery storage system (such systems as more specifically defined under the Exchange Agreement) and 25,000,000 of the 50,000,000 Restricted Shares will vest, if at all, upon the Company either reaching annual revenues exceeding $100 million, the Company completing projects with deployment costs greater than $100 million, or the Company completing a capital raise greater than $25 million.

The Second Amendment Agreement also provides that prior to the Closing, NextNRG may issue additional shares of NextNRG Stock to one or more additional persons and, in such event, such persons will execute a joinder to the Exchange Agreement and will become a party thereto. In addition, prior to the Closing, subject to the approval of the Shareholders’ Representative, certain shareholders of NextNRG may transfer their shares of NextNRG Stock to persons who are currently shareholders of NextNRG or who would become new shareholders of NextNRG.

The Second Amendment Agreement also provides that the Company will undertake such actions as needed to obtain the approval of the stockholders of the Company for the adoption and approval of the Exchange Agreement, as amended, and the transactions contemplated thereby including the issuance of the Company’s common stock thereunder.

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At closing, the Company has agreed to appoint Mr. Farkas to the board of directors as Executive Chairman and to appoint him Chief Executive Officer of the Company. At closing, the Company has also agreed to appoint Joel Kleiner, the Chief Financial Officer of NextNRG, as the Chief Financial Officer of the Company. The closing of the transactions contemplated under the Exchange Agreement are subject to certain customary closing conditions, including (i) that the Company file a Certificate of Amendment with the Secretary of State of the State of Delaware to increase its authorized common stock from 50,000,000 shares to 500,000,000 shares (ii) the receipt of the requisite third-party consents, and (iii) compliance with the rules and regulations of The Nasdaq Stock Market (“Nasdaq”), which includes the filing of an Initial Listing Application with Nasdaq and approval of such application by Nasdaq. In addition, while the stockholders of the Company have provided written consent approving the Second Amendment Agreement in September 2024 pursuant to Nasdaq Rule 5635, the effectiveness of such written consent is dependent upon the dissemination of a definitive Information Statement on Schedule 14C, which the Company anticipates completing in November 2024. Upon consummation of the transactions contemplated by the Exchange Agreement, NextNRG will become a wholly-owned subsidiary of the Company.

Except as provided above, there were no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Recent Promissory Notes with Related Party

Promissory Note dated December 2, 2024

On December 2, 2024, the Company and NextNRG entered into a promissory note (the “December 2 Note”) for the sum of $715,000 to be used for the Company’s working capital needs. The December 2 Note has an original issue discount (“OID”) equal to $65,000. The unpaid principal balance of the December 2 Note has a fixed rate of interest of 8% per annum. Unless the December 2 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 2 Note, along with accrued interest, will be due and payable in full on December 2, 2025. If the Company defaults on the December 2 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 2 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 2 Note. The Company and NextNRG have agreed that the total cumulative number of common stock issued to NextNRG under the December 2 Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to Next in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of this December 2 Note must be repaid in cash at the request of NextNRG. The December 2 Note contains a protection for NextNRG in the event the Company effectuates a split of its common stock. In the event of a stock split, if the December 2 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 2 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

Promissory Note dated December 3, 2024

On December 3, 2024, the Company and NextNRG entered into a promissory note (the “December 3 Note”) for the sum of $275,000 to be used for the Company’s working capital needs. The December 3 Note has an original issue discount (“OID”) equal to $25,000. The unpaid principal balance of the December 3 Note has a fixed rate of interest of 8% per annum. Unless the December 3 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 3 Note, along with accrued interest, will be due and payable in full on December 3, 2025. If the Company defaults on the December 3 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 3 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 3 Note. The Company and Next have agreed that the total cumulative number of common stock issued to Next under this Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to Next in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of this December 3 Note must be repaid in cash at the request of Next. The December 3 Note contains a protection for Next in the event the Company effectuates a split of its common stock. In the event of a stock split, if the December 3 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 3 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

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Promissory Note dated December 17, 2024

On December 17, 2024, the Company and NextNRG entered into a promissory note (the “December 17 Note”) for the sum of $580,000 to be used for the Company’s working capital needs. The unpaid principal balance of the December 17 Note has a fixed rate of interest of 8% per annum. Unless the December 17 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 17 Note, along with accrued interest, will be due and payable in full on December 17, 2025. As part of the promissory note, the parties acknowledged that $379,755.39 of the Loan was sent directly to a third party as a down payment for the purchase of equipment. If the Company defaults on the December 17 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 17 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 17 Note. The Company and NextNRG have agreed that the total cumulative number of common stock issued to Next under this Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to Next in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of this December 17 Note must be repaid in cash at the request of Next. The December 17 Note contains a protection for NextNRG in the event the Company effectuates a split of its common stock. In the event of a stock split, if the December 17 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 17 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

Promissory Note, dated as of December 30, 2024

On December 30, 2024, the Company and NextNRG entered into a promissory note (the “December 30 Note”) for the sum of $330,000 to be used for the Company’s working capital needs, including without limitation the purchase of equipment. The unpaid principal balance of the December 30 Note has a fixed rate of interest of 8% per annum. Unless the December 30 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 30 Note, along with accrued interest, will be due and payable in full on December 30, 2025. If the Company defaults on the December 30 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 30 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 30 Note. The Company and NextNRG have agreed that the total cumulative number of common stock issued to Next under the December 30 Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to NextNRG in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of the December 30 Note must be repaid in cash at the request of NextNRG. The December 30 Note contains a protection for NextNRG in the event the Company effectuates a split of its common stock. In the event of a stock split, if the December 30 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 30 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

Michael Farkas is the chief executive officer of NextNRG and is the beneficial holder of approximately 65.1% of the Company’s outstanding shares of common stock.

Shareholder Approval

The holders of a majority of the Company’s voting capital stock, by written consents in lieu of meetings delivered on January 15, 2025, pursuant to Section 228 of the Delaware General Corporation Law and Section 9 of Article II of our bylaws, provided approval for the following corporate actions (the “Authorizations”):

(i)	the possible issuance of shares of the Company common stock with a then current value of $500,000 under that certain promissory note, dated as of January 15, 2025, by and between the Company and Alcourt LLC, in the event that such note is not repaid by April 15, 2025;
(ii)	the possible issuance of $5,000,000 worth of shares of Company common stock under that certain promissory note, dated as of December 26, 2024, by and between the Company and Gad International Ltd., as amended by that certain amendment to promissory note, dated as of January 15, 2025, in the event that such promissory note is not repaid on or before February 23, 2025; and
(iii)	the possible issuance of shares of Company common stock under those certain promissory notes by and between the Company and NextNRG Holding Corp., dated as of November 14, 2024, December 2, 2024, December 3, 2024, December 17, 2024 and December 30, 2024.

Such consents were obtained in compliance with Nasdaq Listing Rules 5635(a) and 5635(d), as applicable, which require in relevant part that the Company may not issue shares of its common stock (or securities convertible into or exercisable for common stock) in other than public offerings or in connection an acquisition without stockholder approval if the aggregate number of shares of common stock issued would be equal to or greater than 20% of the Company’s issued and outstanding shares of common stock as of the date of issuance. The Company expects to file with the Commission a preliminary information statement under cover of Schedule 14C in respect of the Authorizations as soon as reasonably practicable.

Director Independence

Jack Leibler, Bennet Kurtz, and Sean Oppen are each “independent” within the meaning of Nasdaq Rule 5605(b)(1).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of and percent of the Company’s common stock beneficially owned as of January 14, 2025, by all directors, our named executive officers, our directors and executive officers as a group, and persons or groups known by us to own beneficially 5% or more of our common stock, immediately prior to this Offering, and immediately after the closing of this offering, as adjusted to reflect the assumed (i) sale of 5,000,000 shares of common stock in this offering, and (ii) issuance of 100,000,000 shares of common stock upon the closing of the Exchange Agreement concurrently with the closing of this offering,

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned	Pre- Closing Percentage of Class (2)		Post- Closing Shares of Common Stock Beneficially Owned	Post- Closing Percentage of Class (2)
Beneficial Owners of more than 5%:
Michael D. Farkas (3)	4,852,150	65.1%		83,852,150	75.2%
Dr. Arif Sarwat (4)	21,354	*	%	14,021,354	12.6%
Executive Officers and Directors:
Yehuda Levy	18,270	*	%	18,270	*	%
Michael Handelman	-	*	%	-	*	%
Avi Vaknin	64,713	1.0%		64,713	*	%
Daniel Arbour	27,697	*	%	27,697	*	%
Jack Leibler	21,886	*	%	21,886	*	%
Bennett Kurtz	21,036	*	%	21,036	*	%
Sean Oppen	44,755	*	%	44,755	*	%

All Officers and Directors as a Group (7 persons)	198,357	3.1%		198,357	*	%

* Less than 1%

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(1)	The address of each of the officers and directors is 67 NW 183rd St., Miami, Florida 33169; the address of Michael D. Farkas, SIF Energy LLC, NextNRG Holding Corp, Balance Labs, Inc., and Inductive Holdings LLC is 1221 Brickell Avenue, Ste. 900, Miami, FL 33131; and the address of Dr. Airif Sarwat is 407 Lincoln Road, Suite 9F, Miami Beach, Florida 33139.

(2)	The pre-closing percentages in the table have been calculated on the basis of treating as outstanding for a particular person, 6,483,052 shares of our common stock outstanding on January 14, 2025. The post-closing percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on January 14, 2025, plus the assumed (i) sale of 5,000,000 common stock in this Offering and (ii) issuance of 100,000,000 shares of common stock upon the closing of the Exchange Agreement (of which 50,000,000 will vest upon the achievement of future milestones) concurrently with the closing of this offering (an aggregate of 111,483,052 shares). On January 14, 2025, there were 6,483,052 shares of our common stock, 363,000 shares of Series A Preferred Stock and 140,000 shares of Series B Preferred Stock outstanding. To calculate a stockholder’s percentage of beneficial ownership, we include in the numerator and denominator the common stock outstanding, Series A Preferred Stock, Series B Preferred Stock and all shares of our common stock issuable to that person in the event of the exercise of outstanding warrants and other derivative securities owned by that person which are exercisable within 60 days of January 14, 2025. Common stock warrants and derivative securities held by other stockholders are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership among our stockholders may differ. Unless we have indicated otherwise, each person named in the table has sole voting power and sole investment power for the shares listed opposite such person’s name.

(3)	Pre-closing includes (i) 154,827 shares of common stock held by SIF Energy LLC, (ii) 3,951,321 shares of common stock held by NextNRG Holding Corp., (iii) 26,578 shares of common stock held by Balance Labs, Inc. Also includes 719,424 shares which may be issued upon the conversion of 140,000 shares of Series B Preferred Stock held by NextNRG Holding Corp., each with a stated value of $10.00 per share, at 70% of $2.78 (the minimum price on the date of issuance). Post-closing also includes: (i) 61,800,000 shares of common stock held by Michael D. Farkas (which will be issued to Mr. Farkas in the Share Exchange which is closing concurrently with the closing of the offering) and (ii) 17,200,000 held by Inductive Holdings LLC (which will be issued to Inductive Holdings LLC in the Share Exchange which is closing concurrently with the closing of the offering). Michael D. Farkas has voting and investment control of the shares of common stock held by SIF Energy LLC, NextNRG Holding Corp, Balance Labs, Inc., and Inductive Holdings LLC.

(4)

Pre-closing includes 21,345 shares of common stock held by Dr. Arif Sarwat. Post-closing also includes 14,000,000 shares of common stock held by Dr. Sarwat (which will be issued to Mr. Sarwat in the Share Exchange which is closing concurrently with the closing of the offering).

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws. We refer in this section to our amended and restated certificate of incorporation as our certificate of incorporation, and we refer to our amended and restated bylaws as our bylaws.

General

Our authorized capital stock consists of five hundred million (500,000,000) shares of common stock, par value $0.0001 per share, and five million (5,000,000) shares of preferred stock, par value $0.0001 per share, with 513,000 shares designated as Series A Convertible Preferred Stock and 150,000 shares designated as Series B Convertible Preferred Stock outstanding, with the remaining shares of preferred stock being undesignated.

As of January 14, 2025, we had 6,483,052 shares of common stock outstanding, 363,000 shares of Series A Convertible Preferred Stock outstanding and 140,000 shares of Series B Convertible Preferred Stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. The shares to be issued by us in this offering will be, when issued and paid for, validly issued, fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

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The Company has 513,000 shares designated as Series A Convertible Preferred Stock and 150,000 shares designated as Series B Convertible Preferred Stock outstanding, with the remaining shares of preferred stock being undesignated.

Series A Convertible Preferred Stock

On August 16, 2024, the Company filed a certificate of designations of preferences and rights of Series A Convertible Preferred Stock (the “Series A Certificate of Designations”) with the Department of State, Division of Corporations, of the State of Delaware, which provides for the designation of 513,000 shares of Series A Preferred Stock of the Company, par value $0.0001 per share, upon the terms and conditions as set forth in the Series A Certificate of Designations.

The rights, preferences, restrictions and other matters relating to the Series A Convertible Preferred Stock (“Series A Stock”) are as follows:

●	Number and Stated Value. The number of authorized shares of Series A Stock is 513,000 shares. Each share of Series A Stock has a stated value of $10.00 (the “Stated Value”). The Stated Value is subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Stock.

●	Conversion. A Series A Stock holder may at any time following Stockholder Approval Date (as defined below) convert the Series A Stock, into shares of common stock (the “Conversion Shares”). “Stockholder Approval Date” means the date of receipt of (i) the date of effectiveness of approval of the stockholders of the Company for the issuance of the Conversion Shares and the dividend shares and (ii) any other approvals as required by Company.

●	Conversion Price. 80% of the Minimum Price, as defined in Rule 5635 of The Nasdaq Stock Market LLC Rules, as of the date of issuance of the shares of Series A Stock, subject to adjustment as set forth in the Series A Certificate of Designations.

●	Dividends and Distributions. The Series A Stock will accrue dividends at the rate of 10% per annum of the Stated Value, on a quarterly basis per calendar quarter following the issuance date of the applicable shares of Series A Stock (the “Series A Dividend”). The Series A Dividend will be made via the issuance of a number of shares of the Company’s common stock equal to (i) the amount of the Series A Dividend, divided by (ii) the Conversion Price.

●	Participation. The Series A Stock will not participate in any other dividends or distributions made with respect to the common stock.

●	Other Distributions. The Series A Stock is not entitled to receive any dividends or distributions due solely to its status as Series A Stock, and the Series A Stock shall not participate in any dividends, distributions or payments to the holders of any other classes of stock of the Company other than the common stock.

●	Beneficial Ownership Limitation. The number of shares of common stock issuable upon the conversion or redemption of the portion of the Series A Stock may not exceed an amount that would result in beneficial ownership by s Series A Stock holder and its affiliates of more than 9.99% of the outstanding shares of the Company’s common stock.

●	Voting. After the Stockholder Approval Date, each share of Series A Stock will, on any matter submitted to the holders of the common stock, or any class thereof, for a vote, vote together with the common stock, or any class thereof, as applicable, as one class on such matter for as long as the share of Series A Stock is issued and outstanding and each share of Series A Stock will have a number of votes on such matter equal to the number of Conversion Shares which would be issuable with respect to such Series A Stock as of the date of such vote, and, the Series A Stock will not have any voting power or any voting rights prior to the Stockholder Approval Date.

●	Amendment and Protective Provisions. The Company may not amend or repeal the Series A Certificate of Designations without the prior written consent of the holders of the Series A Stock holding a majority of the Series A Stock then issued and outstanding, in which vote each share of Series A Stock then issued and outstanding will have one vote, voting separately as a single class.

Series B Convertible Preferred Stock

On August 16, 2024, the Company filed a certificate of designations of preferences and rights of Series B Convertible Preferred Stock (the “Series B Certificate of Designations”) with the Department of State, Division of Corporations, of the State of Delaware, which provides for the designation of 150,000 shares of Series B Preferred Stock of the Company, par value $0.0001 per share, upon the terms and conditions as set forth in the Series B Certificate of Designations.

The rights, preferences, restrictions and other matters relating to the Series B Convertible Preferred Stock (“Series B Stock”) are as follows:

●	Number and Stated Value. The number of authorized shares of Series B Stock is 150,000 shares. Each share of Series B Stock shall have initially have a stated value of $10.00 (the “Stated Value”). The Stated Value is subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Stock.

●	Conversion. A Series B Stock holder may at any time following Stockholder Approval Date (as defined below) convert the Series B Stock, into shares of common stock (the “Conversion Shares”). “Stockholder Approval Date” means the date of receipt of (i) the date of effectiveness of approval of the stockholders of the Company for the issuance of the Conversion Shares and the dividend shares and (ii) any other approvals as required by Company.

●	Conversion Price. 70% of the Minimum Price, as defined in Rule 5635 of The Nasdaq Stock Market LLC Rules, as of the date of issuance of the shares of Series B Stock, subject to adjustment as set forth in the Series B Certificate of Designations.

●	Dividends and Distributions. The Series B Stock will accrue dividends at the rate of 12% per annum of the Stated Value, on a quarterly basis per calendar quarter following the issuance date of the applicable shares of Series B Stock (the “Series B Dividend”). The Series B Dividend will be made via the issuance of a number of shares of the Company’s common stock equal to (i) the amount of the Series B Dividend, divided by (ii) the Conversion Price.

●	Participation. The Series B Stock will not participate in any other dividends or distributions made with respect to the common stock.

●	Other Distributions. The Series B Stock is not entitled to receive any dividends or distributions due solely to its status as Series B Stock, and the Series B Stock shall not participate in any dividends, distributions or payments to the holders of any other classes of stock of the Company other than the common stock.

●	Voting. After the Stockholder Approval Date, each share of Series B Stock will, on any matter submitted to the holders of the common stock, or any class thereof, for a vote, vote together with the common stock, or any class thereof, as applicable, as one class on such matter for as long as the share of Series B Stock is issued and outstanding and each share of Series B Stock will have a number of votes on such matter equal to the number of Conversion Shares which would be issuable with respect to such Series B Stock as of the date of such vote, and, the Series B Stock will not have any voting power or any voting rights prior to the Stockholder Approval Date.

●	Amendment and Protective Provisions. The Company may not amend or repeal the Series B Certificate of Designations without the prior written consent of the holders of the Series B Stock holding a majority of the Series B Stock then issued and outstanding, in which vote each share of Series B Stock then issued and outstanding will have one vote, voting separately as a single class.

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Reverse Stock Split of Common Stock

On July 23, 2024, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation to effect a one-for-two and a half (1-for-2.5) reverse split (the “Reverse Split”). The Reverse Split became effective on July 25, 2024. As a result of the Reverse Split, every 2.5 shares of the Company’s issued and outstanding common stock automatically converted into one share of common stock, without any change in the par value per share and began trading on a post-split basis under the Company’s existing trading symbol, “EZFL,” when the market opened on July 25, 2024.

A total of approximately 1.99 million shares of common stock were issued and outstanding immediately after the Reverse Split. No fractional shares were outstanding following the Reverse Split. Any holder who would have received a fractional share of common stock was automatically entitled to receive an additional fraction of a share of common stock to round up to the next whole share. The new CUSIP number for the common stock following the Reverse Split is 302314406.

In addition, effective as of the same time as the Reverse Split, proportionate adjustments were made to all then-outstanding options and warrants with respect to the number of shares of common stock subject to such options or warrants and the exercise price thereof.

Appointment of Directors

Our Certificate of Incorporation provides that subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

Amendments of our Bylaws

The Board of Directors is expressly empowered to adopt, amend or repeal our Bylaws. Any adoption, amendment or repeal of our Bylaws will require the approval of a majority of the authorized number of directors. Our stockholders also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by our Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Stock Options

We have no options outstanding.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Worldwide Stock Transfer. The transfer agent and registrar’s address is One University Plaza, Suite 505, Hackensack, NJ 07601.

Choice of Forum

Our Amended and Restated Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company arising pursuant to any provision of the General Corporation Law of Delaware, the Amended and Restated Certificate of Incorporation or the Bylaws of the Company; or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. To the extent that any such claims may be based upon federal law claims, Section 27 of the Securities Exchange Act of 1934, as amended, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act of 1933, as amended, provides for concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and as such, the exclusive jurisdiction clauses of our Amended and Restated Certificate of Incorporation would not apply to such suits. The choice of forum provisions in our Amended and Restated Certificate of Incorporation may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. By agreeing to these provisions, however, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find the choice of forum provisions in our Amended and Restated Certificate of Incorporation” to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.

UNDERWRITING

ThinkEquity LLC is acting as the Representative of the underwriters of the offering. We have entered into an underwriting agreement dated __________, 2025 with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares
ThinkEquity LLC

Total

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The underwriters are committed to purchase all the shares of common stock offered by the Company, other than those covered by the over-allotment option to purchase additional shares of common stock described below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, the underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by us in this prospectus are subject to various representations and warranties, the concurrent closing of the Share Exchange and other customary conditions specified in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares of common stock subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the Representative an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase up to an aggregate of 748,005 additional shares of common stock (equal to 15% of the total number of shares of common stock sold in this offering) at the public offering price per share, less underwriting discounts and commissions, solely to cover over-allotments, if any. If the Representative exercises this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of common stock in proportion to their respective commitments set forth in the prior table.

Discounts, Commissions and Reimbursement

The Representative has advised us that the underwriters propose to offer the shares of common stock to the public at the public offering price per share set forth on the cover page of this prospectus. The underwriters may offer shares to securities dealers at that price less a concession of not more than $                  per share of which up to $                  per share may be reallowed to other dealers. After the initial offering to the public, the public offering price and other selling terms may be changed by the Representative.

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming both no exercise and full exercise by the Representative of its over-allotment option:

Total
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions (7.0%)	$	$	$
Non-accountable expense allowance (1%)	$	$	$
Proceeds, before expenses, to us	$	$	$

We have paid an expense deposit of $25,000 to (or on behalf of) the Representative, which will be applied against the actual out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering and will be reimbursed to us to the extent not incurred.

In addition, we have also agreed to pay the following expenses of the underwriters relating to the offering: (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $3,000 in the aggregate; (b) $12,500 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities offered under the securities laws of such foreign jurisdictions designated by the Representative; (d) the costs associated with post-closing advertising the offering in the national editions of the Wall Street Journal and New York Times; (e) the fees and expenses of the Representatives’ legal counsel incurred in connection with this offering in an amount up to $125,000; and (f) up to $7,000 of the Representative’s market making and trading, and clearing firm settlement expenses for the offering.

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We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $675,000.

Representative Warrants

Upon the closing of this offering, we have agreed to issue to the Representative or its designees warrants, or the Representative’s Warrants, to purchase a number of shares of common stock equal to 5% of the total number of shares sold in this public offering. The Representative’s Warrants will be exercisable at a per share exercise price equal to 125% of the public offering price per share of common stock sold in this offering. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four and one half year period commencing six months from the effective date of the registration statement related to this offering. The Representative’s Warrants also provide for one demand registration right of the shares underlying the Representative’s Warrants, and unlimited “piggyback” registration rights with respect to the registration of the shares of common stock underlying the Representative’s Warrants and customary antidilution provisions. The demand registration right provided will not be greater than five years from the date of the underwriting agreement related to this offering in compliance with FINRA Rule 5110(f)(2)(G). The piggyback registration right provided will not be greater than seven years from the date of the underwriting agreement related to this offering in compliance with FINRA Rule 5110(f)(2)(G).

The Representative’s Warrants and the shares of common stock underlying the Representative’s Warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the securities underlying the Representative’s Warrants, nor will the representative engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares for a period of 180 days from the effective date of the registration statement. Additionally, the Representative’s Warrants may not be sold transferred, assigned, pledged or hypothecated for a 180-day period following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The Representative’s Warrants will provide for adjustment in the number and price of the Representative’s Warrants and the shares of common stock underlying such Representative’s Warrants in the event of recapitalization, merger, stock split or other structural transaction.

Right of First Refusal

For a period of 36 months from the closing of this offering, the Representative shall have an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at the Representative’s sole discretion, for each and every future public and private equity and debt offerings for the Company, or any successor to or any subsidiary of the Company, including all equity linked financings, on terms customary to the Representative. The Representative shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation. The Representative will not have more than one opportunity to waive or terminate the right of first refusal in consideration of any payment or fee.

Lock-Up Agreements

The Company, each of our more than 5% shareholders and all of our directors and officers have agreed for a period of six months after the date of this prospectus, with respect to the directors and officers, and three months, with respect to us and such stockholders, without the prior written consent of the Representative, not to directly or indirectly:

●	issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, subject to certain exceptions regarding obligations in existence on the date of this prospectus; or
●	in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, other than a customary universal “shelf” registration statement, which we shall file within 30 days following the earlier of the expiration of such three month period or the date we become initially eligible to file such registration statement; or
●	complete any offering of debt securities of the Company, other than entering into a line of credit, term loan arrangement or other debt instrument with a traditional bank; or
●	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

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In addition, for a period of 24 months after the date of the underwriting agreement, the Company will not directly or indirectly enter into an agreement to engage in any “at-the-market”, continuous equity or variable rate transaction without the prior written consent of the Representative.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The Representative may agree to allocate a number of securities to underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

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These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Other Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

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An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

78

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ—$$—Aga e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

79

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

80

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Anthony, Linder & Cacomanolis, PLLC, West Palm Beach, Florida. Certain legal matters in connection with this offering have been passed upon for the underwriters by Loeb & Loeb LLP.

EXPERTS

The financial statements of the Company and of NextNRG appearing elsewhere in this prospectus have been included herein in reliance upon the reports of M&K CPAS PLLC an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of M&K CPAS PLLC experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form S-1 that we have filed with the SEC under the Securities Act, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, you should refer to the registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You may retrieve any of our filings with the SEC by visiting the website maintained by the SEC at www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 67 NW 183rd Street, Miami, Florida 33169, (305) 791-1169.

81

F-1

EzFill Holdings, Inc. and Subsidiary

Consolidated Balance Sheets

	September 30, 2024	December 31, 2023
	(Unaudited)
Assets

Current Assets
Cash	$828,185	$226,985
Accounts receivable - net	1,554,534	1,192,340
Inventory	102,685	134,057
Due from related party	17,150	-
Prepaids and other	192,474	220,909
Total Current Assets	2,695,028	1,774,291

Property and equipment - net	2,524,868	3,310,187

Operating lease - right-of-use asset	121,438	297,394

Operating lease - right-of-use asset - related party	230,606	286,397

Deposits	49,063	49,063

Total Assets	$5,621,003	$5,717,332

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Accounts payable and accrued expenses	$881,827	$845,275
Accounts payable and accrued expenses - related parties	-	72,428
Notes payable - net	212,716	946,228
Notes payable - related parties - net	-	4,802,115
Operating lease liability	135,984	246,880
Operating lease liability - related party	76,742	72,034
Dividends payable (common stock) - related parties	84,834	-
Total Current Liabilities	1,392,103	6,984,960

Long Term Liabilities
Notes payable - net	512,618	353,490
Operating lease liability	-	69,128
Operating lease liability - related party	157,917	215,960
Total Long Term Liabilities	670,535	638,578

Total Liabilities	2,062,638	7,623,538

Commitments and Contingencies

Stockholders’ Equity (Deficit)
Preferred stock - $0.0001 par value; 5,000,000 shares authorized none issued and outstanding, respectively	-	-
Convertible Preferred stock - Series A, $0.0001 par value; 513,000 shares designated 363,000 and none issued and outstanding, respectively	36
Convertible Preferred stock - Series B, $0.0001 par value; 150,000 shares designated 140,000 and none issued and outstanding, respectively	14
Common stock - $0.0001 par value, 500,000,000 shares authorized 6,208,073 and 1,806,612 shares issued and outstanding, respectively	621	181
Common stock issuable (0 and 104,000 shares, respectively)	-	10
Additional paid-in capital	62,298,941	43,410,653
Accumulated deficit	(58,741,247)	(45,317,050)
Total Stockholders’ Equity (Deficit)	3,558,365	(1,906,206)

Total Liabilities and Stockholders’ Equity (Deficit)	$5,621,003	$5,717,332

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-2

EzFill Holdings, Inc. and Subsidiary

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023

Sales - net	$6,985,962	$6,163,682	$20,977,860	$17,525,677

Costs and expenses
Cost of sales	6,379,137	5,813,957	19,361,923	16,529,030
General and administrative expenses	1,950,288	1,684,340	5,245,052	6,250,013
Depreciation and amortization	269,561	278,442	810,451	829,137
Total costs and expenses	8,598,986	7,776,739	25,417,426	23,608,180

Loss from operations	(1,613,024)	(1,613,057)	(4,439,566)	(6,082,503)

Other income (expense)
Interest income	-	9,096	-	31,717
Other income	60,250	-	184,500	-
Interest expense (including amortization of debt discount)	(5,601,813)	(622,777)	(8,163,375)	(966,374)
Loss on sale of marketable debt securities - net	-	-	-	(27,160)
Loss on debt extinguishment – related party	(907,500)		(907,500)	-
Impairment of fixed assets	(13,422)	-	(13,422)	-
Total other income (expense) - net	(6,462,485)	(613,681)	(8,899,797)	(961,817)

Net loss	$(8,075,509)	$(2,226,738)	$(13,339,363)	$(7,044,320)

Preferred stock dividend - payable on Series A convertible preferred stock - to be issued in common stock	(55,486)	-	(55,486)	-
Preferred stock dividend - payable on Series B convertible preferred stock - to be issued in common stock	(29,348)	-	(29,348)	-

Net loss available to common stockholders - basic and diluted	$(8,160,343)	$(2,226,738)	$(13,424,197)	$(7,044,320)

Loss per share - basic and diluted	$(1.95)	$(1.46)	$(5.02)	$(5.04)

Weighted average number of shares - basic and diluted	4,184,152	1,526,533	2,675,067	1,397,504

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-3

EzFill Holdings, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Deficit

For the Three and Nine Months Ended September 30, 2024

(Unaudited)

	Series A - Convertible		Series B - Convertible				Common Stock		Additional		Total Stockholders’
	Preferred Stock		Preferred Stock		Common Stock		Issuable		Paid-in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

December 31, 2023	-	$-	-	$-	1,806,612	$181	104,000	$10	$43,410,653	$(45,317,050)	$(1,906,206)

Stock based compensation - related parties	-	-	-	-	-	-	-	-	147,334	-	147,334

Stock issued as debt issue costs - related party	-	-	-	-	76,289	9	-	-	345,884	-	345,893

Stock issued for services	-	-	-	-	377	-	-	-	-	-	-

Net loss	-	-	-	-	-	-	-	-	-	(1,899,122)	(1,899,122)

March 31, 2024	-	-	-	-	1,883,277	190	104,000	10	43,903,871	(47,216,172)	(3,312,101)

Stock based compensation - related parties	-	-	-	-	88,336	9	-	-	103,991	-	104,000

Stock issued as debt issue costs - related party	-	-	-	-	180,289	17	-	-	1,058,317	-	1,058,334

Stock issued in connection with loan interest expense - related party	-	-	-	-	-	-	138,000	14	677,536	-	677,550

Net loss	-	-	-	-	-	-	-	-	-	(3,364,732)	(3,364,732)

June 30, 2024	-	-	-	-	2,151,902	216	242,000	24	45,743,715	(50,580,904)	(4,836,949)

Stock based compensation - related parties	-	-	-	-	-	-	-	-	17,333	-	17,333

Stock issued for cash - related party	-	-	140,000	14	-	-	-	-	1,399,986	-	1,400,000

Conversion of debt - related party - preferred stock	363,000	36	-	-	-	-	-	-	3,629,964	-	3,630,000

Conversion of debt - related party - common stock	-	-	-	-	3,525,341	353	-	-	9,796,343	-	9,796,696

Stock issued as debt issue costs - related party	-	-	-	-	169,400	16	-	-	616,144	-	616,160

Stock issued for services	-	-	-	-	53,400	5	-	-	187,963	-	187,968

Reverse split true up adjustment	-	-	-	-	66,030	7	-	-	(7)	-	-

Issuance of previously issuable common stock - related party	-	-	-	-	242,000	24	-	(24)	-	-	-

Loss on debt extinguishment – related party	-	-	-	-	-	-	-	-	907,500	-	907,500

Series A and B - convertible preferred stock dividends - payable in common stock	-	-	-	-	-	-	-	-	-	(84,834)	(84,834)

Net loss	-	-	-	-	-	-	-	-	-	(8,075,509)	(8,075,509)

September 30, 2024	363,000	$36	140,000	$14	6,208,073	$621	242,000	$-	$62,298,941	$(58,741,247)	$3,558,365

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-4

EzFill Holdings, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Deficit

For the Three and Nine Months Ended September 30, 2023

(Unaudited)

					Additional		Accumulated Other	Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Equity

December 31, 2022	-	$-	1,334,270	$334	$40,674,864	$(34,845,161)	$(44,590)	$5,785,447

Stock based compensation - related parties	-	-	2,604	0	116,250	-	-	116,250

Stock based compensation - other	-	-	-	-	75,811	-	-	75,811

Stock sold for cash (ATM) - net of offering costs	-	-	3,357	0	25,308	-	-	25,308

Cash paid for direct offering costs					(25,308)			(25,308)

Unrealized gain on debt securities	-	-	-	-	-	-	31,062	31,062

Net loss	-	-	-	-	-	(2,348,771)	-	(2,348,771)

March 31, 2023	-	-	1,340,231	335	40,866,925	(37,193,932)	(13,528)	3,659,799

Stock based compensation - related parties	-	-	74,045	0	334,178	-	-	334,178

Stock based compensation - other	-	-	-	-	4,671	-	-	4,671

Stock issued as debt issue costs - related party	-	-	40,000	4	255,996	-	-	256,000

Stock issued as debt issue costs (contingent shares) - related party	-	-	60,000	6	(6)	-	-	-

Unrealized gain on debt securities	-	-	-			-	13,528	13,528

Net loss	-	-	-	-	-	(2,468,811)	-	(2,468,811)

June 30, 2023	-	-	1,514,276	345	41,461,764	(39,662,743)	-	1,799,365

Stock based compensation - related parties	-	-			38,269	-	-	38,269

Stock based compensation - other	-	-	708	0	360	-	-	360

Stock issued as debt issue costs - related party	-	-	60,000	6	406,494	-	-	406,500

Stock issued for services	-	-	10,000	1	119,749	-	-	119,750

Net loss	-	-	-	-	-	(2,226,738)	-	(2,226,738)

September 30, 2023	-	$-	1,584,984	$352	$42,026,636	$(41,889,481)	$-	$137,506

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-5

EzFill Holdings, Inc. and Subsidiary

Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Ended September 30,
	2024	2023

Operating activities
Net loss	$(13,339,363)	$(7,044,320)
Adjustments to reconcile net loss to net cash used in operations
Depreciation and amortization	810,451	829,137
Impairment of fixed assets	13,422	-
Amortization of bond premium and realized loss on investments in debt securities	-	34,556
Amortization of operating lease - right-of-use asset	175,956	167,181
Amortization of operating lease - right-of-use asset - related party	55,791	-
Amortization of debt discount	2,573,317	755,457
Bad debt expense	41,836	83,564
Stock issued in connection with loan interest expense - related party	677,550	-
Stock issued for services	187,968	200,592
Stock issued for services - related parties	268,667	488,697
Default penalty interest expense	4,475,565	-
Loss on debt extinguishment – related party	907,500	-
Changes in operating assets and liabilities
(Increase) decrease in
Accounts Receivable	(404,030)	(643,005)
Inventory	31,372	(32,023)
Prepaids and other	28,435	(28,578)
Deposits	-	(280)
Increase (decrease) in
Accounts payable and accrued expenses	36,552	(114,855)
Accounts payable and accrued expenses - related party	243,703	31,815
Operating lease liability	(180,024)	(167,605)
Operating lease liability - related party	(53,335)	-
Net cash used in operating activities	(3,448,667)	(5,439,667)

Investing activities
Proceeds from sale of marketable debt securities	-	2,130,116
Advances - related party	(17,150)	-
Purchase of fixed assets - net of refunds on prior purchases	(38,554)	19,498
Net cash used provided by (used in) investing activities	(55,704)	2,149,614

Financing activities
Proceeds from issuance of Series B - convertible preferred stock - related party	1,400,000	-
Proceeds from notes payable	250,000	250,000
Proceeds from notes payable - related party	3,300,000	3,321,100
Proceeds from common stock issued for cash	-	25,308
Cash paid for direct offering costs - common stock	-	(25,308)
Repayments on line of credit	-	(1,000,000)
Repayments on notes payable	(844,429)	(680,110)
Repayments on loan payable - related party	-	(262,500)
Net cash provided by financing activities	4,105,571	1,628,490

Net decrease in cash	601,200	(1,661,563)

Cash - beginning of period	226,985	2,066,793

Cash - end of period	$828,185	$405,230

Supplemental disclosure of cash flow information
Cash paid for interest	$185,742	$99,427
Cash paid for income tax	$-	$-

Supplemental disclosure of non-cash investing and financing activities
Conversion of debt - related party - Series A, preferred stock	$3,630,000	$-
Conversion of debt - related party - common stock	$9,322,500	$-
Conversion of accrued interest - related party - common stock	$474,196
Debt discount (OID) in connection with the issuance of notes payable - related party	$2,020,387	$583,750
Series A and B - preferred stock dividends - payable in common stock	$84,834	$-
Adjust note balance for actual borrowings	$-	$280,664

The accompanying notes are an integral part of these unaudited consolidated financial statements

F-6

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Note 1 - Organization and Nature of Operations

Organization and Nature of Operations

EzFill Holdings, Inc. and Subsidiary (“EzFill,” “EHI,” “we,” “our” or “the Company”), and its operating subsidiary, was incorporated on March 28, 2019, in the State of Delaware and operates in Florida providing an on-demand mobile gas delivery service. Its wholly owned subsidiary Neighborhood Fuel Holdings, LLC is inactive.

NASDAQ – Continued Listing Rule or Standard

As previously disclosed, on August 22, 2023, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company’s stockholders’ equity did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Listing Rule 5550(b) (the “Equity Rule”). Upon submission of the Company’s plan to regain compliance, the Staff granted the Company an extension until February 20, 2024 to comply with this requirement.

On February 21, 2024, the Company received a delist determination letter (the “Delist Letter”) from the Staff advising the Company that the Staff had determined that the Company did not meet the terms of the extension. Specifically, the Company did not complete its proposed transaction to regain compliance with the Equity Rule and evidence compliance on or before February 20, 2024. See Form 8-K filed on February 23, 2024.

The Company had requested an appeal for the Staff’s determination. A hearing occurred on May 2, 2024. At the hearing, the Company presented its plan for regaining compliance with the Equity Rule and may request a further extension to complete the execution of its plan.

On August 30, 2024, the Company received a letter from Nasdaq confirming that the Company has (i) regained compliance with the Equity Rule, as required by the Panel’s decision dated May 13, 2024, as amended, and (ii) in application of Listing Rule 5815(d)(4)(B), the Company will be subject to a mandatory panel monitor for a period of one year from the date of such letter. If, within that one-year monitoring period, the Staff finds that the Company is no longer in compliance with the Equity Rule, then, notwithstanding Listing Rule 5810(c)(2), the Company will not be permitted to provide Staff with a plan of compliance with respect to such deficiency and Staff will not be permitted to grant additional time for the Company to regain compliance with respect to such deficiency, nor will the Company be afforded an applicable cure or compliance period pursuant to Listing Rule 5810(c)(3). Instead, the Staff will issue a Delist Determination Letter, and the Company will have an opportunity to request a new hearing with the initial Panel or a newly convened Hearings Panel if the initial Panel is unavailable. The Company will have the opportunity to respond/ present to the Hearings Panel as provided by Listing Rule 5815(d)(4)(C) and the Company’s securities may at that time be delisted from Nasdaq.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements (“U.S. GAAP”) and with the instructions to Form 10-Q and Article 8 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements.

In the opinion of the Company’s management, the accompanying unaudited consolidated financial statements contain all of the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of September 30, 2024 and the results of operations and cash flows for the periods presented. The results of operations for the nine months ended September 30, 2024 are not necessarily indicative of the operating results for the full fiscal year or any future period.

These unaudited consolidated financial statements should be read in conjunction with the financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024.

Management acknowledges its responsibility for the preparation of the accompanying unaudited consolidated financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its consolidated financial position and the consolidated results of its operations for the periods presented.

Liquidity and Going Concern

As reflected in the accompanying consolidated financial statements, for the nine months ended September 30, 2024, the Company had:

●	Net loss available to common stockholders of $13,424,197; and
●	Net cash used in operations was $3,448,667

Additionally, at September 30, 2024, the Company had:

●	Accumulated deficit of $58,741,247
●	Stockholders’ equity of $3,558,365; and
●	Working capital deficit of $1,302,925

The Company anticipates that it will need to raise additional capital immediately in order to continue to fund its operations. The Company has relied on related parties for the debt based funding of its operations. There is no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all. There is also no assurance that the amount of funds the Company might raise will enable the Company to complete its initiatives or attain profitable operations.

F-7

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

The Company’s operating needs include the planned costs to operate its business, including amounts required to fund working capital and capital expenditures. The Company’s future capital requirements and the adequacy of its available funds will depend on many factors, including the Company’s ability to successfully expand to new markets, competition, and the need to enter into collaborations with other companies or acquire other companies to enhance or complement its product and service offerings.

There can be no assurances that financing will be available on terms which are favorable, or at all. If the Company is unable to raise additional funding to meet its working capital needs in the future, it will be forced to delay, reduce, or cease its operations.

We manage liquidity risk by reviewing, on an ongoing basis, our sources of liquidity and capital requirements. The Company had cash on hand of $828,185 at September 30, 2024.

The Company has historically incurred significant losses since inception and has not demonstrated an ability to generate sufficient revenues from the sales of its products and services to achieve profitable operations. In making this assessment we performed a comprehensive analysis of our current circumstances including: our financial position, our cash flows and cash usage forecasts for the twelve months ended September 30, 2025, and our current capital structure including equity-based instruments and our obligations and debts.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these financial statements are issued.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

●	Expand into new and existing markets (commercial and residential);
●	Obtain additional debt and/or equity based financing;
●	Collaborations with other operating businesses for strategic opportunities; and
●	Acquire other businesses to enhance or complement our current business model while accelerating our growth.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

These consolidated financial statements have been prepared in accordance with U.S. GAAP and include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated.

Business Combinations and Asset Acquisitions

The Company accounts for acquisitions that qualify as business combinations by applying the acquisition method according to Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”).

Transaction costs related to the acquisition of a business are expensed as incurred and excluded from the fair value of consideration transferred.

The identifiable assets acquired, liabilities assumed, and noncontrolling interests in an acquired entity are recognized and measured at their estimated fair values. The excess of the fair value of consideration transferred over the fair values of identifiable assets acquired, liabilities assumed, and noncontrolling interests in an acquired entity, net of the fair value of any previously held interest in the acquired entity, is recorded as goodwill. Such valuations require management to make significant estimates and assumptions.

Purchase price allocations may be preliminary, and, during the measurement period not to exceed one year from the date of acquisition, changes in assumptions and estimates that result in adjustments to the fair value of assets acquired and liabilities assumed are recorded in the period the adjustments are determined.

Significant judgments are used in determining fair values of assets acquired and liabilities assumed, as well as intangibles. Fair value and useful life determinations are based on, among other factors, estimates of future expected cash flows, and appropriate discount rates used in computing present values. These judgments may materially impact the estimates used in allocating acquisition date fair values to assets acquired and liabilities assumed, as well as the Company’s current and future operating results. Actual results may vary from these estimates which may result in adjustments to goodwill and acquisition date fair values of assets and liabilities during a measurement period or upon a final determination of asset and liability fair values, whichever occurs first. Adjustments to fair values of assets and liabilities made after the end of the measurement period are recorded within the Company’s earnings.

F-8

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

The Company evaluates acquisitions of assets and other similar transactions to assess whether the transaction should be accounted for as a business combination or asset acquisition by first applying a screen test to determine whether substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. If so, the transaction is accounted for as an asset acquisition. If not, further determination is required as to whether the Company has acquired inputs and processes that can create outputs that would meet the definition of a business. When applying the screen test, significant judgment is required to determine whether an acquisition is a business combination or an acquisition of assets.

Accounting for asset acquisitions falls under the guidance of Topic 805, Business Combinations, specifically Subtopic 805-50. A cost accumulation model is used to determine an asset acquisition’s cost. Assets acquired are based on their cost, generally allocated to them on a relative fair value basis. Direct acquisition-related costs are included in the cost of the acquired assets.

The distinction between business combinations and asset acquisitions involves judgment, particularly when applying the screen test to determine the nature of the transaction. Incorrect judgments or changes in decisions in these areas could materially affect the determination of goodwill, the recognition and measurement of acquired assets and assumed liabilities, and, consequently, our financial position and results of operations.

Business Segments and Concentrations

The Company uses the “management approach” to identify its reportable segments. The management approach requires companies to report segment financial information consistent with information used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. The Company manages its business as one reportable segment.

Customers in the United States accounted for 100% of our revenues. We do not have any property or equipment outside of the United States.

Use of Estimates and Assumptions

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Changes in estimates are recorded in the period in which they become known. The Company bases its estimates on historical experience and other assumptions, which include both quantitative and qualitative assessments that it believes to be reasonable under the circumstances.

Significant estimates during the nine months ended September 30, 2024 and 2023, respectively, include, allowance for doubtful accounts and other receivables, inventory reserves and classifications, valuation of loss contingencies, valuation of stock-based compensation, estimated useful lives related to property and equipment, impairment of intangible assets, implicit interest rate in right-of-use operating leases, uncertain tax positions, and the valuation allowance on deferred tax assets.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and changes in consumer demand. The Company’s operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

The Company has experienced, and in the future may experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the industry, (ii) general economic conditions in the various local markets in which the Company competes, including a potential general downturn in the economy, and (iii) the volatility of prices in connection with the Company’s distribution of the product. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. ASC 820 provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value.

F-9

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

The three tiers are defined as follows:

●	Level 1 – Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;
●	Level 2 – Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and
●	Level 3 – Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The determination of fair value and the assessment of a measurement’s placement within the hierarchy requires judgment. Level 3 valuations often involve a higher degree of judgment and complexity. Level 3 valuations may require the use of various cost, market, or income valuation methodologies applied to unobservable management estimates and assumptions. Management’s assumptions could vary depending on the asset or liability valued and the valuation method used. Such assumptions could include estimates of prices, earnings, costs, actions of market participants, market factors, or the weighting of various valuation methods.

The Company may also engage external advisors to assist us in determining fair value, as appropriate. Although the Company believes that the recorded fair value of our financial instruments is appropriate, these fair values may not be indicative of net realizable value or reflective of future fair values.

The Company’s financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, and accounts payable and accrued expenses – related party, are carried at historical cost. At September 30, 2024 and December 31, 2023, respectively, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (“fair value option”). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding financial instruments.

Cash and Cash Equivalents and Concentration of Credit Risk

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

At September 30, 2024 and December 31, 2023, respectively, the Company did not have any cash equivalents.

The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000.

At September 30, 2024 and December 31, 2023, respectively, the Company did not experience any losses on cash balances in excess of FDIC insured limits.

Investments

Available-for-sale debt securities are recorded at fair value with the net unrealized gains and losses (that are deemed to be temporary) reported as a component of other comprehensive income (loss).

Realized gains and losses and charges for other-than-temporary impairments are included in determining net income, with related purchase costs based on the first-in, first-out method.

Premiums or discounts on debt are amortized straight line over the term.

The Company evaluates its available-for-sale-investments for possible other-than-temporary impairments by reviewing factors such as the extent to which, and length of time, an investment’s fair value has been below the Company’s cost basis, the issuer’s financial condition, and the Company’s ability and intent to hold the investment for sufficient time for its market value to recover. For impairments that are other-than-temporary, an impairment loss is recognized in earnings equal to the difference between the investment’s cost and its fair value at the balance sheet date of the reporting period for which the assessment is made. The fair value of the investment then becomes the new amortized cost basis of the investment, and it is not adjusted for subsequent recoveries in fair value.

During the nine months ended September 30, 2024 and 2023, the Company received proceeds of $0 and $2,130,116, respectively, in connection with the sale and liquidation of its investment portfolio.

Realized losses, including amortization of bond premiums on these debt securities were $0 and $34,556 for the nine months ended September 30, 2024 and 2023, respectively.

F-10

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding customer balances. Credit is extended to customers based on an evaluation of their financial condition and other factors. Interest is not accrued on overdue accounts receivable. The Company does not require collateral.

Management periodically assesses the Company’s accounts receivable and, if necessary, establishes an allowance for estimated uncollectible amounts. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. Accounts determined to be uncollectible are charged to operations when that determination is made.

The following is a summary of the Company’s accounts receivable at September 30, 2024 and December 31, 2023:

	September 30, 2024	December 31, 2023

Accounts receivable	$1,636,306	$1,274,112
Less: allowance for doubtful accounts	81,772	81,772
Accounts receivable - net	$1,554,534	$1,192,340

There was bad debt expense of $7,799 and $1,086 for the three months ended September 30, 2024 and 2023, respectively.

There was bad debt expense of $41,836 and $83,564 for the nine months ended September 30, 2024 and 2023, respectively.

Bad debt expense (recovery) is recorded as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Inventory

Inventory consists solely of fuel. Inventory is stated at the lower of cost or net realizable value using the first-in, first-out (“FIFO”) method of inventory valuation. Management assesses the recoverability of its inventory and establishes reserves on a quarterly basis.

There were no provisions for inventory obsolescence for the three and nine months ended September 30, 2024 and 2023, respectively.

At September 30, 2024 and December 31, 2023, the Company had inventory of $102,685 and $134,057, respectively.

Concentrations

The Company has the following concentrations related to its sales, accounts receivable and vendor purchases greater than 10% of their respective totals:

Sales

	Nine Months Ended September 30,
Customer	2024	2023
A	20.41%	21.83%
B	10.46%	12.27%
Total	30.87%	34.10%

Accounts Receivable

	Nine Months Ended September 30,	Year Ended December 31, 2023
Customer	2024	2023
A	39.09%	46.57%
B	14.62%	13.50%
Total	53.71%	60.07%

Vendor Purchases

	Nine Months Ended September 30,
Vendor	2024	2023
A	42.86%	50.30%
B	43.39%	37.21%
C	13.62%	11.65%
Total	99.87%	99.16%

Impairment of Long-lived Assets including Internal Use Capitalized Software Costs

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists, in accordance with the provisions of ASC 360-10-35-15 “Impairment or Disposal of Long-Lived Assets.” Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable, but are not limited to significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in the Company’s business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets.

F-11

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

There were no impairment losses for the three and nine months ended September 30, 2024 and 2023, respectively.

See note 3 for discussion of impairments of long lived assets.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations.

Management reviews the carrying value of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

See note 3 for discussion of impairments of long lived assets.

Derivative Liabilities

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic No. 480, (“ASC 480”), “Distinguishing Liabilities from Equity” and FASB ASC Topic No. 815, (“ASC 815”) “Derivatives and Hedging”. Derivative liabilities are adjusted to reflect fair value at each reporting period, with any increase or decrease in the fair value recorded in the results of operations (other income/expense) as a gain or loss on the change in fair value of derivative liabilities. The Company uses a binomial pricing model to determine fair value of these instruments.

Upon conversion or repayment of a debt instrument in exchange for shares of common stock, where the embedded conversion option has been bifurcated and accounted for as a derivative liability (generally convertible debt and warrants), the Company records the shares of common stock at fair value, relieves all related debt, derivative liabilities, and any remaining unamortized debt discounts, and where appropriate recognizes a net gain or loss on debt extinguishment (debt based derivative liabilities). In connection with any extinguishments of equity based derivative liabilities (typically warrants), the Company records an increase to additional paid-in capital for any remaining liability balance extinguished.

Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

At September 30, 2024 and December 31, 2023, respectively, the Company had no derivative liabilities.

Original Issue Discounts and Other Debt Discounts

For certain notes issued, the Company may provide the debt holder with an original issue discount. The original issue discount is recorded as a debt discount, reducing the face amount of the note, and is amortized to interest expense over the life of the debt, in the Consolidated Statements of Operations.

Additionally, the Company may issue common stock with certain notes issued, which are recorded at fair value. These discounts are also recorded as a component of debt discount, reducing the face amount of the note, and is amortized to interest expense over the life of the debt, in the Consolidated Statements of Operations. The combined debt discounts cannot exceed the face amount of the debt issued.

Debt Issue Cost

Debt issuance cost paid to lenders, or third parties are recorded as debt discounts and amortized to interest expense over the life of the underlying debt instrument, in the Consolidated Statements of Operations.

Right of Use Assets and Lease Obligations

The Right of Use Asset and Lease Liability reflect the present value of the Company’s estimated future minimum lease payments over the lease term, which may include options that are reasonably assured of being exercised, discounted using a collateralized incremental borrowing rate.

Typically, renewal options are considered reasonably assured of being exercised if the associated asset lives of the building or leasehold improvements exceed that of the initial lease term, and the performance of the business remains strong. Therefore, the Right of Use Asset and Lease Liability may include an assumption on renewal options that have not yet been exercised by the Company. The Company’s operating leases contained renewal options that expire at various dates with no residual value guarantees. Future obligations relating to the exercise of renewal options is included in the measurement if, based on the judgment of management, the renewal option is reasonably certain to be exercised. Factors in determining whether an option is reasonably certain of exercise include, but are not limited to, the value of leasehold improvements, the value of the renewal rate compared to market rates, and the presence of factors that would cause a significant economic penalty to the Company if the option is not exercised. Management reasonably plans to exercise all options, and as such, all renewal options are included in the measurement of the right-of-use assets and operating lease liabilities.

F-12

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

As the rate implicit in leases are not readily determinable, the Company uses an incremental borrowing rate to calculate the lease liability that represents an estimate of the interest rate the Company would incur to borrow on a collateralized basis over the term of a lease within a particular currency environment. See Note 7 for third party and related party operating leases.

Revenue Recognition

The Company generates its revenue from mobile fuel sales, either as a one-time purchase, or through a monthly membership. Revenue is recognized at the time of delivery and includes a delivery fee for each delivery or a subscription fee on a monthly basis for memberships.

Under Accounting Standards Update (“ASU”) No. 2014-09 (Topic 606) “Revenue from Contracts with Customers”, revenue from contracts with customers is measured based on the consideration specified in the contract with the customer, and excludes any sales incentives, discounts, rebates, and amounts collected on behalf of third parties.

A performance obligation is a promise in a contract to transfer a distinct good or service to a customer and is the unit of account under Topic 606. The Company’s contracts with its customers do not include multiple performance obligations. The Company recognizes revenue when a performance obligation is satisfied by transferring control over a product or service to a customer. The amount of revenue recognized reflects the consideration the Company expects to be entitled to in exchange for such products or services.

The following represents the analysis management has considered in determining its revenue recognition policy:

Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of the Company’s contracts contain a significant financing component.

Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. For example, a bonus or penalty may be associated with one or more, but not all, distinct services promised in a series of distinct services that forms part of a single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately.

If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

F-13

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

The Company’s contracts have a distinct single performance obligation and there are no contracts with variable consideration.

Recognize revenue when or as the Company satisfies a performance obligation

Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

The following reflects additional discussion regarding our revenue recognition policies for each of our material revenue streams. For each revenue stream we do not offer any returns, refunds or warranties, and no arrangements are cancellable. Additionally, all contract consideration is fixed and determinable at the initiation of the contract.

Currently, the Company only has two separate and distinct single performance obligations in its contractual arrangements.

First, the Company generally recognizes membership revenues at the end of each month after services have been rendered. There are no prepaid membership revenues.

Second, the Company recognizes fuel sales each month after delivery has occurred.

Contract Liabilities (Deferred Revenue)

Contract liabilities represent deposits made by customers before the satisfaction of performance obligation and recognition of revenue. Upon completion of the performance obligation(s) that the Company has with the customer based on the terms of the contract, the liability for the customer deposit is relieved and revenue is recognized.

At September 30, 2024 and December 31, 2023, the Company had deferred revenue of $0, respectively.

The following represents the Company’s disaggregation of revenues for the nine months ended September 30, 2024 and 2023:

	Nine Months Ended September 30,
	2024		2023
	Revenue	% of Revenues	Revenue	% of Revenues

Fuel sales	$20,249,067	96.53%	$17,129,808	97.74%
Other	728,793	3.47%	395,869	2.26%
Total Sales	$20,977,860	100.00%	$17,525,677	100.00%

Cost of Sales

Cost of sales primarily include fuel costs and wages/benefits paid to our drivers.

Income Taxes

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities.

At September 30, 2024 and December 31, 2023, respectively, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

The Company recognizes interest and penalties related to uncertain income tax positions in other expense. No interest and penalties related to uncertain income tax positions were recorded for the nine months ended September 30, 2024 and 2023, respectively.

Valuation of Deferred Tax Assets

The Company’s deferred income tax assets include certain future tax benefits. The Company records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized.

The Company reviews the likelihood that it will realize the benefit of its deferred tax assets and therefore the need for valuation allowances on a quarterly basis, or more frequently if events indicate that a review is required. In determining the requirement for a valuation allowance, the historical and projected financial results of the legal entity or consolidated group recording the net deferred tax asset is considered, along with all other available positive and negative evidence.

F-14

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Certain categories of evidence carry more weight in the analysis than others based upon the extent to which the evidence may be objectively verified. The Company looks to the nature and severity of cumulative pretax losses (if any) in the current three-year period ending on the evaluation date, recent pretax losses and/or expectations of future pretax losses.

Other factors considered in the determination of the probability of the realization of the deferred tax assets include, but are not limited to:

●	Earnings history;
●	Projected future financial and taxable income based upon existing reserves and long-term estimates of commodity prices;
●	The duration of statutory carry forward periods;
●	Prudent and feasible tax planning strategies readily available that may alter the timing of reversal of the temporary difference;
●	Nature of temporary differences and predictability of reversal patterns of existing temporary differences; and
●	The sensitivity of future forecasted results to commodity prices and other factors.

Concluding that a valuation allowance is not required is difficult when there is significant negative evidence which is objective and verifiable, such as cumulative losses in recent years. The Company utilizes a rolling twelve quarters of pre-tax income or loss as a measure of its cumulative results in recent years. However, a cumulative three year loss is not solely determinative of the need for a valuation allowance. The Company also considers all other available positive and negative evidence in its analysis.

At September 30, 2024 and December 31, 2023, respectively, the Company has recorded a full valuation allowance against its deferred tax assets resulting in a net carrying amount of $0.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs are included as a component of general and administrative expense in the consolidated statements of operations.

The Company recognized $54,099 and $29,724 in marketing and advertising costs during the three months ended September 30, 2024 and 2023, respectively.

The Company recognized $112,266 and $110,102 in marketing and advertising costs during the nine months ended September 30, 2024 and 2023, respectively.

Stock-Based Compensation

The Company accounts for our stock-based compensation under ASC 718 “Compensation – Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

The Company uses the fair value method for equity instruments granted to non-employees and uses the Black-Scholes model for measuring the fair value of options.

The fair value of stock-based compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

When determining fair value of stock options, the Company considers the following assumptions in the Black-Scholes model:

●	Exercise price,
●	Expected dividends,
●	Expected volatility,
●	Risk-free interest rate; and
●	Expected life of option

Stock Warrants

In connection with certain financing (debt or equity), consulting and collaboration arrangements, the Company may issue warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of warrants issued for compensation using the Black-Scholes option pricing model as of the measurement date. However, for warrants issued that meet the definition of a derivative liability, fair value is determined based upon the use of a binomial pricing model.

Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital of the common stock issued. All other warrants (for services) are recorded at fair value and expensed over the requisite service period or at the date of issuance if there is not a service period.

F-15

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Basic and Diluted Earnings (Loss) per Share and Reverse Stock Split

Basic earnings per share is calculated using the two-class method and is computed by dividing net earnings available to common shareholders by the weighted average number of common shares outstanding and certain other shares committed to be, but not yet issued. Net earnings available to common shareholders represent net earnings to common shareholders reduced by the allocation of earnings to participating securities. Losses are not allocated to participating securities. Common shares outstanding and certain other shares committed to be, but not yet issued, include restricted stock and restricted stock units (“RSUs”) for which no future service is required.

Diluted earnings per share is calculated under both the two-class and treasury stock methods, and the more dilutive amount is reported. Diluted earnings per share is computed by taking the sum of net earnings available to common shareholders, dividends on preferred shares and dividends on dilutive mandatorily redeemable convertible preferred shares, divided by the weighted average number of common shares outstanding and certain other shares committed to be, but not yet issued, plus all dilutive common stock equivalents outstanding during the period (stock options, warrants, convertible preferred stock, and convertible debt).

Preferred shares and unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and, therefore, are included in the earnings allocation in computing earnings per share under the two-class method of earnings per share.

Unvested shares of common stock are excluded from the denominator in computing net loss per share.

Restricted stock and RSUs granted as part of share-based compensation contain nonforfeitable rights to dividends and dividend equivalents, respectively, and therefore, prior to the requisite service being rendered for the right to retain the award, restricted stock and RSUs meet the definition of a participating security. RSUs granted under an executive compensation plan are not considered participating securities as the rights to dividend equivalents are forfeitable.

The following potentially dilutive equity securities outstanding as of September 30, 2024 and 2023 were as follows:

	September 30, 2024	September 30, 2023
Series A, preferred stock	1,644,022	-
Series B, preferred stock	724,638	-
Series A, preferred stock - dividends	164,402
Series B, preferred stock - dividends	72,464
Warrants (vested)	52,297	81,452
Total common stock equivalents	2,657,822	81,452

Series A and B, preferred shares as well as the related dividends on each class are convertible into common stock. See Note 8.

Warrants included as common stock equivalents represent those that are fully vested and exercisable. See Note 9.

Based on the potential common stock equivalents noted above at September 30, 2024, the Company has sufficient authorized shares of common stock (500,000,000) to settle any potential exercises of common stock equivalents.

On April 27, 2023, the Company executed a 1:8 reverse stock split and decreased the number of shares of its authorized common stock from 500,000,000 shares to 50,000,000 and its preferred stock from 50,000,000 to 5,000,000. As a result, all share and per share amounts have been retroactively restated to the earliest period presented in the accompanying consolidated financial statements.

On July 25, 2024, the Company’s Board of Directors authorized a 1:2.5 reverse stock split. As a result, all share and per share amounts have been retroactively restated to the earliest period presented in the accompanying consolidated financial statements.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

See Note 4 which includes accrued interest payable – related parties.

See Notes 5 and 10 for a discussion of related party debt.

See Notes 7 and 10 regarding right-of-use operating lease with the Company’s Chief Technology Officer.

See Note 8 for a discussion of equity transactions with certain officers and directors.

See Note 9 regarding expected share exchange agreement with NextNRG Holding Corp.

F-16

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Related Party Agreement with Company owned by Daniel Arbour

In 2023, the Company entered into a consulting agreement with an affiliate of a board member to provide services as an outsourced chief revenue officer. The Company will pay $5,000 per month and cover certain other expenses. The initial term of the agreement is for one year. All amounts have been paid. See Note 7.

Related Party Agreement with Company owned by Avishai Vaknin

In 2023, the Company entered into a services agreement with an affiliate of the Company’s Chief Technology Officer. Services include overseeing all matters relating to the Company’s technology. The Company will pay $10,000 USD per month and cover other pre-approved expenses. The initial term of the agreement is for one year. All amounts have been paid.

In connection with this agreement, the Company issued 130,000 shares of common stock. At September 30, 2024 and December 31, 2023, 104,000 and 104,000 shares have vested, respectively. The remaining 26,000 shares will vest in April 2025 (13,000 shares) and April 2026 (13,000 shares), respectively. See Note 7.

Due From Related Party

During the nine months ended September 30, 2024, the Company advanced $17,150 to an entity controlled by Michael Farkas (a former material debt lender), and greater than 20% stockholder in the Company. The advance related to fees incurred by that entity for professional services.

Recent Accounting Standards

Changes to accounting principles are established by the FASB in the form of Accounting Standards Updates (“ASU’s”) to the FASB’s Codification. We consider the applicability and impact of all ASU’s on our consolidated financial position, results of operations, stockholders’ equity, cash flows, or presentation thereof. Management has evaluated all recent accounting pronouncements issued through the date these financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective accounting pronouncements, when adopted, will have a material impact on the consolidated financial statements of the Company.

In March 2022, the Financial Accounting Standards Board (the “FASB”) issued ASU 2022-02, Financial Instruments – Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures (“ASU 2022-02”), which eliminates the accounting guidance on troubled debt restructurings (“TDRs”) for creditors in ASC 310, Receivables (Topic 310), and requires entities to provide disclosures about current period gross write-offs by year of origination. Also, ASU 2022-02 updates the requirements related to accounting for credit losses under ASC 326, Financial Instruments – Credit Losses (Topic 326), and adds enhanced disclosures for creditors with respect to loan refinancings and restructurings for borrowers experiencing financial difficulty.

This guidance was adopted on January 1, 2023. The adoption of ASU 2022-02 did not have a material impact on the Company’s consolidated financial statements.

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07 - Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This ASU improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is evaluating the impact this will have on the Company’s consolidated financial statements and disclosures.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”). ASU 2023-09 includes amendments that further enhance income tax disclosures, primarily through standardization and disaggregation of rate reconciliation categories and income taxes paid by jurisdiction. ASU 2023-09 is effective for annual periods beginning after December 15, 2024, on either a prospective or retrospective basis. Early adoption is permitted. The Company is evaluating the impact of ASU 2023-09 on its consolidated financial statements and related disclosures.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on our consolidated financial position, results of operations or cash flows.

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no material effect on the consolidated results of operations, stockholders’ equity, or cash flows.

F-17

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Note 3 – Property and Equipment

Property and equipment consisted of the following:

	September 30,	December 31,	Estimated Useful
	2024	2023	Lives (Years)

Vehicles	$5,119,048	$5,119,048	5
Equipment	304,191	265,637	5
Office furniture	129,475	129,475	5
Leasehold improvements	-	29,422	5
Office equipment	9,471	9,471	5
	5,562,185	5,553,053
Accumulated depreciation	(3,037,317)	(2,242,866)
Total property and equipment - net	$2,524,868	$3,310,187

Nine Months Ended September 30, 2024

Depreciation and amortization expense for the three months ended September 30, 2024 and 2023 was $269,561 and $278,442, respectively.

Depreciation and amortization expense for the nine months ended September 30, 2024 and 2023 was $810,451 and $829,137, respectively.

During the three and nine months ended September 30, 2024, the Company recorded an impairment loss of $13,422 related to leasehold improvements made to certain leased office space that is no longer used.

Depreciation and amortization are included as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Impairment losses of property and equipment are included as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Year ended December 31, 2023

The Company recorded an impairment loss of $105,506 related to items classified as construction in process that were deemed unusable.

During the year ended December 31, 2023, the Company adjusted the balance of its vehicles and related notes payable – vehicles by $24,664 to true up the amounts to their actual balances.

Note 4 – Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities were as follows at September 30, 2024 and December 31, respectively:

	September 30, 2024	December 31, 2023
Accounts payable	$881,827	$845,275
Accrued interest payable - related parties	-	72,428
Accounts payable and accrued liabilities	$881,827	$917,703

Note 5 – Debt

The following represents a summary of the Company’s debt (notes payable – related parties, third party debt for notes payable (including those owed on vehicles), and line of credit, including key terms, and outstanding balances at September 30, 2024 and December 31, 2023, respectively.

Notes Payable – Related Parties

The following is a summary of the Company’s notes payable – related parties at September 30, 2024 and December 31, 2023:

Balance - December 31, 2022	$-
Advances	5,267,500
Debt discount/issue costs	(1,608,900)
Amortization of debt discount/issue costs	1,406,015
Repayments	(262,500)
Balance - December 31, 2023	4,802,115
Advances	3,630,000
Debt discount/issue costs - original issue discount	(330,000)
Debt discount/issue costs - stock issuances	(2,020,387)
Amortization of debt discount/issue costs	2,553,272
Default penalty interest expense	4,317,500
Conversion of debt - preferred stock	(3,630,000)
Conversion of debt - common stock	(9,322,500)
Balance - September 30, 2024	$-

F-18

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

The following is a detail of the Company’s notes payable – related parties at September 30, 2024 and December 31, 2023:

Notes Payable - Related Parties
Note Holder	Issue Date	Maturity Date	Shares Issued with Debt		Interest Rate	Default Interest Rate	Default Conversion Rate	Collateral	September 30, 2024	December 31, 2023
Note #1	April 19, 2023	July 17, 2024	100,000	A, B	10.00%	18.00%	150.00%	All assets	$-	$1,500,000
Note #2	September 22, 2023	July 17, 2024	60,000	A, B	10.00%	18.00%	150.00%	All assets	-	600,000
Note #3	October 13, 2023	July 17, 2024	176,000	A, B	0.00%	18.00%	150.00%	All assets	-	320,000
Note #4	July 5, 2023	August 16, 2024	-		8.00%	18.00%	150.00%	All assets	-	440,000
Note #5	August 2, 2023	August 16, 2024	-		8.00%	18.00%	150.00%	All assets	-	440,000
Note #6	August 23, 2023	August 16, 2024	-		8.00%	18.00%	150.00%	All assets	-	110,000
Note #7	August 30, 2023	August 16, 2024	-		8.00%	18.00%	150.00%	All assets	-	165,000
Note #8	September 6, 2023	August 16, 2024	-		8.00%	18.00%	150.00%	All assets	-	220,000
Note #9	September 13, 2023	August 16, 2024	-		8.00%	18.00%	150.00%	All assets	-	110,000
Note #10	November 3, 2023	August 16, 2024	-		8.00%	18.00%	150.00%	All assets	-	165,000
Note #11	November 21, 2023	August 16, 2024	-		8.00%	18.00%	150.00%	All assets	-	220,000
Note #12	December 4, 2023	August 16, 2024	-		8.00%	18.00%	150.00%	All assets	-	220,000
Note #13	December 13, 2023	August 16, 2024	-		8.00%	18.00%	150.00%	All assets	-	165,000
Note #14	December 18, 2023	August 16, 2024	-		8.00%	18.00%	150.00%	All assets	-	110,000
Note #15	December 20, 2023	August 16, 2024	-		8.00%	18.00%	150.00%	All assets	-	55,000
Note #16	December 27, 2023	August 16, 2024	-		8.00%	18.00%	150.00%	All assets	-	165,000
Note #17	January 5, 2024	August 16, 2024	-		8.00%	18.00%	150.00%	All assets	-	-
Note #18	January 16, 2024	August 16, 2024	-		8.00%	18.00%	150.00%	All assets	-	-
Note #19	January 25, 2024	August 16, 2024	-		8.00%	18.00%	150.00%	All assets	-	-
Note #20	February 7, 2024	August 16, 2024	-		8.00%	18.00%	150.00%	All assets	-	-
Note #21	February 20, 2024	August 16, 2024	-		8.00%	18.00%	150.00%	All assets	-	-
Note #22	February 28, 2024	August 16, 2024	20,800	C	8.00%	18.00%	150.00%	All assets	-	-
Note #23	March 8, 2024	August 16, 2024	20,800	C	8.00%	18.00%	150.00%	All assets	-	-
Note #24	March 15, 2024	August 16, 2024	20,800	C	8.00%	18.00%	150.00%	All assets	-	-
Note #25	March 26, 2024	August 16, 2024	13,889	C	8.00%	18.00%	150.00%	All assets	-	-
Note #26	April 2, 2024	August 16, 2024	20,800	C	8.00%	18.00%	150.00%	All assets	-	-
Note #27	April 8, 2024	August 16, 2024	20,800	C	8.00%	18.00%	150.00%	All assets	-	-
Note #28	April 22, 2024	August 16, 2024	20,800	C	8.00%	18.00%	150.00%	All assets	-	-
Note #29	May 8, 2024	August 16, 2024	20,800	C	8.00%	18.00%	150.00%	All assets	-	-
Note #30	May 15, 2024	August 16, 2024	20,800	C	8.00%	18.00%	150.00%	All assets	-	-
Note #31	May 20, 2024	August 16, 2024	20,800	C	8.00%	18.00%	150.00%	All assets	-	-
Note #32	May 28, 2024	August 16, 2024	13,889	C	8.00%	18.00%	150.00%	All assets	-	-
Note #33	June 10, 2024	August 16, 2024	20,800	C	8.00%	18.00%	150.00%	All assets	-	-
Note #34	June 28, 2024	August 16, 2024	20,800	C	8.00%	18.00%	150.00%	All assets	-	-
Note #35	July 5, 2024	August 16, 2024	20,800	C	8.00%	18.00%	150.00%	All assets	-	-
Note #36	July 10, 2024	August 16, 2024	20,800	C	8.00%	18.00%	150.00%	All assets	-	-
Note #37	July 22, 2024	August 16, 2024	20,800	C	8.00%	18.00%	150.00%	All assets	-	-
Note #38	August 6, 2024	August 16, 2024	53,500	C	8.00%	18.00%	150.00%	All assets	-	-
Note #39	August 14, 2024	August 16, 2024	53,500	C	8.00%	18.00%	150.00%	All assets	-	-
									-	5,005,000
						Less: unamortized debt discount			-	202,885
									$-	$4,802,115

F-19

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

A	See discussion below regarding global amendment for Notes #1, #2 and #3.
B	See discussion below regarding the limitation on the issuance of this lender due to a 9.99% equity ownership blocker.
C	These shares of common stock (425,978) were issued with the underlying original issue discount notes and treated as additional debt discount.

Year Ended December 31, 2023

Note #1 – Note Payable – Related Party - Material Stockholder greater than 5% and related Loss on Debt Extinguishment

During 2023, the Company originally executed a six-month (6) note payable with a face amount of $1,500,000, less an original issue discount of $150,000, along with an additional $140,000 in transaction related fees (total debt discount and issue costs of $290,000), resulting in net proceeds of $1,210,000. The $290,000 in debt discounts and issuance costs are being amortized over the life of the note to interest expense in the accompanying consolidated statements of operations.

In connection with obtaining this debt, the Company also committed 100,000 shares of common stock to the lender as additional interest expense (commitment fee). Under the terms of the agreement, only 40,000 shares of common stock were required to be issued on the commitment date resulting in a fair value of $256,000 ($6.40/share), based upon the quoted closing price. The Company recorded this amount as a debt discount which was being amortized over the life of the note. Total debt discounts recorded aggregated $546,000.

See Note 8.

In October 2023 (the initial maturity date), the Company executed a loan extension with the lender to extend the due date from October 2023 to April 2024. At this time, the remaining 60,000 shares were issued to the lender.

The Company evaluated the modification of terms under ASC 470-50, “Debt - Modification and Extinguishment”, and concluded that the extension of the maturity date resulted in significant and consequential changes to the economic substance of the debt and thus resulted in an extinguishment of the debt.

Specifically, on the date of modification, the Company determined that the present value of the cash flows of the modified debt instrument was greater than 10% different from the present value of the remaining cash flows under the original debt instrument.

For the year ended December 31, 2023, the Company recorded a loss on debt extinguishment of $291,000 as follows:

Fair value of debt and common stock on extinguishment date*	$1,791,000
Fair value of debt subject to modification	1,500,000
Loss on debt extinguishment - related party	$291,000

*	The Company valued the issuance of the 60,000 commitment shares at $291,000, based upon the quoted closing trading price on the date of modification ($4.85/share).

Pursuant to the January 17, 2024 global amendment, effective for all previously issued notes with this lender, in the event of default, the lender may convert the note into shares of common stock equal to the greater of $3.08 and the lower of the average VWAP over the ten (10) preceding trading days; or the greater of the average of the VWAP over the ten (10) preceding trading days or a floor price of $1.75. Additionally, if the Company raises $10,000,000 or more, then Note #3 will be repaid. If the Company raises $15,000,000 or more, then both Notes #2 and #3 will be repaid.

The Company has determined that in the event of default, the note at that time may be treated as a derivative liability subject to financial reporting at fair value and related mark to market adjustments in subsequent reporting periods.

This note is subject to cross-default. In the event this note or any other notes issued by this lender are in default (Notes #1, #2 and #3), all of the notes with this lender will be considered in default.

See May 9, 2024 loan date extension below.

This lender is considered a related party since it has a greater than 5% controlling interest in the Company’s outstanding common stock.

See discussion regarding debt conversion below on August 16, 2024.

Note #2 – Note Payable – Related Party - Material Stockholder greater than 5%

During 2023, the Company executed a six-month (6) note payable with a face amount of $600,000, less an original issue discount of $60,000, along with an additional $28,900 in transaction related fees (total debt discount and issue costs in cash of $88,900), resulting in net proceeds of $511,100.

In connection with obtaining this note, the Company also issued 60,000 shares of common stock to the lender having a fair value of $406,500, based upon the quoted closing trading price ($6.78/share).

F-20

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

The issuance of these shares resulted in an additional debt issue cost. In total, the Company recorded debt discounts/issuance costs of $495,400 which is being amortized over the life of the note to interest expense in the accompanying consolidated statements of operations.

See Note 8.

While the note was initially due in March 2024, the Company had the right to extend the note by an additional six-months (6) to September 2024. The note was not formally extended on its maturity date, however, the lender has not given notice on default.

Pursuant to the January 17, 2024 global amendment, effective for all previously issued notes with this lender, in the event of default, the lender may convert the note into shares of common stock equal to the greater of $3.08 and the lower of the average VWAP over the ten (10) preceding trading days; or the greater of the average of the VWAP over the ten (10) preceding trading days or a floor price of $1.75. Additionally, if the Company raises $10,000,000 or more, then Note #3 will be repaid. If the Company raises $15,000,000 or more, then both Notes #2 and #3 will be repaid.

The Company has determined that in the event of default, the note at that time may be treated as a derivative liability subject to financial reporting at fair value and related mark to market adjustments in subsequent reporting periods.

This note is subject to cross-default. In the event this note or any other notes issued by this lender are in default (Notes #1, #2 and #3), all of the notes with this lender will be considered in default.

See May 9, 2024 loan date extension below.

This lender is considered a related party since it has a greater than 5% controlling interest in the Company’s outstanding common stock.

See discussion regarding debt conversion below on August 16, 2024.

Note #3 – Note Payable – Related Party - Material Stockholder greater than 5%

In October 2023, the Company executed a three-month (3) note payable with a face amount of $320,000, less an original issue discount of $48,000, resulting in net proceeds of $272,000.

In connection with obtaining this note, the Company was required to issue 104,000 shares of common stock to the lender having a fair value of $539,760, based upon the quoted closing trading price ($5.19/share). However, the issuance of these shares would result in the lender having a greater than 9.99% ownership of the Company, which is prohibited by agreement. These shares are classified as common stock issuable in the accompanying consolidated balance sheets.

The future issuance of these shares resulted in an additional debt issue cost. In total, the Company recorded debt discounts/issuance costs of $320,000 which is being amortized over the life of the note to interest expense. The aggregate discounts calculated above exceeded the face amount of the note and therefore were limited to the face amount of the note totaling $320,000.

Pursuant to the January 17, 2024 global amendment, effective for all previously issued notes with this lender, in the event of default, the lender may convert the note into shares of common stock equal to the greater of $3.08 and the lower of the average VWAP over the ten (10) preceding trading days; or the greater of the average of the VWAP over the ten (10) preceding trading days or a floor price of $1.75. Additionally, if the Company raises $10,000,000 or more, then Note #3 will be repaid. If the Company raises $15,000,000 or more, then both Notes #2 and #3 will be repaid.

The Company has determined that in the event of default, the note at that time may be treated as a derivative liability subject to financial reporting at fair value and related mark to market adjustments in subsequent reporting periods.

This note is subject to cross-default. In the event this note or any other notes issued by this lender are in default (Notes #1, #2 and #3), all of the notes with this lender will be considered in default.

See May 9, 2024 loan date extension below.

This lender is considered a related party since it has a greater than 5% controlling interest in the Company’s outstanding common stock.

F-21

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

In January 2024, with respect to Notes #2 and #3 discussed above, as a result of extending the note maturity dates as amended to April 19, 2024, the Company was required to issue 72,000 shares of common stock. However, the issuance of these shares would result in the lender having a greater than 9.99% ownership of the Company, which is prohibited by agreement.

The Company determined the fair value of these shares was $270,000 ($3.75/share), based upon the quoted closing trading price, and recorded additional interest expense during the nine months ended September 30, 2024.

See discussion regarding debt conversion below on August 16, 2024.

Extension of Notes #1, #2 and #3

On May 9, 2024, with respect to Notes #1, #2 and #3 discussed above, as a result of extending the note maturity dates as amended to July 17, 2024, the Company was required to issue 66,000 shares of common stock. However, the issuance of these shares would result in the lender having a greater than 9.99% ownership of the Company, which is prohibited by agreement.

The Company determined the fair value of these shares was $407,550 ($6.18/share), based upon the quoted closing trading price, and recorded additional interest expense during the nine months ended September 30, 2024.

Debt Conversion to Series A Preferred Stock

On August 16, 2024, the Company converted all outstanding principal ($2,420,000) and accrued interest ($0) into 363,000 share of Series A, Preferred Stock, $10/share stated value. At the time of conversion, the lender executed a 150% penalty interest feature. As a result, the Company increased its interest expense and related debt by $1,210,000 for a total of $3,630,000 of debt that was converted. As a result of the debt conversion, the balance due to this lender was $0.

The fair value of the Series A, preferred stock and related loss on debt extinguishment at the conversion date was based on the as-converted basis, calculated as follows:

Market price per share of common stock - on date of issuance	$2.76
Discount to market price on date of issuance	80%
Conversion price per share	$2.21

Series A, preferred stock - stated value per share	$10.00
Conversion price per share	$2.21
Number of shares of common stock - for each share of Series A, preferred stock held	4.53

Series A, preferred shares issued	363,000
Number of shares of common stock - for each share of Series A, preferred stock held	4.53
Equivalent common shares	1,644,022

Market price per share of common stock - on date of issuance	$2.76

As converted valuation of Series A, preferred stock	$4,537,500
Debt converted in exchange for Series A, preferred stock	3,630,000
Loss on debt extinguishment - related party	$907,500

See Note 8 regarding features of this class of securities.

Common Stock Issuable – Notes #1, #2 and #3

In connection with the conversion of these notes on August 16, 2024, 242,000 shares of common stock previously issuable were issued. The net effect on stockholders equity was $0.

Notes #4 - #39 - Notes Payable – Related Party - Material Stockholder greater than 20%

Nine Months Ended September 30, 2024

The Company executed several two-month (2) notes payable with an aggregate face amount of $3,630,000, less original issue discounts of $330,000, resulting in net proceeds of $3,300,000.

In connection with obtaining these notes, the Company was required to issue 425,978 shares of common stock to the lender having a fair value of $2,020,387, based upon the quoted closing trading price ($2.81 - $7.10/share).

In total, the Company recorded debt discounts/issuance costs totaling $2,350,387, which amortized over the life of these notes to interest expense.

These notes are initially due two-months (2) from their issuance dates. If the notes reach maturity and are still outstanding, the notes and related accrued interest will automatically renew for successive two-month (2) periods.

These notes bear interest at 8% for the 1st nine-months (9), then 18% each month thereafter.

The lender is required to issue in writing any event of default. If an event of default occurs, all outstanding principal and accrued interest will be multiplied by 150% and become immediately due. Additionally, if the Company raises $3,000,000 (debt or equity based), the entire outstanding principal and accrued interest are immediately due.

Finally, in an event of default, the lender has the right to convert any or all of the outstanding principal and accrued interest into common stock equal to the greater of the average VWAP closing price over the ten (10) trading days ending on the date of conversion or $1.75 (the floor price). In the event such a conversion were to occur, which can only happen by default, the Company would evaluate the potential for recording derivative liabilities.

This lender is considered a related party as it is controlled by Michael Farkas, who is a greater than 20% stockholder in the Company.

F-22

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Debt Conversion to Common Stock

On August 16, 2024, the Company converted all outstanding principal ($6,215,000) and accrued interest ($316,130) into 3,525,341 shares of common stock. At the time of conversion, the lender executed a 150% penalty interest feature. As a result, the Company increased its interest expense and related debt by $3,265,565 for a total of $9,796,696 of debt that was converted. As a result of the debt conversion, the balance due to this lender was $0. The fair value of the common stock at the conversion date was $2.76/share. Accordingly, there was no gain or loss on debt extinguishment.

See Note 8 regarding features of this class of securities.

Additionally, in connection with this debt conversion, all remaining unamortized debt discount was recorded as interest expense.

Year Ended December 31, 2023

During the year ended December 31, 2023, the Company executed several two-month (2) notes payable with an aggregate face amount of $2,585,000, less original issue discounts of $235,000, resulting in net proceeds of $2,350,000.

These notes are initially due two-months (2) from their issuance dates. If the notes reach maturity and are still outstanding, the notes and related accrued interest will automatically renew for successive two-month (2) periods.

These notes bear interest at 8% for the 1st nine-months (9), then 18% each month thereafter.

The lender is required to issue in writing any event of default. If an event of default occurs, all outstanding principal and accrued interest will be multiplied by 150% and become immediately due. Additionally, if the Company raises $3,000,000 (debt or equity based), the entire outstanding principal and accrued interest are immediately due.

Finally, in an event of default, the lender has the right to convert any or all of the outstanding principal and accrued interest into common stock equal to the greater of the average VWAP closing price over the ten (10) trading days ending on the date of conversion or $1.75 (the floor price). In the event such a conversion were to occur, which can only happen by default, the Company would evaluate the potential for recording derivative liabilities.

At December 31, 2023, the Company was not in default on any of these notes and believed it was in compliance with all terms and conditions of the notes.

This lender is considered a related party as it is controlled by Michael Farkas, who is a greater than 20% stockholder in the Company.

Note Payable - Other

Year Ended December 31, 2023

During 2023, an entity controlled by this majority stockholder (approximately 20% common stock ownership at that time) advanced unsecured working capital funds (net proceeds after original issue discount of $12,500 was $250,000) to the Company. In 2023, the note principal of $262,500 along with accrued interest of $13,125, aggregating $275,625 was repaid.

Note Payable (non-vehicles)

The following is a summary of the Company’s note payable (non-vehicles) at September 30, 2024 and December 31, 2023, respectively:

	Loan #1	Loan #2	Total
Balance - December 31, 2022	$-	$-	$-
Face amount of note	275,250	-	275,250
Debt discount	(25,250)	-	(25,250)
Amortization of debt discount	9,729	-	9,729
Repayments	(133,289)	-	(133,289)
Balance - December 31, 2023	126,440	-	126,440
Face amount of note	-	277,500	277,500
Debt discount	-	(27,500)	(27,500)
Amortization of debt discount	15,521	9,050	24,571
Repayments	(141,961)	(93,281)	(235,242)
Balance - September 30, 2024	$-	$165,769	$165,769

In April 2023, the Company executed a note payable with a face amount of $275,250. Under the terms of the agreement, the lender will withhold 8.9% of the Company’s daily funds arising from sales through the lender’s payment processing services until the Company has repaid the $275,250 (interest is $25,250). The $25,250 is considered a debt issuance cost and is being amortized over the life of the note to interest expense in the accompanying consolidated statements of operations. The Company received net proceeds of $250,000.

In April 2024, the Company executed a note payable with a face amount of $277,500. Under the terms of the agreement, the lender will withhold 8.1% of the Company’s daily funds arising from sales through the lender’s payment processing services until the Company has repaid the $277,500 (interest is $27,500). The $27,500 is considered a debt issuance cost and will be amortized over the life of the note to interest expense.

F-23

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

This note represented the refinancing of the initial note from April 2023. Under the terms of the new agreement, the Company received net proceeds of $192,131, which is a result of the repayment of the outstanding balance of $57,869 on the date of refinancing (gross amount of note exclusive of interest was $250,000).

On the date of refinancing, all previous outstanding unamortized debt discount associated with the initial advance (loan #1) will be expensed.

The following is a detail of the Company’s note payable (non-vehicles) at September 30, 2024 and December 31, 2023, respectively:

Note Payable
Issue Date	Maturity Date	Date Repaid	Collateral	September 30, 2024	December 31, 2023
April 16, 2023	December 12, 2024	April 24, 2024	All assets	$-	$141,961
April 24, 2024	October 21, 2025	N/A	All assets	184,219	-
			Less: unamortized debt discount	18,450	15,521
				$165,769	$126,440

Notes Payable - Vehicles

The following is a summary of the Company’s notes payable for its vehicles at September 30, 2024 and December 31, 2023, respectively:

Balance - December 31, 2022	$2,009,896
Repayments	(836,618)
Balance - December 31, 2023	$1,173,278
Repayments	(613,713)
Balance - September 30, 2024	$559,565

The following is a detail of the Company’s notes payable for its vehicles at September 30, 2024 and December 31, 2023, respectively:

Notes Payable - Vehicles
Issue Date	Maturity Date	Interest Rate	Default Interest Rate	Collateral	September 30, 2024	December 31, 2023
January 15, 2021	November 15, 2025	11.00%	N/A	This vehicle	$17,964	$28,370
April 9, 2019	February 17, 2024	4.90%	N/A	This vehicle	-	1,873
December 15, 2021	December 18, 2024	3.50%	N/A	This vehicle	9,573	37,823
December 16, 2021	December 18, 2024	3.50%	N/A	This vehicle	9,371	37,023
January 11, 2022	January 25, 2025	3.50%	N/A	This vehicle	12,743	40,911
January 11, 2022	January 25, 2025	3.50%	N/A	This vehicle	12,743	40,911
January 11, 2022	January 25, 2025	3.50%	N/A	This vehicle	12,743	40,911
January 11, 2022	January 25, 2025	3.50%	N/A	This vehicle	12,743	40,911
February 8, 2022	February 10, 2025	3.50%	N/A	This vehicle	15,567	43,046
February 8, 2022	February 10, 2025	3.50%	N/A	This vehicle	15,567	43,046
February 8, 2022	February 10, 2025	3.50%	N/A	This vehicle	15,890	43,944
February 8, 2022	February 10, 2025	3.50%	N/A	This vehicle	15,566	43,045
April 5, 2022	April 20, 2025	3.50%	N/A	This vehicle	22,235	50,157
April 5, 2022	April 20, 2025	3.50%	N/A	This vehicle	22,235	50,157
April 5, 2022	April 20, 2025	3.50%	N/A	This vehicle	23,235	51,157
April 5, 2022	April 20, 2025	3.50%	N/A	This vehicle	22,547	50,862
April 5, 2022	April 20, 2025	3.50%	N/A	This vehicle	22,573	50,925
April 5, 2022	April 20, 2025	3.50%	N/A	This vehicle	22,573	50,925
April 5, 2022	April 20, 2025	3.50%	N/A	This vehicle	22,573	50,925
April 5, 2022	April 20, 2025	3.50%	N/A	This vehicle	22,573	50,925
August 4, 2022	August 18, 2025	4.99%	N/A	This vehicle	11,674	20,837
August 4, 2022	August 18, 2025	4.99%	N/A	This vehicle	11,675	20,838
November 1, 2021	November 11, 2025	4.84%	N/A	This vehicle	11,060	17,913
November 1, 2021	November 11, 2025	0.00%	N/A	This vehicle	11,256	18,572
November 1, 2021	November 11, 2025	0.00%	N/A	This vehicle	11,306	18,572
June 1, 2022	May 23, 2026	0.90%	N/A	This vehicle	16,613	24,035
June 1, 2022	May 23, 2026	0.90%	N/A	This vehicle	16,626	24,032
April 27, 2022	May 10, 2027	9.05%	N/A	This vehicle	86,289	107,047
April 27, 2022	May 1, 2026	8.50%	N/A	This vehicle	52,054	73,585
					559,565	1,173,278
			Less: current portion		213,706	819,788
			Long term portion		$345,859	$353,490

F-24

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Debt Maturities

The following represents the maturities of the Company’s various debt arrangements as noted above for each of the five (5) succeeding years and thereafter as follows:

For the Year Ended December 31,	Notes Payable	Vehicle Notes Payable	Total

2024 (3 Months)	$-	$206,094	$206,094
2025	165,769	279,162	444,931
2026	-	55,810	55,810
2027	-	18,499	18,499
Total	$165,769	$559,565	$725,334

Line of Credit

Year Ended December 31, 2023

In 2021, the Company entered into a Securities-Based Line of Credit, Promissory Note, Security, Pledge and Guaranty Agreement (the “Line of Credit”) with City National Bank of Florida.

The line of credit had an outstanding balance of $1,000,000 at December 31, 2022 and was repaid in 2023 for $1,008,813 (principal of $1,000,000 plus accrued interest of $8,813).

To secure the repayment of the Credit Limit, the Bank had a first priority lien and continuing security interest in the securities held in the Company’s investment portfolio with the Bank. The Company liquidated its entire position in the investment portfolio in 2023.

In connection with the repayment of the line of credit, no further advances had been made and the bank closed the line of credit.

Note 6 – Fair Value of Financial Instruments

The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period. This determination requires significant judgments to be made.

The Company did not have any assets or liabilities measured at fair value on a recurring basis at September 30, 2024 and December 31, 2023, respectively.

Note 7 – Commitments and Contingencies

Operating Leases

We have entered into various operating lease agreements, including our corporate headquarters. We account for leases in accordance with ASC Topic 842: Leases, which requires a lessee to utilize the right-of-use model and to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases are classified as either financing or operating, with classification affecting the pattern of expense recognition in the statement of operations. In addition, a lessor is required to classify leases as either sales-type, financing or operating. A lease will be treated as a sale if it transfers all of the risks and rewards, as well as control of the underlying asset, to the lessee. If risks and rewards are conveyed without the transfer of control, the lease is treated as financing. If the lessor does not convey risk and rewards or control, the lease is treated as operating. We determine if an arrangement is a lease, or contains a lease, at inception and record the lease in our financial statements upon lease commencement, which is the date when the underlying asset is made available for use by the lessor.

Right-of-use assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments over the lease term. Lease right-of-use assets and liabilities at commencement are initially measured at the present value of lease payments over the lease term. We generally use our incremental borrowing rate based on the information available at commencement to determine the present value of lease payments except when an implicit interest rate is readily determinable. We determine our incremental borrowing rate based on market sources including relevant industry data.

We have lease agreements with lease and non-lease components and have elected to utilize the practical expedient to account for lease and non-lease components together as a single combined lease component, from both a lessee and lessor perspective with the exception of direct sales-type leases and production equipment classes embedded in supply agreements. From a lessor perspective, the timing and pattern of transfer are the same for the non-lease components and associated lease component and, the lease component, if accounted for separately, would be classified as an operating lease.

We have elected not to present short-term leases on the balance sheet as these leases have a lease term of 12 months or less at lease inception and do not contain purchase options or renewal terms that we are reasonably certain to exercise. All other lease assets and lease liabilities are recognized based on the present value of lease payments over the lease term at commencement date. Because most of our leases do not provide an implicit rate of return, we used our incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments.

F-25

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Our leases, where we are the lessee, do not include an option to extend the lease term. For purposes of calculating lease liabilities, lease term would include options to extend or terminate the lease when it is reasonably certain that we will exercise such options.

Lease expense for operating leases is recognized on a straight-line basis over the lease term as an operating expense, included as a component of general and administrative expenses, in the accompanying consolidated statements of operations.

Certain operating leases provide for annual increases to lease payments based on an index or rate, our lease has no stated increase, payments were fixed at lease inception. We calculate the present value of future lease payments based on the index or rate at the lease commencement date. Differences between the calculated lease payment and actual payment are expensed as incurred.

At September 30, 2024 and December 31, 2023, respectively, the Company had no financing leases as defined in ASC 842, “Leases.”

On December 3, 2021, the Company signed a lease for 5,778 square feet of office space, for occupancy effective January 1, 2022. The lease term is 39 months, and the total monthly payment is $21,773, including base rent, estimated operating expenses and sales tax.

The initial base rent of $14,743 including sales tax was abated for months 1, 13 and 25 of the lease and is subject to a 3% annual increase. An initial Right of Use (“ROU”) asset of $735,197 was recognized as a non-cash asset addition.

The tables below present information regarding the Company’s operating lease assets and liabilities at September 30, 2024 and December 31, 2023, respectively:

	September 30, 2024	December 31, 2023
Assets

Operating lease - right-of-use asset - non-current	$121,438	$297,394

Liabilities

Operating lease liability	$135,984	$316,008

Weighted-average remaining lease term (years)	0.50	1.25

Weighted-average discount rate	5%	5%

The components of lease expense were as follows:

	September 30, 2024	September 30, 2023

Operating lease costs

Amortization of right-of-use operating lease asset	$175,956	$167,181
Lease liability expense in connection with obligation repayment	8,377	17,152
Total operating lease costs	$184,333	$184,333

Supplemental cash flow information related to operating leases was as follows:

Operating cash outflows from operating lease (obligation payment)	$188,400	$184,756
Right-of-use asset obtained in exchange for new operating lease liability	$-	$-

F-26

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Future minimum lease payments under non-cancellable leases for the years ended December 31, were as follows:

2024 (3 Months)	$68,014
2025	69,421
Total undiscounted cash flows	137,435
Less: amount representing interest	(1,451)
Present value of operating lease liability	135,984
Less: current portion of operating lease liability	135,984
Long-term operating lease liability	$-

Operating Leases – Related Party

On August 1, 2023, the Company signed a lease for 1,200 square feet of office space owned by the Company’s Chief Technology Officer. The lease term is 48 months, and the total monthly payment is $6,955, including base rent, estimated operating expenses and sales tax.

The lease is subject to a 3% annual increase. An initial Right of Use (“ROU”) asset of $316,557 was recognized as a non-cash asset addition.

The tables below present information regarding the Company’s operating lease assets and liabilities at September 30, 2024 and December 31, 2023, respectively:

	September 30, 2024	December 31, 2023
Assets

Operating lease - right-of-use asset - non-current	$230,606	$286,397

Liabilities

Operating lease liability	$234,659	$287,994

Weighted-average remaining lease term (years)	2.83	3.58

Weighted-average discount rate	5%	5%

The components of lease expense were as follows:

	September 30, 2024	September 30, 2023

Operating lease costs

Amortization of right-of-use operating lease asset	$55,791	$-
Lease liability expense in connection with obligation repayment	9,677	-
Total operating lease costs	$65,468	$-

Supplemental cash flow information related to operating leases was as follows:

Operating cash outflows from operating lease (obligation payment)	$63,012	$-
Right-of-use asset obtained in exchange for new operating lease liability	$-	$-

F-27

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Future minimum lease payments under non-cancellable leases for the years ended December 31, were as follows:

2024 (3 Months)	$21,491
2025	87,038
2026	89,650
2027	53,199
Total undiscounted cash flows	251,378
Less: amount representing interest	(16,719)
Present value of operating lease liability	234,659
Less: current portion of operating lease liability	76,742
Long-term operating lease liability	$157,917

See Note 10 for termination of lease and execution of new lease.

Employment Agreements

Year Ended December 31, 2023

During 2023, the Company executed employment agreements with certain of its officers and directors. These agreements contain various compensation arrangements pertaining to the issuance of stock and cash. The stock portion of the compensation contains vesting provisions and are expensed as earned.

For more information on these agreements see related Form 8-Ks filed on:

●	February 10, 2023 (Non-Independent Director),
●	April 19, 2023 (Chief Technology Officer) (“CTO”); and
●	April 24, 2023 (Interim Chief Executive Officer) (“ICEO”)

Non-Independent Director

In February 2023, the Company’s non-independent director received 4,167 shares of common stock, having a fair value of $40,000, based upon the quoted closing price ($9.60/share). This expense was recorded as a component of general and administrative expenses for the year ended December 31, 2023.

Chief Technology Officer

In April 2023, the Company’s CTO was entitled to receive up to 130,000 shares of common stock, subject to vesting provisions for services rendered. These shares had a fair value of $832,000 on the grant date based upon the quoted closing trading price ($6.40/share).

For the year ended December 31, 2023, the CTO vested in 104,000 shares of common stock, having a fair value of $665,600. Additionally, the remaining 26,000 shares vest 13,000 each in April 2025 and 2026, respectively. A corresponding expense totaling $52,000 was recorded for those shares (26,000) which were part of this employment agreement that had not yet vested. Total expense recorded during the year ended December 31, 2023 for the CTO was $717,600.

This expense was recorded as a component of general and administrative expenses for the year ended December 31, 2023.

The Company has filed several Form 8-Ks during July and August 2023 related to the hiring and termination of various officers, directors and board members.

F-28

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Board Directors (New Board Members)

In 2023, the Company granted various board directors an aggregate of 88,336 shares of common stock having a fair value of $455,000 on the grant date based upon the quoted closing trading price ($4.95 - $5.53/share). All shares vested in June 2024 coinciding with the Company’s annual meeting.

The Company recognized an expense of $238,334 related to the vesting of these shares over the term in which services were provided.

Board Directors (Former Board Members)

The Company recognized an expense of $207,083 related to the vesting of shares over the term in which services were being provided in 2023 (through June 2023 prior to termination, these awards had been fully vested).

Nine Months Ended September 30, 2024

In connection with the employment agreements noted above, the Company recorded stock based compensation of $268,667.

Contingencies – Legal Matters

The Company is subject to litigation claims arising in the ordinary course of business. The Company records litigation accruals for legal matters which are both probable and estimable and for related legal costs as incurred. The Company does not reduce these liabilities for potential insurance or third-party recoveries.

As of September 30, 2024 and December 31, 2023, respectively, the Company is not aware of any litigation, pending litigation, or other transactions that require accrual or disclosure.

Note 8 – Stockholders’ Equity (Deficit)

Change in Authorized Shares

On June 14, 2024, the Company’s Board of Directors authorized an increase to its common stock from 50,000,000 shares to 500,000,000 shares.

At September 30, 2024 the Company had four (4) classes of stock:

Preferred Stock

-	5,000,000 shares authorized (see Series A and B shares of preferred stock which have been designated below)
-	None issued and outstanding
-	Par value - $0.0001
-	Voting – none
-	Ranks senior to any other class of preferred stock
-	Dividends - none
-	Liquidation preference – none
-	Rights of redemption - none
-	Conversion – none

Convertible Preferred Stock – Series A

-	513,000 and no shares designated at September 30, 2024 and December 31, 2023, respectively
-	363,000 and no shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively.
-	Par value - $0.0001
-	Stated value of $10/share
-	Conversion – stated value of $10/share, divided by 80% of the minimum price at the issuance date, which is $2.21/share, to be converted into common stock, for the issuance of these 363,000 shares, this amount is a fixed conversion amount of 4.53 shares of common stock for each share of Series A, preferred stock held, there are no other provisions that could result in a variable number of shares required for settlement. Equivalent shares at September 30, 2024 are 1,644,022. (see Note 5 for calculation).
-	Dividends – 10% per year (2.5% per quarter), will be accrued based on the stated value per share of $10/share, on a quarterly basis. These dividends are due in the form of common stock. The amount of dividend shares are calculated by taking the shares issued, multiplied by the stated value per share, that amount is then multiplied by the dividend percentage. The result was then multiplied by 80% of the quoted closing price at the date of issuance, which is $2.21/share. This amount is a fixed conversion price, there are no other provisions that could result in a variable number of shares required for settlement in the future
-	Voting – equivalent to the number of shares common stock into which this series is convertible
-	Liquidation preference – none
-	Rights of redemption – none
-	Derivative liability – the Company has considered relevant accounting guidance, and has determined that there are no provisions of this class of stock that would require derivative liability treatment

F-29

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Convertible Preferred Stock – Series B

-	150,000 and no shares designated at September 30, 2024 and December 31, 2023, respectively
-	140,000 and no shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively
-	Par value - $0.0001
-	Stated value of $10/share
-	Conversion – stated value of $10/share, divided by 70% of the minimum price at the issuance date, which is $1.93/share, to be converted into common stock, for the issuance of these 140,000 shares, this amount is a fixed conversion amount of 5.18 shares of common stock for each share of Series B, preferred stock held, there are no other provisions that could result in a variable number of shares required for settlement. Equivalent shares at September 30, 2024 are 724,638.
-	Dividends – 12% per year (3% per quarter), will be accrued based on the stated value per share of $10/share, on a quarterly basis. These dividends are due in the form of common stock. The amount of dividend shares are calculated by taking the shares issued, multiplied by the stated value per share, that amount is then multiplied by the dividend percentage. The result was then multiplied by 70% of the quoted closing price at the date of issuance, which is $1.93/share. This amount is a fixed conversion price. There are no other provisions that could result in a variable number of shares required for settlement in the future
-	Voting – equivalent to the number of shares common stock into which this series is convertible
-	Liquidation preference – none
-	Rights of redemption – none
-	Derivative liability – the Company has considered relevant accounting guidance, and has determined that there are no provisions of this class of stock that would require derivative liability treatment

Common Stock

-	500,000,000 shares authorized
-	6,208,073 and 1,806,612 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively
-	Par value - $0.0001
-	Voting at 1 vote per share

Securities and Incentive Plans

See Schedule 14A Information Statements filed with the US Securities and Exchange Commission for complete details of the Company’s Stock Incentive Plans. All issuances under these Plans has been noted below for the nine months ended September 30, 2024 and the year ended December 31, 2023, respectively.

Equity Transactions for the Nine Months Ended September 30, 2024

Stock Issued for Debt Issuance Costs – Related Party

The Company issued 425,978 shares of common stock in connection with the issuance of several notes payable (See Note 5), having a fair value of $2,020,387 ($2.81 - $7.10/share), based upon the quoted closing trading price.

This lender (an entity controlled by the Company’s Chief Executive Officer) holds a greater than 20% ownership of the Company.

Vesting of Employee Shares

The Company issued 88,336 shares of common stock ($9) in connection with the vesting of shares previously granted in 2023. The effect of issuing these shares had no net effect of stockholder’s deficit as the share issuance was reflected at par value. Total share based payments were $268,658.

Stock Issued for Services

The Company issued 53,777 shares of common stock to consultants for services rendered, having a fair value of $187,968 ($0.0001 - $3.52/share), based upon the quoted closing trading price.

Series B, Preferred Stock Issued for Cash – Related party

The Company issued 140,000 shares of Series B, preferred stock to a related party for $1,400,000 ($10/stated value per share).

The related party holds a greater than 20% ownership of the Company.

Common Stock Issued in Debt Conversion – Related party

The Company converted all outstanding principal ($6,215,000) and accrued interest ($316,130) into 3,525,341 shares of common stock. At the time of conversion, the lender executed a 150% penalty interest feature. As a result, and just prior to conversion, the Company increased its interest expense and related debt by $3,265,565 for a total of $9,796,696 of debt that was converted. As a result of this debt conversion, the balance due to this lender was $0. The fair value of the common stock at the conversion date was $2.76/share. Accordingly, since this was a related party transaction, no gain on debt extinguishment was recorded.

The related party holds a greater than 20% ownership of the Company.

See Note 5.

F-30

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Series A, Preferred Stock Issued in Debt Conversion – Related party

On August 16, 2024, the Company converted all outstanding principal ($2,420,000) and accrued interest ($0) into 363,000 share of Series A, Preferred Stock, $10/share stated value. At the time of conversion, the lender executed a 150% penalty interest feature. As a result, and just prior to conversion, the Company increased its interest expense and related debt by $1,210,000 for a total of $3,630,000 of debt that was converted. As a result of this debt conversion, the balance due to this related party lender was $0.

The related party holds a greater than 5% ownership of the Company.

See Note 5 regarding debt conversion and related loss on debt extinguishment.

Series A and B – Preferred Stock Dividends Payable in Common Stock – Related Parties

In accordance with the terms of the Company’s Series A and B, Preferred stock, the Company is required to accrue dividends on a quarterly basis. Similar to the Series A and B, convertible preferred stock, dividends are accrued using a fixed conversion price. There are no other provisions that could result in a variable number of shares required for settlement in the future.

Additionally, the Company has considered relevant accounting guidance, and has determined that there are no provisions related to its dividends that would require derivative liability treatment

The Company has calculated its dividends payable as follows:

	Series A - Convertible Preferred Stock	Series B - Convertible Preferred Stock	Total Dividends Payable

Shares issued and outstanding	363,000	140,000
Stated value per share	$10	$10
Dividend rate (10%/12%)	10%	12%

Dividend shares due per year	363,000	168,000

Market price - at issuance date	2.76	2.76
Minimum price - 70%/80% discount to market price	80%	70%
Conversion price	2.21	1.93

Dividend shares due per quarter	41,101	21,739

Allocation for days outstanding this period end	48.91%	48.91%
Total dividend shares due	20,104	10,633	30,737
Market price - reporting period end date	2.76	2.76

Fair value of dividends payable	$55,486	$29,348	$84,834

Equity Transactions for the Year Ended December 31, 2023

Stock Issued for Cash

The Company sold 3,357 shares of common stock for $25,308 ($7.65 – $8.83/share) through at the market (“ATM”) sales via a sales agent who was eligible for commissions of 3% for any sales of common stock made. The Company also paid $25,308 in related expenses as direct offering costs in connection with the sale of these shares.

Stock Issued for Services – Related Parties

The Company issued an aggregate 268,986 shares of common stock to a Company officer as well various board members for services rendered, having a fair value of $1,215,365 ($4.38 – $8.78/share), based upon the quoted closing trading price. The issuance of these shares was pursuant to vesting.

Stock Issued for Services

The Company issued 40,000 shares of common stock to consultants for services rendered, having a fair value of $272,750 ($4.80 - $11.98/share), based upon the quoted closing trading price.

Stock Issued for Debt Issuance Costs – Related Party (Common Stock Issuable)

The Company issued 264,000 shares of common stock in connection with the issuance notes payable (See Note 5), having a fair value of $919,500 ($5.18 - $6.78/share), based upon the quoted closing trading price.

Of the total 264,000 shares issued, 104,000 shares remain unissued (common stock issuable) since the issuance of these shares would give this lender greater than 9.99% ownership of the Company, which is prohibited by agreement. See Note 5.

This lender holds a greater than 5% controlling interest in the Company and a significant lender.

F-31

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Restricted Stock and Related Vesting

A summary of the Company’s nonvested shares (due to service based restrictions) as of September 30, 2024 and December 31, 2023, is presented below:

		Weighted Average
	Number of	Gant Date
Non-Vested Shares	Shares	Fair Value
Balance - December 31, 2022	42,192	$1.40
Granted	330,554	5.77
Vested	(104,699)	6.72
Cancelled/Forfeited	(153,711)	5.53
Balance - December 31, 2023	114,336	6.40
Granted	-	-
Vested	(88,336)	5.15
Cancelled/Forfeited	-	-
Balance - September 30, 2024	26,000	$6.40

The Company has issued various equity grants to board directors, officers, consultants and employees. These grants typically contain a vesting period of one to three years and require services to be performed in order to vest in the shares granted.

The Company determines the fair value of the equity grant on the issuance date based upon the quoted closing trading price. These amounts are then recognized as compensation expense over the requisite service period and are recorded as a component of general and administrative expenses in the accompanying consolidated statements of operations.

The Company recognizes forfeitures of restricted shares as they occur rather than estimating a forfeiture rate. Any unvested share based compensation is reversed on the date of forfeiture, which is typically due to service termination.

At September 30, 2024, unrecognized stock compensation expense related to restricted stock was $62,400, which will be recognized over a weighted-average period of 1.29 years

During the three months ended September 30, 2024 and 2023, the Company recognized compensation expense of $17,333 and $114,834, related to the vesting of these shares.

During the nine months ended September 30, 2024 and 2023, the Company recognized compensation expense of $268,667 and $143,001, related to the vesting of these shares.

Stock Options

Stock option transactions for the year ended December 31, 2023 is summarized as follows:

			Weighted Average		Weighted
		Weighted	Remaining		Average
		Average	Contractual	Aggregate	Grant
	Number of	Exercise	Term	Intrinsic	Date
Stock Options	Options	Price	(Years)	Value	Fair Value
Outstanding - December 31, 2022	37,392	$19.05	3.68	$-	$-
Vested and Exercisable - December 31, 2022	34,526	$19.44	3.47	$-	$-
Unvested and non-exercisable - December 31, 2022	2,866	$14.36	4.16	$-	$-
Granted	101,930	$17.41			$0.73
Exercised	-	$-
Cancelled/Forfeited	(139,322)	$17.85
Outstanding - December 31, 2023	-	$-	-	$-	$-
Vested and Exercisable - December 31, 2023	-	$-	-	$-	$-
Unvested and non-exercisable - December 31, 2023	-	$-	-	$-	$-

Year Ended December 31, 2023

The Company granted 101,930 stock options, having a fair value of $73,920.

Of the total, 21,930 were granted to our former Chief Executive Officer in lieu of accrued salary totaling $50,000. These options were fully vested on the grant date.

The remaining 80,000 options were granted to consultants for a project that was cancelled in 2023. As a result, the Company recorded a grant date fair value of $23,920. All previously recorded stock based compensation ($7,973) was reversed in 2023. There was a net effect of $0 on the consolidated statements of operations for this grant.

The fair value of the stock options granted in 2023 were determined using the Black-Scholes Option pricing model with the following assumptions:

Expected term (years)	5.00
Expected volatility	59% - 62%
Expected dividends	0%
Risk free interest rate	4.00%

F-32

EZFILL HOLDINGS, INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

In, 2023, the Company determined that all outstanding options previously granted were held by former officers, directors and employees. None of these individuals had timely exercised their options post termination in an allowable time period, resulting in the cancellation and forfeiture of any issued and outstanding amounts held.

Warrants

Warrant activity for the nine months ended September 30, 2024 and the year ended December 31, 2023 are summarized as follows:

			Weighted
			Average
		Weighted	Remaining	Aggregate
	Number of	Average	Contractual	Intrinsic
Warrants	Warrants	Exercise Price	Term (Years)	Value
Outstanding - December 31, 2022	81,452	$10.36	2.22	$82,756
Vested and Exercisable - December 31, 2022	81,452	$10.36	2.22	$82,756
Unvested - December 31, 2022	-	$-	-	$-
Granted	-
Exercised	-
Cancelled/Forfeited	-
Outstanding - December 31, 2023	81,452	$10.36	1.22	$36,030
Vested and Exercisable - December 31, 2023	81,452	$10.36	1.22	$36,030
Unvested and non-exercisable - December 31, 2023	-	$-	-	$-
Granted	-
Exercised	-
Cancelled/Forfeited	(29,155)	$20.31
Outstanding - September 30, 2024	52,297	$4.82	0.82	$12,913
Vested and Exercisable - September 30, 2024	52,297	$4.82	0.82	$12,913
Unvested and non-exercisable - September 30, 2024	-	$-	-	$-

Note 9 – Material Definitive Agreement as Amended and Reverse Acquisition

Entry into Material Definitive Agreement Related Party – as Amended and Restated

On August 10, 2023, the Company, the members (the “Members”) of NextNRG Holding Corp. (“NextNRG”) and Michael Farkas, an individual, as the representative of the members, entered into an Exchange Agreement (the “Exchange Agreement”), pursuant to which the Company agreed to acquire from the Members 100% of the membership interests of NextNRG (the “Membership Interests”) in exchange for up to 40,000,000 shares of common stock.

On September 25, 2024, the Company and the Shareholders’ Representative entered into the second amendment to the Second Amended and Restated Exchange Agreement (“Second Amendment Agreement”) to change the number of the Company’s common stock shares to be issued to the NextNRG Shareholders by the Company in exchange for 100% of the shares of NextNRG to 100,000,000 shares of the Company’s common stock.

The Second Amendment Agreement also provides that in the event NextNRG completes the acquisition of STAT-EI, Inc. (“SEI” or “STAT”), prior to the closing, then 50,000,000 shares will vest on the closing date, and the remaining 50,000,000 shares will be subject to vesting or forfeiture (such shares subject to vesting or forfeiture, the “Restricted Shares”). As noted above, NextNRG completed the acquisition of SEI on January 19, 2024, and thus 50,000,000 will vest on the closing date, and 50,000,000 Restricted Shares will be subject to vesting or forfeiture. 25,000,000 of the 50,000,000 Restricted Shares will vest, if at all, upon the Company commercially deploying the third solar, wireless electric vehicle charging, microgrid, and/or battery storage system (such systems as more specifically defined under the Exchange Agreement) and 25,000,000 of the 50,000,000 Restricted Shares will vest, if at all, upon the Company either reaching annual revenues exceeding $100 million, the Company completing projects with deployment costs greater than $100 million, or the Company completing a capital raise greater than $25 million.

The Second Amendment Agreement also provides that prior to the closing, NextNRG may issue additional shares of NextNRG Stock to one or more additional persons and, in such event, such persons will execute a joinder to the Exchange Agreement and will become a party thereto. In addition, prior to the closing, subject to the approval of the Shareholders’ Representative, certain shareholders of NextNRG may transfer their shares of NextNRG Stock to persons who are currently shareholders of NextNRG or who would become new shareholders of NextNRG.

The Second Amendment Agreement also provides that the Company will undertake such actions as needed to obtain the approval of the stockholders of the Company for the adoption and approval of the Exchange Agreement, as amended, and the transactions contemplated thereby including the issuance of the Company’s common stock thereunder.

NextNRG is a renewable energy company formed by Michael D. Farkas. NextNRG has plans to develop and deploy wireless electric vehicle charging technology coupled with battery storage and solar energy solutions.

Upon Closing, the board of directors of the Company will appoint Michael Farkas as Chief Executive Officer, Director and Executive Chairman of the Company. Mr. Farkas is the managing member and CEO of NextNRG. Mr. Farkas is also the beneficial owner of approximately 70% of the Company’s issued and outstanding common stock.

The Closing is subject to customary closing conditions, including (i) that the Company take the actions necessary to amend its certificate of incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares of Common Stock to 500,000,000 shares of Common Stock, (ii) the receipt of the requisite stockholder approval, (iii) the receipt of the requisite third-party consents and (iv) compliance with the rules and regulations of The Nasdaq Stock Market.

At the time of closing, there will be a change in control, in a transaction treated as a reverse acquisition. See Form 8-K filed on November 2, 2023 for additional information.

On March 1, 2024, Next Charging LLC reincorporated in the state of Nevada as a C-Corporation and changed its name to NextNRG Holding Corp.

As of September 30, 2024 and the date of these financial statements, the transaction has not yet closed.

Note 10 - Subsequent Events

Lease Termination – Related Party

On October 1, 2024, the existing lease (see Note 7) was terminated with no additional consideration paid for early termination. Additionally, no penalties were incurred. As a result, the Company will record a gain on lease termination of $4,053 in the 4th quarter of 2024, calculated as follows:

ROU liability	$234,659
ROU asset	230,606
Gain on lease termination	$4,053

New Right-of-Use Asset – Related Party

On October 1, 2024, the Company signed a lease for 3,500 square feet of office space owned by the Company’s Chief Technology Officer. The lease term is 36 months, and the total monthly payment is $10,300, including base rent, estimated operating expenses and sales tax.

The lease is subject to a 3% annual increase. An initial Right of Use (“ROU”) asset of $340,368 will be recognized as a non-cash asset addition.

F-33

F-34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of EzFill Holdings, Inc. and Subsidiary

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of EzFill Holdings, Inc. and Subsidiary (the Company) as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2023 and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company suffered a net loss from operations and has insufficient revenues and income to fully fund the operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audits of the consolidated financial statements that were communicated, or required to be communicated, to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinion on the critical audit matter or on the accounts or disclosures to which they relate.

Revenue Recognition

As discussed in Note 2 to the consolidated financial statements, the Company recognizes revenue upon the delivery of fuel and monthly on monthly membership fees in an amount that reflects the consideration the Company expects to receive in exchange for the products and services.

Auditing management’s evaluation of agreements with customers involves significant judgement, given the fact that some agreements require managements evaluation and allocation of the transaction price and transfer of goods to the customer.

To evaluate the appropriateness and accuracy of the assessment by management, we evaluated management’s assessment in relationship to the relevant agreements and management’s disclosure in the consolidated financial statements.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2020
The Woodlands, TX
April 1, 2024 (except for Note 1, Note 8, and Note 12, as to which the date is June 25, 2024)
PCAOB ID #2738

F-35

EzFill Holdings, Inc. and Subsidiary

Consolidated Balance Sheets

	December 31, 2023	December 31, 2022

Assets

Current Assets
Cash	$226,985	$2,066,793
Investment in debt securities	-	2,120,082
Accounts receivable – net	1,192,340	766,692
Inventory	134,057	151,248
Prepaids and other	220,909	329,351
Total Current Assets	1,774,291	5,434,166

Property and equipment – net	3,310,187	4,589,159

Operating lease - right-of-use asset	297,394	521,782

Operating lease - right-of-use asset - related party	286,397	-

Deposits	49,063	52,737

Total Assets	$5,717,332	$10,597,844

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Accounts payable and accrued expenses	$845,275	$1,256,479
Accounts payable and accrued expenses - related parties	72,428	-
Line of credit	-	1,000,000
Notes payable – net	946,228	811,516
Notes payable - related parties – net	4,802,115	-
Operating lease liability	246,880	230,014
Operating lease liability - related party	72,034	-
Total Current Liabilities	6,984,960	3,298,009

Long Term Liabilities
Notes payable- net	353,490	1,198,380
Operating lease liability	69,128	316,008
Operating lease liability - related party	215,960	-
Total Long Term Liabilities	638,578	1,514,388

Total Liabilities	7,623,538	4,812,397

Commitments and Contingencies

Stockholders’ Equity (Deficit)
Preferred stock - $0.0001 par value; 5,000,000 shares authorized none issued and outstanding, respectively	-	-
Common stock - $0.0001 par value, 500,000,000 shares authorized 1,806,612 and 1,334,270 shares issued and outstanding, respectively	181	135
Common stock issuable	10	-
Additional paid-in capital	43,410,653	40,675,063
Accumulated deficit	(45,317,050)	(34,845,161)
Accumulated other comprehensive loss	-	(44,590)
Total Stockholders’ Equity (Deficit)	(1,906,206)	5,785,447

Total Liabilities and Stockholders’ Equity (Deficit)	$5,717,332	$10,597,844

F-36

EzFill Holdings, Inc. and Subsidiary

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	For the Years Ended December 31,
	2023	2022

Sales – net	$23,216,423	$15,044,721

Costs and expenses
Cost of sales	21,845,574	15,218,234
General and administrative expenses	9,087,223	15,543,145
Depreciation and amortization	1,108,186	1,769,621
Total costs and expenses	32,040,983	32,531,000

Loss from operations	(8,824,560)	(17,486,279)

Other income (expense)
Interest income	34,327	84,603
Other income	64,800	-
Interest expense	(1,719,296)	(98,834)
Loss on sale of marketable debt securities – net	(27,160)	(5,255)
Total other income (expense) – net	(1,647,329)	(19,486)

Net loss	$(10,471,889)	$(17,505,765)

Loss per share - basic and diluted	$(6.98)	$(13.25)

Weighted average number of shares - basic and diluted	1,501,215	1,320,594

Comprehensive loss:
Net loss	$(10,471,889)	$(17,505,765)
Change in fair value of debt securities	-	(39,517)
Total comprehensive loss:	$(10,471,889)	$(17,545,282)

F-37

EzFill Holdings, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the Year Ended December 31, 2023

									Accumulated	Total
	Preferred Stock		Common Stock		Common Stock Issuable		Additional Paid-in	Accumulated	Other Comprehensive	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	(Deficit)

December 31, 2022	-	$-	1,334,270	$135	-	$-	$40,675,063	$(34,845,161)	$(44,590)	$5,785,447

Stock based compensation - related parties	-	-	268,986	26	-	-	1,215,339	-	-	1,215,365

Stock based compensation - other	-	-	-	-	-	-	37,031	-	-	37,031

Stock sold for cash (ATM) - net of offering costs	-	-	3,357	-	-	-	25,308	-	-	25,308

Cash paid for direct offering costs							(25,308)			(25,308)

Unrealized gain on debt securities	-	-	-	-	-	-	-	-	44,590	44,590

Stock issued as debt issue costs - related party	-	-	160,000	16	104,000	10	919,474	-	-	919,500

Stock issued for services	-	-	40,000	4	-	-	272,746	-	-	272,750

Loss on debt extinguishment - related party							291,000			291,000

Net loss	-	-	-	-	-	-	-	(10,471,889)	-	(10,471,889)

December 31, 2023	-	$-	1,806,612	$181	104,000	$10	$43,410,653	$(45,317,050)	$-	$(1,906,206)

F-38

EzFill Holdings, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity

For the Year Ended December 31, 2022

					Additional		Accumulated Other	Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Equity

December 31, 2021	-	$-	1,312,174	$133	$39,212,782	$(17,339,396)	$(5,073)	$21,868,446

Stock based compensation - related party	-	-	18,373	2	1,309,522	-	-	1,309,524

Stock based compensation- other	-	-	1,707	-	102,759	-	-	102,759

Stock sold for cash (ATM) - net	-	-	-	-	-	-	-	-

Consideration for acquisition	-	-	2,016	-	50,000	-	-	50,000

Unrealized loss on debt securities	-	-	-	-	-	-	(39,517)	(39,517)

Net loss	-	-	-	-	-	(17,505,765)	-	(17,505,765)

December 31, 2022	-	$-	1,334,270	$135	$40,675,063	$(34,845,161)	$(44,590)	$5,785,447

F-39

EzFill Holdings, Inc. and Subsidiary

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2023	2022

Operating activities
Net loss	$(10,471,889)	$(17,505,765)
Adjustments to reconcile net loss to net cash used in operations
Depreciation and amortization	1,108,186	1,769,621
Impairment of fixed assets	105,506	258,114
Impairment of goodwill and other intangible assets	-	2,636,402
Amortization of bond premium and realized loss on investments in debt securities	34,556	52,096
Amortization of operating lease - right-of-use asset	224,388	-
Amortization of operating lease - right-of-use asset - related party	30,160	-
Amortization of debt discount	1,403,244	-
Bad debt expense	83,564	17,489
Warrants issued for services rendered	-	-
Stock issued for services	309,781	717,759
Stock issued for services - related parties	1,215,365	694,524
Loss on debt extinguishment - related party	291,000	-
Changes in operating assets and liabilities
(Increase) decrease in
Accounts Receivable	(509,212)	(688,425)
Inventory	17,191	(104,905)
Prepaids and other	108,442	(147,845)
Deposits	3,674	-
Increase (decrease) in
Accounts payable and accrued expenses	(411,204)	677,114
Accounts payable and accrued expenses - related party	72,428	-
Operating lease liability	(230,014)	24,240
Operating lease liability - related party	(28,563)	-
Net cash used in operating activities	(6,643,397)	(11,599,581)

Investing activities
Proceeds from sale of marketable debt securities	2,130,116	1,151,186
Acquisition of business	-	(321,250)
Purchase of fixed assets - net of refunds on prior purchases	40,616	(3,258,417)
Net cash used provided by (used in) investing activities	2,170,732	(2,428,481)

Financing activities
Proceeds from line of credit	-	1,000,000
Proceeds from notes payable	250,000	2,191,308
Proceeds from notes payable - related parties	4,590,600	-
Proceeds from stock issued for cash	25,308	-
Cash paid for direct offering costs	(25,308)	-
Repayments on line of credit	(1,000,000)	-
Repayments on notes payable	(945,243)	-
Repayments on loan payable - related party	(262,500)	(657,719)
Net cash provided by financing activities	2,632,857	2,533,589

Net decrease in cash	(1,839,808)	(11,494,473)

Cash - beginning of year	2,066,793	13,561,266

Cash - end of year	$226,985	$2,066,793

Supplemental disclosure of cash flow information
Cash paid for interest	$178,944	$101,075
Cash paid for income tax	$-	$-

Supplemental disclosure of non-cash investing and financing activities
Debt discount	$1,621,650	$-
Realized gains on sale of investments in debt securities - elimination of AOCL	$44,590
True up notes payable and vehicle balances for actual borrowings	$24,664	$-
Right-of-use asset obtained in exchange for new operating lease liability – related party	$316,557	$-

F-40

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Note 1 - Organization and Nature of Operations

Organization and Nature of Operations

EzFill Holding, Inc. and Subsidiary (“EzFill,” “EHI,” “we,” “our” or “the Company”), and its operating subsidiary, was incorporated on March 28, 2019, in the State of Delaware and operates in Florida providing an on-demand mobile gas delivery service. Its wholly owned subsidiary Neighborhood Fuel Holdings, LLC is inactive.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Liquidity and Going Concern

As reflected in the accompanying consolidated financial statements, for the year ended December 31, 2023, the Company had:

●	Net loss of $10,471,889; and
●	Net cash used in operations was $6,643,397

Additionally, at December 31, 2023, the Company had:

●	Accumulated deficit of $45,317,050
●	Stockholders’ equity of $1,906,206; and
●	Working capital deficit of $5,210,669

The Company anticipates that it will need to raise additional capital immediately in order to continue to fund its operations. The Company has relied on related parties for the debt based funding of its operations. There is no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all. There is also no assurance that the amount of funds the Company might raise will enable the Company to complete its initiatives or attain profitable operations.

The Company’s operating needs include the planned costs to operate its business, including amounts required to fund working capital and capital expenditures. The Company’s future capital requirements and the adequacy of its available funds will depend on many factors, including the Company’s ability to successfully expand to new markets, competition, and the need to enter into collaborations with other companies or acquire other companies to enhance or complement its product and service offerings.

F-41

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

There can be no assurances that financing will be available on terms which are favorable, or at all. If the Company is unable to raise additional funding to meet its working capital needs in the future, it will be forced to delay, reduce, or cease its operations.

We manage liquidity risk by reviewing, on an ongoing basis, our sources of liquidity and capital requirements. The Company had cash on hand of $226,985 at December 31, 2023.

The Company has historically incurred significant losses since inception and has not demonstrated an ability to generate sufficient revenues from the sales of its products and services to achieve profitable operations. In making this assessment we performed a comprehensive analysis of our current circumstances including: our financial position, our cash flows and cash usage forecasts for the twelve months ended December 31, 2024, and our current capital structure including equity-based instruments and our obligations and debts.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these financial statements are issued.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

Management’s strategic plans include the following:

●	Expand into new and existing markets (commercial and residential),
●	Obtain additional debt and/or equity based financing,
●	Collaborations with other operating businesses for strategic opportunities; and
●	Acquire other businesses to enhance or complement our current business model while accelerating our growth.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation

These consolidated financial statements have been prepared in accordance with U.S. GAAP and include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated.

F-42

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Business Combinations

The Company accounts for business acquisitions using the acquisition method of accounting, in accordance with which assets acquired and liabilities assumed are recorded at their respective fair values at the acquisition date.

The fair value of the consideration paid, including contingent consideration, is assigned to the assets acquired and liabilities assumed based on their respective fair values. Goodwill represents the excess of the purchase price over the estimated fair values of the assets acquired and liabilities assumed.

Significant judgments are used in determining fair values of assets acquired and liabilities assumed, as well as intangibles. Fair value and useful life determinations are based on, among other factors, estimates of future expected cash flows, and appropriate discount rates used in computing present values. These judgments may materially impact the estimates used in allocating acquisition date fair values to assets acquired and liabilities assumed, as well as the Company’s current and future operating results.

Actual results may vary from these estimates which may result in adjustments to goodwill and acquisition date fair values of assets and liabilities during a measurement period or upon a final determination of asset and liability fair values, whichever occurs first. Adjustments to fair values of assets and liabilities made after the end of the measurement period are recorded within the Company’s operating results.

See Note 9 regarding acquisition and related impairment during the year ended December 31, 2022.

Business Segments and Concentrations

The Company uses the “management approach” to identify its reportable segments. The management approach requires companies to report segment financial information consistent with information used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. The Company manages its business as one reportable segment.

Customers in the United States accounted for 100% of our revenues. We do not have any property or equipment outside of the United States.

F-43

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Use of Estimates and Assumptions

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Changes in estimates are recorded in the period in which they become known. The Company bases its estimates on historical experience and other assumptions, which include both quantitative and qualitative assessments that it believes to be reasonable under the circumstances.

Significant estimates during the years ended December 31, 2023 and 2022, respectively, include, allowance for doubtful accounts and other receivables, inventory reserves and classifications, valuation of loss contingencies, valuation of stock-based compensation, estimated useful lives related to property and equipment, impairment of intangible assets, implicit interest rate in right-of-use operating leases, uncertain tax positions, and the valuation allowance on deferred tax assets.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and changes in consumer demand. The Company’s operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

The Company has experienced, and in the future may experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the industry, (ii) general economic conditions in the various local markets in which the Company competes, including a potential general downturn in the economy, and (iii) the volatility of prices in connection with the Company’s distribution of the product. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

F-44

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. ASC 820 provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value.

The three tiers are defined as follows:

●	Level 1 – Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;
●	Level 2 – Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and
●	Level 3 – Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

See Investments below regarding classification as Level 1 for our Corporate Bonds (all investments were fully liquidated during 2023).

The determination of fair value and the assessment of a measurement’s placement within the hierarchy requires judgment. Level 3 valuations often involve a higher degree of judgment and complexity. Level 3 valuations may require the use of various cost, market, or income valuation methodologies applied to unobservable management estimates and assumptions. Management’s assumptions could vary depending on the asset or liability valued and the valuation method used. Such assumptions could include estimates of prices, earnings, costs, actions of market participants, market factors, or the weighting of various valuation methods. The Company may also engage external advisors to assist us in determining fair value, as appropriate. Although the Company believes that the recorded fair value of our financial instruments is appropriate, these fair values may not be indicative of net realizable value or reflective of future fair values.

F-45

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

The Company’s financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, and accounts payable and accrued expenses – related party, are carried at historical cost. At December 31, 2023 and 2022, respectively, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (“fair value option”). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding financial instruments.

Cash and Cash Equivalents and Concentration of Credit Risk

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

At December 31, 2023 and 2022, respectively, the Company did not have any cash equivalents.

The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000.

At December 31, 2023 and 2022, respectively, the Company did not experience any losses on cash balances in excess of FDIC insured limits.

Investments

Available-for-sale debt securities are recorded at fair value with the net unrealized gains and losses (that are deemed to be temporary) reported as a component of other comprehensive income (loss).

Realized gains and losses and charges for other-than-temporary impairments are included in determining net income, with related purchase costs based on the first-in, first-out method.

Premiums or discounts on debt are amortized straight line over the term.

F-46

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

The Company evaluates its available-for-sale-investments for possible other-than-temporary impairments by reviewing factors such as the extent to which, and length of time, an investment’s fair value has been below the Company’s cost basis, the issuer’s financial condition, and the Company’s ability and intent to hold the investment for sufficient time for its market value to recover. For impairments that are other-than-temporary, an impairment loss is recognized in earnings equal to the difference between the investment’s cost and its fair value at the balance sheet date of the reporting period for which the assessment is made. The fair value of the investment then becomes the new amortized cost basis of the investment, and it is not adjusted for subsequent recoveries in fair value.

The following is a summary of the unrealized gains, losses, and fair value by investment type at December 31, 2023 and 2022, respectively:

December 31, 2023	Amortized Cost	Gross Unrealized Losses	Fair Value

Corporate Bonds	$-	$-	$-

December 31, 2022	Amortized Cost	Gross Unrealized Losses	Fair Value

Corporate Bonds	$2,164,672	$(44,590)	$2,120,082

During the year ended December 31, 2023, the Company received proceeds of $2,130,116 in connection with the sale and liquidation of its remaining investment portfolio.

Realized losses, including amortization of bond premiums on these debt securities were $34,556 and $52,096 for the years ended December 31, 2023 and 2022, respectively.

During the year ended December 31, 2022, corporate bonds totaling $1,151,186 matured.

All remaining corporate bonds were liquidated in 2023, resulting in a non-cash gain on sale of debt securities of $44,590, which also resulted in the elimination of the historical accumulated other comprehensive loss balance.

At December 31, 2022, all of our corporate bonds were considered a Level 1 asset as their pricing was identifiable through quote prices in active markets for identical assets.

F-47

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding customer balances. Credit is extended to customers based on an evaluation of their financial condition and other factors. Interest is not accrued on overdue accounts receivable. The Company does not require collateral.

Management periodically assesses the Company’s accounts receivable and, if necessary, establishes an allowance for estimated uncollectible amounts. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. Accounts determined to be uncollectible are charged to operations when that determination is made.

The following is a summary of the Company’s accounts receivable at December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022

Accounts receivable	$1,274,112	$766,692
Less: allowance for doubtful accounts	81,772	-
Accounts receivable – net	$1,192,340	$766,692

There was bad debt expense of $83,564 and $17,489 for the years ended December 31, 2023 and 2022, respectively.

Bad debt expense (recovery) is recorded as a component of general and administrative expenses in the accompanying consolidated statements of operations.

Inventory

Inventory consists solely of fuel. Inventory is stated at the lower of cost or net realizable value using the first-in, first-out (“FIFO”) method of inventory valuation. Management assesses the recoverability of its inventory and establishes reserves on a quarterly basis.

There were no provisions for inventory obsolescence for the years ended December 31, 2023 and 2022, respectively.

At December 31, 2023 and 2022, the Company had inventory of $134,057 and $151,248, respectively.

F-48

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Concentrations

The Company has the following concentrations related to its sales, accounts receivable and vendor purchases greater than 10% of their respective totals:

Sales

	Year Ended December 31,
Customer	2023	2022
A	22.19%	11.46%
B	12.07%	11.26%
C	0.00%	31.75%
Total	34.26%	54.47%

Accounts Receivable

	Year Ended December 31,
Customer	2023	2022
A	46.57%	47.48%
B	13.50%	0%
Total	60.07%	47.48%

Vendor Purchases

	Year Ended December 31,
Vendor	2023	2022
A	48.93%	78.62%
B	38.29%	17.91%
C	12.11%	3.15%
Total	99.33%	99.68%

F-49

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Impairment of Long-lived Assets including Internal Use Capitalized Software Costs

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists, in accordance with the provisions of ASC 360-10-35-15 “Impairment or Disposal of Long-Lived Assets.” Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include but are not limited to significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in the Company’s business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets.

If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

There were no impairment losses for the year ended December 31, 2023.

See note 3 for discussion of impairments of long lived assets.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations.

Management reviews the carrying value of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

There were no impairment losses for the year ended December 31, 2023.

See note 3 for discussion of impairments of long lived assets.

F-50

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Derivative Liabilities

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic No. 480, (“ASC 480”), “Distinguishing Liabilities from Equity” and FASB ASC Topic No. 815, (“ASC 815”) “Derivatives and Hedging”. Derivative liabilities are adjusted to reflect fair value at each reporting period, with any increase or decrease in the fair value recorded in the results of operations (other income/expense) as a gain or loss on the change in fair value of derivative liabilities. The Company uses a binomial pricing model to determine fair value of these instruments.

Upon conversion or repayment of a debt instrument in exchange for shares of common stock, where the embedded conversion option has been bifurcated and accounted for as a derivative liability (generally convertible debt and warrants), the Company records the shares of common stock at fair value, relieves all related debt, derivative liabilities, and any remaining unamortized debt discounts, and where appropriate recognizes a net gain or loss on debt extinguishment (debt based derivative liabilities). In connection with any extinguishments of equity based derivative liabilities (typically warrants), the Company records an increase to additional paid-in capital for any remaining liability balance extinguished.

Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

At December 31, 2023 and 2022, respectively, the Company had no derivative liabilities.

Original Issue Discounts and Other Debt Discounts

For certain notes issued, the Company may provide the debt holder with an original issue discount. The original issue discount is recorded as a debt discount, reducing the face amount of the note, and is amortized to interest expense over the life of the debt, in the Consolidated Statements of Operations.

Additionally, the Company may issue common stock with certain notes issued, which are recorded at fair value. These discounts are also recorded as a component of debt discount, reducing the face amount of the note, and is amortized to interest expense over the life of the debt, in the Consolidated Statements of Operations.

The combined debt discounts cannot exceed the face amount of the debt issued.

F-51

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Debt Issue Cost

Debt issuance cost paid to lenders, or third parties are recorded as debt discounts and amortized to interest expense over the life of the underlying debt instrument, in the Consolidated Statements of Operations.

Right of Use Assets and Lease Obligations

The Right of Use Asset and Lease Liability reflect the present value of the Company’s estimated future minimum lease payments over the lease term, which may include options that are reasonably assured of being exercised, discounted using a collateralized incremental borrowing rate.

Typically, renewal options are considered reasonably assured of being exercised if the associated asset lives of the building or leasehold improvements exceed that of the initial lease term, and the performance of the business remains strong. Therefore, the Right of Use Asset and Lease Liability may include an assumption on renewal options that have not yet been exercised by the Company. The Company’s operating leases contained renewal options that expire at various dates with no residual value guarantees. Future obligations relating to the exercise of renewal options is included in the measurement if, based on the judgment of management, the renewal option is reasonably certain to be exercised. Factors in determining whether an option is reasonably certain of exercise include, but are not limited to, the value of leasehold improvements, the value of the renewal rate compared to market rates, and the presence of factors that would cause a significant economic penalty to the Company if the option is not exercised. Management reasonably plans to exercise all options, and as such, all renewal options are included in the measurement of the right-of-use assets and operating lease liabilities.

As the rate implicit in leases are not readily determinable, the Company uses an incremental borrowing rate to calculate the lease liability that represents an estimate of the interest rate the Company would incur to borrow on a collateralized basis over the term of a lease within a particular currency environment. See Note 7.

Revenue Recognition

The Company generates its revenue from mobile fuel sales, either as a one-time purchase, or through a monthly membership. Revenue is recognized at the time of delivery and includes a delivery fee for each delivery or a subscription fee on a monthly basis for memberships.

Under Accounting Standards Update (“ASU”) No. 2014-09 (Topic 606) “Revenue from Contracts with Customers”, revenue from contracts with customers is measured based on the consideration specified in the contract with the customer, and excludes any sales incentives, discounts, rebates, and amounts collected on behalf of third parties.

F-52

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

A performance obligation is a promise in a contract to transfer a distinct good or service to a customer and is the unit of account under Topic 606. The Company’s contracts with its customers do not include multiple performance obligations. The Company recognizes revenue when a performance obligation is satisfied by transferring control over a product or service to a customer. The amount of revenue recognized reflects the consideration the Company expects to be entitled to in exchange for such products or services.

The following represents the analysis management has considered in determining its revenue recognition policy:

Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur.

None of the Company’s contracts contain a significant financing component.

F-53

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. For example, a bonus or penalty may be associated with one or more, but not all, distinct services promised in a series of distinct services that forms part of a single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately.

If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

The Company’s contracts have a distinct single performance obligation and there are no contracts with variable consideration.

Recognize revenue when or as the Company satisfies a performance obligation

Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

The following reflects additional discussion regarding our revenue recognition policies for each of our material revenue streams. For each revenue stream we do not offer any returns, refunds or warranties, and no arrangements are cancellable. Additionally, all contract consideration is fixed and determinable at the initiation of the contract.

Currently, the Company only has two separate and distinct single performance obligations in its contractual arrangements.

First, the Company generally recognizes membership revenues at the end of each month after services have been rendered. There are no prepaid membership revenues.

Second, the Company recognizes fuel sales each month after delivery has occurred.

F-54

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Contract Liabilities (Deferred Revenue)

Contract liabilities represent deposits made by customers before the satisfaction of performance obligation and recognition of revenue. Upon completion of the performance obligation(s) that the Company has with the customer based on the terms of the contract, the liability for the customer deposit is relieved and revenue is recognized.

At December 31, 2023 and 2022, the Company had deferred revenue of $0, respectively.

The following represents the Company’s disaggregation of revenues for the years ended December 31, 2023 and 2022:

	Years Ended December 31,
	2023		2022
	Revenue	% of Revenues	Revenue	% of Revenues

Fuel sales	$22,677,304	97.68%	$14,860,475	98.78%
Other	539,119	2.32%	184,246	1.22%
Total Sales	$23,216,423	100.00%	$15,044,721	100.00%

Cost of Sales

Cost of sales primarily include fuel costs and wages paid to our drivers.

Income Taxes

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities.

As of December 31, 2023 and 2022, respectively, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

F-55

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

The Company recognizes interest and penalties related to uncertain income tax positions in other expense. No interest and penalties related to uncertain income tax positions were recorded for the years ended December 31, 2023 and 2022, respectively.

For the years ended December 31, 2023 and 2022, respectively, the Company generated net losses, resulting in an estimated income tax liability of $0.

Valuation of Deferred Tax Assets

The Company’s deferred income tax assets include certain future tax benefits. The Company records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized.

The Company reviews the likelihood that it will realize the benefit of its deferred tax assets and therefore the need for valuation allowances on a quarterly basis, or more frequently if events indicate that a review is required. In determining the requirement for a valuation allowance, the historical and projected financial results of the legal entity or consolidated group recording the net deferred tax asset is considered, along with all other available positive and negative evidence.

Certain categories of evidence carry more weight in the analysis than others based upon the extent to which the evidence may be objectively verified. The Company looks to the nature and severity of cumulative pretax losses (if any) in the current three-year period ending on the evaluation date, recent pretax losses and/or expectations of future pretax losses.

Other factors considered in the determination of the probability of the realization of the deferred tax assets include, but are not limited to:

●	Earnings history;
●	Projected future financial and taxable income based upon existing reserves and long-term estimates of commodity prices;
●	The duration of statutory carry forward periods;
●	Prudent and feasible tax planning strategies readily available that may alter the timing of reversal of the temporary difference;
●	Nature of temporary differences and predictability of reversal patterns of existing temporary differences; and
●	The sensitivity of future forecasted results to commodity prices and other factors.

F-56

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Concluding that a valuation allowance is not required is difficult when there is significant negative evidence which is objective and verifiable, such as cumulative losses in recent years. The Company utilizes a rolling twelve quarters of pre-tax income or loss as a measure of its cumulative results in recent years. However, a cumulative three year loss is not solely determinative of the need for a valuation allowance. The Company also considers all other available positive and negative evidence in its analysis.

At December 31, 2023 and 2022, respectively, the Company has recorded a full valuation allowance against its deferred tax assets resulting in a net carrying amount of $0.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs are included as a component of general and administrative expense in the consolidated statements of operations.

The Company recognized $136,582 and $1,364,168 in marketing and advertising costs during the years ended December 31, 2023 and 2022, respectively.

Stock-Based Compensation

The Company accounts for our stock-based compensation under ASC 718 “Compensation – Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

The Company uses the fair value method for equity instruments granted to non-employees and uses the Black-Scholes model for measuring the fair value of options.

The fair value of stock-based compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

When determining fair value of stock options, the Company considers the following assumptions in the Black-Scholes model:

●	Exercise price,
●	Expected dividends,
●	Expected volatility,
●	Risk-free interest rate; and
●	Expected life of option

F-57

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Stock Warrants

In connection with certain financing (debt or equity), consulting and collaboration arrangements, the Company may issue warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of warrants issued for compensation using the Black-Scholes option pricing model as of the measurement date. However, for warrants issued that meet the definition of a derivative liability, fair value is determined based upon the use of a binomial pricing model.

Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital of the common stock issued. All other warrants (for services) are recorded at fair value and expensed over the requisite service period or at the date of issuance if there is not a service period.

Basic and Diluted Earnings (Loss) per Share and Reverse Stock Split

Basic earnings per share is calculated using the two-class method and is computed by dividing net earnings available to common shareholders by the weighted average number of common shares outstanding and certain other shares committed to be, but not yet issued. Net earnings available to common shareholders represent net earnings to common shareholders reduced by the allocation of earnings to participating securities. Losses are not allocated to participating securities. Common shares outstanding and certain other shares committed to be, but not yet issued, include restricted stock and restricted stock units (“RSUs”) for which no future service is required.

Diluted earnings per share is calculated under both the two-class and treasury stock methods, and the more dilutive amount is reported. Diluted earnings per share is computed by taking the sum of net earnings available to common shareholders, dividends on preferred shares and dividends on dilutive mandatorily redeemable convertible preferred shares, divided by the weighted average number of common shares outstanding and certain other shares committed to be, but not yet issued, plus all dilutive common stock equivalents outstanding during the period (stock options, warrants, convertible preferred stock, and convertible debt).

Preferred shares and unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and, therefore, are included in the earnings allocation in computing earnings per share under the two-class method of earnings per share.

Unvested shares of common stock are excluded from the denominator in computing net loss per share.

F-58

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Restricted stock and RSUs granted as part of share-based compensation contain nonforfeitable rights to dividends and dividend equivalents, respectively, and therefore, prior to the requisite service being rendered for the right to retain the award, restricted stock and RSUs meet the definition of a participating security. RSUs granted under an executive compensation plan are not considered participating securities as the rights to dividend equivalents are forfeitable.

The following potentially dilutive equity securities outstanding as of December 31, 2023 and 2022 were as follows:

	December 31, 2023	December 31, 2022
Stock options (vested)	-	11,254
Warrants (vested)	81,452	81,452
Total common stock equivalents	81,452	92,706

Warrants and stock options included as commons stock equivalents represent those that are fully vested and exercisable. See Note 9.

Based on the potential common stock equivalents noted above at December 31, 2023, the Company has sufficient authorized shares of common stock (500,000,000) to settle any potential exercises of common stock equivalents.

On April 27, 2023, the Company executed a 1:8 reverse stock split and decreased the number of shares of its authorized common stock from 500,000,000 shares to 50,000,000 and its preferred stock from 50,000,000 to 5,000,000. As a result, all share and per share amounts have been retroactively restated to the earliest period presented in the accompanying consolidated financial statements.

On June 19, 2024, the Company’s Board of Directors authorized a 1:2.5 reverse stock split. As a result, all share and per share amounts have been retroactively restated to the earliest period presented in the accompanying consolidated financial statements.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

See Note 4 which includes accrued interest payable – related parties.

See Note 5 for a discussion of related party debt.

See Note 7 regarding right-of-use operating lease with the Company’s Chief Technology Officer.

See Note 8 for a discussion of equity transactions with certain officers and directors.

See Note 10 regarding expected share exchange agreement with NextNRG Holding Corp.

See Note 11 for a discussion of the Company’s debt arrangements.

F-59

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Related Party Agreement with Company owned by Daniel Arbour

On February 15, 2023, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mountain Views Strategy Ltd (“Mountain Views”). Daniel Arbour (who as set forth above became a member of the Board on February 10, 2023) is the principal and founder of Mountain Views. Pursuant to the Consulting Agreement, Mountain Views agrees to provide services as an outsourced chief revenue officer. Pursuant to the Consulting Agreement, the Company will pay Mountain Views $13,000 per month and cover other certain expenses. The term of the Consulting Agreement is for twelve months from the Effective Date. However, either party may terminate the Consulting Agreement on two weeks written notice to the other party.

Effective May 15, 2023, EzFill Holdings, Inc. (the “Company”) and Mountain Views Strategy Ltd. (“Mountain Views”) entered into an amendment (the “Amendment to the Consulting Agreement”) to the consulting services agreement (the “Consulting Agreement”). As previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2023, Daniel Arbour, who became a member of the Company’s Board of Directors on February 10, 2023, is the principal and founder of Mountain Views.

The Consulting Agreement was amended to revise the scope of services that will be provided and to bring the Consulting Fees to $5,000 per month.

See Note 7.

Related Party Agreement with Company owned by Avishai Vaknin

On April 19, 2023 (the Effective Date”), the Company entered into a services agreement (the “Services Agreement”) with Telx Computers Inc. (“Telx”). Mr. Avishai Vaknin (“Vaknin”) is the Chief Operating Officer of Telx and its sole shareholder. Pursuant to the Services Agreement, Telx agrees to provide the services listed in Exhibit A of the Services Agreement, which generally entails overseeing all matters relating to the Company’s technology. Pursuant to the Services Agreement, the Company will pay Telx $10,000 USD per month and cover other pre-approved expenses. The term of the Services Agreement is for twelve months from the Effective Date however, the Company may terminate the Services Agreement with written notice to the other party.

In connection with this agreement, Vaknin is entitled to receive up to 325,000 shares of common stock. At December 31, 2023, 260,000 shares have vested, the remaining 65,000 shares will vest in April 2024 (32,500 shares) and April 2025 (32,500 shares), respectively. See Note 7.

F-60

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Recent Accounting Standards

Changes to accounting principles are established by the FASB in the form of Accounting Standards Updates (“ASU’s”) to the FASB’s Codification. We consider the applicability and impact of all ASU’s on our consolidated financial position, results of operations, stockholders’ equity, cash flows, or presentation thereof. Management has evaluated all recent accounting pronouncements issued through the date these financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective accounting pronouncements, when adopted, will have a material impact on the consolidated financial statements of the Company.

In March 2022, the Financial Accounting Standards Board (the “FASB”) issued ASU 2022-02, Financial Instruments – Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures (“ASU 2022-02”), which eliminates the accounting guidance on troubled debt restructurings (“TDRs”) for creditors in ASC 310, Receivables (Topic 310), and requires entities to provide disclosures about current period gross write-offs by year of origination. Also, ASU 2022-02 updates the requirements related to accounting for credit losses under ASC 326, Financial Instruments – Credit Losses (Topic 326), and adds enhanced disclosures for creditors with respect to loan refinancings and restructurings for borrowers experiencing financial difficulty.

This guidance was adopted on January 1, 2023. The adoption of ASU 2022-02 did not have a material impact on the Company’s consolidated financial statements.

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07 - Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This ASU improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is evaluating the impact this will have on the Company’s consolidated financial statements and disclosures.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”). ASU 2023-09 includes amendments that further enhance income tax disclosures, primarily through standardization and disaggregation of rate reconciliation categories and income taxes paid by jurisdiction. ASU 2023-09 is effective for annual periods beginning after December 15, 2024, on either a prospective or retrospective basis. Early adoption is permitted. The Company is evaluating the impact of ASU 2023-09 on its consolidated financial statements and related disclosures.

F-61

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on our consolidated financial position, results of operations or cash flows.

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no material effect on the consolidated results of operations, stockholders’ equity, or cash flows.

Note 3 – Property and Equipment

Property and equipment consisted of the following:

	December 31, 2023	December 31, 2022	Estimated Useful Lives (Years)

Equipment	$265,637	$265,637	5
Leasehold improvements	29,422	29,422	5
Vehicles	5,119,048	5,142,828	5
Office furniture	129,475	129,475	5
Office equipment	9,471	9,471	5
Construction in process	-	147,006	5
	5,553,053	5,723,839
Accumulated depreciation	(2,242,866)	(1,134,680)
Total property and equipment - net	$3,310,187	$4,589,159

On April 7, 2021, the Company entered into a Technology License Agreement with Fuel Butler LLC (“Licensor”), under which the Company licensed certain proprietary technology. Under the terms of the license, the Company issued 13,287 shares of its common stock to the Licensor upon signing. The Company also issued 16,608 shares to the Licensor in May 2021 upon the filing of a patent application related to the licensed technology. Upon completion of the Company’s IPO, 23,251 shares were issued to the Licensor. The Company was going to issue up to 36,538 additional shares to the Licensor upon the achievement of certain milestones. In addition, the Company has granted stock options for 26,573 shares at an exercise price of $75.20 per share that will become exercisable for three years after the end of the fiscal year in which certain sales levels were to be achieved using the licensed technology. The Company has the option for four years after the achievement of certain milestones to either acquire the technology or acquire the Licensor for the purchase price of 53,146 of its common shares. Until the Company exercises one of these options, it will share with the Licensor 50% of pre-revenue costs and 50% of the net revenue, as defined, from the use of the technology. Under the Technology Agreement, the Company licensed proprietary technology that it believed would enable the Company to expand its services to provide its fuel service in high density areas. Fuel Butler has delivered a purported notice of termination of the Technology Agreement based on certain alleged breaches arising from our failure to issue equity securities to Fuel Butler. The Company has been in communications with Fuel Butler regarding the termination of the Technology Agreement and continues to believe that the Company is in compliance with the Technology Agreement and that the Technology Agreement continues to be in force. While the Company contests Fuel Butler’s claims of breach and contends that in fact Fuel Butler is in breach, the Company has communicated to Fuel Butler that it wishes to terminate the Technology Agreement. The Company has sent a proposal to Fuel Butler whereby it would cease utilizing the Technology and Fuel Butler would return any shares it received under the Technology Agreement. Accordingly, the Company considers the license to be fully impaired and has fully amortized the license as of December 31, 2022.

F-62

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

The impairment loss of $1,987,500 was included in impairment loss during the year ended December 31, 2022.

See Note 9 for details of intangibles from an acquisition during the year ended December 31, 2022.

Additionally, goodwill was considered impaired, and the Company recognized an impairment loss of $166,838, or the remaining balance of goodwill, during the year ended December 31, 2022. This loss was primarily due to the fall in the Company’s stock price and the decrease of the Company’s market capitalization as well as past operating performance. As a consequence, management forecasts were revised, and additional risk factors were applied.

The fair value of the intangibles was estimated using a combination of market comparables (level 1 inputs) and expected present value of future cash flows (level 3 inputs) and as a result impairment was recorded for a total of $482,064.

During the year ended December 31, 2023, the Company recorded an impairment loss of $105,506 related to items classified as construction in process that were deemed unusable.

Depreciation and amortization expense for the years ended December 31, 2023 and 2022 was $1,108,186 and $1,769,621, respectively.

These amounts are included as a component of general and administrative expenses in the accompanying consolidated statements of operations.

During the year ended December 31, 2023, the Company adjusted the balance of its vehicles and related notes payable – vehicles by $24,664 to true up the amounts to their actual balances.

Note 4 – Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities were as follows at December 31, 2023 and 2022, respectively:

	December 31, 2023	December 31, 2022
Accounts payable	$845,275	$987,012
Accrued payroll	-	266,453
Accrued interest payable - related parties	72,428	-
Accrued interest payable	-	3,014
Accounts payable and accrued liabilities	$917,703	$1,256,479

Note 5 – Debt

The following represents a summary of the Company’s debt (notes payable – related parties, third party debt for notes payable (including those owed on vehicles), and line of credit, including key terms, and outstanding balances at December 31, 2023 and 2022, respectively.

Notes Payable – Related Parties

The following is a summary of the Company’s notes payable – related parties at December 31, 2023 and 2022:

Balance - December 31, 2022	$-
Advances	5,267,500
Debt discount/issue costs	(1,608,900)
Amortization of debt discount/issue costs	1,406,015
Repayments	(262,500)
Balance - December 31, 2023	$4,802,115

F-63

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

The following is a detail of the Company’s notes payable – related parties at December 31, 2023 and 2022:

Notes Payable - Related Parties
Note Holder	Issue Date	Maturity Date	Shares Issued with Debt		Interest Rate	Default Interest Rate	Collateral	December 31, 2023	December 31, 2022
Note #1	April 19, 2023	April 19, 2024	100,000		10.00%	18.00%	All assets	$1,500,000	$-
Note #2	September 22, 2023	April 19, 2024	60,000	A	10.00%	18.00%	All assets	600,000	-
Note #3	October 13, 2023	April 19, 2024	104,000	B	0.00%	18.00%	All assets	320,000	-
Note #4	July 5, 2023	January 5, 2024	-		8.00%	18.00%	All assets	440,000	-
Note #5	August 2, 2023	February 2, 2024	-		8.00%	18.00%	All assets	440,000	-
Note #6	August 23, 2023	February 23, 2024	-		8.00%	18.00%	All assets	110,000	-
Note #7	August 30, 2023	February 29, 2024	-		8.00%	18.00%	All assets	165,000	-
Note #8	September 6, 2023	January 6, 2024	-		8.00%	18.00%	All assets	220,000	-
Note #9	September 13, 2023	January 13, 2024	-		8.00%	18.00%	All assets	110,000	-
Note #10	November 3, 2023	January 3, 2024	-		8.00%	18.00%	All assets	165,000	-
Note #11	November 21, 2023	January 21, 2024	-		8.00%	18.00%	All assets	220,000	-
Note #12	December 4, 2023	February 4, 2024	-		8.00%	18.00%	All assets	220,000	-
Note #13	December 13, 2023	February 13, 2024	-		8.00%	18.00%	All assets	165,000	-
Note #14	December 18, 2023	February 18, 2024	-		8.00%	18.00%	All assets	110,000	-
Note #15	December 20, 2023	February 20, 2024	-		8.00%	18.00%	All assets	55,000	-
Note #16	December 27, 2023	February 27, 2024	-		8.00%	18.00%	All assets	165,000	-
								5,005,000	-
						Less: unamortized debt discount		202,885	-
								$4,802,115	$-

A	See discussion below regarding global amendment for Notes #2 and #3.
B	See discussion below regarding the limitation on the issuance of this lender due to a 9.99% equity ownership blocker.

Note #1 – Note Payable – Related Party - Material Stockholder greater than 5% and related Loss on Debt Extinguishment

The Company originally executed a six-month (6) note payable with a face amount of $1,500,000, less an original issue discount of $150,000, along with an additional $140,000 in transaction related fees (total debt discount and issue costs of $290,000), resulting in net proceeds of $1,210,000. The $290,000 in debt discounts and issuance costs are being amortized over the life of the note to interest expense in the accompanying consolidated statements of operations.

F-64

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

In connection with obtaining this debt, the Company also committed 100,000 shares of common stock to the lender as additional interest expense (commitment fee). Under the terms of the agreement, only 40,000 shares of common stock were required to be issued on the commitment date resulting in a fair value of $256,000 ($6.40/share), based upon the quoted closing price. The Company recorded this amount as a debt discount which is being amortized over the life of the note. Total discounts recorded aggregated $546,000.

See Note 8.

In October 2023 (the initial maturity date), the Company executed a loan extension with the lender to extend the due date from October 2023 to April 2024. At this time, the remaining 60,000 shares were issued to the lender.

The Company evaluated the modification of terms under ASC 470-50, “Debt - Modification and Extinguishment”, and concluded that the extension of the maturity date resulted in significant and consequential changes to the economic substance of the debt and thus resulted in an extinguishment of the debt.

Specifically, on the date of modification, the Company determined that the present value of the cash flows of the modified debt instrument was greater than 10% different from the present value of the remaining cash flows under the original debt instrument.

As a result, the Company recorded a loss on debt extinguishment of $291,000 as follows:

Fair value of debt and common stock on extinguishment date*	$1,791,000
Fair value of debt subject to modification	1,500,000
Loss on debt extinguishment - related party	$291,000

*	The Company valued the issuance of the 60,000 commitment shares at $291,000, based upon the quoted closing trading price on the date of modification ($4.85/share).

This note also contains a conversion feature only upon an event of default. The conversion feature is equal to the greater of (a) $3.85 and (b) the lower of (i) the average VWAP over the ten (10) trading day period preceding conversion. Additionally, the note contains an anti-dilution right in the form of a ratchet feature. If at the time of eligible conversion (only if Company is in default) common stock is sold or other debt is converted into common stock at a price lower than the defined conversion price under the terms of this note, the conversion price of this note will be reduced to the lower amount.

The Company has determined that in the event of default, the note at that time will be treated as a derivative liability subject to financial reporting at fair value and related mark to market adjustments in subsequent reporting periods.

F-65

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

This note is subject to cross-default. In the event this note or any other notes issued by this lender are in default (Notes #1, #2 and #3), all of the notes with this lender will be considered in default.

At December 31, 2023, the Company is not in default on this note and believes it is in compliance with all terms and conditions of the note.

This lender is considered a related party since it has a greater than 5% controlling interest in the Company’s outstanding common stock.

Note #2 – Note Payable – Related Party - Material Stockholder greater than 5%

The Company executed a six-month (6) note payable with a face amount of $600,000, less an original issue discount of $60,000, along with an additional $28,900 in transaction related fees (total debt discount and issue costs in cash of $88,900), resulting in net proceeds of $511,100.

In connection with obtaining this note, the Company also issued 60,000 shares of common stock to the lender having a fair value of $406,500, based upon the quoted closing trading price ($6.78/share).

The issuance of these shares resulted in an additional debt issue cost. In total, the Company recorded debt discounts/issuance costs of $495,400 which is being amortized over the life of the note to interest expense in the accompanying consolidated statements of operations.

See Note 8.

While the note is initially due in March 2024, the Company has the right to extend the note by an additional six-months (6) to September 2024.

Subsequent to December 31, 2023, pursuant to the January 17, 2024 global amendment, effective for all previously issued notes with this lender, in the event of default, the lender may convert the note into shares of common stock equal to the greater of $3.08 and the lower of the average VWAP over the ten (10) preceding trading days; or the greater of the average of the VWAP over the ten (10) preceding trading days or a floor price of $1.75. Additionally, if the Company raises $10,000,000 or more, then Note #3 will be repaid. If the Company raises $15,000,000 or more, then both Notes #2 and #3 will be repaid.

The Company has determined that in the event of default, the note at that time will be treated as a derivative liability subject to financial reporting at fair value and related mark to market adjustments in subsequent reporting periods.

This note is subject to cross-default. In the event this note or any other notes issued by this lender are in default (Notes #1, #2 and #3), all of the notes with this lender will be considered in default.

F-66

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

At December 31, 2023, the Company is not in default on this note and believes it is in compliance with all terms and conditions of the note.

This lender is considered a related party since it has a greater than 5% controlling interest in the Company’s outstanding common stock.

Note #3 – Note Payable – Related Party - Material Stockholder greater than 5%

In October 2023, the Company executed a three-month (3) note payable with a face amount of $320,000, less an original issue discount of $48,000, resulting in net proceeds of $272,000.

In connection with obtaining this note, the Company was required to issue 104,000 shares of common stock to the lender having a fair value of $539,760, based upon the quoted closing trading price ($5.19/share). However, the issuance of these shares would result in the lender having a greater than 9.99% ownership of the Company, which is prohibited by agreement. These shares are classified as common stock issuable in the accompanying consolidated balance sheets.

The future issuance of these shares resulted in an additional debt issue cost. In total, the Company recorded debt discounts/issuance costs of $320,000 which is being amortized over the life of the note to interest expense. The aggregate discounts calculated above exceeded the face amount of the note and therefore were limited to the face amount of the note totaling $320,000.

Pursuant to the January 17, 2024 global amendment, effective for all previously issued notes with this lender, in the event of default, the lender may convert the note into shares of common stock equal to the greater of $3.08 and the lower of the average VWAP over the ten (10) preceding trading days; or the greater of the average of the VWAP over the ten (10) preceding trading days or a floor price of $1.75. Additionally, if the Company raises $10,000,000 or more, then Note #3 will be repaid. If the Company raises $15,000,000 or more, then both Notes #2 and #3 will be repaid.

The Company has determined that in the event of default, the note at that time will be treated as a derivative liability subject to financial reporting at fair value and related mark to market adjustments in subsequent reporting periods.

This note is subject to cross-default. In the event this note or any other notes issued by this lender are in default (Notes #1, #2 and #3), all of the notes with this lender will be considered in default.

At December 31, 2023, the Company is not in default on this note and believes it is in compliance with all terms and conditions of the note.

This lender is considered a related party since it has a greater than 5% controlling interest in the Company’s outstanding common stock.

Subsequent to the year ended December 31, 2023, in January 2024, with respect to Notes #2 and #3 discussed above, as a result of extending the note maturity dates as amended to April 19, 2024, the Company is required to issue 72,000 shares of common stock. However, the issuance of these shares would result in the lender having a greater than 9.99% ownership of the Company, which is prohibited by agreement. These shares will be classified as common stock issuable.

The Company determined the fair value of these shares to be $270,000 ($3.75/share), based upon the quoted closing trading price. These shares will be recorded as additional interest expense.

F-67

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Notes #4 - #16 - Notes Payable – Related Party - Material Stockholder greater than 20%

During the year ended December 31, 2023, the Company executed several two-month (2) notes payable with an aggregate face amount of $2,585,000, less original issue discounts of $235,000, resulting in net proceeds of $2,350,000.

These notes are initially due two-months (2) from their issuance dates. If the notes reach maturity and are still outstanding, the notes and related accrued interest will automatically renew for successive two-month (2) periods.

These notes bear interest at 8% for the 1st nine-months (9), then 18% each month thereafter.

The lender is required to issue in writing any event of default. If an event of default occurs, all outstanding principal and accrued interest will be multiplied by 150% and become immediately due. Additionally, if the Company raises $3,000,000 (debt or equity based), the entire outstanding principal and accrued interest are immediately due.

Finally, in an event of default, the lender has the right to convert any or all of the outstanding principal and accrued interest into common stock equal to the greater of the average VWAP closing price over the ten (10) trading days ending on the date of conversion or $1.75 (the floor price). In the event such a conversion were to occur, which can only happen by default, the Company would evaluate the potential for recording derivative liabilities.

At December 31, 2023, the Company is not in default on any of these notes and believes it is in compliance with all terms and conditions of the notes.

This lender is considered a related party as it is controlled by Michael Farkas, an approximate 20% stockholder in the Company.

Note Payable - Other

During 2023, an entity controlled by this majority stockholder (approximately 20% common stock ownership) advanced unsecured working capital funds (net proceeds after original issue discount of $12,500 was $250,000) to the Company. In 2023, the note principal of $262,500 along with accrued interest of $13,125, aggregating $275,625 was repaid.

F-68

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Note Payable (non-vehicles)

The following is a summary of the Company’s note payable (non-vehicles) at December 31, 2023 and 2022, respectively:

Balance - December 31, 2022	$-
Face amount of note	275,250
Debt discount	(25,250)
Amortization of debt discount	9,729
Repayments	(133,289)
Balance - December 31, 2023	$126,440

The Company executed a note payable with a face amount of $275,250. Under the terms of the agreement, the lender will withhold 8.9% of the Company’s daily funds arising from sales through the lender’s payment processing services until the Company has repaid the $275,250 (interest is $25,250 or approximately 10% of the note amount). The $25,250 is considered a debt issuance cost and is being amortized over the life of the note to interest expense in the accompanying consolidated statements of operations. The Company received net proceeds of $250,000.

The following is a detail of the Company’s note payable (non-vehicles) at December 31, 2023 and 2022, respectively:

	Notes Payable
	Issue Date	Maturity Date	Interest Rate	Default Interest Rate	Collateral	December 31, 2023	December 31, 2022
	April 16, 2023	December 12, 2024	*	N/A	All assets	$141,961	$-

*	initially 6.5%, however, subject to change at each reporting period.				Less: unamortized debt discount	15,521	-
						$126,440	$-

Notes Payable - Vehicles

The following is a summary of the Company’s notes payable for its vehicles at December 31, 2023 and 2022, respectively:

Balance - December 31, 2021	$476,313
Acquisition of vehicles in exchange for notes payable	2,166,643
Repayments	(633,060)
Balance - December 31, 2022	2,009,896
Repayments	(836,618)
Balance - December 31, 2023	$1,173,278

F-69

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

The following is a detail of the Company’s notes payable for its vehicles at December 31, 2023 and 2022, respectively:

Notes Payable - Vehicles
Issue Date	Maturity Date	Interest Rate	Default Interest Rate	Collateral	December 31, 2023	December 31, 2022
January 15, 2021	November 15, 2025	11.00%	N/A	This vehicle	$28,370	$40,976
April 9, 2019	December 12, 2023	7.44%	N/A	This vehicle	-	8,174
April 9, 2019	December 12, 2023	7.44%	N/A	This vehicle	-	6,986
April 9, 2019	February 17, 2024	4.90%	N/A	This vehicle	1,873	10,670
December 15, 2021	December 18, 2024	3.50%	N/A	This vehicle	37,823	74,357
December 16, 2021	December 18, 2024	3.50%	N/A	This vehicle	37,023	72,784
January 11, 2022	January 25, 2025	3.50%	N/A	This vehicle	40,911	83,505
January 11, 2022	January 25, 2025	3.50%	N/A	This vehicle	40,911	83,505
January 11, 2022	January 25, 2025	3.50%	N/A	This vehicle	40,911	83,505
January 11, 2022	January 25, 2025	3.50%	N/A	This vehicle	40,911	83,505
February 8, 2022	February 10, 2025	3.50%	N/A	This vehicle	43,046	78,585
February 8, 2022	February 10, 2025	3.50%	N/A	This vehicle	43,046	78,585
February 8, 2022	February 10, 2025	3.50%	N/A	This vehicle	43,944	80,226
February 8, 2022	February 10, 2025	3.50%	N/A	This vehicle	43,045	78,585
April 5, 2022	April 20, 2025	3.50%	N/A	This vehicle	50,157	86,271
April 5, 2022	April 20, 2025	3.50%	N/A	This vehicle	50,157	86,271
April 5, 2022	April 20, 2025	3.50%	N/A	This vehicle	51,157	86,270
April 5, 2022	April 20, 2025	3.50%	N/A	This vehicle	50,862	87,481
April 5, 2022	April 20, 2025	3.50%	N/A	This vehicle	50,925	87,594
April 5, 2022	April 20, 2025	3.50%	N/A	This vehicle	50,925	87,594
April 5, 2022	April 20, 2025	3.50%	N/A	This vehicle	50,925	87,594
April 5, 2022	April 20, 2025	3.50%	N/A	This vehicle	50,925	87,594
August 4, 2022	August 18, 2025	4.99%	N/A	This vehicle	20,837	32,536
August 4, 2022	August 18, 2025	4.99%	N/A	This vehicle	20,838	32,536
November 1, 2021	November 11, 2025	4.84%	N/A	This vehicle	17,913	26,578
November 1, 2021	November 11, 2025	0.00%	N/A	This vehicle	18,572	28,261
November 1, 2021	November 11, 2025	0.00%	N/A	This vehicle	18,572	28,261
June 1, 2022	May 23, 2026	0.90%	N/A	This vehicle	24,035	33,813
June 1, 2022	May 23, 2026	0.90%	N/A	This vehicle	24,032	33,813
April 27, 2022	May 10, 2027	9.05%	N/A	This vehicle	107,047	132,246
April 27, 2022	May 1, 2026	8.50%	N/A	This vehicle	73,585	101,237
					1,173,278	2,009,896

				Less: current portion	819,788	811,516
				Long term portion	$353,490	$1,198,380

F-70

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Debt Maturities

The following represents the maturities of the Company’s various debt arrangements for each of the five (5) succeeding years and thereafter as follows:

For the Year Ended December 31,	Notes Payable - Related Parties	Notes Payable	Vehicles	Total

2024	$4,802,115	$126,440	$819,788	$5,748,343
2025	-	-	282,212	282,212
2026	-	-	55,827	55,827
2027	-	-	15,451	15,451
Total	$4,802,115	$126,440	$1,173,278	$6,101,833

Line of Credit

On December 10, 2021, the Company entered into a Securities-Based Line of Credit, Promissory Note, Security, Pledge and Guaranty Agreement (the “Line of Credit”) with City National Bank of Florida.

Pursuant to the revolving Line of Credit, the Company may borrow up to the Credit Limit, determined from time to time in the sole discretion of the Bank. The Credit Limit was $0 and $3,000,000 at December 31, 2023 and 2022, respectively.

Outstanding borrowings under the line of credit were $0 and $3,000,000 at December 31, 2023 and 2022, respectively.

The line of credit was repaid in September 2023 for $1,008,813 (principal of $1,000,000 plus accrued interest of $8,813).

To secure the repayment of the Credit Limit, the Bank had a first priority lien and continuing security interest in the securities held in the Company’s investment portfolio with the Bank. The Company liquidated its entire position in the investment portfolio during the second quarter of 2023.

The amount outstanding under the Line of Credit bore interest equal to the Reference Rate plus the Spread (as defined in the Line of Credit) in effect each day. Interest was due and payable monthly in arrears.

The interest rate on the Line of Credit was 5.75% at December 31, 2022.

The Bank could, at any time, without notice, and at its sole discretion, demand the repayment of the outstanding line of credit.

In connection with the repayment of the line of credit, no further advances had been made and the bank closed the line of credit.

F-71

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Note 6 – Fair Value of Financial Instruments

The Company evaluates its financial assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level in which to classify them for each reporting period. This determination requires significant judgments to be made.

The Company did not have any assets or liabilities measured at fair value on a recurring basis at December 31, 2023. As noted above, all of the Company’s corporate bonds were measured at fair value at December 31, 2022.

Note 7 – Commitments and Contingencies

Operating Leases

We have entered into various operating lease agreements, including our corporate headquarters. We account for leases in accordance with ASC Topic 842: Leases, which requires a lessee to utilize the right-of-use model and to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases are classified as either financing or operating, with classification affecting the pattern of expense recognition in the statement of operations. In addition, a lessor is required to classify leases as either sales-type, financing or operating. A lease will be treated as a sale if it transfers all of the risks and rewards, as well as control of the underlying asset, to the lessee. If risks and rewards are conveyed without the transfer of control, the lease is treated as financing. If the lessor does not convey risk and rewards or control, the lease is treated as operating. We determine if an arrangement is a lease, or contains a lease, at inception and record the lease in our financial statements upon lease commencement, which is the date when the underlying asset is made available for use by the lessor.

Right-of-use assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments over the lease term. Lease right-of-use assets and liabilities at commencement are initially measured at the present value of lease payments over the lease term. We generally use our incremental borrowing rate based on the information available at commencement to determine the present value of lease payments except when an implicit interest rate is readily determinable. We determine our incremental borrowing rate based on market sources including relevant industry data.

F-72

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

We have lease agreements with lease and non-lease components and have elected to utilize the practical expedient to account for lease and non-lease components together as a single combined lease component, from both a lessee and lessor perspective with the exception of direct sales-type leases and production equipment classes embedded in supply agreements. From a lessor perspective, the timing and pattern of transfer are the same for the non-lease components and associated lease component and, the lease component, if accounted for separately, would be classified as an operating lease.

We have elected not to present short-term leases on the balance sheet as these leases have a lease term of 12 months or less at lease inception and do not contain purchase options or renewal terms that we are reasonably certain to exercise. All other lease assets and lease liabilities are recognized based on the present value of lease payments over the lease term at commencement date. Because most of our leases do not provide an implicit rate of return, we used our incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments.

Our leases, where we are the lessee, do not include an option to extend the lease term. For purposes of calculating lease liabilities, lease term would include options to extend or terminate the lease when it is reasonably certain that we will exercise such options.

Lease expense for operating leases is recognized on a straight-line basis over the lease term as an operating expense, included as a component of general and administrative expenses, in the accompanying consolidated statements of operations.

Certain operating leases provide for annual increases to lease payments based on an index or rate, our lease has no stated increase, payments were fixed at lease inception. We calculate the present value of future lease payments based on the index or rate at the lease commencement date. Differences between the calculated lease payment and actual payment are expensed as incurred.

At December 31, 2023 and 2022, respectively, the Company had no financing leases as defined in ASC 842, “Leases.”

On December 3, 2021, the Company signed a lease for 5,778 square feet of office space, for occupancy effective January 1, 2022. The lease term is 39 months, and the total monthly payment is $21,773, including base rent, estimated operating expenses and sales tax.

The initial base rent of $14,743 including sales tax was abated for months 1, 13 and 25 of the lease and is subject to a 3% annual increase. An initial Right of Use (“ROU”) asset of $735,197 was recognized as a non-cash asset addition.

F-73

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

The tables below present information regarding the Company’s operating lease assets and liabilities at December 31, 2023 and 2022, respectively:

	December 31, 2023	December 31, 2022
Assets

Operating lease - right-of-use asset - non-current	$297,394	$521,782

Liabilities

Operating lease liability	$316,008	$546,022

Weighted-average remaining lease term (years)	1.25	2.25

Weighted-average discount rate	5%	5%

The components of lease expense were as follows:

	December 31, 2023	December 31, 2022

Operating lease costs

Amortization of right-of-use operating lease asset	$224,388	$213,415
Lease liability expense in connection with obligation repayment	21,389	$32,362
Total operating lease costs	$245,777	$245,777

Supplemental cash flow information related to operating leases was as follows:

Operating cash outflows from operating lease (obligation payment)	$251,403	$246,538
Right-of-use asset obtained in exchange for new operating lease liability	$-	$735,197

F-74

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Future minimum lease payments under non-cancellable leases for the years ended December 31 were as follows:

2024	$256,414
2025	69,421
Total undiscounted cash flows	325,835
Less: amount representing interest	(9,827)
Present value of operating lease liability	316,008
Less: current portion of operating lease liability	246,880
Long-term operating lease liability	$69,128

Operating Lease – Related Party

On August 1, 2023, the Company signed a lease for 1,200 square feet of office space owned by the Company’s Chief Technology Officer. The lease term is 48 months, and the total monthly payment is $6,955, including base rent, estimated operating expenses and sales tax.

The lease is subject to a 3% annual increase. An initial Right of Use (“ROU”) asset of $316,557 was recognized as a non-cash asset addition.

The tables below present information regarding the Company’s operating lease assets and liabilities – related party at December 31, 2023 and 2022, respectively:

	December 31, 2023	December 31, 2022
Assets

Operating lease - right-of-use asset - non-current	$286,397	$-

Liabilities

Operating lease liability	$287,994	$-

Weighted-average remaining lease term (years)	3.58	-

Weighted-average discount rate	5%	-

The components of lease expense were as follows:

	December 31, 2023	December 31, 2022

Operating lease costs

Amortization of right-of-use operating lease asset	$30,160	$-
Lease liability expense in connection with obligation repayment	6,212	$-
Total operating lease costs	$36,372	$-

Supplemental cash flow information related to operating leases was as follows:

Operating cash outflows from operating lease (obligation payment)	$34,775	$-
Right-of-use asset obtained in exchange for new operating lease liability	$316,557	$-

Future minimum lease payments under non-cancellable leases for the years ended December 31 were as follows:

2024	$84,503
2025	87,038
2026	89,650
2027	53,199
Total undiscounted cash flows	314,390
Less: amount representing interest	(26,396)
Present value of operating lease liability	287,994
Less: current portion of operating lease liability	72,034
Long-term operating lease liability	$215,960

Employment Agreements

During 2023, the Company executed employment agreements with certain of its officers and directors. These agreements contain various compensation arrangements pertaining to the issuance of stock and cash. The stock portion of the compensation contains vesting provisions and are recorded as earned.

For more information on these agreements see related Form 8K’s filed on:

●	February 10, 2023 (Non-Independent Director),
●	April 19, 2023 (Chief Technology Officer) (“CTO”); and
●	April 24, 2023 (Interim Chief Executive Officer) (“ICEO”)

Non-Independent Director

In February 2023, the Company’s non-independent director received 4,167 shares of common stock, having a fair value of $40,000, based upon the quoted closing price ($9.60/share). This expense was recorded as a component of general and administrative expenses for the year ended December 31, 2023.

Chief Technology Officer

In April 2023, the Company’s CTO was entitled to receive up to 130,000 shares of common stock, subject to vesting provisions for services rendered. These shares had a fair value of $832,000 on the grant date based upon the quoted closing trading price ($6.40/share).

For the year ended December 31, 2023, the CTO vested in 104,000 shares of common stock, having a fair value of $665,600. Additionally, the remaining 26,000 shares vest 13,000 in April 2024 and 2025, respectively. A corresponding expense totaling $52,000 was recorded for those shares (26,000) which were part of this employment agreement that had not yet vested. Total expense recorded during the year ended December 31, 2023 for the CTO was $717,600.

F-75

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

This expense was recorded as a component of general and administrative expenses for the year ended December 31, 2023.

The Company has filed several Form 8K’s during July and August 2023 related to the hiring and termination of various officers, directors and board members.

Board Directors (New Board Members)

In 2023, the Company granted various board directors an aggregate of 88,336 shares of common stock having a fair value of $455,000 on the grant date based upon the quoted closing trading price ($4.95 - $5.53/share). All shares will vest in June 2024 at the Company’s annual meeting.

The Company recognized an expense of $238,334 related to the vesting of these shares over the term in which services are being provided.

Board Directors (Former Board Members)

The Company recognized an expense of $207,083 related to the vesting of shares over the term in which services were being provided in 2023 (through June 2023 prior to termination, these awards had been fully vested).

Contingencies – Legal Matters

The Company is subject to litigation claims arising in the ordinary course of business. The Company records litigation accruals for legal matters which are both probable and estimable and for related legal costs as incurred. The Company does not reduce these liabilities for potential insurance or third-party recoveries.

As of December 31, 2023 and 2022, the Company is not aware of any litigation, pending litigation, or other transactions that would require accrual or disclosure.

F-76

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Note 8 – Stockholders’ Equity (Deficit)

At December 31, 2023 and 2022, respectively, the Company had two (2) classes of stock:

Preferred Stock

-	5,000,000 shares authorized
-	none issued and outstanding
-	Par value - $0.0001
-	Voting – none
-	Ranks senior to any other class of preferred stock
-	Dividends - none
-	Liquidation preference - none
-	Rights of redemption - none
-	Conversion - none

Common Stock

-	500,000,000 shares authorized
-	1,806,612 and 1,334,270 shares issued and outstanding at December 31, 2023 and 2022, respectively
-	Par value - $0.0001
-	Voting at 1 vote per share

Securities and Incentive Plans

See Schedule 14A Information Statements filed with the US Securities and Exchange Commission for complete details of the Company’s Stock Incentive Plans. All issuances under these Plans has been noted below for the years ended December 31, 2023 and 2022, respectively.

F-77

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Equity Transactions for the Year Ended December 31, 2023

Stock Issued for Cash

The Company sold 3,357 shares of common stock for $25,308 ($7.65 – 8.83/share) through at the market (“ATM”) sales via a sales agent who was eligible for commissions of 3% for any sales of common stock made. The Company also paid $25,308 in related expenses as direct offering costs in connection with the sale of these shares.

Stock Issued for Services – Related Parties

The Company issued an aggregate 268,986 shares of common stock to a Company officer as well various board members for services rendered, having a fair value of $1,215,365 ($4.38 – $8.78/share), based upon the quoted closing trading price. The issuance of these shares was pursuant to vesting.

Stock Issued for Services

The Company issued 40,000 shares of common stock to consultants for services rendered, having a fair value of $272,750 ($4.80 - $11.98/share), based upon the quoted closing trading price.

Stock Issued for Debt Issuance Costs – Related Party (Common Stock Issuable)

The Company issued 264,000 shares of common stock in connection with the issuance notes payable (See Note 5), having a fair value of $919,500 ($5.18 - $6.78/share), based upon the quoted closing trading price.

Of the total 264,000 shares issued, 104,000 shares remain unissued (common stock issuable) since the issuance of these shares would give this lender greater than 9.99% ownership of the Company, which is prohibited by agreement. See Note 5.

This lender holds a greater than 5% controlling interest in the Company.

Equity Transactions for the Year Ended December 31, 2022

Stock Issued for Services – Related Parties

The Company issued 18,373 shares of common stock to certain officers and directors for services rendered, having a fair value of $1,309,524 ($71.28/share), based upon the quoted closing trading price. The recipients were subject to vesting provisions in connection with their restricted stock grants, and in certain cases, for any individual that was terminated, related shares may have received accelerated vesting.

Stock Issued for Services

The Company issued 1,707 shares of common stock for services rendered, having a fair value of $102,759 ($60/share), based upon the quoted closing trading price.

F-78

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Stock Issued for Acquisition

The Company issued 2,016 shares of common stock in connection with the acquisition of Full Service Fueling, having a fair value of $50,000 ($24.80/share), based upon the quoted closing trading price.

Restricted Stock and Related Vesting

A summary of the Company’s nonvested shares (due to service based restrictions) as of December 31, 2023 and 2022, is presented below:

Non-Vested Shares	Number of Shares	Weighted Average Gant Date Fair Value
Balance - December 31, 2021	15,878	$8.18
Granted	48,340	12.60
Vested	(20,277)	53.80
Cancelled/Forfeited	(1,750)	40.00
Balance - December 31, 2022	42,191	1.40
Granted	330,554	5.77
Vested	(104,698)	6.72
Cancelled/Forfeited	(153,711)	5.53
Balance - December 31, 2023	114,336	$5.43

The Company has issued various equity grants to board directors, officers, consultants and employees. These grants typically contain a vesting period of one to three years and require services to be performed in order to vest in the shares granted.

The Company determines the fair value of the equity grant on the issuance date based upon the quoted closing trading price. These amounts are then recognized as compensation expense over the requisite service period and are recorded as a component of general and administrative expenses in the accompanying consolidated statements of operations.

The Company recognizes forfeitures of restricted shares as they occur rather than estimating a forfeiture rate. Any unvested share based compensation is reversed on the date of forfeiture, which is typically due to service termination.

At December 31, 2023, unrecognized stock compensation expense related to restricted stock was $324,134, which will be recognized over a weighted-average period of 1.27 years

F-79

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Stock Options

Stock option transactions for the years ended December 31, 2023 and 2022 are summarized as follows:

Stock Options	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value	Weighted Average Grant Date Fair Value
Outstanding - December 31, 2021	8,769	$35.60	3.25	$-	$-
Vested and Exercisable - December 31, 2021	8,769	$35.60	3.25	$-	$-
Unvested and non-exercisable - December 31, 2021	-	$-	-	$-	$-
Granted	28,623	$13.97			$12.49
Exercised	-	-
Cancelled/Forfeited	-	-
Outstanding - December 31, 2022	37,392	$19.05	3.68	$-	$-
Vested and Exercisable - December 31, 2022	34,526	$19.44	3.47	$-	$-
Unvested and non-exercisable - December 31, 2022	2,866	$14.36	4.16	$-	$-
Granted	101,930	$17.41			$0.73
Exercised	-	$-
Cancelled/Forfeited	(139,322)	$17.85
Outstanding - December 31, 2023	-	$-	-	$-	$-
Vested and Exercisable - December 31, 2023	-	$-	-	$-	$-
Unvested and non-exercisable - December 31, 2023	-	$-	-	$-	$-

Year Ended December 31, 2023

The Company granted 101,930 stock options, having a fair value of $73,920.

Of the total, 21,930 were granted to our former Chief Executive Officer in lieu of accrued salary totaling $50,000. These options were fully vested on the grant date.

The remaining 80,000 options were granted to consultants for a project that was cancelled in 2023. As a result, the Company recorded a grant date fair value of $23,920. All previously recorded stock based compensation ($7,973) was reversed in 2023. There was a net effect of $0 on the consolidated statements of operations for this grant.

F-80

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

The fair value of the stock options granted in 2023 were determined using the Black-Scholes Option pricing model with the following assumptions:

Expected term (years)	5.00
Expected volatility	59% - 62%
Expected dividends	0%
Risk free interest rate	4.00%

In, 2023, the Company determined that all outstanding options previously granted were held by former officers, directors and employees. None of these individuals had timely exercised their options post termination in an allowable time period, resulting in the cancellation and forfeiture of any issued and outstanding amounts held.

Year Ended December 31, 2022

The Company granted 28,623 stock options, having a fair value of $357,400.

Of the total, 26,123 stock options were granted to certain former officers and directors for services to be rendered, having a fair value of $350,000.

Of these total options granted, 11,429 options were fully vested ($153,125), the remaining 14,694 were subject to cancellation due to termination of services. In 2023, the Company reversed previously recorded stock based compensation of $9,375, which was reversed due to non-vesting in these service based grants. Due to some of these options being cancelled during the third quarter of 2023, an additional $14,063 was also reversed due to non-vesting in those service based grants.

The remaining 2,500 stock options were granted to a consultant for services to be rendered, having a fair value of $7,400. Only 1,250 options having a fair value of $3,700 vested. The remaining 1,250 options ($3,700) will not vest and no additional compensation was recorded.

The fair value of the stock options granted in 2022 were determined using the Black-Scholes Option pricing model with the following assumptions:

Expected term (years)	5.00
Expected volatility	62%
Expected dividends	0%
Risk free interest rate	1.64%

F-81

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Stock-Based Compensation

Stock-based compensation expense for the years ended December 31, 2023 and 2022 included those amounts associated with vesting of common stock and options of $1,525,146 and $1,412,283, respectively with various officers and directors.

These amounts also included a reduction related to common stock and stock options for individuals who were terminated and did not vest in their awards, in which the Company recorded previously recognized expense. These amounts were insignificant.

Of the totals above, $1,215,365 and $694,524 were for related parties for the years ended December 31, 2023 and 2022, respectively.

Warrants

Warrant activity for the years ended December 31, 2023 and 2022 are summarized as follows:

Warrants	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding - December 31, 2021	81,452	$10.36	3.22	$-
Vested and Exercisable - December 31, 2021	81,452	$10.36	3.22	$-
Unvested - December 31, 2021	-	$-	-	$-
Granted	-
Exercised	-
Cancelled/Forfeited	-
Outstanding - December 31, 2022	81,452	$10.36	2.22	$82,756
Vested and Exercisable - December 31, 2022	81,452	$10.36	2.22	$82,756
Unvested - December 31, 2022	-	$-	-	$-
Granted	-
Exercised	-
Cancelled/Forfeited	-
Outstanding - December 31, 2023	81,452	$10.36	1.22	$36,030
Vested and Exercisable - December 31, 2023	81,452	$10.36	1.22	$36,030
Unvested and non-exercisable - December 31, 2023	-	$-	-	$-

F-82

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Note 9 – Acquisition

On March 11, 2022, the Company acquired substantially all of the assets of Full Service Fueling (“Seller”), a mobile fueling service provider, for (a) a net amount of $321,250 cash after a credit of $3,750, and (b) 2,016 common shares, with a value of $50,000 based upon the quoted closing price. Further, the Purchase Agreement includes provisions wherein the Company agrees to utilize Seller’s affiliate Palmdale Oil Company, Inc. (“Palmdale”) as one if its main fuel suppliers throughout the state of Florida, with preferred pricing on all fuel purchases. Palmdale will also provide the Company with access to vehicle parking at their locations throughout the state in order to support the expansion of the Company’s mobile fueling business. This acquisition was considered an acquisition of a business under ASC 805.

A summary of the purchase price allocation at fair value is below:

Consideration paid
Cash	$321,250
Common stock	50,000

Fair value of consideration transferred	$371,250

Recognized amounts of identifiable assets acquired

Vehicles	153,000
Customer list	66,413
Loading rack license	58,857
Other identifiable intangibles	56,124
Total assets acquired	334,394

Goodwill	$36,856

The vehicles are being depreciated over their estimated useful lives. Goodwill of $36,856 is primarily related to factors such as synergies and market share. Goodwill is not deductible for tax purposes. Transaction costs related to the acquisition were not material.

All of the remaining intangibles, including goodwill, were deemed fully impaired at December 31, 2022. At December 31, 2023, the vehicles acquired are still in service.

F-83

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

Note 10 – Material Definitive Agreement as Amended and Reverse Acquisition

Entry into Material Definitive Agreement Related Party – as Amended and Restated

On August 10, 2023, the Company, the members (the “Members”) of NextNRG Holding Corp. (“Next Charging”) and Michael Farkas, an individual, as the representative of the members, entered into an Exchange Agreement (the “Exchange Agreement”), pursuant to which the Company agreed to acquire from the Members 100% of the membership interests of Next Charging (the “Membership Interests”) in exchange for up to 40,000,000 shares of common stock.

This agreement was amended on November 2, 2023, as follows:

-	14,000,000 shares of common stock will vest upon the closing of the acquisition of Next Charging,
-	14,000,000 shares of common stock will vest upon the acquisition of the first target; and
-	12,000,000 shares of common stock will vest upon the Company commercially deploying the third solar, wireless electric vehicle charging, microgrid, and/or battery storage system.

As an additional condition to be satisfied prior to the Closing, Next Charging is also required to take actions to record the assignment to itself of a patent mentioned in the Amended and Restated Exchange Agreement.

Next Charging is a renewable energy company formed by Michael D. Farkas. Next Charging has plans to develop and deploy wireless electric vehicle charging technology coupled with battery storage and solar energy solutions.

Upon Closing, the board of directors of the Company will appoint Michael Farkas as Chief Executive Officer, Director and Executive Chairman of the Company. Mr. Farkas is the managing member and CEO of Next Charging. Mr. Farkas is also the beneficial owner of approximately 20% of the Company’s issued and outstanding common stock.

The Closing is subject to customary closing conditions, including (i) that the Company take the actions necessary to amend its certificate of incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares of Common Stock to 500,000,000 shares of Common Stock, (ii) the receipt of the requisite stockholder approval, (iii) the receipt of the requisite third-party consents and (iv) compliance with the rules and regulations of The Nasdaq Stock Market.

At the time of closing, there will be a change in control, in a transaction treated as a reverse acquisition. See Form 8-K filed on November 2, 2023 for additional information.

On March 1, 2024, Next Charging LLC reincorporated in the state of Nevada as a C-Corporation and changed its name to NextNRG Holding Corp.

F-84

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

At December 31, 2023 and the date of these financial statements, the agreement has not yet closed.

Note 11 – Income Taxes

The Components of the deferred tax assets and liabilities at December 31, 2023 and 2022 were approximately as follows:

	December 31, 2023	December 31, 2022
Deferred Tax Assets
Stock based compensation	$142,000	$203,000
Intangibles	719,000	908,000
Net operating loss carryforward	10,775,000	8,147,000
Lease liabilities	80,000	138,000
Capitalized research expenditures	367,000	354,000
Bad debt reserve	21,000	-
Other	9,000	8,000
Total deferred tax assets	12,113,000	9,758,000

Deferred Tax Liabilities
Depreciation	(683,000)	(872,000)
Prepaid assets	(47,000)	(34,000)
Right-of-Use asset	(75,000)	(132,000)
Total deferred tax liabilities	(805,000)	(1,038,000)

Deferred Tax Assets	11,308,000	8,720,000
Less: valuation allowance	(11,308,000)	(8,720,000)
Deferred tax asset – net	$-	$-

The components of the income tax benefit and related valuation allowance for the years ended December 31, 2023 and 2022 was approximately as follows:

	December 31, 2023	December 31, 2022
Current	$-	$-
Deferred	(2,588,000)	(4,149,000)
Total income tax provision (benefit)	(2,588,000)	(4,149,000)
Less: valuation allowance	2,588,000	4,149,000
	$-	$-

F-85

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

A reconciliation of the provision for income taxes for the years ended December 31, 2023 and 2022 as compared to statutory rates was approximately as follows:

	December 31, 2023	December 31, 2022
Federal income tax expense (benefit) - 21%	$(2,199,000)	$(3,676,000)
State income tax expense (benefit) - 4.35% - net of federal effect	(455,000)	(761,000)
Permanent differences – net	(25,000)	255,000
Deferred adjustments	91,000	33,000
Change in valuation allowance	2,588,000	4,149,000
Income tax expense (benefit)	$-	$-

Federal net operating loss carry forwards at December 31, 2023 and 2022 were approximately as follows:

December 31, 2023	December 31, 2022

$43,000,000	$33,000,000

The Company reviews its filing positions for all open tax years in all U.S. Federal and State jurisdictions where the Company is required to file. The tax years subject to examination include the years 2020 and forward.

There are no uncertain tax positions that would require recognition in the consolidated financial statements. If the Company incurs an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as income taxes. The Company’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof as well as other factors.

Note 12 – Subsequent Events

Notes Payable Related Party – Material Stockholder greater than 20%

Subsequent to December 31, 2023, the Company executed several two-month (2) notes payable with an aggregate face amount of $1,070,000, less original issue discounts of $100,000, resulting in net proceeds of $970,000.

These notes are initially due two-months (2) from their issuance dates. If the notes reach maturity and are still outstanding, the notes and related accrued interest will automatically renew for successive two-month (2) periods.

F-86

EZFILL HOLDING, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

These notes bear interest at 8% for the 1st nine-months (9), then 18% each month thereafter.

In connection with obtaining these notes, the Company also issued 156,000 shares of common stock to the lender, which will be accounted for as a debt discount.

The lender is required to issue in writing any event of default. If an event of default occurs, all outstanding principal and accrued interest will be multiplied by 150% and become immediately due. Additionally, if the Company raises $3,000,000 (debt or equity based), the entire outstanding principal and accrued interest are immediately due.

Finally, in an event of default, the lender has the right to convert any or all of the outstanding principal and accrued interest into common stock equal to the greater of the average VWAP closing price over the ten (10) trading days ending on the date of conversion or $1.75 (the floor price). In the event such a conversion were to occur, which can only happen by default, the Company would evaluate the potential for recording derivative liabilities.

This lender is considered a related party as it is controlled by Michael Farkas, an approximate 20% stockholder in the Company.

See Note 5 for all other related note issuances with his lender.

NASDAQ – Continued Listing Rule or Standard

As previously disclosed, on August 22, 2023, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company’s stockholders’ equity did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Listing Rule 5550(b) (the “Equity Rule”). Upon submission of the Company’s plan to regain compliance, the Staff granted the Company an extension until February 20, 2024 to comply with this requirement.

On February 21, 2024, the Company received a delist determination letter (the “Delist Letter”) from the Staff advising the Company that the Staff had determined that the Company did not meet the terms of the extension. Specifically, the Company did not complete its proposed transaction to regain compliance with the Equity Rule and evidence compliance on or before February 20, 2024.

The Company has requested an appeal for the Staff’s determination. The hearing has been scheduled for May 2, 2024. At the hearing, the Company intends to present its plan for regaining compliance with the Equity Rule and may request a further extension to complete the execution of its plan. No assurance can be provided that Nasdaq will ultimately accept the Company’s plan or that the Company will ultimately regain compliance with the Equity Rule.

See Form 8-K filed on February 23, 2024.

Change in Authorized Shares

On June 14, 2024, the Company amended its certificate of incorporation to increase its authorized shares of common stock from 50,000,000 to 500,000,000 shares.

Reverse Stock Split

On June 19, 2024, the Company’s Board of Directors authorized a 1:2.5 reverse stock split. As a result, all share and per share amounts have been retroactively restated to the earliest period presented in the accompanying consolidated financial statements.

F-87

NextNRG Holding Corp. and Subsidiaries

F-88

NEXTNRG HOLDING CORP AND SUBSIDIARIES

Consolidated Balance Sheets

	September 30, 2024	December 31, 2023
	(Unaudited)

Assets

Current Assets
Cash	$83,373	$544,276
Marketable securities - related party	12,703,491	-
Non Marketable securities - related party	1,400,000
Escrow deposit - future acquisition	-	250,000
Project Deposit	50,000
Notes and accrued interest receivable - related parties - net	15,407	2,582,675
Total Current Assets	14,252,271	3,376,951

Fixed Assets- Net	69,054	78,742

Intangible assets - net	5,164,999	-

Total Assets	$19,486,324	$3,455,693

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Accounts payable and accrued expenses	$197,164	$72,441
Accounts payable and accrued expenses - related party	1,000,422	-
Advances payable - related party	-	-
Notes payable - net	5,729,442	-
Notes payable - related party	10,648,000	3,869,650
Total Current Liabilities	17,575,028	3,942,091

Total Liabilities	17,575,028	3,942,091

Commitments and Contingencies

Stockholders’ Equity (Deficit)

Series X, preferred stock - $0.00001 par value; 50,000,000 shares authorized; 1 and 0 shares issued and outstanding, respectively	-	-
Series A, common stock - $0.00001 par value; 500,000,000 shares authorized; 17,700,000 and 0 shares issued, 15,000,000 and 0 shares outstanding, respectively	150	150
Series B, common stock - $0.00001 par value; 500,000,000 shares authorized; 11,800,000 and 0 shares issued, 10,000,000 and 0 shares outstanding, respectively	100	100
Additional paid-in capital	1,410,302	77,371
Retained Earnings (Accumulated deficit)	500,744	(564,019)
Total Stockholders’ Equity (Deficit)	1,911,296	(486,398)

Total Liabilities and Stockholders’ Equity (Deficit)	$19,486,324	$3,455,693

F-89

NEXTNRG HOLDING CORP AND SUBSIDIARIES

Consolidated Statements of Operations

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023

General and administrative expenses	1,348,239	322,643	2,982,070	465,385

Loss from operations	(1,348,239)	(323,543)	(2,982,070)	(465,385)

Other income (expense)
Interest income - related parties	3,463,883	128,519	3,926,530	137,798
Interest expense	(1,198,992)	(33,485)	(2,782,742)	(38,420)
Investment income - related party	621,378	-	2,025,605	-
Unrealized gain (loss) on marketable securities - related party	1,047,528	-	877,440	-
Total other income (expense) - net	3,933,796	95,034	4,046,832	99,378

Net income (loss)	$2,585,558	$(228,509)	$1,064,763	$(366,007)

Income (loss) per share - basic and diluted	$0.10	$(0.01)	$0.04	$(0.01)

Weighted average number of shares - basic and diluted	25,000,000	23,430,008	25,000,000	25,000,000

F-90

NEXTNRG HOLDING CORP AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

	Preferred Stock		Common Stock				Additional	(Accumulated Deficit)	Total Stockholders’
	Series X		Series A		Series B		Paid-in	Retained	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	(Deficit)

December 31, 2023	-	$-	15,000,000	$150	10,000,000	$100	$77,371	$(564,019)	$(486,398)

Stock issued for cash - related party - ($0.00001/share)	1	-	-	-	-	-	1	-	1

Vesting of stock based compensation
Series A and B preferred stock	-	-	-	-	-	-	190,312	-	190,312

Imputed interest - related party	-	-	-	-	-	-	742	-	742

Net loss	-	-	-	-	-	-	-	(415,876)	(415,876)

March 31, 2024	1	-	15,000,000	150	10,000,000	100	268,426	(979,895)	(711,219)

Vesting of stock based compensation
Series A and B preferred stock	-	-	-	-	-	-	570,938	-	570,938

Net income	-	-	-	-	-	-	-	(1,104,919)	(1,104,919)

June 30, 2024	1	$-	15,000,000	$150	10,000,000	$100	$839,364	$(2,084,814)	$(1,245,200)

Vesting of stock based compensation
Series A and B preferred stock	-	-	-	-	-	-	570,938	-	570,938

Net income	-	-	-	-	-	-	-	2,585,558	2,585,558

September 30, 2024	1	$-	15,000,000	150	10,000,000	100	1,410,302	500,744	1,911,296

F-91

NEXTNRG HOLDING CORP AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

	Preferred Stock		Common Stock					Additional		Total Stockholders’
	Series X		Series A		Series B			Paid-in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares		Amount	Capital	Deficit	(Deficit)

December 31, 2022	-	$-	15,000,000	$150	10,000,000		$100	$2,812	$32,020	$35,082

Net loss	-	-	-	-	-		-	-	(900)	(900)

March 31, 2023	-	-	15,000,000	150	10,000,000		100	2,812	31,120	34,182

Imputed interest - related party	-	-	-	-	-		-	2,468	-	2,468

Net loss	-	-	-	-	-		-	-	(137,498)	(137,498)

June 30, 2023	-	$-	15,000,000	$150	10,000,000		$100	$5,280	$(106,378)	$(100,848)
Net Loss	-	-	-	-		-	-	-	(228,509)	(228,509)
September 30, 2023	-	-	15,000,000	$150	10,000,000		$100	$5,280	(334,887)	(329,357)

F-92

NEXTNRG HOLDING CORP AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	For the Nine Months Ended September 30,
	2024	2023

Operating activities
Net Income (loss)	$1,064,763	$(366,007)
Adjustments to reconcile net loss to net cash provided by (used in) operations
Amortization of debt discount	1,473,660	-
Amortization of intangible assets	335,001	-
Depreciation expense	14,394	5,555
Recognition of stock based compensation (Series A and B common stock)	1,332,188	-
Imputed interest - related party	742	23,333
Default investment income - related party	(3,266,816)	-
Acquisition of marketable securities - related party	(2,025,602)	-
Unrealized gain on marketable securities - related party	(877,440)	-
Changes in operating assets and liabilities
(Increase) decrease in
Notes receivable - related party	-	(64,205)
Accrued interest receivable - related party	(336,366)	-
Increase (decrease) in
Accounts payable and accrued expenses	124,723	18,444
Accounts payable and accrued expenses - related party	1,000,422	-
Project Deposit	(50,000)	-
Net cash used in operating activities	(1,210,331)	(382,880)

Investing activities
Purchase of fixed assets	(4,706)	(88,734)
Cash paid in connection with acqusition of Stat-EI, Inc. - net of prior deposit of $250,000	(1,550,000)	-
Acquisition of non-marketable securities - related party	(1,400,000)
Advances - related party	(3,630,000)	(1,375,000)
Net cash used in investing activities	(6,584,706)	(1,463,734)

Financing activities
Proceeds from advances payable - related party	-
Proceeds from notes payable	5,000,000	-
Repayments on notes payable	(4,444,218)	-
Proceeds from notes payable - related party	6,778,350	2,900,000
Proceeds from issuance of Series X preferred stock - related party	1	-
Net cash provided by financing activities	7,334,133	2,900,000

Net (decrease) increase in cash	(460,903)	1,053,386

Cash - beginning of period	544,276	1,457

Cash - end of period	$83,373	$1,054,843

Supplemental disclosure of cash flow information
Cash paid for interest	$689,797	$-
Cash paid for income tax	$-	$-

Supplemental disclosure of non-cash investing and financing activities
Acquisition of Stat-EI, Inc.	$3,700,000	$-
Debt discount in connection with notes payable	$2,376,250	$-
Original issue discount on notes receivable - related party	$330,000	$-
Conversion of notes and accrued interest receivable in exchange for EZFL common stock - related party	$9,800,449	-

F-93

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

Note 1 - Organization and Nature of Operations

Organization and Nature of Operations

NextNRG Holding Corp (formerly known as Next Charging LLC) (collectively, “Next,” “NextNRG,” “we,” “us,” “our” or the “Company”) was incorporated in Florida in 2016. The Company also has a wholly owned subsidiary called NextNRG, LLC, which was incorporated in Delaware in 2023.

In January 2024, we acquired 100% of Stat-EI, Inc. (“STAT”), which was incorporated in Florida in 2021.

We are dedicated to being a pioneering renewable energy company, specifically with applications to electric vehicles. The Company expects to offer innovative static and dynamic wireless power charging stations.

In March 2024, Next Charging LLC was reincorporated in Nevada as a C-Corporation and changed its name to NextNRG Holding Corp.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements (“U.S. GAAP”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements.

In the opinion of the Company’s management, the accompanying unaudited consolidated financial statements contain all of the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of September 30, 2024 and the results of operations and cash flows for the periods presented. The results of operations for the nine months ended September 30, 2024 are not necessarily indicative of the operating results for the full fiscal year or any future period.

These unaudited consolidated financial statements should be read in conjunction with the financial statements and related notes thereto included in the Form S-1 Registration Statement of EzFill Holdings, Inc. (“EZFL”) filed on November 19, 2024 (as amended) for the year ended December 31, 2023. The Company and EZFL are currently contemplating a share exchange transaction whereby Next will become the accounting acquirer. This transaction has not yet closed.

F-94

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

Management acknowledges its responsibility for the preparation of the accompanying unaudited consolidated financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its consolidated financial position and the consolidated results of its operations for the periods presented.

Liquidity, Going Concern and Management’s Plans

These financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

As reflected in the accompanying unaudited financial statements, for the nine months ended September 30, 2024, the Company had:

●	Net income of $1,064,763; and
●	Net cash used by operations was $1,210,331

Additionally, at September 30, 2024, the Company had:

●	Retained Earnings of 500,744
●	Stockholders’ equity of $1,911,296; and
●	Working capital deficit of $3,322,757

The Company has cash on hand of $83,373 at September 30, 2024. The Company does not expect to generate sufficient revenues and positive cash flows from operations sufficiently to meet its current obligations. However, the Company may seek to raise debt or equity-based capital at favorable terms, though such terms are not certain. Our capital raises may come from both third parties and related parties.

These factors create substantial doubt about the Company’s ability to continue as a going concern within the twelve-month period subsequent to the date that these financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

F-95

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

Management’s strategic plans include the following:

●	Execute business operations more fully during the year ended December 31, 2024; and,
●	Close a merger with EZFL during the year ended December 31, 2024.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation and Non-Controlling Interest

These consolidated financial statements have been prepared in accordance with U.S. GAAP and include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated.

For entities that are consolidated, but not 100% owned, a portion of the income or loss and corresponding equity is allocated to owners other than the Company. The aggregate of the income or loss and corresponding equity that is not owned by us is included in Non-controlling Interests in the consolidated financial statements.

Business Combinations and Asset Acquisitions

The Company accounts for acquisitions that qualify as business combinations by applying the acquisition method according to Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”).

Transaction costs related to the acquisition of a business are expensed as incurred and excluded from the fair value of consideration transferred.

The identifiable assets acquired, liabilities assumed, and noncontrolling interests in an acquired entity are recognized and measured at their estimated fair values. The excess of the fair value of consideration transferred over the fair values of identifiable assets acquired, liabilities assumed, and noncontrolling interests in an acquired entity, net of the fair value of any previously held interest in the acquired entity, is recorded as goodwill. Such valuations require management to make significant estimates and assumptions.

Purchase price allocations may be preliminary, and, during the measurement period not to exceed one year from the date of acquisition, changes in assumptions and estimates that result in adjustments to the fair value of assets acquired and liabilities assumed are recorded in the period the adjustments are determined.

F-96

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

Significant judgments are used in determining fair values of assets acquired and liabilities assumed, as well as intangibles. Fair value and useful life determinations are based on, among other factors, estimates of future expected cash flows, and appropriate discount rates used in computing present values. These judgments may materially impact the estimates used in allocating acquisition date fair values to assets acquired and liabilities assumed, as well as the Company’s current and future operating results. Actual results may vary from these estimates which may result in adjustments to goodwill and acquisition date fair values of assets and liabilities during a measurement period or upon a final determination of asset and liability fair values, whichever occurs first. Adjustments to fair values of assets and liabilities made after the end of the measurement period are recorded within the Company’s earnings.

The Company evaluates acquisitions of assets and other similar transactions to assess whether the transaction should be accounted for as a business combination or asset acquisition by first applying a screen test to determine whether substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets. If so, the transaction is accounted for as an asset acquisition. If not, further determination is required as to whether the Company has acquired inputs and processes that can create outputs that would meet the definition of a business. When applying the screen test, significant judgment is required to determine whether an acquisition is a business combination or an acquisition of assets.

Accounting for asset acquisitions falls under the guidance of Topic 805, Business Combinations, specifically Subtopic 805-50. A cost accumulation model is used to determine an asset acquisition’s cost. Assets acquired are based on their cost, generally allocated to them on a relative fair value basis. Direct acquisition-related costs are included in the cost of the acquired assets.

The distinction between business combinations and asset acquisitions involves judgment, particularly when applying the screen test to determine the nature of the transaction. Incorrect judgments or changes in decisions in these areas could materially affect the determination of goodwill, the recognition and measurement of acquired assets and assumed liabilities, and, consequently, our financial position and results of operations.

F-97

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

Acquisition of Stat-EI, Inc. (Business Combination)

In January 2024, the Company acquired 100% of the equity interests in STAT in exchange for $5,500,000. STAT has patented technology that will be used in the Company’s expected future operations. Prior to the acquisition, the operations of STAT were insignificant.

In 2023, the Company paid a deposit of $250,000 towards this acquisition. In 2024, the Company paid an additional $1,550,000 for total cash consideration paid of $1,800,000 at closing. The balance of $3,700,000 was financed through a note payable. This note bears interest at 7%, is unsecured and due in May 2024 (“initial maturity date”). The Company also has the option to extend the due date to July 2024 for no additional consideration or change in terms (See Note 7). Subsequent to the initial maturity date, the lender has agreed to extend the due date of the note multiple times, and has done so with extensions to August 17, 2024, September 2, 2024, September 9, 2024, September 16, 2024, and September 23, 2024, for payments of $40,000, $20,000, $20,000, $20,000 and $30,000, respectively.

The Company has accounted for this transaction as a business combination.

The table below summarizes the estimated fair value of the assets acquired and liabilities assumed:

Consideration

Cash	$1,800,000
Note payable	3,700,000

Fair value of consideration transferred	$5,500,000

Recognized amounts of identifiable assets acquired and liabilities assumed:

License agreements	$4,900,000
Trademarks/Tradenames	600,000
Total assets acquired	5,500,000

Total liabilities assumed	-

Total identifiable net assets	5,500,000

Goodwill	$-

F-98

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

The valuation of the intangible assets acquired was based upon an independent third party valuation specialist.

At the time of acquisition, STAT had no revenues and historical losses from operations. As a result, and given the immaterial nature of this acquisition, the Company elected not to present any pro-forma financial information for the years ended December 31, 2023 and 2022.

There were no impairment losses for the three and nine months ended September 30, 2024, respectively.

Subsequent to September 30, 2024, the Company completed the full repayment of the outstanding note payable, which was initially recorded as part of the transaction to acquire STAT-EI. This payment finalizes the acquisition

See Note 6 for discussion of intangible assets acquired from STAT.

Business Segments

The Company uses the “management approach” to identify its reportable segments. The management approach requires companies to report segment financial information consistent with information used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. The Company has identified one single reportable operating segment. The Company manages its business on the basis of one operating and reportable segment and derives revenues from selling its product and related services. The Company’s long-lived assets are located in the United States.

Use of Estimates

Preparing financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates, and those estimates may be material.

Changes in estimates are recorded in the period in which they become known. The Company bases its estimates on historical experience and other assumptions, which include both quantitative and qualitative assessments that it believes to be reasonable under the circumstances.

F-99

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

Significant estimates during the nine months ended September 30, 2024 and 2023, include valuation of marketable securities, estimated useful lives of property and equipment, valuation of intangible assets, valuation of stock-based compensation, uncertain tax positions, and the valuation allowance on deferred tax assets.

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. ASC 820 provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value.

The three tiers are defined as follows:

●	Level 1 - Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;
●	Level 2 - Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and
●	Level 3 - Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The determination of fair value and the assessment of a measurement’s placement within the hierarchy requires judgment. Level 3 valuations often involve a higher degree of judgment and complexity. Level 3 valuations may require the use of various cost, market, or income valuation methodologies applied to unobservable management estimates and assumptions. Management’s assumptions could vary depending on the asset or liability valued and the valuation method used. Such assumptions could include estimates of prices, earnings, costs, actions of market participants, market factors, or the weighting of various valuation methods. The Company may also engage external advisors to assist us in determining fair value, as appropriate.

Although the Company believes that the recorded fair value of our financial instruments is appropriate, these fair values may not be indicative of net realizable value or reflective of future fair values.

F-100

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

The Company’s financial instruments, including cash, marketable securities – related party, accounts payable and accrued expenses and accounts payable and accrued expenses – related party, are carried at historical cost. At September 30, 2024 and December 31, 2023, respectively, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (“fair value option”). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding financial instruments.

The following table summarizes the Company’s marketable securities – related party measured at fair value on a recurring basis by level within the fair value hierarchy:

	September 30, 2024
	Level 1	Level 2	Level 3	Total
Assets
Marketable securities - related party	$12,703,491	$-	$-	$12,703,491
Total Assets	$12,703,491	$-	$-	$12,703,491

December 31, 2023
	Level 1	Level 2	Level 3	Total
Assets
Marketable securities - related party	$-	$-	$-	$-
Total Assets	$-	$-	$-	$-

Fair values were determined for each individual security in the investment portfolio. The Company’s marketable securities are considered to be available-for-sale investments as defined under FASB ASC 320, Investments – Debt and Equity Securities.

An allowance for credit loss was not recorded for the marketable securities as of September 30, 2024 and December 31, 2023.

See Note 3.

F-101

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

Cash and Cash Equivalents and Concentration of Credit Risk

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

At September 30, 2024 and December 31, 2023, respectively, the Company did not have any cash equivalents.

The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000.

At September 30, 2024 and December 31, 2023, respectively, the Company did not experience any losses on cash balances in excess of FDIC insured limits.

Marketable Securities

The Company’s securities investments that are acquired and held principally for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value based on quoted market price (level 1) on the balance sheet in current assets, with the change in fair value during the period included in earnings.

At September 30, 2024 and December 31, 2023 the fair value of our marketable securities was $12,703,491 and $0, respectively.

For the three and nine months ended September 30, 2024 and 2023, respectively, there were no impairments.

See Note 3 for marketable securities – related party.

Impairment of Long-lived Assets

Management evaluates the recoverability of the Company’s identifiable intangible assets and other long-lived assets when events or circumstances indicate a potential impairment exists, in accordance with the provisions of ASC 360-10-35-15 “Impairment or Disposal of Long-Lived Assets.” Events and circumstances considered by the Company in determining whether the carrying value of identifiable intangible assets and other long-lived assets may not be recoverable include but are not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in the Company’s business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets.

If impairment is indicated based on a comparison of the assets’ carrying values and the undiscounted cash flows, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

There were no impairment losses during the three and nine months ended September 30, 2024 and 2023, respectively.

F-102

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations.

Management reviews the carrying value of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

There were no impairment losses during the three and nine months ended September 30, 2024 and 2023, respectively.

Derivative Liabilities

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic No. 480, (“ASC 480”), “Distinguishing Liabilities from Equity” and FASB ASC Topic No. 815, (“ASC 815”) “Derivatives and Hedging”. Derivative liabilities are adjusted to reflect fair value at each reporting period, with any increase or decrease in the fair value recorded in the results of operations (other income/expense) as change in fair value of derivative liabilities. The Company uses a binomial pricing model to determine fair value of these instruments.

Upon conversion or repayment of a debt instrument in exchange for shares of common stock, where the embedded conversion option has been bifurcated and accounted for as a derivative liability (generally convertible debt and warrants), the Company records the shares of common stock at fair value, relieves all related debt, derivatives, and debt discounts, and recognizes a net gain or loss on debt extinguishment.

Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

F-103

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

At September 30, 2024 and December 31, 2023, respectively, the Company had no derivative liabilities.

Debt Discount

For certain notes issued, the Company may provide the debt holder with an original issue discount. The original issue discount is recorded as a debt discount, reducing the face amount of the note, and is amortized to interest expense over the life of the debt, in the Statements of Operations.

Debt Issue Cost

Debt issuance cost paid to lenders, or third parties are recorded as debt discounts and amortized to interest expense over the life of the underlying debt instrument, in the Statements of Operations.

Income Taxes

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities.

At September 30, 2024 and December 31, 2023, respectively, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

The Company recognizes interest and penalties related to uncertain income tax positions in other expense. No interest and penalties related to uncertain income tax positions were recorded for the nine months ended September 30, 2024 and 2023, respectively.

F-104

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

Valuation of Deferred Tax Assets

The Company’s deferred income tax assets include certain future tax benefits. The Company records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized.

The Company reviews the likelihood that it will realize the benefit of its deferred tax assets and therefore the need for valuation allowances on a quarterly basis, or more frequently if events indicate that a review is required. In determining the requirement for a valuation allowance, the historical and projected financial results of the legal entity or consolidated group recording the net deferred tax asset is considered, along with all other available positive and negative evidence.

Certain categories of evidence carry more weight in the analysis than others based upon the extent to which the evidence may be objectively verified. The Company looks to the nature and severity of cumulative pretax losses (if any) in the current three-year period ending on the evaluation date, recent pretax losses and/or expectations of future pretax losses.

Other factors considered in the determination of the probability of the realization of the deferred tax assets include, but are not limited to:

●	Earnings history;
●	Projected future financial and taxable income based upon existing reserves and long term estimates of commodity prices;
●	The duration of statutory carryforward periods;
●	Prudent and feasible tax planning strategies readily available that may alter the timing of reversal of the temporary difference;
●	Nature of temporary differences and predictability of reversal patterns of existing temporary differences; and
●	The sensitivity of future forecasted results to commodity prices and other factors.

Concluding that a valuation allowance is not required is difficult when there is significant negative evidence which is objective and verifiable, such as cumulative losses in recent years. The Company utilizes a rolling twelve quarters of pre-tax income or loss as a measure of its cumulative results in recent years. However, a cumulative three year loss is not solely determinative of the need for a valuation allowance. The Company also considers all other available positive and negative evidence in its analysis.

At September 30, 2024 and December 31, 2023, respectively, the Company has recorded a full valuation allowance against its deferred tax assets resulting in a net carrying amount of $0.

F-105

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs are included as a component of general and administrative expense in the statements of operations.

The Company recognized $29,454 and $5,989 in marketing and advertising costs during the three months ended September 30, 2024 and 2023, respectively.

The Company recognized $65,099 and  $20,539 in marketing and advertising costs during the nine months ended September 30, 2024 and 2023, respectively.

Stock-Based Compensation

The Company accounts for our stock-based compensation under ASC 718 “Compensation – Stock Compensation” using the fair value-based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges it equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

The Company uses the fair value method for equity instruments granted to non-employees and use the Black-Scholes model for measuring the fair value of options.

The fair value of stock-based compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

When determining fair value of stock options, the Company considers the following assumptions in the Black-Scholes model:

●	Exercise price,
●	Expected dividends,
●	Expected volatility,
●	Risk-free interest rate; and
●	Expected life of option

F-106

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

Stock Warrants

In connection with certain financing, consulting and collaboration arrangements, the Company may issue warrants to purchase shares of its common stock. The outstanding warrants are standalone instruments that are not puttable or mandatorily redeemable by the holder and are classified as equity awards. The Company measures the fair value of the awards using the Black-Scholes option pricing model as of the measurement date. Warrants issued in conjunction with the issuance of common stock are initially recorded at fair value as a reduction in additional paid-in capital of the common stock issued. All other warrants are recorded at fair value as expense over the requisite service period or at the date of issuance if there is not a service period.

Basic and Diluted Earnings (Loss) per Share

Basic earnings per share is calculated using the two-class method and is computed by dividing net earnings available to common shareholders by the weighted average number of common shares outstanding and certain other shares committed to be, but not yet issued. Net earnings available to common shareholders represent net earnings to common shareholders reduced by the allocation of earnings to participating securities. Losses are not allocated to participating securities. Common shares outstanding and certain other shares committed to be, but not yet issued, include restricted stock and restricted stock units (“RSUs”) for which no future service is required.

Diluted earnings per share is calculated under both the two-class and treasury stock methods, and the more dilutive amount is reported. Diluted earnings per share is computed by taking the sum of net earnings available to common shareholders, dividends on preferred shares and dividends on dilutive mandatorily redeemable convertible preferred shares, divided by the weighted average number of common shares outstanding and certain other shares committed to be, but not yet issued, plus all dilutive common stock equivalents outstanding during the period (stock options, warrants, convertible preferred stock, and convertible debt).

Preferred shares and unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and, therefore, are included in the earnings allocation in computing earnings per share under the two-class method of earnings per share.

Unvested shares of common stock are excluded from the denominator in computing net loss per share (See Note 8).

F-107

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

Restricted stock and RSUs granted as part of share-based compensation contain nonforfeitable rights to dividends and dividend equivalents, respectively, and therefore, prior to the requisite service being rendered for the right to retain the award, restricted stock and RSUs meet the definition of a participating security. RSUs granted under an executive compensation plan are not considered participating securities as the rights to dividend equivalents are forfeitable.

At September 30, 2024 and 2023, respectively, the Company had no common stock equivalents.

See Note 8 regarding the share exchange and recapitalization.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

See Note 3 for Marketable Securities – Related Party.

See Note 4 and 9 for Notes and Accrued Interest Receivable – Related Party.

See Note 7 for Notes Payable – Related Party.

See Note 8 for equity transactions with our Chief Executive Officer.

During 2024, the Company advanced $10,000 to an entity affiliated with our Chief Executive Officer. The advance was non-interest bearing, unsecured and due on demand.  On August 23, 2024, the company paid back this note.

Recent Accounting Standards

Changes to accounting principles are established by the FASB in the form of Accounting Standards Updates (“ASU’s”) to the FASB’s Codification. We consider the applicability and impact of all ASU’s on our financial position, results of operations, stockholders’ deficit, cash flows, or presentation thereof. Management has evaluated all recent accounting pronouncements as issued by the FASB in the form of Accounting Standards Updates (“ASU”) through the date these financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective accounting pronouncements, when adopted, will have a material impact on the financial statements of the Company.

F-108

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

In March 2022, the Financial Accounting Standards Board (the “FASB”) issued ASU 2022-02, Financial Instruments – Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures (“ASU 2022-02”), which eliminates the accounting guidance on troubled debt restructurings (“TDRs”) for creditors in ASC 310, Receivables (Topic 310), and requires entities to provide disclosures about current period gross write-offs by year of origination. Also, ASU 2022-02 updates the requirements related to accounting for credit losses under ASC 326, Financial Instruments – Credit Losses (Topic 326), and adds enhanced disclosures for creditors with respect to loan refinancings and restructurings for borrowers experiencing financial difficulty.

This guidance was adopted on January 1, 2023. The adoption of ASU 2022-02 did not have a material impact on the Company’s financial statements.

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07 - Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This ASU improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is evaluating the impact this will have on the Company’s financial statements and disclosures.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”). ASU 2023-09 includes amendments that further enhance income tax disclosures, primarily through standardization and disaggregation of rate reconciliation categories and income taxes paid by jurisdiction. ASU 2023-09 is effective for annual periods beginning after December 15, 2024, on either a prospective or retrospective basis. Early adoption is permitted. The Company is evaluating the impact of ASU 2023-09 on its financial statements and related disclosures.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on our financial position, results of operations or cash flows.

Reclassifications

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the results of operations, stockholders’ deficit, or cash flows.

F-109

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

Note 3 – Marketable Securities – Related Party

The Company’s investments in marketable securities consist solely of shares held in EzFill Holdings, Inc. (“EZFL”). EZFL is publicly traded on Nasdaq. The shares owned were earned in connection with providing various loans to EZFL, a related party. On August 16, 2024, the company acquired EZFL shares by converting the outstanding principal amount plus a default penalty amount. See Note 7.

Our principal stockholder and Chief Executive Officer controls approximately 69% of EZFL and we are also a significant debt lender to EZFL.

These marketable securities are classified as trading securities. All changes in realized and unrealized gains (losses) on these investments are included in earnings. The Company records the fair value of these securities based upon the quoted closing trading price of EZFL on the reporting period date.

The following is a summary  of our marketable securities – related party at September 30, 2024 and December 31, 2023, respectively:

Balance - December 31, 2023	$-
Acquisition of marketable equity securities - related party	11,826,051
Unrealized gain on marketable equity securities - related party	877,440
Balance - September 30, 2024	$12,703,491

Trading securities at September 30, 2024 and December 31, 2023 were as follows:

	September 30, 2024
	Aggregate	Amortized/Adjusted	Unrealized	Shares
	Fair Value	Cost Basis	Gain	Held
Marketable Securities - Common Stock - Related Party	$12,703,491	$11,826,051	$877,440	3,951,319

December 31, 2023
	Aggregate	Amortized/Adjusted	Unrealized	Shares
	Fair Value	Cost Basis	Losses	Held
Marketable Securities - Common Stock - Related Party	$-	$-	$-	-

For the three and nine months ended September 30, 2024, the Company recognized investment income – related party of $621,378 and $2,025,605, respectively.

Investment income - related party is a component of other income (expense) – net on the accompanying consolidated statements of operations.

F-110

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

Note 4 – Notes and Accrued Interest Receivable – Related Party

The Company currently has notes receivable due from two (2) separate parties.

EzFill Holdings, Inc.

Our Chief Executive Officer has an approximate 69% ownership in EZFL and we are a material lender to EZFL’s operations.

All advances made to EZFL mature 2 months from the issuance date. The notes are automatically renewable for 2 month periods until repaid. The notes bear interest at 8% for the first nine (9) months outstanding, then increase to 18%. These advances are unsecured and considered short term. None of the advances are in default.

The Company has three (2) sources of income from the issuance of these notes to EZFL.

Accrued Interest Receivable/Interest Income

The Company records interest income based on the stated value of the note and applies the interest rate.

Original Issue Discount/Accretion Income

Since the advances made have an original issue discount feature, the Company recognizes that discount into earnings over the initial two (2) month term of the advance.

During the three months ended September 30, 2024 and 2023, the Company recorded accretion income – related party of $113,861 and $0, respectively.

During the nine months ended September 30, 2024 and 2023, the Company recorded accretion income – related party of $386,475 and $0, respectively.

Default Income

If an Event of Default happens, (i) the total remaining balance, including principal, interest, and other owed amounts, will be immediately due at 150% of the unpaid amount, and (ii) the Lender will have the option to convert any or all of the outstanding balance, including principal, interest, penalties, and other amounts, into fully paid shares of Common Stock.

F-111

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

During the three months ended September 30, 2024 and 2023, the Company recorded default income – related party of $3,266,816 and $0, respectively.

During the nine months ended September 30, 2024 and 2023, the Company recorded accretion income – related party of $3,266,816 and $0, respectively.

See Note 9 for additional advances and conversions of notes and accrued interest receivable.

Balance Labs, Inc.

This entity is controlled by our principal stockholder and Chief Executive Officer who is also the Chief Executive Officer of Balance Labs, Inc.

The notes bear interest at 8% - 10%. These advances are unsecured and considered short term. All advances were made prior to December 31, 2019 totaling $185,700 and are in default.

The Company has determined that based upon Balance Labs, Inc.’s financial position none of the outstanding advances are likely to be repaid. As a result, the Company has fully reserved these notes and related accrued interest receivable.

The Company has one (1) source of income from the issuance of these notes to Balance Labs, Inc.

Accrued Interest Receivable/Interest Income

The Company records interest income based on the stated value of the note and applies the interest rate.

Given Balance Labs, Inc.’s inability to repay the advances, the Company continues to accrue interest resulting in an increase in the note and accrued interest receivable total balance, however, each of these increases is immediately reserved, resulting in an increase of the allowance for doubtful accounts.

Salary Overpayment

On September 27, 2024, the company paid $15,407 two (2) employees in error.

This amount was subsequently collected on October 11, 2024.

F-112

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

The following is a summary of the Company’s Notes and Accrued Interest Receivable – Related Parties at September 30, 2024 and December 31, 2023, respectively.

	Note Receivable and	Note Receivable and			Notes Receivable and
	Accrued Interest Receivable	Accrued Interest Receivable			Accrued Interest Receivable
	Related Party	Related Party	Allowance for		Related Parties -
	EzFill Holdings	Balance Labs	Doubtful Accounts	Salary Overpaymet	net Total
Balance - December 31, 2022	$-	$291,841	$(291,841)		$-
Advances	2,585,000	-	-		2,585,000
Interest receivable	54,198	17,257	(17,257)		54,198
Original issue discount on advances	(56,475)	-	-		(56,475)
Balance - December 31, 2023	2,582,723	309,098	(309,098)		2,582,723
Advances	3,630,000	-	-	15,407	3,645,407
Original issue discount on advances	(330,000)	-	-	-	(330,000)
Interest receivable	264,435	8,745	(8,745)		264,435
Accretion income	386,475	-	-		386,475
Default Income	3,266,816				3,266,816
Conversion to marketable securities	(9,800,449)				(9,800,449)
Balance - September 30, 2024	$-	$317,843	$(317,843)	$15,407	$15,407

At September 30, 2024 and December 31, 2023, accrued interest receivable was $318,633 and $54,198, respectively.

For the three and nine months ended September 30, 2024, the Company recorded total interest and accretion income of $318,633 and $386,475, respectively.

At September 30, 2024 and December 31, 2023, default income was $3,266,816 and $0, respectively.

On August 16, 2024, the company agreed to convert all outstanding debt into marketable securities.

Note 5 – Property and Equipment

Property and equipment consisted of the following:

			Estimated Useful
	September 30, 2024	December 31, 2023	Lives (Years)

Vehicle	$88,734	$88,734	5
Computer	4,706	-	3
Accumulated depreciation	(24,385)	(9,992)
Total property and equipment - net	$69,054	$78,742

Depreciation expense for the three months ended September 30, 2024 and 2023 was $4,798 and $1,118, respectively.

Depreciation expense for the nine months ended September 30, 2024 and 2023 was $13,130 and $5,916, respectively.

F-113

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

Note 6 – Intangible Assets

The Company’s intangible assets were acquired in connection with the acquisition of STAT. See Note 1.

Intangibles consisted of the following at September 30, 2024 and December 31, 2023, respectively:

			Estimated Useful
Classification	September 30, 2024	December 31, 2023	Lives (Years)

License agreements	$4,900,000	$-	15
Tradenames/trademarks	600,000	-	5
Less: accumulated amortization	(335,001)	-
Intangibles - net	$5,164,999	$-

Amortization expense for the three and nine months ended September 30, 2024 was $111,667 and $335,001, respectively.

Estimated amortization expense for each of the five (5) succeeding years and thereafter is as follows:

For the Years Ended December 31:

2024 (3 Months)	111,667
2025	446,668
2026	446,668
2027	446,668
2028	446,668
Thereafter	3,266,660
Total	$5,164,999

Note 7 – Debt

The following represents a summary of the Company’s debt (notes payable – related party and notes payable), key terms and outstanding balances at September 30, 2024 and December 31, 2023, respectively:

	Notes Payable
	Related Party	Notes Payable	Total
Balance - December 31, 2022	$34,650	$-	$34,650
Proceeds	3,835,000	-	3,835,000
Balance - December 31, 2023	3,869,650	-	3,869,650
Proceeds	6,928,000	11,076,250	18,004,250
Repayments	(149,650)	(4,444,219)	(4,593,869)
Debt discount	-	(2,113,215)	(2,113,215)
Amortization of debt discount	-	1,210,625	1,210,625
Balance - September 30, 2024	$10,648,000	$5,729,442	$16,377,442

F-114

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

Notes Payable – Related Party

The following is a detail of the Company’s notes payable – related party at September 30, 2024 and December 31, 2023, respectively:

Notes Payable - Related Party
Note Holder	Issue Date	Maturity Date	Interest Rate	Default Interest Rate	Marketable Securities Received		Fair Value of Securities Received	Collateral	September 30, 2024	December 31, 2023
Note #1	January 1, 2020	August 31, 2024	10.00%	0.00%	None	A	-	Unsecured		$8,600
Note #2	January 3, 2020	August 31, 2024	10.00%	0.00%	None	A	-	Unsecured		30
Note #3	March 4, 2020	August 31, 2024	10.00%	0.00%	None	A	-	Unsecured		20
Note #4	May 18, 2020	August 31, 2024	10.00%	0.00%	None	A	-	Unsecured		25
Note #5	June 24, 2020	August 31, 2024	10.00%	0.00%	None	A	-	Unsecured		25
Note #6	August 31, 2020	August 31, 2024	10.00%	0.00%	None	A	-	Unsecured		100
Note #7	March 1, 2021	August 31, 2024	10.00%	0.00%	None	A	-	Unsecured		100
Note #8	April 19, 2021	August 31, 2024	10.00%	0.00%	None	A	-	Unsecured		250
Note #9	September 3, 2021	August 31, 2024	10.00%	0.00%	None	A	-	Unsecured		500
Note #10	September 9, 2021	August 31, 2024	10.00%	0.00%	None	A	-	Unsecured		25,000
Note #11	May 4, 2023	August 31, 2024	10.00%	0.00%	None	A	-	Unsecured		15,000
Note #12	May 30, 2023	August 31, 2024	18.00%	0.00%	None	B	-	Unsecured		100,000
Note #13	June 7, 2023	August 31, 2024	18.00%	0.00%	None	B	-	Unsecured	100,000	100,000
Note #14	June 29, 2023	August 31, 2024	18.00%	0.00%	None	B	-	Unsecured	10,000	10,000
Note #15	July 3, 2023	August 31, 2024	18.00%	0.00%	None	B	-	Unsecured	250,000	250,000
Note #16	July 5, 2023	August 31, 2024	18.00%	0.00%	None	B	-	Unsecured	200,000	200,000
Note #17	July 27, 2023	August 31, 2024	18.00%	0.00%	None	B	-	Unsecured	100,000	100,000
Note #18	August 2, 2023	August 31, 2024	18.00%	0.00%	None	B	-	Unsecured	100,000	100,000
Note #19	August 8, 2023	August 31, 2024	18.00%	0.00%	None	B	-	Unsecured	80,000	80,000
Note #20	August 15, 2023	August 31, 2024	18.00%	0.00%	None	B	-	Unsecured	200,000	200,000
Note #21	August 23, 2023	August 31, 2024	18.00%	0.00%	None	B	-	Unsecured	150,000	150,000
Note #22	August 30, 2023	August 31, 2024	18.00%	0.00%	None	B	-	Unsecured	170,000	170,000
Note #23	September 6, 2023	August 31, 2024	18.00%	0.00%	None	B	-	Unsecured	250,000	250,000
Note #24	September 8, 2023	August 31, 2024	18.00%	0.00%	None	B	-	Unsecured	1,000,000	1,000,000
Note #25	September 13, 2023	August 31, 2024	18.00%	0.00%	None	B	-	Unsecured	100,000	100,000
Note #26	September 22, 2023	August 31, 2024	18.00%	0.00%	None	B	-	Unsecured	75,000	75,000
Note #27	October 30, 2023	August 31, 2024	18.00%	0.00%	None	B	-	Unsecured	10,000	10,000
Note #28	November 2, 2023	August 31, 2024	18.00%	0.00%	None	B	-	Unsecured	50,000	50,000
Note #29	November 3, 2023	August 31, 2024	18.00%	0.00%	None	B	-	Unsecured	150,000	150,000
Note #30	November 8, 2023	August 31, 2024	18.00%	0.00%	None	B	-	Unsecured	250,000	250,000
Note #31	November 15, 2023	August 31, 2024	18.00%	0.00%	None	B	-	Unsecured	75,000	75,000
Note #32	November 21, 2023	August 31, 2024	18.00%	0.00%	None	B	-	Unsecured	200,000	200,000
Note #33	December 5, 2023	August 31, 2024	18.00%	0.00%	None	B	-	Unsecured	200,000	200,000
Note #34	February 21, 2024	August 31, 2024	18.00%	0.00%	None		-	Unsecured	45,000	-
Note #35	February 28, 2024	August 31, 2024	18.00%	0.00%	20,800	C	100,360	Unsecured	300,000	-
Note #36	March 4, 2024	August 31, 2024	18.00%	0.00%	None		-	Unsecured	50,000	-
Note #37	March 7, 2024	August 31, 2024	18.00%	0.00%	None		-	Unsecured	100,000	-
Note #38	March 8, 2024	August 31, 2024	18.00%	0.00%	20,800	C	95,680	Unsecured	185,000	-
Note #39	March 14, 2024	August 31, 2024	18.00%	0.00%	None		-	Unsecured	150,000	-
Note #40	March 15, 2024	August 31, 2024	18.00%	0.00%	20,800	C	91,520	Unsecured	150,000	-
Note #41	March 25, 2024	August 31, 2024	18.00%	0.00%	None		-	Unsecured	150,000	-
Note #42	March 26, 2024	August 31, 2024	18.00%	0.00%	13,889	C	58,333	Unsecured	100,000	-
Note #43	March 27, 2024	August 31, 2024	18.00%	0.00%	None		-	Unsecured	135,000	-
Note #45	April 2, 2024	August 31, 2024	18.00%	0.00%	20,800	C	108,680	Unsecured	150,000	-
Note #46	April 4, 2024	August 31, 2024	18.00%	0.00%	None		-	Unsecured	135,000	-
Note #47	April 8, 2024	August 31, 2024	18.00%	0.00%	20,800	C	132,080	Unsecured	150,000	-
Note #48	April 11, 2024	August 31, 2024	18.00%	0.00%	None		-	Unsecured	145,000	-
Note #49	April 18, 2024	August 31, 2024	18.00%	0.00%	None		-	Unsecured	150,000	-
Note #50	April 22, 2024	August 31, 2024	18.00%	0.00%	20,800	C	120,640	Unsecured	175,000	-
Note #51	April 25, 2024	August 31, 2024	18.00%	0.00%	None		-	Unsecured	115,000	-
Note #52	May 2, 2024	August 31, 2024	18.00%	0.00%	None		-	Unsecured	200,000	-
Note #53	May 8, 2024	August 31, 2024	18.00%	0.00%	20,800	C	147,680	Unsecured	300,000	-
Note #54	May 15, 2024	August 31, 2024	18.00%	0.00%	20,800	C	130,520	Unsecured	300,000	-
Note #55	May 20, 2024	August 31, 2024	18.00%	0.00%	20,800	C	130,000	Unsecured	175,000	-
Note #56	May 23, 2024	August 31, 2024	18.00%	0.00%	None		-	Unsecured	175,000	-
Note #57	May 28, 2024	August 31, 2024	18.00%	0.00%	13,889	C	84,374	Unsecured	300,000	-
Note #58	June 5, 2024	August 31, 2024	18.00%	0.00%	None		-	Unsecured	180,000	-
Note #59	June 10, 2024	August 31, 2024	18.00%	0.00%	20,800	C	104,520	Unsecured	280,000	-
Note #60	June 13, 2024	August 31, 2024	18.00%	0.00%	None		-	Unsecured	50,000	-
Note #61	June 20, 2024	August 31, 2024	18.00%	0.00%	None		-	Unsecured	283,000	-
Note #62	June 27, 2024	August 31, 2024	18.00%	0.00%	20,800	C	99,839	Unsecured	150,000	-
Note #63	July 5, 2024	July 5, 2025	18.00%	0.00%	20,800	C	122,200	Unsecured	300,000
Note #64	July 10, 2024	July 10, 2025	18.00%	0.00%	20,800	C	96,200	Unsecured	150,000
Note #65	July 11, 2024	July 11, 2025	18.00%	0.00%	None			Unsecured	175,000
Note #66	July 18, 2024	July 18, 2025	18.00%	0.00%	20,800	C	97,760	Unsecured	440,000
Note #67	July 25, 2024	July 25, 2025	18.00%	0.00%	None			Unsecured	185,000
Note #68	August 1, 2024	August 1, 2025	18.00%	0.00%	53,500	C	150,068	Unsecured	300,000
Note #69	August 19, 2024	August 19, 2025	18.00%	0.00%	53,500	C	155,150	Unsecured	265,000
Note #70	August 26, 2024	August 26, 2025	18.00%	0.00%	None			Unsecured	35,000
Note #71	September 23, 2024	September 23, 2025	18.00%	0.00%	None			Unsecured	150,000
Note #72	September 26, 2024	September 26, 2025	18.00%	0.00%	None			Unsecured	150,000

					425,978		$2,025,604		$10,648,000	$3,869,650

A	– These notes have a stated interest rate of 4-5%. The Company has recorded an additional 5-6% of imputed interest (10% in total) to reflect the market rate for this type of debt.

B	– Prior to January 1, 2024, these notes had a stated interest rate of 4%-5%. The Company had recorded an additional 5%-6% of imputed interest (10% total) to reflect the market rate for this type of debt. Effective January 1, 2024, these notes were amended to reflect an interest rate of 18%, as a result, the Company no longer imputes interest on these notes. There were no other changes to the terms of these notes.

C	- These shares have been recorded at fair value on the consolidated balance sheets. These represent shares held in EZFL (marketable securities – related party – see note 3) in connection with advances made to EZFL.

During the nine months ended September 30, 2024 and the year ended December 31, 2023, the Company received advances of $6,928,000 and $2,150,000, respectively.

During the nine months ended September 30, 2024 and 2023, the Company recorded imputed interest expense of $742 and $0, respectively. See Note 8.

During the nine months ended September 30, 2024 and the year ended December 31, 2023, the Company promissory notes totaling $149,650 and $0, respectively.

F-115

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

Notes Payable

The following is a detail of the Company’s notes payable at September 30, 2024 and December 31, 2023, respectively:

Notes Payable
Note Holder	Issue Date	Maturity Date	Interest Rate	Default Interest Rate	Collateral		September 30, 2024	December 31, 2023
Note #1	January 19, 2024	May 24, 2024		0.00%	Unsecured	A	$3,700,000	$-
Note #2	January 19, 2024	August 19, 2024	Included in repayments	0.00%	All assets	B	-	-
Note #3	January 19, 2024	August 19, 2024	Included in repayments	0.00%	All assets	C	-	-
Note #4	August 16, 2024	February 28, 2025	Included in repayments	0.00%	All assets	D	1,433,438
Note #5	August 16, 2024	February 28, 2025	Included in repayments	0.00%	All assets	D	1,498,594
							6,632,031	-
				Less: unamortized debt discount			902,590	-
							$5,729,442	$-

A	- Represents amount of consideration owed in connection with the purchase of STAT. See Notes 1 and 6.

B	– The Company executed a note payable (merchant cash advance) with a face amount of $1,491,000 and received net proceeds of $1,000,000. The $491,000 is considered a debt issuance cost and is being amortized over the life of the note to interest expense in the accompanying consolidated statements of operations. Under the terms of the agreement, the lender will be repaid all principal and accrued interest of $53,250 per week over a term of 28 weeks. This merchant cash advances were fully paid as of September 30, 2024.

C	– The Company executed a note payable (merchant cash advance) with a face amount of $2,236,500 and received net proceeds of $1,500,000. The $736,500 is considered a debt issuance cost and is being amortized over the life of the note to interest expense in the accompanying consolidated statements of operations. Under the terms of the agreement, the lender will be repaid all principal and accrued interest of $79,875 per week over a term of 28 weeks. This merchant cash advances were fully paid as of September 30, 2024.

D	– The Company executed two (2) note payable (merchant cash advance) each with a face amount of $1,824,375 and received net proceeds of $1,250,000. The $491,000 is considered a debt issuance cost and is being amortized over the life of the note to interest expense in the accompanying consolidated statements of operations. Under the terms of the agreement, the lender will be repaid all principal and accrued interest of $62,500 per week over a term of 28 weeks.

F-116

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

Note 8 – Stockholders’ Equity (Deficit)

Articles of Incorporation, Share Authorizations and Designation

In March 2024, in connection with the reincorporation from an LLC to a C-Corp, the Company authorized for issuance 500,000,000 shares each of $0.00001 par value Series A and B common stock.

The Company also authorized for issuance 50,000,000 shares of $0.00001 par value preferred stock.

The Company has designated 1 share of Series X preferred stock.

Share Exchange – Related Party

In 2024, the Company issued 15,000,000 shares of Series A common stock and 10,000,000 shares of Series B common stock to Michael Farkas, our principal stockholder and Chief Executive Officer, in exchange for all 100,000 member units of Next Charging, LLC. This transaction was considered a recapitalization and the net effect on stockholders’ deficit was $0. All share and per share amounts have been retroactively restated to the earliest period presented.

The following represents the Company’s three (3) classes of stock:

September 30, 2024
	Shares
	Authorized	Issued	Outstanding	Designated	Par Value	Votes Per Share

Preferred Stock
Preferred Stock	50,000,000				$0.00001
Series X		1	1	1	$0.00001	A

Common Stock
Series A	500,000,000	17,700,000	15,000,000		$0.00001	1
Series B	500,000,000	11,800,000	10,000,000		$0.00001	10
	1,000,000,000	29,500,000	25,000,000	-

A - Series X will have a number of votes at any time equal to all of the number of votes held by all other voting equity securities, plus one share. Currently, the Series X preferred stockholder controls the Company through their super voting rights.

December 31, 2023
	Shares
	Authorized	Issued	Outstanding	Designated	Par Value	Votes Per Share

Common Stock
Series A	500,000,000	17,700,000	15,000,000		$0.00001	1
Series B	500,000,000	11,800,000	10,000,000		$0.00001	10
	1,000,000,000	29,500,000	25,000,000	-

None of the classes of preferred or common stock have any other rights or preferences other than the voting rights as discussed above.

The Company’s Board of Directors may in the future adopt and designate other rights and preferences.

F-117

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

Equity Transactions for the Nine Months Ended September 30, 2024

Cash

The Company issued 1 share of Series X preferred stock for $1 ($0.00001/share) to its Chief Executive Officer.

Stock Based Compensation – Non-Vested Shares

In connection with the vesting of Series A and B shares, the Company recognized an expense of $761,250, with an offset to additional paid in capital. See below.

Imputed Interest – Related Party

The Company imputed interest expense on certain notes payable for $742, with an offset to additional paid in capital. See Note 7.

Restricted Stock, Related Vesting and Consulting Agreement

In March 2024, the Company executed a five-year (5) consulting agreement with a third party to provide technology based services. In connection with this agreement, the consultant will receive the following compensation:

●	$250,000 during year 1, with an increase of 4% annually each year thereafter,
●	2,700,000 share of Series A common stock and 1,800,000 shares of Series B common stock, vesting will occur ¼ on each anniversary at the end of month 12, 24, 36 and 48,
●	Based on mutually agreed upon key performance indicators, additional shares of Series A (900,000 shares) and B (600,000) shares common stock; and
●	Cash bonuses in year 4 and 5 based on mutually agreed upon key performance indicators.

In determining the fair value of the Series A and B shares of common stock, the Company engaged an independent third party valuation specialist, who determined that each of these shares should be valued at $2.03/share, resulting in total compensation of $9,135,000. As noted above, the consultant has certain vesting provisions, and as a result, for the three and nine months ended September 30, 2024, the Company recognized stock based compensation expense of $570,937 and $1,332,188, respectively.

F-118

NEXTNRG HOLDING CORP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2024

(UNAUDITED)

The following is a summary of the Company’s non-vested Series A and B shares of common stock at September 30, 2024 and December 31, 2023, respectively:

		Weighted Average
Non-Vested Shares	Number of Shares	Grant Date Fair Value
Balance - December 31, 2023	-	$-
Granted	4,500,000	2.03
Vested	-	-
Cancelled/Forfeited	-	-
Balance - September 30, 2024	4,500,000	$2.03

Unrecognized Compensation	$8,373,750

Weighted average remaining period (years)	3.67

Since the 4,500,000 shares of Series A and B common stock have not yet vested, they are excluded from the calculation of basic earnings (loss) per share. Upon vesting, the shares are then added back to the denominator.

Equity Transactions for the Year Ended December 31, 2023

Imputed Interest – Related Party

The Company imputed interest expense on certain notes payable for $74,559, with an offset to additional paid in capital.

Note 9 – Subsequent Events

Subsequent to September 30, 2024, the Company had the following subsequent events:

Investment in NextNRG- Convertible Notes

On October 1, 2024, NextNRG Holding Corp. entered into multiple note purchase agreements with various counterparties, including Mineral SPV Holdings LLC, RAAJJ Trading LLC, JMT Holdings LLC, and Cogent Ventures LLC. Pursuant to these agreements, NextNRG issued convertible promissory notes aggregating $5,000,000 in principal amount. The notes carry a 2% original issue discount, have a maturity period of 18 months, and accrue 12% annual interest commencing one year after issuance. The proceeds are intended to support the company’s working capital and strategic initiatives, including project development and potential acquisitions.

Additionally, the notes include provisions for conversion into common stock upon the occurrence of specific events, including the closing of the previously announced Next-EzFill transaction, subject to certain conditions. The company will monitor and disclose any material impact resulting from these agreements.

Acquisition of Stat-EI, Inc. (Business Combination)

On October 7, 2024 the Company completed the full repayment of the outstanding note payable, which was initially recorded as part of the transaction to acquire Stat-EI. This payment finalizes the acquisition. The payoff amount totaled $3,700,000.

F-119

NextNRG Holding Corp. and Subsidiaries

F-120

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders or Board of Directors

NextNRG Holding Corp.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of NextNRG Holding Corp. (the Company) as of December 31, 2023 and 2022, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has no revenues, multiple period net losses and negative operating cash flows, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Going Concern

As discussed in Note 2 to the consolidated financial statements, the Company had a going concern due to no revenues, multiple period net losses and negative operating cash flows as of December 31, 2023. Auditing management’s evaluation of a going concern can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses which are not able to be substantiated.

To evaluate the appropriateness and accuracy of the assessment by management, we evaluated management’s assessment in relationship to the relevant agreements and the related disclosures in the consolidated financial statements.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2023

The Woodlands, TX

May 7, 2024

F-121

NextNRG Holding Corp. and Subsidiary

Consolidated Balance Sheets

	December 31, 2023	December 31, 2022

Assets

Current Assets
Cash and cash equivalents	$544,276	$1,457
Escrow deposit	250,000	-
Note receivable, related party, net of allowance	2,582,675	72,191
Total Current Assets	3,376,951	73,648

Vehicle – net	78,742	-

Total Assets	$3,455,693	$73,648

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Accounts payable and accrued expenses	$72,441	$3,916
Notes payable – related party	3,869,650	34,650
Total Current Liabilities	3,942,091	38,566

Total Liabilities	3,942,091	38,566

Commitments and Contingencies (Note 4)	-	-

Stockholders’ Equity (Deficit)
Common stock, par value $0.001: authorized 100,000 shares, 100,000 issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	100	100
Additional paid-in capital	77,521	2,962
Accumulated (deficit) earnings	(564,019)	32,020
Stockholders’ Equity (Deficit)	(486,398)	35,082

Total Stockholders’ Equity (Deficit)	(486,398)	35,082

Total Liabilities and Stockholders’ Equity (Deficit)	$3,455,693	$73,648

The accompanying notes are an integral part of these consolidated financial statements

F-122

NextNRG Holding Corp. and Subsidiary

Consolidated Statements of Operations

For the Years Ended

December 31, 2023 and 2022

	2023	2022

Revenues	$-	$-

Costs and expenses
General and administrative	89,506	10,000
Professional fees	397,665	1,808
Depreciation	9,992	-
Salaries and wages	209,106	-
Total operating expenses	706,269	11,808

Loss from operations	(706,269)	(11,808)

Other income (expense)
Interest income	234,085	1,556
Interest expense	(123,855)	(3,463)
Total other income (expense) – net	110,230	(1,907)

Net loss	$(596,039)	$(13,715)

Weighted Average Shares – Basic and Diluted	100,000	100,000
Earnings Per Share – Basic and Diluted	(5.96)	(0.14)

The accompanying notes are an integral part of these consolidated financial statements

F-123

NextNRG Holding Corp. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2023 and 2022

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Capital	Earnings	(Deficit)

Balance, December 31, 2021	100,000	$100	$1,230	$45,735	$47,065
Imputed Interest – Related Party	-	-	1,732	-	1,732
Net loss	-	-	-	(13,715)	(13,715)
Balance, December 31, 2022	100,000	$100	$2,962	$32,020	$35,082

	Common Stock		Additional Paid-in	Accumulated Earnings	Total Stockholders’ Equity
	Shares	Amount	Capital	(Deficit)	(Deficit)

Balance, December 31, 2022	100,000	$100	$2,962	$32,020	$35,082
Imputed Interest – Related Party	-	-	74,559	-	74,559
Net loss	-	-	-	(596,039)	(596,039)
Balance, December 31, 2023	100,000	$100	$77,521	$(564,019)	$(486,398)

The accompanying notes are an integral part of these consolidated financial statements

F-124

NextNRG Holding Corp. and Subsidiary

Consolidated Statements of Cash Flows

	For the Years December 31,
	2023	2022
Operating activities
Net loss	$(596,039)	$(13,715)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation expense	9,992	-
Accretion Income	(178,525)	-
Imputed Interest – Related Party	74,559	1,732
Changes in operating assets and liabilities
(Increase) in:
Note receivable – related party	(55,538)	(1,556)
Increase in:
Accounts payable and accrued expenses	68,525	2,632
Net cash used in operating activities	(677,026)	(10,907)

Investing activities
Cash Received from NR- The Farkas Group	73,579	-
Cash Paid to EzFill Holdings, Inc.	(2,350,000)	-
Escrow Deposit on Future Acquisition	(250,000)	-
Acquisition of vehicle	(88,734)	-
Net cash used in investing activities	(2,615,155)	-

Financing activities
Borrowings on debt - related party	3,835,000	-
Net cash provided by financing activities	3,835,000	-

Net increase (decrease) in cash	542,819	(10,907)

Cash and cash equivalents - beginning of year	1,457	12,364

Cash and cash equivalents - end of year	$544,276	$1,457

Supplemental disclosure of cash flow information
Cash paid for interest	$-	-
Cash paid for income taxes	$-	-

The accompanying notes are an integral part of these consolidated financial statements

F-125

NextNRG Holding Corp. and Subsidiary

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2023, and 2022

Note 1 – Business Organization, Nature of Operations and Name Change

Next Charging LLC (now NextNRG Holding Corp.) and its wholly-owned subsidiary Next NRG LLC was incorporated on April 20, 2016, under the laws of the State of Florida. Next Charging LLC is a forward-thinking technology company dedicated to revolutionizing the Green Energy industry.

On March 1, 2024, Next Charging LLC was reincorporated in Nevada as a C-Corporation and changed its name to NextNRG Holding Corp. (“NextNRG” or “the Company”).

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Principles of Consolidation

These consolidated financial statements have been prepared in accordance with U.S. GAAP and include the accounts of the Company and its wholly owned subsidiary. All intercompany transactions and balances have been eliminated.

Going Concern

There is substantial doubt about the Company to continue as a going concern. Reasons such as no revenues and multiple period net losses, and negative operating cash flows. The Company without additional sources of debt or equity capital would potentially need to cease operations. Management plans to raise additional capital within the next twelve months that is expected to sustain its operations for the next year. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case of equity financing. In addition, the Company expects to begin a marketing campaign to market and sell its services. There can be no assurance that such a plan will be successful.

The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. ASC 820 provides a framework for measuring fair value and requires disclosures regarding fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, based on the Company’s principal or, in absence of a principal, most advantageous market for the specific asset or liability.

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value.

F-126

NextNRG Holding Corp. and Subsidiary

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2023 and 2022

The three tiers are defined as follows:

●	Level 1 - Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;
●	Level 2 - Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and
●	Level 3 - Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

The determination of fair value and the assessment of a measurement’s placement within the hierarchy requires judgment. Level 3 valuations often involve a higher degree of judgment and complexity. Level 3 valuations may require the use of various cost, market, or income valuation methodologies applied to unobservable management estimates and assumptions. Management’s assumptions could vary depending on the asset or liability valued and the valuation method used. Such assumptions could include estimates of prices, earnings, costs, actions of market participants, market factors, or the weighting of various valuation methods. The Company may also engage external advisors to assist us in determining fair value, as appropriate. Although the Company believes that the recorded fair value of our financial instruments is appropriate, these fair values may not be indicative of net realizable value or reflective of future fair values.

The Company’s financial instruments, including cash, notes receivable – related party, accounts payable and accrued expenses, and accounts payable and notes payable – related party, are carried at historical cost. At December 31, 2023 and 2022, respectively, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments.

ASC 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (“fair value option”). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding financial instruments.

Cash and Cash Equivalents and Concentration of Credit Risk

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents.

At December 31, 2023 and 2022, respectively, the Company did not have any cash equivalents.

The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000.

At December 31, 2023 and 2022, respectively, the Company did not experience any losses on cash balances in excess of FDIC insured limits.

Restricted Cash (Escrow Deposit)

In 2023, the Company paid a deposit of $250,000 towards the purchase of Stat-EI Inc, a microgrid technology company. In 2024, the Company closed on the purchase of Stat-EI, Inc., which became a wholly owned subsidiary at that time. The Company paid $5,500,000.

F-127

NextNRG Holding Corp. and Subsidiary

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2023 and 2022

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could materially differ from those estimates, and those estimates may be material.

Business Segments

The Company uses the “management approach” to identify its reportable segments. The management approach requires companies to report segment financial information consistent with information used by management for making operating decisions and assessing performance as the basis for identifying the Company’s reportable segments. The Company has identified one single reportable operating segment. The Company manages its business on the basis of one operating and reportable segment.

Property and equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the assets.

Expenditures for repair and maintenance which do not materially extend the useful lives of property and equipment are charged to operations. When property or equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts with the resulting gain or loss reflected in operations.

Management reviews the carrying value of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

There were no impairment losses for the years ended December 31, 2023 and 2022, respectively.

At December 31, 2023, property and equipment consisted of one vehicle (acquired in 2023), which is being depreciated over an estimated useful life of five years as follows:

Vehicle	$88,734
Less: accumulated depreciation	9,992
Vehicle – net	$78,742

Depreciation expense for the years ended December 31, 2023 and 2022 was $9,992 and $0, respectively.

Notes Receivable and Interest Receivable – Related Party

Interest receivable is recorded at fair value on the date revenue is recognized. The Company provides allowances for doubtful accounts by specific customer identification. If market conditions decline, actual collections may not meet expectations and may result in decreased cash flow and increased bad debt expense. Once collection efforts by the Company and its collection agency are exhausted, the determination for charging off uncollectible receivables is made. The allowance for doubtful accounts as of December 31, 2023 and 2022 is $309,098 and $291,841, respectively.

F-128

NextNRG Holding Corp. and Subsidiary

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2023 and 2022

Income Taxes

The Company accounts for income tax using the asset and liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of December 31, 2023 and 2022, respectively, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

The Company recognizes interest and penalties related to uncertain income tax positions in other expense. No interest and penalties related to uncertain income tax positions were recorded for the years ended December 31, 2023 and 2022, respectively.

Effective January 1, 2022, the Company elected to be taxed as a C-Corporation. All activity prior to this date has been passed through to the members of the LLC.

Advertising, Marketing and Promotional Costs

Advertising, marketing, and promotional expenses are expensed as incurred and are included in selling, general and administrative expenses on the accompanying audited statement of operations. For the years ended December 31, 2023, and 2022, advertising, marketing, and promotion expenses were $1,050 and $10,000, respectively.

Research and Development

Research and development expenses are charged to operations as incurred. During the years ending December 31, 2023 and 2022, the Company incurred $0 and $0, respectively.

Basic and Diluted Earnings (Loss) per Share and Reverse Stock Split

Basic earnings per share is calculated using the two-class method and is computed by dividing net earnings available to common shareholders by the weighted average number of common shares outstanding and certain other shares committed to be, but not yet issued. Net earnings available to common shareholders represent net earnings to common shareholders reduced by the allocation of earnings to participating securities. Losses are not allocated to participating securities. Common shares outstanding and certain other shares committed to be, but not yet issued, include restricted stock and restricted stock units (“RSUs”) for which no future service is required.

Diluted earnings per share is calculated under both the two-class and treasury stock methods, and the more dilutive amount is reported. Diluted earnings per share is computed by taking the sum of net earnings available to common shareholders, dividends on preferred shares and dividends on dilutive mandatorily redeemable convertible preferred shares, divided by the weighted average number of common shares outstanding and certain other shares committed to be, but not yet issued, plus all dilutive common stock equivalents outstanding during the period (stock options, warrants, convertible preferred stock, and convertible debt).

F-129

NextNRG Holding Corp. and Subsidiary

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2023 and 2022

Preferred shares and unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and, therefore, are included in the earnings allocation in computing earnings per share under the two-class method of earnings per share.

Unvested shares of common stock are excluded from the denominator in computing net loss per share.

Restricted stock and RSUs granted as part of share-based compensation contain nonforfeitable rights to dividends and dividend equivalents, respectively, and therefore, prior to the requisite service being rendered for the right to retain the award, restricted stock and RSUs meet the definition of a participating security. RSUs granted under an executive compensation plan are not considered participating securities as the rights to dividend equivalents are forfeitable.

At December 31, 2023 and 2022, the Company had no common stock equivalents. As a result, basic and diluted loss per share amounts are the same.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

See Note 3 which related to a note receivable with the Company’s Chief Executive Officer.

See Note 5 for a discussion of related party debt.

Recent Accounting Standards

Changes to accounting principles are established by the FASB in the form of Accounting Standards Updates (“ASU’s”) to the FASB’s Codification. We consider the applicability and impact of all ASU’s on our financial position, results of operations, stockholders’ deficit, cash flows, or presentation thereof. Management has evaluated all recent accounting pronouncements issued through the date these financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective accounting pronouncements, when adopted, will have a material impact on the financial statements of the Company.

In March 2022, the Financial Accounting Standards Board (the “FASB”) issued ASU 2022-02, Financial Instruments – Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures (“ASU 2022-02”), which eliminates the accounting guidance on troubled debt restructurings (“TDRs”) for creditors in ASC 310, Receivables (Topic 310), and requires entities to provide disclosures about current period gross write-offs by year of origination. Also, ASU 2022-02 updates the requirements related to accounting for credit losses under ASC 326, Financial Instruments – Credit Losses (Topic 326), and adds enhanced disclosures for creditors with respect to loan refinancings and restructurings for borrowers experiencing financial difficulty.

This guidance was adopted on January 1, 2023. The adoption of ASU 2022-02 did not have a material impact on the Company’s financial statements.

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07 - Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This ASU improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is evaluating the impact this will have on the Company’s financial statements and disclosures.

F-130

NextNRG Holding Corp. and Subsidiary

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2023 and 2022

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”). ASU 2023-09 includes amendments that further enhance income tax disclosures, primarily through standardization and disaggregation of rate reconciliation categories and income taxes paid by jurisdiction. ASU 2023-09 is effective for annual periods beginning after December 15, 2024, on either a prospective or retrospective basis. Early adoption is permitted. The Company is evaluating the impact of ASU 2023-09 on its financial statements and related disclosures.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on our financial position, results of operations or cash flows.

Note 3 – Note Receivable - Related Party

The note receivables to the Farkas Group in amount of $73,579 at 3% interest rate for both 2023 and 2022 with total accrued interest was fully paid off in the 3rd quarter of 2023. The interest receivable amounts at December 31, 2023 and 2022 was $0 and $9,796, respectively. The interest income for 2023 was $895 and for 2022 was $1,556.

The Company loaned to EzFill Holding, Inc. (“EZFL”), a related party (our Chief Executive Officer and sole owner has an approximate 20% ownership interest in EZFL), a total of $2,585,000 with a maturity date equal to 2 months from the issuance date. The notes are automatically renewable for 2 month periods until repaid. The notes bear interest at 8% for the first nine (9) months outstanding, then increase to 18%. These advances are unsecured and considered short term. None of the advances are in default.

At December 31, 2023 and 2022, the Company reflected note receivable – related party of $2,582,675 and $72,191, respectively, as follows:

Notes Receivable consist of the following at December 31, 2023:

Note receivable	$2,770,700
Interest receivable	177,548
Less: accretion discount	56,475
Less: allowance for doubtful accounts	309,098
Notes receivable – net	$2,582,675

Notes Receivable consist of the following at December 31, 2022:

Note receivable	$248,095
Interest receivable	115,937
Less: allowance for doubtful accounts	291,841
Notes receivable – net	$72,191

At December 31, 2023 and 2022, the Company reflected related accrued interest receivable of $54,150 and $0, respectively.

For the years ended December 31, 2023 and 2022, the Company recorded interest income of $233,910 and $0, respectively.

Note 4 – Commitments and Contingencies

Litigation, Claims and Assessments

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position or results of operations. At December 31, 2023 and 2022, respectively, there were no such matters.

Note 5 – Notes Payable – Related Party

During the year ended December 31, 2023 and 2022, our Chief Executive Officer advanced $3,835,000 and $34,650, respectively for working capital. These notes are unsecured and due on demand.

The notes bear interest ranging from 4-5%, with an additional 5-6% of imputed interest (9%-11% in total).

At December 31, 2023 and 2022, the balance due was $3,869,650 and $34,650, respectively.

Imputed interest expense for the years ended December 31, 2023 and 2022 was $74,559 and $1,732, respectively.

Total interest expense for the years ended December 31, 2023 and 2022 was $123,855 and $3,463, respectively.

F-131

NextNRG Holding Corp. and Subsidiary

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2023 and 2022

Note 6 – Income Taxes

The Company’s tax expense differs from the “expected” tax expense for the period are approximately as follows:

	December 31, 2023	December 31, 2022
Federal income tax benefit - 21%	$(125,000)	$(3,000)
Non-deductible items	16,000	-
Subtotal	(109,000)	(3,000)
Change in valuation allowance	109,000	3,000
Income tax benefit	$-	$-

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2023 and 2022 are approximately as follows:

	December 31, 2023	December 31, 2022
Deferred Tax Assets
Net operating loss carryforwards	(112,000)	(3,000)
Total deferred tax assets	(112,000)	(3,000)
Less: valuation allowance	112,000	3,000
Net deferred tax asset recorded	$-	$-

For the years ended December 31, 2023 and 2022, the Company had net operating loss carryforwards of $533,000 and $12,000, respectively.

The Company reviews its filing positions for all open tax years in all U.S. Federal and State jurisdictions where the Company is required to file. The tax years subject to examination include the years 2020 and forward.

There are no uncertain tax positions that would require recognition in the financial statements. If the Company incurs an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as income taxes. The Company’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof as well as other factors.

Note 7– Stockholders’ Equity (Deficit)

As of December 31, 2023, the Company had the following capital structure:

-	Authorized shares of common stock – 100,000 shares
-	Common stock issued and outstanding – 100,000 shares (all held by the Company’s Chief Executive Officer)
-	Par value of $0.001

On March 1, 2024, in connection with the name change and redomiciling to Nevada as a C-Corporation, the Company amended its capital structure as follows:

-	Increased authorized shares of common stock to 1,000,000,000 shares having a par value of $0.00001/share. The common stock will now consist of 500,000,000 shares of Class A and 500,000,000 shares of Class B; and
-	Created a series of blank check preferred stock that authorizes for issuance 50,000,000 shares at a par value of $0.00001/share. The rights and preferences of the preferred stock will be determined by the Board of Directors.

Note 8 – Subsequent Events

In 2024, the Company purchased Stat-EI Inc, a microgrid technology company for $5.5 million in the form of cash and a 7% promissory note to the shareholders of Stat-EI Inc in the amount of $3,700,000. The note is due on May 24, 2024.

On March 1, 2024, Next Charging LLC was reincorporated in Nevada as a C-Corporation and changed its name to NextNRG Holding Corp. (“NextNRG” or “the Company”).

F-132

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On August 10, 2023, the Company, the members (the “Members”) of NextNRG Holding Corp. (formerly Next Charging, LLC) (“NextNRG” or “Next”) and Michael Farkas, an individual, as the representative of the members, entered into an Exchange Agreement (the “Exchange Agreement”), pursuant to which the Company agreed to acquire from the Members 100% of the membership interests of NextNRG (the “Membership Interests”) in exchange for up to 40,000,000 shares of common stock.

This agreement was amended on November 2, 2023, as follows:

-	14,000,000 shares of common stock will vest upon the closing of the acquisition of NextNRG,
-	14,000,000 shares of common stock will vest upon the acquisition of the first target (this occurred on January 19, 2024 upon the acquisition of Stat-EI, Inc.); and
-	12,000,000 shares of common stock will vest upon the Company commercially deploying the third solar, wireless electric vehicle charging, microgrid, and/or battery storage system.

On September 25, 2024, the Company and the Shareholders’ Representative entered into the second amendment to the Second Amended and Restated Exchange Agreement (“Second Amendment Agreement”) to change the number of the Company’s common stock shares to be issued to the NextNRG Shareholders by the Company in exchange for 100% of the shares of NextNRG to 100,000,000 shares of the Company’s common stock.

The Second Amendment Agreement also provides that in the event NextNRG completes the acquisition of STAT-EI, Inc. (“SEI” or “STAT”), prior to the closing, then 50,000,000 shares will vest on the closing date, and the remaining 50,000,000 shares will be subject to vesting or forfeiture (such shares subject to vesting or forfeiture, the “Restricted Shares”). As noted above, NextNRG completed the acquisition of SEI on January 19, 2024, and thus 50,000,000 will vest on the closing date, and 50,000,000 Restricted Shares will be subject to vesting or forfeiture. 25,000,000 of the 50,000,000 Restricted Shares will vest, if at all, upon the Company commercially deploying the third solar, wireless electric vehicle charging, microgrid, and/or battery storage system (such systems as more specifically defined under the Exchange Agreement) and 25,000,000 of the 50,000,000 Restricted Shares will vest, if at all, upon the Company either reaching annual revenues exceeding $100 million, the Company completing projects with deployment costs greater than $100 million, or the Company completing a capital raise greater than $25 million.

The Second Amendment Agreement also provides that prior to the closing, NextNRG may issue additional shares of NextNRG Stock to one or more additional persons and, in such event, such persons will execute a joinder to the Exchange Agreement and will become a party thereto. In addition, prior to the closing, subject to the approval of the Shareholders’ Representative, certain shareholders of NextNRG may transfer their shares of NextNRG Stock to persons who are currently shareholders of NextNRG or who would become new shareholders of NextNRG.

The Second Amendment Agreement also provides that the Company will undertake such actions as needed to obtain the approval of the stockholders of the Company for the adoption and approval of the Exchange Agreement, as amended, and the transactions contemplated thereby including the issuance of the Company’s common stock thereunder.

NextNRG is a renewable energy company formed by Michael D. Farkas. NextNRG has plans to develop and deploy wireless electric vehicle charging technology coupled with battery storage and solar energy solutions.

F-133

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Upon Closing, the board of directors of the Company will appoint Michael Farkas as Chief Executive Officer, Director and Executive Chairman of the Company. Mr. Farkas is the managing member and CEO of NextNRG. Mr. Farkas is also the beneficial owner of approximately 70% of the Company’s issued and outstanding common stock.

The Closing is subject to customary closing conditions, including (i) that the Company take the actions necessary to amend its certificate of incorporation to increase the number of authorized shares of Common Stock from 50,000,000 shares of Common Stock to 500,000,000 shares of Common Stock, (ii) the receipt of the requisite stockholder approval, (iii) the receipt of the requisite third-party consents and (iv) compliance with the rules and regulations of The Nasdaq Stock Market.

At the time of closing, there will be a change in control, in a transaction treated as a reverse acquisition. See Form 8-K filed on November 2, 2023 for additional information.

On March 1, 2024, Next Charging LLC reincorporated in the state of Nevada as a C-Corporation and changed its name to NextNRG Holding Corp.

See Form 8-K filed on November 2, 2023 and related amendments for additional information.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of EZFL and NextNRG adjusted to present the merger. Primarily due to a change in control, this transaction has been accounted for as a reverse acquisition. Effects of adjustments made are collectively referred to as the “transaction accounting adjustments.”

The transaction between EZFL and NextNRG is also considered a related party transaction. Prior to the transaction, Michael Farkas owned approximately 66.1% of EZFL and 100% of NextNRG.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023 give pro forma effect to the reverse acquisition as if it had occurred on January 1, 2024 and 2023, respectively.

The historical financial statements of EZFL included in this Pro Forma were filed by the Company on Form 10K (Year ended December 31, 2023 on April 1, 2024).

The unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statement of operations are collectively referred to as the “pro forma financial information.”

The pro forma financial information should be read in conjunction with the accompanying notes. In addition, the pro forma financial information is derived from and should be read in conjunction with the following historical consolidated financial statements and accompanying notes of the Company and NextNRG:

The pro forma financial information does not reflect adjustments for any other consummated or probable acquisitions by the Company since such transactions were not significant in accordance with Regulation S-X Rule 3-05, as amended by Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the Securities and Exchange Commission on May 20, 2020.

F-134

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The pro forma financial information has been prepared by the Company in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786, which is referred to herein as Article 11.

The Company and NextNRG prepare their respective financial statements in accordance with United States generally accepted accounting principles. The NextNRG Acquisition will be accounted for using the acquisition method of accounting, with NextNRG being treated as the accounting acquirer in a transaction classified as a reverse acquisition.

In identifying NextNRG as the acquiring entity for accounting purposes, EZFL and NextNRG took into account a number of factors, including the relative voting rights of all equity instruments in the combined company, in which NextNRG stockholders and EZFL stockholders are expected to own approximately 94% and 6%, respectively, of the common stock, the composition of senior management of the combined company and the corporate governance structure of the combined company. No single factor was the sole determinant in the overall conclusion that NextNRG is the acquirer for accounting purposes; rather all factors were considered in arriving at such conclusion.

The transaction accounting adjustments are preliminary, based upon available information as of the date of the Schedule 14A filing, and have been prepared solely for the purpose of this pro forma financial information. These adjustments are based on preliminary estimates and may be different from the adjustments that will be determined based on the finalization of acquisition accounting, and these differences could be material. The transaction accounting adjustments are based on preliminary estimates of the fair value of consideration related to the NextNRG Acquisition, including the fair values of assets acquired and liabilities assumed. Certain valuations and assessments related to the assets and liabilities acquired and consideration provided are in process and will not be completed until subsequent to the filing of the Form 8-K/A. The estimated fair values assigned in this unaudited pro forma financial information are preliminary and represent the Company’s current best estimates of fair value and are subject to revision.

The pro forma financial information is based on various adjustments and assumptions and is not necessarily indicative of what the Company’s consolidated statement of operations or consolidated balance sheet would have been had the NextNRG Acquisition been completed as of the dates indicated or will be for any future periods. The pro forma financial information does not purport to project the future financial position or operating results of the combined companies. The pro forma financial information does not include adjustments to reflect any potential revenue, synergies or dis-synergies, or cost savings that may be achieved in the future, or the associated costs that may be necessary to achieve such revenues, synergies or cost savings.

F-135

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Description of the Share Exchange Agreement and Valuation

The Company expects to issue up to a total of 100,000,000 shares of common stock as follows:

●	Issuance of 50,000,000 shares of common stock to Next’s members upon closing the reverse acquisition related to the Stat-EI, Inc. asset purchase which occurred prior to closing (see above),
●	Issuance of 25,000,000 shares of common stock to Next’s members upon the deployment of 3 solar, wireless electrical vehicle charging, microgrid and/or other battery storage system.
●	Issuance of 25,000,000 shares of common stock to Next’s members upon the Company either reaching annual revenues exceeding $100,000,000, the Company completing projects with deployment costs greater than $100,000,000, or the Company completing a capital raise greater than $25,000,000.

The remaining milestone issuances (50,000,000 shares of common stock) have not yet been met.

The Company, prior to issuing any shares as noted above, was required to first increase their authorized shares of common stock to be able to effectuate these transactions.

Effective June 14, 2024, the Company had filed a certificate of amendment to its Articles of Incorporation to increase its authorized shares of common stock from 50,000,000 to 500,000,000 shares of $0.0001 par value common stock.

The issuance of the first 50,000,000 shares of common stock upon the closing of the NextNRG merger are valued using the closing stock price on September 30, 2024 for purposes of this Pro Forma. The additional 50,000,000 shares are considered part of a contingent consideration arrangement and have also been valued using the closing stock price on September 30, 2024 for purposes of this Pro Forma. The valuation of these shares are subject to revision and adjustment. All 100,000,000 shares of common stock issued are expected to vest in full.

The Company has determined that the contingent consideration arrangement will meet the requirements for classification as an equity transaction upon the closing of the NextNRG merger. First, the Company has satisfied the criteria in ASC 815-40-15 and 815-40-25 for equity treatment. Second, since the transaction has occurred with a related party, the Company believes this is in substance a capital transaction.

F-136

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Anticipated Accounting Treatment

NextNRG (“accounting acquirer,” and the entity whose equity interests were acquired) merged with and into EZFL (“legal acquirer,” and the entity that issued securities for financial reporting purposes), a then operating public company, in a transaction accounted for as a reverse acquisition.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under GAAP. GAAP requires that business combinations are accounted for under the acquisition method of accounting, which requires all of the following steps:

(a)	identifying the acquirer;
(b)	determining the acquisition date;
(c)	recognizing and measuring the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; and
(d)	recognizing and measuring goodwill or a gain from a bargain purchase.

On the acquisition date (for purposes of the proforma was September 30, 2024), the identifiable assets acquired and liabilities assumed will be measured at fair value, with limited exceptions.

Both EZFL and NextNRG have common ownership, and this transaction is deemed to be with a related party. Prior to the transaction, Michael Farkas owned approximately 70% of EZFL and 67% of NextNRG. Since the reverse acquisition occurred with a related party, the Company did not recognize goodwill or any intangible assets, rather an adjustment to additional paid-in capital was recorded to reflect the nature of the transaction.

In reporting its weighted average shares outstanding and earnings (loss) per share data, all share and per share amounts have been retroactively restated to the earliest period presented.

Transaction costs associated with the reverse acquisition were $0.

The results of operations for the combined company will be reported prospectively after the acquisition date.

While pro forma adjustments related to EZFL’s assets and liabilities were based on estimates of fair value determined from preliminary information received from EZFL and initial discussions between NextNRG and EZFL management, due diligence efforts, and information available in the historical audited financial statements of EZFL and the related notes, the detailed valuation studies necessary to arrive at the required estimates of the fair value of the EZFL assets to be acquired and the liabilities to be assumed, as well as the identification of all adjustments necessary to conform NextNRG and EZFL accounting policies, remain subject to completion.

NextNRG intends to complete the valuations and other studies upon completion of the transaction and will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the closing date of the transaction. The assets and liabilities of EZFL have been measured based on various preliminary estimates using assumptions that NextNRG believes are reasonable, based on information that is currently available.

Differences between these preliminary estimates and the final acquisition accounting may occur, and those differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial statements constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Caution Regarding Forward-Looking Statements” and “Risk Factors” included elsewhere in this proxy statement.

F-137

	September 30, 2024 Legal Acquirer Historical EzFill Holdings, Inc.	September 30, 2024 Accounting Acquirer Historical NextNRG Holding Corp	Transaction Accounting Adjustments		Notes	September 30, 2024 Pro Forma Combined

Assets

Current Assets
Cash	$828,185	$83,373		$-		$911,558
Marketable securities - related party	-	14,103,491		-		14,103,491
Accounts receivable - net	1,554,534	-		-		1,554,534
Notes and accrued interest receivable - related parties - net	-	15,407		-		-
Inventory	102,685	-		-		102,685
Due from related party	17,150	-		-		17,150
Prepaids and other	192,474	50,000		-		242,474
Total Current Assets	2,695,028	14,252,271		-		16,947,299

Property and equipment - net	2,524,868	69,054		-		2,593,922

Intangible assets - net	-	5,164,999		-		5,164,999

Operating lease - right-of-use asset	121,438	-		-		121,438

Operating lease - right-of-use asset - related party	230,606	-		-		230,606

Deposits	49,063	-		-		49,063

Total Assets	$5,621,003	$19,486,324		$-		$25,107,327

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Accounts payable and accrued expenses	$881,827	$197,170		$-		$1,078,997
Accounts payable and accrued expenses - related parties	-	1,000,416		-		1,000,416
Notes payable - net	212,716	5,729,442		-		5,942,158
Notes payable - related party	-	10,648,000		-		10,648,000
Operating lease liability	135,984	-		-		135,984
Operating lease liability - related party	76,742	-				76,742
Dividends payable (common stock) - related parties	84,834					84,834
Total Current Liabilities	1,392,103	17,575,028		-		18,967,131

Long Term Liabilities
Notes payable - net	512,618	-		-		512,618
Operating lease liability - related party	157,917	-		-		157,917
Total Long Term Liabilities	670,535	-		-		670,535

Total Liabilities	2,062,638	17,575,028		-		19,637,666

Stockholders’ Equity
Preferred stock - $0.0001 par value 5,000,000 shares authorized, none issued and outstanding	-	-		-		-
Convertible Preferred stock - Series A, $0.0001 par value; 513,000 shares designated 363,000 shares issued and outstanding	36					36
Convertible Preferred stock - Series B, $0.0001 par value; 150,000 shares designated 140,000 shares issued and outstanding	14					14
Common stock - $0.0001 par value, 500,000,000 shares authorized 6,208,073 shares issued and outstanding	621	250		5,000	1	10,621
				5,000	2
				(250)	3
Additional paid-in capital	62,298,941	1,410,303		150,395,000	1	4,958,247
				(150,400,000)	1
				150,395,000	2
				(150,400,000)	2
				250	3
				(58,741,247)	4

Retained Earnings (Accumulated deficit)	(58,741,247)	500,743		58,741,247	4	500,743
Total Stockholders’ Equity	3,558,365	1,911,296		-		5,469,661

Total Liabilities and Stockholders’ Equity	$5,621,003	$19,486,324	$			$25,107,327

1 - reflects the issuance of 50,000,000 shares of common stock, having a fair value of $150,400,000 ($3.008/share), based upon the quoted closing trading price on the acquisition date.

The Company acquired net assets of $1,911,296.

2 - reflects the issuance of 50,000,000 shares of common stock as contingent consideration, having a fair value of $150,400,000 ($3.008/share), based upon the quoted closing trading price on the acquisition date.

3 - reflects the elimination of the accounting acquirers common stock in connection with the reverse acquisition.

4 - reflects the elimination of the legal acquirers historical accumulated deficit as of the acquisition date.

F-138

	September 30, 2024 Legal Acquirer Historical EzFill Holdings, Inc.	September 30, 2024 Accounting Acquirer Historical NextNRG Holding Corp	Transaction Accounting Adjustments	Notes	September 30, 2024 Pro Forma Combined

Sales - net	$20,977,860	$-	$-		$20,977,860

Costs and expenses
Cost of sales	19,361,923	-	-		19,361,923
General and administrative expenses	5,245,052	2,982,070	-		8,227,122
Depreciation and amortization	810,451	-	-		810,451
Total Costs and Expenses	25,417,426	2,982,070	-		28,399,496

Income (loss) from operations	(4,439,566)	(2,982,070)	-		(7,421,636)

Other income (expense)
Other income	184,500	-	-		184,500
Interest income - related parties	-	3,926,530	(3,926,530)	1	-

Interest expense (including amortization of debt discount)	(8,163,375)	(2,782,742)	3,926,530	1	(4,993,982)
			-
			2,025,605	2
Impairment of fixed assets	(13,422)	-	-		(13,422)
Investment income - related party	-	2,025,605	(2,025,605)	2	-
Loss on debt extinguishment - related party	(907,500)
Unrealized gain on marketable securities - related party	-	877,437	-		877,437
Total other income (expense) - net	(8,899,797)	4,046,830	-		(3,945,467)

Net loss	$(13,339,363)	$1,064,760	$-		$(11,367,103)

Preferred stock dividend - payable on Series A convertible preferred stock - to be issued in common stock	(55,486)	-	-		(55,486)
Preferred stock dividend - payable on Series B convertible preferred stock - to be issued in common stock	(29,348)	-	-		(29,348)

Net loss available to common stockholders - basic and diluted	$(13,424,197)	$1,064,760	$-		$(11,451,937)

Loss per share - basic and diluted	$(5.02)	$0.04			$(0.11)

Weighted average number of shares - basic and diluted	2,675,067	25,000,000		3	102,675,067

1 - represents interest income earned by Next on the portion of the original issue discount note that has matured (accretion income). On the books of EzFill, this represents amounts taken for amortization of debt discount.

Additionally, represents interest income earned by Next on the outstanding notes receivable (periodic advances sent to EZFL). On the books of EzFill, this represents interest expense due on outstanding notes payable (periodic advances received from Next).

2 - represents investment income earned by Next on receipt of fully earned securities of EZFL in connection with advances made to EZFL (part of notes and accrued interest receivable).

On the books of EzFill, this represents additional interest expense.

3 - reflects the issuance of 100,000,000 shares of common stock as of the beginning of the period in connection with the reverse acquisition and change in control transaction.

F-139

	December 31, 2023 Legal Acquirer Historical EzFill Holdings, Inc.	December 31, 2023 Accounting Acquirer Historical NextNRG Holding Corp	Transaction Accounting Adjustments	Notes	December 31, 2023 Pro Forma Combined

Sales - net	$23,216,423	$-	$-		$23,216,423

Costs and expenses
Cost of sales	21,845,574	-	-		21,845,574
General and administrative expenses	9,087,223	696,277	-		9,783,500
Depreciation and amortization	1,108,186	9,992	-		1,118,178
Total Costs and Expenses	32,040,983	706,269	-		32,747,252

Loss from operations	(8,824,560)	(706,269)	-		(9,530,829)
			-		-
Other income (expense)
Interest income	34,327	234,085	(71,882)	2	196,530
Other income	64,800	-	-		64,800
Interest expense	(1,719,296)	(123,855)	71,882	2	(1,771,269)
Loss on sale of marketable debt securities	(27,160)	-	-		(27,160)
Total other income (expense) - net	(1,647,329)	110,230	-		(1,537,099)

Net loss	$(10,471,889)	$(596,039)	$-		$(11,067,928)

Loss per share - basic and diluted	$(6.98)	$(5.96)			$(0.11)

Weighted average number of shares - basic and diluted	1,501,215	100,000		1	101,501,215

1 - reflects the issuance of 40,000,000 shares of common stock as of the beginning of the period in connection with the reverse acquisition.

2 - represents interest income earned by Next on the outstanding notes receivable (periodic advances sent to EZFL). On the books of EzFill, this represents interest expense due on outstanding notes payable (periodic advances received from Next).

F-140

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This Management’s Discussion and Analysis of Financial Condition and Results of Operations is based on the financial statements of NextNRG for the Nine Months Ended September 30, 2024 and 2023, respectively, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). You should read the following discussion and analysis in conjunction with NextNRG financial statements including the notes thereto

This discussion contains forward-looking statements that involve risks, uncertainties, and assumptions. NextNRG actual results may differ materially from those anticipated in these forward-looking statements as a result of a variety of certain factors, including those set forth under “Risks Related to Viewpoint’s Business and Industry” below.

F-141

Results of Operations for the Nine Months Ended September 30, 2024 and 2023

	September 30, 2024	September 30, 2023	$ Change	Notes

Revenues	$-	$-	$-	1

General and administrative expenses	2,982,070	465,385	2,516,685	2

Operating loss	(2,982,070)	(465,385)	(2,516,685)

Other income (expense)
Interest income	3,926,530	137,797	3,788,733	3
Interest expense	(2,782,742)	(38,420)	(2,744,322)	4
Investment income - related party	2,025,605	-	2,025,605	5
Unrealized gain on marketable securities - related party	877,437	-	877,437	6
Total other income (expense)	4,046,830	99,377	3,947,453

Net income (loss)	$1,064,760	$(366,008)	$1,430,768	7

1 - The Company has not yet begun revenue generating activities.

2 - The increase in G&A related to professional fees and other general costs related to the day to day operations

3 - The Company earned interest income from entities where our Chief Executive Officer is also a material control person and debt lender in both EzFill Holdings, Inc. and Balance Labs, Inc. The income comes from various notes and accrued interest receivable.

4 - The Company recorded interest expense on outstanding advances from our Chief Executive Officer as well as amortization of debt discount on third party debt.

5 - The Company reflected investment income on marketable securities it received from EZFL in connection with notes receivable due. These shares are marked to market each reporting period.

6 - The Company reflected a loss on marketable securities it received from EZFL in connection with notes receivable due. These shares are marked to market each reporting period.

7 - The net income (loss) and its components were determined based on all activities discussed in 1, 2, 3, 4, 5 and 6 noted above.

F-142

NextNRG has experienced net losses and negative cash flows from operations since its inception.  At September 30, 2024, NextNRG had:

Cash and cash equivalents of $83,373

Net income of $1,064,760

Net cash used in operations of ($1,210,331); and

Retained earnings of $500,743,

Stockholders’ equity of $1,911,296,

Working capital deficit of $3,322,757,

NextNRG is dependent upon its Founder and Chief Executive Officer for working capital as other outside sources are not currently available. Without adequate funding, NextNRG may not be able to meet its obligations as they come due. The management of NextNRG believes these conditions raise substantial doubt about its ability to continue as a going concern. NextNRG is focused on developing its proprietary technology and effecting a merger with an operating business. The Company will need to continue to raise additional debt and/or equity based capital to sustain its future plans.

F-143

	September 30, 2024	September 30, 2023	$ Change	Notes

Net cash provided by (used in) operating activities	$(1,210,331)	$(382,880)	$(827,451)	1, 2
Net cash used in investing activities	$(6,584,706)	$(1,463,734)	$(5,120,972)	3
Net cash provided by financing activities	$7,334,133	$2,900,000	$4,434,133	4

1 - net cash used in operations for the nine months ended September 30, 2024 was $1,210,331 and consisted of the following:

- net income of $1,064,763, plus adjustments to reconcile the net loss to net cash used in operations of:

- amortization of debt discount - $1,473,660,

- amortization of intangible assets - $335,001,

- depreciation expense - $14,394,

- recognition of stock based compensation - $1,332,188,

- imputed interest - related party - $742,

- default investment income - related party - ($3,266,816),

- acquisition of marketable securities - related party - ($2,025,602),

- unrealized gain on marketable securities - related party - ($877,440),

- accrued interest receivable - related party - ($336,365),

- accounts payable and accrued expenses - $124,723, and

- accounts payable and accrued expenses - related party - $1,000,422.

- deposit - ($50,000).

2 - net cash used in operations for the nine months ended September 30, 2023 was ($382,880) and consisted of the following:

- net loss of ($366,008), plus adjustments to reconcile the net loss to net cash used in operations of:

- depreciation expense - $5,555,

- original issue discount accretion - ($118,689)

- interest receivable - related party - $23,333

- loan from note receivable - related party - $56,093

- accounts payable and accrued expenses - $18,444

3 - net cash used in investing activities for the nine months ended September 30, 2024 was $6,584,706 related to

- Advances made through a related party note receivable of $1,550,000 to EzFill Holdings, Inc. for working capital,

- Acquisition of non-marketable securities - related party - ($1,400,000)

- Advances - related party - ($3,630,000)

Net cash used in investing activities for the Nine months ended September 30, 2023 was $89,503 related to Advances made through a related party of $769 for working capital, and the purchase of equipment totaling $88,734.

4 - net cash provided by financing activities for the nine months ended September 30, 2024 was $7,334,133 related to the following:

- proceeds from notes payable of $5,000,000,

- repayments on notes payable of $4,444,218

- proceeds from notes payable with our Chief Executive Officer of $6,778,350,

- proceeds of $1 from the issuance of 1 share of Series X preferred stock to our Chief Executive Officer.

Net cash provided by financing activities for the nine months ended September 30, 2023 was $2,900,000 related to advances from the Chief Executive Officer.

F-144

5,000,000 Shares of Common Stock

EzFill Holdings, Inc.

PRELIMINARY PROSPECTUS

ThinkEquity

   , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, payable by the Company in connection with the registration and sale of the common stock being registered other than estimated fees and commissions in connection with our public offering. All amounts are estimates except the SEC registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee.

Amount
SEC registration fee	$2,507
FINRA filing fee	3,249
Accounting fees and expenses	50,000
Legal fees and expenses	298,000
Accountable expenses	147,500
Non-accountable expenses	150,000
Transfer agent fees and expenses	2,500
Printing and mailing expenses	2,500
Miscellaneous fees and expenses	18,744
Total expenses	$675,000

ITEM 14. Indemnification of Directors and Officers.

The Company’s amended and restated certificate of incorporation eliminates the personal liability of directors to the fullest extent permitted by the Delaware General Corporation Law and, together with the Company’s bylaws, provides that the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it may be amended or supplemented, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. Recent Sales of Unregistered Securities.

The Company has sold a total of 690,402 shares of its common stock within the past three years which were not registered under the Securities Act. All of the sales were made pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act.

Commitment Fee Shares Issued with Promissory Notes

On June 24, 2024, the Company and NextNRG Holding Corp. (“NextNRG”) entered into a promissory note (the “June 24 Note”) for the sum of $165,000 to be used for the Company’s working capital needs. The Company also issued 20,800 shares of its common stock to NextNRG as commitment fee shares for the June 24 Note.

On July 5, 2024, the Company and NextNRG entered into a promissory note (the “July 5 Note”) for the sum of $165,000 to be used for the Company’s working capital needs. The Company also issued 20,800 shares of its common stock to NextNRG as commitment fee shares for the July 5 Note.

II-1

On July 10, 2024, the Company and NextNRG entered into a promissory note (the “July 10 Note”) for the sum of $165,000 to be used for the Company’s working capital needs. The Company also issued 20,800 shares of its common stock to NextNRG as commitment fee shares for the July 10 Note.

On July 22, 2024, the Company issued a promissory note (the “July 22 Note”) to NextNRG for the sum of $165,000 to be used for the Company’s working capital needs. The Company also issued 20,800 shares of its common stock to NextNRG as commitment fee shares for the July 22 Note.

On August 6, 2024, the Company and NextNRG entered into a promissory note (the “August 6 Note”) for the sum of $165,000 to be used for the Company’s working capital needs. The Company also issued 53,500 shares of its common stock to NextNRG as commitment fee shares for the August 6 Note.

On August 14, 2024, the Company and NextNRG entered into a promissory note (the “August 14 Note”) for the sum of $165,000 to be used for the Company’s working capital needs. The Company also issued 53,500 shares of its common stock to NextNRG as commitment fee shares for the August 14 Note.

Stock Issued Pursuant to Stock Purchase Agreement

On August 16, 2024, the Company entered into a Stock Purchase Agreement (the “SPA”) with NextNRG pursuant to which the Company issued, 140,000 shares of Series B Convertible Preferred Stock of the Company (“Series B Preferred Stock”) for a purchase price of $10.00 per Share, and a resulting total purchase price of $1,400,000.

Stock Issued Pursuant to Exchange Agreements

On August 16, 2024, the Company entered into an Exchange Agreement (the “Next Exchange Agreement”) by and between the Company and NextNRG. Pursuant to the terms and conditions of the Next Exchange Agreement, certain promissory notes of the Company issued to NextNRG (as set forth in the Next Exchange Agreement) were exchanged and converted into 3,525,341 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”).

On August 16, 2024, the Company entered into an Exchange Agreement (the “AJB Exchange Agreement”) by and between the Company and AJB Capital Investments LLC, a Delaware limited liability company (“AJB”). Pursuant to the terms and conditions of the AJB Exchange Agreement, certain promissory notes of the Company issued to AJB (as set forth in the AJB Exchange Agreement) were exchanged and converted into 363,000 shares of Series A Preferred Stock of the Company (“Series A Preferred Stock”).

Issuance of Convertible Notes

Promissory Note dated December 2, 2024

On December 2, 2024, the Company and NextNRG entered into a promissory note (the “December 2 Note”) for the sum of $715,000 to be used for the Company’s working capital needs. The December 2 Note has an original issue discount (“OID”) equal to $65,000. The unpaid principal balance of the December 2 Note has a fixed rate of interest of 8% per annum. Unless the December 2 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 2 Note, along with accrued interest, will be due and payable in full on December 2, 2025. If the Company defaults on the December 2 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 2 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 2 Note. The Company and NextNRG have agreed that the total cumulative number of common stock issued to NextNRG under the December 2 Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to Next in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of this December 2 Note must be repaid in cash at the request of NextNRG. The December 2 Note contains a protection for NextNRG in the event the Company effectuates a split of its common stock. In the event of a stock split, if the December 2 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 2 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

II-2

Promissory Note dated December 3, 2024

On December 3, 2024, the Company and NextNRG entered into a promissory note (the “December 3 Note”) for the sum of $275,000 to be used for the Company’s working capital needs. The December 3 Note has an original issue discount (“OID”) equal to $25,000. The unpaid principal balance of the December 3 Note has a fixed rate of interest of 8% per annum. Unless the December 3 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 3 Note, along with accrued interest, will be due and payable in full on December 3, 2025. If the Company defaults on the December 3 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 3 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 3 Note. The Company and Next have agreed that the total cumulative number of common stock issued to Next under this Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to Next in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of this December 3 Note must be repaid in cash at the request of Next. The December 3 Note contains a protection for Next in the event the Company effectuates a split of its common stock. In the event of a stock split, if the December 3 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 3 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

Promissory Note dated December 17, 2024

On December 17, 2024, the Company and NextNRG entered into a promissory note (the “December 17 Note”) for the sum of $580,000 to be used for the Company’s working capital needs. The unpaid principal balance of the December 17 Note has a fixed rate of interest of 8% per annum. Unless the December 17 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 17 Note, along with accrued interest, will be due and payable in full on December 17, 2025. As part of the promissory note, the parties acknowledged that $379,755.39 of the Loan was sent directly to a third party as a down payment for the purchase of equipment. If the Company defaults on the December 17 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 17 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 17 Note. The Company and NextNRG have agreed that the total cumulative number of common stock issued to Next under this Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to Next in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of this December 17 Note must be repaid in cash at the request of Next. The December 17 Note contains a protection for NextNRG in the event the Company effectuates a split of its common stock. In the event of a stock split, if the December 17 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 17 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

Promissory Note, dated as of December 26, 2024

On December 26, 2024, the Company and Gad International Ltd. (the “Lender”) entered into a promissory note (the “Gad Note”) for the sum of $2,500,000 (the “Loan”) to be used for the Company’s working capital needs, including without limitation the purchase of equipment. Unless the Gad Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the Gad Note, along with accrued interest, will be due and payable in full on February 23, 2025. Further, the Company agreed among other things to pay the Lender a commitment fee of $400,000 in consideration of the Loan, and an optional extension fee of $200,000 for any month or part thereof in which the Company requests an additional 30-day extension to the Loan, upon the Lender’s written consent. If any amount payable under the Loan is not paid when due, whether at stated maturity, by acceleration, or otherwise, such overdue amount will bear interest at a rate of twenty-one percent (21%). Additionally, the Company agreed to execute an irrevocable transfer instruction with its transfer agent to issue $5,000,000 worth of shares of Company common stock to the Lender if the Gad Note is not repaid on or before February 23, 2025. However, pursuant to an amendment to the Gad Note, dated January 15, 2025, between the Company and the Lender, no shares of the Company can be issued without the Company first receiving shareholder approval. The Company has commenced the process of obtaining shareholder approval and once the shareholder approval process is completed and the Company is authorized to issue the shares, the Company will issue the shares. The Company shall take no action to impair, hinder or impede either the approval process or the issuance of the shares in the event they become owed to Lender. Such shares of common stock will be valued based on the Nasdaq official closing price for the Company’s common stock as of date of the issuance of the Gad Note.

Promissory Note, dated as of December 30, 2024

On December 30, 2024, the Company and NextNRG entered into a promissory note (the “December 30 Note”) for the sum of $330,000 to be used for the Company’s working capital needs, including without limitation the purchase of equipment. The unpaid principal balance of the December 30 Note has a fixed rate of interest of 8% per annum. Unless the December 30 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the December 30 Note, along with accrued interest, will be due and payable in full on December 30, 2025. If the Company defaults on the December 30 Note, the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due. Upon default, NextNRG will have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the December 30 Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price shall equal the greater of the average VWAP over the five (5) Trading Day period prior to the conversion date; or $0.70 (the “Floor Price”). Notwithstanding the foregoing, the conversion price shall not exceed the closing price of the Company’s Common Stock on the Nasdaq Capital Market on the date of the December 30 Note. The Company and NextNRG have agreed that the total cumulative number of common stock issued to Next under the December 30 Note, together with all other transaction documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following shareholder approval. If the Company is unable to obtain shareholder approval to issue common stock to NextNRG in excess of the Nasdaq 19.99% Cap, then any remaining outstanding balance of the December 30 Note must be repaid in cash at the request of NextNRG. The December 30 Note contains a protection for NextNRG in the event the Company effectuates a split of its common stock. In the event of a stock split, if the December 30 Note is issued and outstanding and has not been converted, then the number of shares and the price for any conversion under the December 30 Note will be adjusted by the same ratios or multipliers of, any such subdivision, split, reverse split.

Promissory Note, dated as of January 15, 2025

On January 15, 2025, the Company and Alcourt LLC (the “Alcourt”) entered into a promissory note (the “Alcourt Note”) for the sum of $1,000,000 to be used for the Company’s working capital needs, including without limitation the purchase of equipment. The Alcourt Note was issued with an original issue discount of $50,000. The unpaid principal balance of the Alcourt Note has a fixed rate of interest of 15% per annum. Unless the Alcourt Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the Alcourt Note, along with accrued interest, will be due and payable in full on April 15, 2025 (“Maturity Date”). If the Alcourt Note is not repaid by the Maturity Date, for any reason whatsoever, the Company will issue shares of the Company’s common stock with a then current value of $500,000 to Alcourt (the “Extension Fee”). The shares will be valued based on the greater of: (i) the closing price of the Company’s common stock on the Maturity Date; or (ii) $1.00 per share; if the Company’s common stock is trading below $1.00 per share, Alcourt can elect to receive the Extension Fee of $500,000 in cash. The Company agreed to execute an irrevocable transfer instruction with its transfer agent to issue $500,000 worth of shares of Company common stock to Alcourt if the Alcourt Note is not repaid on or before April 15, 2025. Upon payment of the Extension Fee, the Maturity Date shall be extended until July 15, 2025. Additionally, if Alcourt Note is paid at any time after the initial Maturity Date, the Company shall pay a $50,000 termination fee together with the repayment of the principal, accrued unpaid interest, and any other charges due to Alcourt. No shares of the Company shall be issued without the Company first receiving shareholder approval. The Company has commenced the process of obtaining shareholder approval as soon as reasonably practicable after execution of the Alcourt Note.

Issuance of Common Stock Shares Pursuant to Asset Purchase Agreement with Yoshi

On the Closing Date, 201,613 shares of the Company’s common stock were issued as part of the Purchase Price.

Issuance of Common Stock Shares

On December 23, 2024, the Company issued 126,000 shares of its common stock to a consultant of the Company for consideration of business development services.

On December 23, 2024, the Company issued 16,287 shares of its common stock to another consultant of the Company for consideration of business development services.

All of the foregoing issuances were made pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act.

ITEM 16. Exhibits and Financial Statement Schedules.

(a) The exhibits listed under the caption “Exhibit Index” following the signature page are filed herewith or incorporated by reference herein.

(b) Financial Statement Schedules

No financial statement schedules are provided because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

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ITEM 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit Number	Description
1.1	Form of Underwriting Agreement by and between EZFill Holdings Inc. and ThinkEquity LLC (previously filed)
3.1	Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
3.2	Bylaws of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K originally filed with the Securities and Exchange Commission on September 16, 2021.
3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K originally filed with the Securities and Exchange Commission on June 18, 2024.
3.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation. (incorporated by reference to Exhibit 3.1 on Form 8-K filed July 25, 2024).
3.6	Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock of the Company, as filed on August 16, 2024, with the Department of State, Division of Corporations, of the State of Delaware. (incorporated by reference to Exhibit 10.4 on Form 8-K filed August 20, 2024).
3.7	Certificate of Designations of Preferences and Rights of Series B Convertible Preferred Stock of the Company, as filed on August 16, 2024 with the Department of State, Division of Corporations, of the State of Delaware. (incorporated by reference to Exhibit 10.5 on Form 8-K filed August 20, 2024).
3.8	Certificate of Amendment to Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock of the Company, as filed on August 16, 2024, with the Department of State, Division of Corporations, of the State of Delaware. (incorporated by reference to Exhibit 10.6 on Form 8-K filed August 20, 2024).
3.9	Certificate of Amendment to Certificate of Designations of Preferences and Rights of Series B Convertible Preferred Stock of the Company, as filed on August 16, 2024, with the Department of State, Division of Corporations, of the State of Delaware. (incorporated by reference to Exhibit 10.7 on Form 8-K filed August 20, 2024).
4.1	Form of Representatives Warrant, incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
5.1*	Opinion of Anthony, Linder & Cacomanolis, PLLC.
10.1	Asset Purchase Agreement between Neighborhood Fuel, Inc. and Neighborhood Fuel Holdings, LLC, dated as of February 19, 2020, incorporated by reference to Exhibit 10.1 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
10.2	Asset Sale and Purchase Agreement between EzFill Fl, LLC and EzFill Holdings, Inc., dated as of April 9, 2019, incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
10.3	Promissory Note, dated November 24, 2020, incorporated by reference to Exhibit 10.8 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.

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10.4	Promissory Note, dated June 25, 2021 issued to LH MA 2 LLC, incorporated by reference to Exhibit 10.11 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
10.5	Promissory Note dated June 25, 2021 issued to the Farkas Group, Inc., incorporated by reference to Exhibit 10.12 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
10.6	Promissory Note dated July 26, 2021 issued to LH MA 2 LLC, incorporated by reference to Exhibit 10.13 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
10.7	Promissory Note dated July 26, 2021 issued to the Farkas Group, Inc., incorporated by reference to Exhibit 10.14 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
10.8	Promissory Note dated August 18, 2021 issued to the Farkas Group, Inc., incorporated by reference to Exhibit 10.15 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
10.9	Promissory Note dated August 19, 2021 issued to Hutton Capital Management, incorporated by reference to Exhibit 10.16 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
10.10	Securities-Based Line of Credit, Promissory Note, Security, Pledge and Guaranty Agreement, incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2021.
10.11	Employment Agreement between EzFill Holdings, Inc. and Richard Dery. Incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
10.12	Stock Incentive Plan incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
10.13	Technology License Agreement between Fuel Butler, LLC and EzFill Holdings, Inc. incorporated by reference to Exhibit 10.10 of the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on June 28, 2021.
10.14	Securities-Based Line of Credit, Promissory Note, Security Pledge and Guaranty Agreement incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2021.
10.15	Separation Agreement and Release incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2022.
10.16	Non Independent Board Member Letter Agreement incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2022.
10.17	Asset Purchase and Fuel Supply Agreement dated March 2, 2022 incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2022.
10.18	EZFill Holdings, Inc. 2022 Equity Incentive Plan (incorporated by reference to 8-K filed June 7, 2022)
10.19	Material Services Agreement between South Florida Motorsports, LLC and EzFill Holdings, Inc. (incorporated by reference to 8-K filed January 25, 2023)
10.20	Consulting Agreement by and between EzFill Holdings, Inc. and Lunar Project LLC dated January 27, 2023 (incorporated by reference to 8-K filed January 27, 2023)
10.21	Form of Non-Qualified Stock Option Agreement (incorporated by reference to 8-K filed January 27, 2023)
10.22	Consulting Agreement between Mountain Views Strategy Ltd. And EzFill Holdings, Inc. (incorporated by reference to 8-K filed February 16, 2023)
10.23	Promissory Note between Farkas Group, Inc. and EzFill Holdings, Inc. (incorporated by reference to 8-K filed April 10, 2023)
10.24	Promissory Note in the principal amount of $1,500,000 dated April 19, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed April 21, 2023)
10.25	Securities Purchase Agreement, between EzFill Holdings, Inc. and AJB Capital Investments, LLC, dated April 19, 2023 (incorporated by reference to 8-K filed April 21, 2023)

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10.26	Security Agreement between EzFill Holdings Inc., and AJB Capital Investments, LLC dated April 19, 2023 (incorporated by reference to 8-K filed April 21, 2023)
10.27	Employment Agreement between Avishai Vaknin and EzFill Holdings, Inc. (incorporated by reference to 8-K filed April 25, 2023)
10.28	Services Agreement between Telx Computers Inc. and EzFill Holdings, Inc. (incorporated by reference to 8-K filed April 25, 2023)
10.29	Employment Agreement between Yehuda Levy and EzFill Holdings, Inc. (incorporated by reference to 8-K filed April 25, 2023)
10.30	Amended and Restated Promissory Note dated May 17, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed May 18, 2023)
10.31	Amendment to the Securities Purchase Agreement dated May 17, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed May 18, 2023)
10.32	Amendment to Consulting Services Agreement dated May 15, 2023 between EzFill Holdings, Inc. and Mountain Views Strategy Ltd. (incorporated by reference to 8-K filed May 18, 2023)
10.33	Loan Agreement between Stripe, Inc. and EzFill Holdings, Inc. dated June 14, 2023 (incorporated by reference to 8-K filed June 20, 2023)
10.34	Promissory Note between EzFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed July 11, 2023)
10.35	Promissory Note between EzFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed August 3, 2023)
10.36	Amendment to the Securities Purchase Agreement dated August 3, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed August 4, 2023)
10.37	Promissory Note between EzFill Holdings, Inc. and NextNRG dated August 23, 2023 (incorporated by reference to 8-K filed August 24, 2023)
10.38	Promissory Note between EzFill Holdings, Inc. and NextNRG dated August 30, 2023 (incorporated by reference to 8-K filed September 6, 2023)
10.39	Promissory Note between EzFill Holdings, Inc. and NextNRG dated September 6, 2023 (incorporated by reference to 8-K filed September 7, 2023)
10.40	Promissory Note between EzFill Holdings, Inc. and NextNRG dated September 13, 2023 (incorporated by reference to 8-K filed September 15, 2023)
10.41	Amendment to the Securities Purchase Agreement dated September 18, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed September 21, 2023)
10.42	Securities Purchase Agreement effective October 25, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed November 3, 2023)
10.43	Promissory Note dated November 3, 2023 between EzFill Holdings, Inc. and NextNRG LLC (incorporated by reference to 8-K filed November 3, 2023)
10.44+	Securities Purchase Agreement dated October 13, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed October 18, 2023)
10.45+	Promissory Note dated October 13, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed October 18, 2023)
10.46	Second Amendment to the Security Agreement dated October 13, 2023 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed October 18, 2023)
10.47	Amended and Restated Exchange Agreement dated November 2, 2023 by and among EzFill Holdings, Inc., all members of NextNRG and Michael Farkas, an individual, as the representative of the members of NextNRG (incorporated by reference to 8-K filed November 8, 2023)
10.48	2023 Equity Incentive Plan (incorporated by reference to 8-K filed June 6, 2023)
10.49	Promissory Note, dated December 4, 2023 (incorporated by reference to 8-K filed December 6, 2023)
10.50	Promissory Note, dated December 13, 2023 (incorporated by reference to 8-K filed December 14, 2023)
10.51	Promissory Note, dated December 18, 2023 (incorporated by reference to 8-K filed December 18, 2023)
10.52	Promissory Note, dated December 20, 2023 (incorporated by reference to 8-K filed December 22, 2023)
10.53	Promissory Note, dated December 27, 2023 (incorporated by reference to 8-K filed December 27, 2023)
10.54	Promissory Note, dated January 5, 2024 (incorporated by reference to 8-K filed January 8, 2024)
10.55	Global Amendment 1 dated January 11, 2024 between EzFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed January 17, 2024)
10.56	Global Amendment 2 dated January 11, 2024 between EzFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed January 17, 2024)
10.57	Promissory Note dated January 16, 2024 between EzFill Holdings, Inc. and NextNRG. (incorporated by reference to 8-K filed January 17, 2024)
10.58	Global Amendment dated January 17, 2024 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed January 17, 2024)
10.59	Promissory Note, dated January 25, 2024, between EZFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed January 31, 2024)
10.60	Promissory Note, dated February 7, 2024, between EZFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed February 12, 2024)
10.61	Global Amendment dated February 19, 2024 between EzFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed February 23, 2024)
10.62	Global Amendment dated February 19, 2024 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed February 23, 2024)
10.63	Promissory Note, dated February 20, 2024, between EZFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed February 23, 2024)
10.64	Promissory Note, dated February 28, 2024, between EZFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed March 6, 2024)
10.65	Promissory Note, dated March 8, 2024, between EZFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed March 14, 2024)
10.66	Promissory Note, dated March 15, 2024, between EZFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed March 18, 2024)
10.67	Promissory Note, dated March 26, 2024, between EZFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed March 28, 2024)
10.68	Promissory Note, dated April 2, 2024, between EZFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed April 9, 2024
10.69	Promissory Note, dated April 8, 2024, between EZFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed April 10, 2024)
10.70	Promissory Note, dated April 22, 2024, between EZFill Holdings, Inc. and NextNRG (incorporated by reference to 8-K filed April 26, 2024)
10.71	Global Amendment dated May 9, 2024 between EzFill Holdings, Inc. and AJB Capital Investments, LLC (incorporated by reference to 8-K filed May 15, 2024)
10.72	Promissory Note dated May 15, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp.(incorporated by reference to 8-K filed May 21, 2024)
10.73	Promissory Note dated May 20, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp.(incorporated by reference to 8-K filed May 21, 2024)
10.74	Letter agreement between EzFill Holdings, Inc. and NextNRG Holding Corp. (incorporated by reference to 8-K filed May 29, 2024)
10.75	Promissory Note dated May 28, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp.(incorporated by reference to 8-K filed June 3, 2024)
10.76	Promissory Note dated June 10, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp.(incorporated by reference to 8-K filed June 14, 2024)
10.77	Second Amended and Restated Exchange Agreement (incorporated by reference to 8-K filed June 14, 2024)
10.78	Promissory Note dated June 24, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp. (incorporated by reference to Exhibit 10.1 on Form 8-K filed June 28, 2024).
10.79	Promissory Note dated July 5, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp. (incorporated by reference to Exhibit 10.1 on Form 8-K filed July 10, 2024).
10.80	Promissory Note dated July 10, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp. (incorporated by reference to Exhibit 10.1 on Form 8-K filed July 15, 2024).
10.81	First Amendment dated July 22, 2024 to the Second Amended and Restated Exchange Agreement dated June 11, 2024 by and among EzFill Holdings, Inc. and Michael Farkas, an individual, as the representative of the shareholders of NextNRG Holding Corp. (incorporated by reference to Exhibit 10.1 on Form 8-K filed July 25, 2024).
10.82	Promissory Note dated July 22, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp. (incorporated by reference to Exhibit 10.2 on Form 8-K filed July 25, 2024).
10.83	Promissory Note dated August 6, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp. (incorporated by reference to Exhibit 10.1 on Form 8-K filed August 12, 2024).
10.84	Promissory Note dated August 14, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp. (incorporated by reference to Exhibit 10.1 on Form 8-K filed August 15, 2024).
10.85	Stock Purchase Agreement, by and between the Company and Next, dated as of August 16, 2024. (incorporated by reference to Exhibit 10.1 on Form 8-K filed August 20, 2024).
10.86	Exchange Agreement, by and between the Company and Next, dated as of August 16, 2024. (incorporated by reference to Exhibit 10.2 on Form 8-K filed August 20, 2024).
10.87	Exchange Agreement, by and between the Company and AJB, dated as of August 16, 2024. (incorporated by reference to Exhibit 10.3 on Form 8-K filed August 20, 2024).
10.88	Second Amendment dated September 25, 2024 to the Second Amended and Restated Exchange Agreement dated June 11, 2024, as amended July 10, 2024, by and among EzFill Holdings, Inc. and Michael Farkas, an individual, as the representative of the shareholders of NextNRG Holding Corp. (incorporated by reference to Exhibit 10.1 on Form 8-K filed September 27, 2024).
10.89	Asset Purchase Agreement, dated November 18, 2024, by and between EzFill Holdings, Inc. and Yoshi, Inc. (previously filed)
10.90	Promissory Note dated December 2, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp. (incorporated by reference to Exhibit 10.1 on Form 8-K filed December 5, 2024).
10.91	Promissory Note dated December 3, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp. (incorporated by reference to Exhibit 10.2 on Form 8-K filed December 5, 2024).
10.92	Letter of Understanding, dated as of December 12, 2024, by and between Shell Retail and Convenience Operations LLC d/b/a Shell TapUp and d/b/a/ Instafuel and EzFill Holdings, Inc. (incorporated by reference to Exhibit 10.1 on Form 8-K filed December 18, 2024).
10.93	Promissory Note dated December 17, 2024 between EzFill Holdings, Inc. and NextNRG Holding Corp. (incorporated by reference to Exhibit 10.1 on Form 8-K filed December 18, 2024).
10.94	Mobile Fueling Vendor Agreement, dated as of December 14, 2024, by and between Amazon Logistics, Inc. and EzFill Holdings, Inc. (incorporated by reference to Exhibit 10.1 on Form 8-K filed December 19, 2024).
10.95	Promissory Note, dated as of December 26, 2024, by and between EzFill Holdings, Inc. and Gad International Ltd. (incorporated by reference to Exhibit 10.1 on Form 8-K filed January 2, 2025).
10.96	Promissory Note, dated as of December 30, 2024, by and between EzFill Holdings, Inc. and NextNRG Holding Corp. (incorporated by reference to Exhibit 10.2 on Form 8-K filed January 2, 2025).
10.97	Purchase and Sale Agreement, License for Entry, and Bill of Sale, dated as of December 27, 2024, by and between Shell Retail and Convenience Operations LLC d/b/a Shell TapUp and d/b/a/ Instafuel and EzFill Holdings, Inc. (incorporated by reference to Exhibit 10.1 on Form 8-K filed January 3, 2025).
10.98	Amendment to Promissory Note, dated January 15, 2025, between EzFill Holdings, Inc. and Gad International Ltd. (incorporated by reference to Exhibit 10.2 on Form 8-K filed January 21, 2025).
10.99	Promissory Note, dated January 15, 2025 between EzFill Holdings, Inc. and Alcourt LLC (incorporated by reference to Exhibit 10.1 on Form 8-K filed January 21, 2025).
21.1	List of Subsidiaries incorporated by reference to Exhibit 21 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (333-256691), as amended, originally filed with the Securities and Exchange Commission on August 20, 2021.
23.1*	Consent of Anthony, Linder & Cacomanolis, PLLC (included as part of Exhibit 5.1)
23.2*	Consent of M&K CPAS PLLC
23.3*	Consent of M&K CPAS PLLC
24.1	Power of Attorney (previously included on signature page)
99.1	Consent of Director Nominee Michael D. Farkas (previously filed)
107	Filing Fee Table (previously filed)

+ Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the Securities and Exchange Commission, certain portions of this exhibit have been omitted because it is both not material and the type of information that the Company treats as private or confidential.

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, State of Florida, on January 22, 2025

EzFILL HOLDINGS, INC.

By:	/s/ Yehuda Levy
Yehuda Levy
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

/s/ Yehuda Levy	Chief Executive Officer and Director	January 22, 2025
Yehuda Levy	(Principal Executive Officer)

/s/ *	Chief Financial Officer	January 22, 2025
Michael Handelman	(Principal Financial and Accounting Officer)

/s/ *
Bennett Kurtz	Director	January 22, 2025

/s/ *
Jack Leibler	Director	January 22, 2025

/s/ *
Sean Oppen	Director	January 22, 2025

/s/ *
Daniel Arbour	Director	January 22, 2025

* By:	/s/ Yehuda Levy
Yehuda Levy
Attorney-In-Fact

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